As filed with the Securities and Exchange Commission on September 29, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

——————

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

——————

UNITED HERITAGE CORPORATION

(Name of Small Business Issuer in Its Charter)

Utah	1311	87-0372826
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

405 North Marienfeld, Suite 200
Midland, Texas 79701
Telephone: (432) 686-2618/Facsimile: (432) 686-2644
(Address and Telephone Number
of Principal Executive Offices)

C. Scott Wilson
Chief Executive Officer
President
405 North Marienfeld, Suite 200
Midland, Texas 79701
Telephone: (432) 686-2618/Facsimile: (432) 686-2644

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Mary Ann Sapone, Esq. Richardson & Patel LLP 10900 Wilshire Boulevard, Suite 500 Los Angeles, California 90024 Telephone: (310) 208-1182 Facsimile: (310) 208-1154		Seth Markowitz, Esq. Markowitz & Roshco, LLP 530 Fifth Avenue, 23rd Floor New York, New York 10036 Telephone: (212) 869-6000 Facsimile: (212) 944-7630

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock	22,206,689	(1)	$0.8885	$19,730,6434	$2,111.18
Warrants for common stock	2,686,850	(2)	$2.70	$7,254,495	$776.23
Common stock underlying warrants	2,686,850	(2)	$2.70	$7,254,495	$776.23
Series A Preferred Stock	176,000	(1)	$88.85	$15,637,600	$1,673.22
Common stock underlying Series A Preferred Stock	17,600,000	(1)	$0.8885	$15,637,600	$1,673.22
Series B-1 Preferred Stock	40,000	(1)	$88.85	$3,554,000	$380.28
Common stock underlying Series B-1 Preferred Stock	4,000,000	(1)	$0.8885	$3,554,000	$380.28
Warrants to purchase shares of Series B-2 Preferred Stock	60,000	(1)	$88.85	$5,331,000	$570.42
Common stock underlying warrants to purchase Series B-2 Preferred Stock	6,000,000	(1)	$0.8885	$5,331,000	$570.42
Warrants to purchase common stock	17,597,590		$0.8885	$15,635,458	$1,672.99
TOTAL	73,053,979			$98,920,291	$10,584.47

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(1)

Calculated as of September 28, 2006 pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2)

Calculated as of September 28, 2006 pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information included herein is not complete and may be changed. A registration statement relating to these securities, of which this document is a part, has been filed with the U.S. Securities and Exchange Commission. These securities may not be issued prior to the time the registration statement becomes effective. This Information Statement/ prospectus is not an offer to sell these securities nor a solicitation of any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

September        , 2006

To the shareholders of United Heritage Corporation and Lothian Oil Inc.:

Enclosed please find an Information Statement/prospectus providing information to you regarding certain corporate actions taken by the Boards of Directors and holders of a majority of the voting stock of United Heritage Corporation (“United”) and Lothian Oil Inc. (“Lothian”)  These actions included the following:

•

approval and adoption of the Merger Agreement and Plan of Reorganization dated as of February 22, 2006, as amended on April 11, 2006 and September 21, 2006, between United and Lothian,

•

approval and adoption of the Merger Agreement and Plan of Reorganization dated as of April 11, 2006 for the purpose of reincorporating United in the State of Delaware,

•

approval of a one for two reverse split of United’s common stock if the Board of Directors determines that such an action is necessary; and

•

approval of the Lothian Oil Inc. (formerly United Heritage Corporation) 2006 Equity Incentive Plan.

We have also included in this Information Statement/prospectus a discussion pertaining to the creation of Series A and Series B Preferred Stock by United, which did not need the approval of United’s shareholders.

The written consent of the shareholders holding a majority of the votes necessary to approve the actions taken assures that these actions will occur without your vote. Your vote is not required to approve any of these actions, and the enclosed Information Statement/prospectus is not a request for your vote or a proxy statement. This Information Statement/prospectus is being provided only to inform you of the actions that have been taken.

As consideration for the merger of United and Lothian (the “Merger”),

•

each holder of United common stock on April 26, 2006, with the exception of Lothian, will receive one warrant to purchase one share of United common stock at an exercise price of $3.00 per share for each share of common stock the shareholder owned on that date,(1)

•

the warrants to be issued to the holders of United common stock will provide for early termination on 30 days written notice if the market price of United’s common stock closes above $4.50 per share for ten consecutive trading days,

•

the shareholders of Lothian will receive .80 of a share of United common stock, Series A Preferred Stock or Series B-1 Preferred Stock for each share of Lothian common stock, Series A Preferred Stock or Series B-1 Preferred Stock held (1 share of United capital stock for each 1.25 shares of Lothian capital stock)(2); and

•

United will assume all outstanding warrants, whether or not exercisable and whether or not vested, and all options issued from the Lothian Oil Inc. Stock Incentive Plan.

United’s common stock trades on the Nasdaq Capital Market under the symbol “UHCP”. On September 28, 2006, the closing sale price of United’s common stock was $2.65 Lothian is a private company.

You are urged to read this entire Information Statement/prospectus carefully, particularly the Risk Factors, which begin at page 4.

Very truly yours,

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson, Chief Executive Officer

LOTHIAN OIL CORPORATION

By:	/s/ Bruce Ransom
Bruce Ransom, Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Information Statement/prospectus is dated                , 2006 and was first mailed to shareholders on                       2006

——————

(1)

The exercise price and number of shares obtainable upon exercise of each warrant shall be adjusted to reflect the effect of the one for two reverse stock split discussed in Item 3 of this Information Statement/prospectus, if the reverse stock split is implemented.

(2)

The exchange ratio of Lothian common stock for United common stock will be adjusted to reflect the effect of the one for two reverse stock split discussed in Item 3 of this Information Statement/prospectus, if the reverse stock split is implemented.

TABLE OF CONTENTS

Summary Information About the Merger	1
Risk Factors	4
Cautionary Statement Concerning Forward-Looking Statements	6
We are Not Asking You For A Proxy and You Are Requested Not to Send Us a Proxy	6
Note Regarding Reverse Split	7
Information about the Voting Rights of United’s Shareholders, the Voting Rights of Lothian’s Shareholders and the Consenting Shareholder	7
Interests of Named Experts and Counsel	8
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	8
Item 1: Merger Between United and Lothian.	9
Brief Description of Business Conducted	9
Brief Description of the Merger Agreement	9
Termination of Merger Agreement	10
Merger Consideration	10
Management	13
Transactions with Management and Others	16
Effective Date/Name Change	16
United’s Reasons for Entering into the Merger	17
Lothian’s Reasons for Entering into the Merger	18
Vote Required for Approval of the Merger	18
Differences in the Rights of Shareholders as a Result of the Merger	19
Dissenters’ or Appraisal Rights	19
Accounting Treatment	20
Federal Income Tax Consequences of the Merger	20
Federal Securities Laws Consequences	21
Reports/Opinions/Appraisers	21
Material Contracts between United and Lothian	23
Description of Business – United Heritage Corporation	25
Market Information	33
Management’s Discussion and Analysis or Plan of Operation – United	34
Results of Operations	38
Liquidity and Capital Resources	42
Financial Statements of United Heritage Corporation	F-1
Description of Business – Lothian Oil Inc.	43
Management’s Discussion and Analysis or Plan of Operation – Lothian	48
Financial Statements of Lothian Oil Inc.	F-1-1
Unaudited Pro Forma Consolidated Financial Statements	F-1-46
Item 2: Reincorporation in the State of Delaware	55
Item 3. Authorization to Effect a Reverse Split of United’s Common Stock	60
Item 4 Approval of the Lothian Oil Inc. (formerly United Heritage Corporation 2006 Equity Incentive Plan	63
Selling Shareholders	65
Plan of Distribution	67
Annexes
Annex 1 – Resolutions passed by the shareholders of United Heritage Corporation
Annex 2 – Resolutions passed by the shareholders of Lothian Oil Inc.
Annex 3 – Articles of Merger (United Heritage Corporation)
Annex 4 – Certificate of Merger (Lothian Oil Inc.)
Annex 5 – Text of Delaware Corporation Law
Annex 6 – Opinions of Howard Frazier Barker Elliott Inc.
Annex 7 – Reincorporation Merger Agreement
Annex 8 – Reverse Split Amendment
Annex 9 – Lothian Oil Inc. (formerly United Heritage Corporation) 2006 Equity Incentive Plan

SUMMARY INFORMATION ABOUT THE MERGER

The following summary highlights selected information from this Information Statement/prospectus and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this Information Statement/prospectus, its attachments and the documents referred to or incorporated by reference into this Information Statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Transaction (page 12)

The transaction discussed in this Information Statement/prospectus is the merger of Lothian Oil Inc. into United Heritage Corporation and is referred to throughout as the “Merger”. The Merger Agreement and Plan of Reorganization dated February 22, 2006, as amended on April 11, 2006 and September 21, 2006, is referred to as the “Merger Agreement”.

The Parties to the Transaction

The parties to the Merger are:

United Heritage Corporation (referred to in this Information Statement/prospectus as “United”)
405 N. Marienfeld, Suite 200
Midland, Texas 79701
Telephone:  (432) 686-2618

and

Lothian Oil Inc. (referred to in this Information Statement/prospectus as “Lothian”)
500 5th Avenue, Suite 2600
New York, NY  10110
Telephone:  (212) 391-0055

Brief Description of Business Conducted (page 9)

United is an independent producer of natural gas and crude oil formerly based in Cleburne, Texas but now based in Midland, Texas. United operates its business through its wholly owned subsidiaries, UHC Petroleum Corporation, UHC Petroleum Services Corporation, and UHC New Mexico Corporation. UHC Petroleum Corporation and UHC New Mexico Corporation produce from properties United leases in Texas and New Mexico.

Lothian is an oil and gas exploration and development company founded in 2004. Lothian finds and exploits oil and gas properties that have unrecognized value. Headquartered in New York, Lothian has offices in Midland, Texas and Artesia, New Mexico and is developing and operating oil and gas properties in Texas, New Mexico and Louisiana.

Brief Description of the Merger (page 9)

The purpose of the Merger is to combine United’s business with that of Lothian. On the Effective Date, as defined below, the combined businesses will operate through United.

The following discussion regarding the terms of the Merger Agreement is subject to, and qualified in its entirety by, the detailed provisions of the Merger Agreement and any exhibits thereto.

Pursuant to the Merger Agreement, outstanding shares of Lothian’s common stock, Series A Preferred Stock and Series B-1 Preferred Stock will be exchanged for shares of United’s common stock, Series A Preferred Stock and Series B-1 Preferred Stock, respectively. No fractional shares will be issued to the shareholders of Lothian. Each of the existing holders of United’s common stock on April 26, 2006 (with the exception of Lothian) will receive a warrant to purchase one share of United’s common stock at an exercise price of $3.00 per share for each share of United’s common stock owned. After the Merger, United’s shareholders will own approximately 10.89% of the issued and outstanding shares of United’s common stock and Lothian’s shareholders will own approximately 89.11% of the issued and outstanding shares of United’s common stock. After the Merger, the holders of Lothian’s Series A and Series B-1 Preferred Stock will own 100% of United’s Series A and Series B-1 Preferred Stock.

United will also assume all outstanding warrants, whether or not exercisable and whether or not vested, and all options issued from the Lothian Oil Inc. Stock Incentive Plan. The shares to be issued upon exercise of these warrants and options will be adjusted in accordance with the terms of the Merger Agreement.

Lothian currently owns 3,760,000 shares, or approximately 58%, of United’s common stock and warrants for the purchase of 2,906,666 shares of United’s common stock. With the exception of 2,666,666 shares of common stock that are held as collateral by Walter G. Mize, formerly United’s Chairman of the Board of Directors, Chief Executive Officer, President and largest shareholder, as security for payment of a loan (which shares will be canceled upon payment of the loan), the shares of common stock and the warrants owned by Lothian will become treasury stock and will thereafter be cancelled upon the closing of the Merger.

Merger Consideration (page 10)

Pursuant to the Merger Agreement,

•

holders of Lothian common stock will receive .80 of a share of United common stock (1 share of United common stock for each 1.25 shares of Lothian common stock) for each share of Lothian common stock;

•

holders of Lothian Series A Preferred Stock will receive .80 of a share of United Series A Preferred Stock for each share of Lothian Series A Preferred Stock;

•

holders of Lothian Series B-1 Preferred Stock will receive .80 of a share of United Series B-1 Preferred Stock for each share of Lothian Series B-1 Preferred Stock;

•

the warrants to be issued to the holders of United common stock will provide for early termination on 30 days written notice if the market price of United’s common stock closes above $4.50 per share for ten consecutive trading days;

•

United will assume all outstanding warrants, whether or not exercisable and whether or not vested, and all options issued from the Lothian Oil Inc. Stock Incentive Plan;

•

after the Merger, the shareholders of Lothian will own approximately 89.11% of the issued and outstanding shares of United’s common stock and 100% of the issued and outstanding shares of United’s Series A and Series B-1 Preferred Stock;

•

in connection with the Merger, each of the existing holders of United’s common stock on the Record Date (as hereinafter defined), with the exception of Lothian, will receive a warrant to purchase one share of United common stock for each share of United common stock owned;

•

as a result of the Merger, all United common stock owned by Lothian (with the exception of certain shares currently held as security by Walter G. Mize as agent for the Selling Shareholders, as more fully described in the section below titled “Past Contracts, Transactions or Negotiations”) and all warrants to purchase United common stock owned by Lothian will be cancelled; and

•

as a result of the Merger, Lothian will cease to exist.

Management (page 13)

Following the Merger, Mr. C. Scott Wilson will resign from United’s Board of Directors and as United’s Chief Executive Officer and President but will continue with United as its Chief Financial Officer. Mr. Wilson will be replaced on the Board of Directors by Mr. Danny Masters. Following the Merger, Mr. Bruce Ransom and Mr. Kenneth Levy will be named as United’s Chief Executive Officer and President, respectively. The remaining officers and directors of United will remain the same.

Effective Date/Name Change (page 16)

The Merger will be effective on the date that United files Articles of Merger with the Utah Secretary of State and Lothian files a Certificate of Merger with the Delaware Secretary of State. When United’s Articles of Merger are filed with the Utah Secretary of State, its name will change to Lothian Oil Inc.

United’s Reasons for Entering into the Merger (page 17)

United’s directors took into consideration a number of factors in determining whether to enter into the Merger, including its current cash position, its prospects, and other alternatives to providing value to its shareholders.

Lothian’s Reasons for Entering into the Merger (page 18)

Lothian’s directors took into consideration a number of factors in determining whether to enter into the Merger, including its prospects if it was to remain an independent company and its ability to obtain financing and to raise additional capital from new investors for the continued growth of its business.

Vote Required for Approval of the Merger (page 18)

With the exception of the Lothian Series B-1 Preferred Stock, which was required to approve the Merger by a vote of at least 60% of the shares outstanding, the shareholders of United and Lothian were required to approve the Merger by a majority of the shares entitled to vote. A detailed discussion of the vote is included in the section of this Information Statement/prospectus titled, “Information About the Voting Rights of United’s Shareholders, the Voting Rights of Lothian’s Shareholders and the Consenting Shareholders” at page 7 of this Information Statement/prospectus.

Differences in the Rights of Shareholders as a Result of the Merger (page 19)

Holders of United’s common stock will be subordinate to the holders of United’s Series A and Series B Preferred Stock in the distribution of dividends (other than dividends payable in common stock) and liquidation. If the Series A or the Series B Preferred Stock is converted to common stock, holders of United’s common stock will suffer substantial dilution. Furthermore, holders of United’s Series A and Series B Preferred Stock will be entitled to vote on an “as converted” basis, which will substantially dilute the voting power of the holders of United’s common stock.

Dissenters’ or Appraisal Rights (page 19)

Because United has more than 2,000 shareholders, dissenters’ rights will not be available to holders of United’s common stock under section 16-10a-1302 of the Utah Revised Business Corporation Act. Lothian’s shareholders will be entitled to appraisal rights under section 262 of the Delaware General Corporation Law.

Accounting Treatment (page 20)

As a result of Lothian’s 58% ownership interest in United, for accounting purposes, Lothian is deemed to be the parent and accounting acquirer of United. Subsequent to the Merger, for accounting purposes, Lothian will be deemed to be the successor corporation and its historical financial information will become United’s historical financial information.

Federal Income Tax Consequences of the Merger (page 20)

The Merger is intended to qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code.

Reports/Opinions/Appraisers (page 21)

A fairness opinion relating to the Merger has been received from Howard Frazier Barker Elliott Inc.

Termination of Merger Agreement (page 10)

Certain events may result in the termination of the Merger Agreement, including the exercise of appraisal rights by more than 5% of Lothian’s common shareholders or United’s failure to effect the Merger by April 30, 2007.

RISK FACTORS

You should be aware of and consider the following risks and uncertainties that are applicable to the acquisition of Lothian and to United’s business, in addition to the other information contained in or incorporated by reference into this document, including the matters addressed in this Information Statement/prospectus under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 6.

Risks Related to the Acquisition of Lothian.

Lothian has a very short operating history.

Lothian was incorporated in Delaware on September 22, 2004 and began its oil and gas operations on April 29, 2005. Because Lothian has such a short operating history, you will have no basis upon which to accurately judge its business and operations.

Lothian has incurred losses since its inception and losses will likely continue, even after the Merger.

Lothian’s net loss for the year ended March 31, 2006 and for the three months ended June 30, 2006 was $8,832,666 and $2,037,546, respectively. Even after the Merger, the combined businesses may not be able to operate profitably.

The holders of Lothian’s preferred stock have a put right.

Lothian has covenanted to the holders of its preferred stock that it would be a reporting company and that its common stock would be publicly traded by November 30, 2006. If Lothian’s common stock is not publicly traded by November 30, 2006, the holders of its Series A and Series B Preferred Stock would have, for a period of 12 months beginning on December 15, 2006 and ending on December 14, 2007, the option to put their shares to Lothian for an amount in cash equal to 125% of the purchase price of the securities, which was $100 per share. Furthermore, if Lothian’s failure to fulfill the covenants continued to December 14, 2007, then on the first day of January of each successive year that the failure continued, the put price would be multiplied by a factor of 1.25. Lothian has sold, as of the date United filed the registration statement of which this Information Statement/
prospectus is a part, 270,000 shares of its Series A and Series B-1 Preferred Stock for total proceeds of $27,000,000.

If Lothian’s common stock is not publicly traded by November 30, 2006, the holders of the Series A and Series B Preferred Stock will have the right to put their shares to Lothian for the period beginning on December 15, 2006 and ending on December 14, 2007, at a price of $125 per share, for a total of $33,750,000. The holders of the Series A and Series B Preferred Stock are not under any obligation to waive their put right or extend the date by which Lothian’s common stock must be publicly traded beyond November 30, 2006.

Following the Merger, United may not have the financial capacity to develop its properties.

Following the Merger United plans to continue to redevelop its oil and gas properties, however, the costs associated with such redevelopment, including engineering studies, equipment purchases or leasing and personnel costs, are significant. In order to undertake this development, it is likely that, after the Merger, United will need additional sources of capital. There is no guarantee that sources of capital will be available to United on acceptable terms or at all. If United cannot redevelop its oil and gas properties as it plans, it may never become profitable, even after the Merger.

Even if United’s oil and gas properties are developed after the Merger, it may not be profitable.

Even if United were able to fully develop its oil and gas properties after the Merger, there is no guarantee that it would achieve profitability. Its reserves may prove to be lower than expected, production levels may be lower than expected, the costs to exploit the oil and gas may be higher than expected, new regulations may adversely impact its ability to exploit these resources and the market price for crude oil and natural gas may be lower than current prices. Furthermore, even after the Merger, United may not be able to compete successfully with larger and better financed oil and gas companies.

Any of these factors could prevent United from attaining profitability after the Merger.

Once United is merged with Lothian, it may have difficulty managing future growth and the related demands on its resources. If United does not manage its growth effectively its business and results of operations could be adversely affected.

The Merger may place a significant strain on United’s financial, technical, operational and administrative resources. In order to develop its properties, United will likely be required to purchase or lease additional equipment and to hire additional personnel as well as to make significant outlays of capital. If United does not plan adequately, if gas and oil prices decrease or if United cannot obtain sufficient capital to expand its operations after the Merger, United may end up with too much or not enough equipment and personnel or cash flow timing problems. United may not be successful in achieving or managing growth and any such failure could have a material adverse effect on its business and the results of its operations.

United may fail to realize the anticipated benefits of this acquisition.

Difficulties may arise in the integration of the business and operations of Lothian with United and, as a result, United may not be able to achieve the revenue and income enhancements that it expects to result from this acquisition.

Because Lothian’s shareholders will receive a fixed number of shares of United’s common stock in the Merger, rather than a fixed value, if the market price of United’s common stock declines, Lothian shareholders will receive consideration in the Merger of lesser value and if the market price of United’s common stock increases, United will pay consideration in the Merger of greater value.

The aggregate number of shares of common stock of United to be issued to Lothian shareholders is fixed. Accordingly, the aggregate number of shares that Lothian shareholders will receive in the Merger will not change, even if the market price of United’s common stock changes. In recent years, the stock market has experienced extreme price and volume fluctuations. These market fluctuations may adversely affect the market price of United’s common stock. The market price of United’s common stock upon and after the consummation of the Merger could be lower than the market price on the date of the Merger Agreement or the current market price, which would decrease the value of the consideration to be received by Lothian’s shareholders in the Merger.

Alternatively, the market price of United’s common stock after the consummation of the Merger could be higher than the market price on the date of the Merger Agreement or the current market price. Increases in the market price of United’s common stock would increase the value of the consideration payable by United in the Merger.

The Merger may fail to qualify as a reorganization for U.S. federal income tax purposes, resulting in recognition of taxable gain or loss by Lothian shareholders in respect of their Lothian stock.

United and Lothian intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. However, neither United nor Lothian intends to ask the Internal Revenue Service, or IRS, to provide a ruling on the matter and neither United nor Lothian will, as a condition to closing, obtain a legal opinion from tax counsel that the Merger will constitute a reorganization for U.S. federal income tax purposes. If the Merger fails to qualify as a reorganization, each Lothian shareholder could be treated as exchanging his Lothian common stock in a fully taxable transaction for United common stock. In addition, the Merger would be treated as a sale of all of the assets of Lothian to United, with a corporate level tax liability owed by United for the period in which the Merger occurs. Such a tax liability may be significant and could have a material adverse effect on the financial position of the combined company.

The pro forma financial statements presented for illustrative  purposes may not be an indication of the combined company’s financial condition or results of operations following the Merger.

The pro forma financial statements contained in this Information Statement/prospectus are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Merger. The pro forma financial statements have been derived from the financial statements of United and Lothian and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Merger. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all of the costs that are expected to be incurred by the combined company in connection with the Merger. As a result, the actual financial condition and results of operations of the combined company following the Merger may not be consistent with, or evident from, the pro forma financial statements included in this Information Statement/prospectus.

Failure to complete the Merger could adversely affect United’s stock price.

The Merger is subject to the satisfaction of various closing conditions and neither United nor Lothian can guarantee that the Merger will be successfully completed. In the event that the Merger is not consummated, United and Lothian will still be required to pay costs related to the Merger, such as legal, accounting and advisory fees. If the Merger is not consummated, the market price of United’s common stock could decline.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated into it by reference contain forward-looking statements. These forward-looking statements include information about the financial condition, results of operations and businesses of United and Lothian. This document also includes forward-looking statements about the consummation and anticipated timing for completion of the Merger, the exchange ratio and the tax-free nature of the Merger. Words such as “believes,” “expects,” “anticipates,” “estimates,” “plans,” “projects,” “predicts,” “intends,” “should” and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results and shareholder value following completion of the Merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine future results and shareholder value include, but are not limited to, the following:

•

United may be unable to consummate the Merger with Lothian, or to find another acceptable alternative which will allow it to develop or dispose of portions of its business;

•

costs or difficulties related to the integration of United’s businesses with that of Lothian may be greater than expected and may result in the integration taking longer than anticipated;

•

United may be unable to realize, within the expected time frame, estimated operating results from the Merger;

•

United may be unable to obtain the financing it needs to implement its plan of bringing more oil and gas wells into production or to cover cash flow shortages;

•

there may be changes in regulatory requirements that adversely affect United’s business;

•

there may be adverse changes in the prices for oil and gas that affect United’s business;

•

the recovery methods that United uses in its oil and gas operations may not be successful;

•

United’s largest customers may not continue to do business with it; and

other uncertainties, all of which are difficult to predict and many of which are beyond the control of United.

United does not undertake any obligation to update publicly any forward-looking statements to reflect events, circumstances or new information after the date of this Information Statement/prospectus or to reflect the occurrence of unanticipated events.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement/prospectus is being furnished to the holders of record of the common stock of United and Lothian as of the close of business on April 26, 2006 (the “Record Date”). No officer, director or principal shareholder of either United or Lothian has a substantial or material interest in the favorable outcome of the actions described in this Information Statement/prospectus, other than as discussed herein.

On February 22, 2006, April 11, 2006 and September 21, 2006 United’s Board of Directors and the single holder of a majority of its common stock consented in writing to the actions described in this Information

Statement/prospectus. Such approval and consent constitutes the approval and consent of a majority of the total number of shares of outstanding common stock required by Section 16-10a-704 of the Utah Revised Business Corporation Act to approve the actions described in this Information Statement/prospectus. Accordingly, the actions will not be submitted to United’s remaining shareholders for a vote.

Likewise, on February 22, 2006, April 11 2006 and September 21, 2006 Lothian’s Board of Directors and the holders of a majority of its voting stock consented in writing to the actions described in this Information Statement/prospectus. Such approval and consent constitutes the approval and consent of a majority of the outstanding stock entitled to vote thereon as required by Section 251 of the Delaware General Corporation Law to approve the actions described in this Information Statement/prospectus. Accordingly, the actions will not be submitted to Lothian’s remaining shareholders for a vote.

This Information Statement/prospectus is being furnished to shareholders to provide them with certain information concerning the actions taken in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

NOTE REGARDING REVERSE SPLIT

On December 22, 2005 United affected a one-for-three reverse split of its common stock. Unless otherwise indicated, any discussion of United’s common stock in this Information Statement/prospectus refers to post-split shares.

INFORMATION ABOUT THE VOTING RIGHTS OF UNITED’S SHAREHOLDERS,
THE VOTING RIGHTS OF LOTHIAN’S SHAREHOLDERS
AND THE CONSENTING SHAREHOLDER

Pursuant to United’s bylaws and Section 16-10a-704 of the Utah Revised Business Corporation Act, a vote by the holders of at least a majority of United’s outstanding capital stock is required to effect the actions described in this Information Statement/prospectus.

Each share of United’s common stock is entitled to one vote. As of February 22, 2006, April 11, 2006 and September 21, 2006 (collectively referred to as the “United Consent Dates”) United had 6,446,850 shares of common stock issued and outstanding, requiring at least 3,223,426 shares to vote in favor of the actions described herein.

On the United Consent Dates, Lothian, United’s largest shareholder, voted in favor of the actions discussed in this Information Statement/prospectus by written consent. On the United Consent Dates, Lothian was entitled to vote 3,760,000 shares of United’s common stock, representing 58.32% of the issued and outstanding shares of common stock. Lothian’s address, its affiliation with United, and its beneficial holdings are as follows:

Lothian Oil Inc.	Majority Shareholder	6,666,666 shares of common stock(1)	71.27%
500 5th Avenue
Suite 2600
New York, New York 10110

Lothian owns 3,760,000 shares of United common stock and warrants that allow it to purchase a total of 2,906,666 shares of common stock. The warrants were issued on October 7, 2005, are immediately exercisable and have five year terms.

Copies of the resolutions approved by Lothian are attached to this Information Statement/prospectus as
Annex 1.

Lothian’s bylaws and Section 216 of the Delaware General Corporation Law require the affirmative vote of a majority of Lothian’s shares entitled to vote to effect the actions described in this Information Statement/prospectus. Section 11 of Lothian’s Certificate of Designation, Preferences and Rights of Series B Preferred Stock provides that, until Lothian is a reporting company under Section 12 of the Securities Exchange Act of 1934, certain actions, including any transaction or series of transactions which may be deemed to be a liquidation event, must be approved by holders of at least 60% of the Series B Preferred Stock.

On March 6, 2006, March 8, 2006, March 14, 2006 and September 21, 2006 (collectively referred to as the “Lothian Consent Dates”), the dates on which Lothian’s shareholders approved the actions discussed in this Information Statement/prospectus, Lothian had outstanding 27,758,361 shares of common stock, 220,000 shares of Series A Preferred Stock and 50,000 shares of Series B-1 Preferred Stock. Each share of Series A and Series B-1 Preferred Stock is convertible into 100 shares of common stock. Each share of common stock is entitled to one vote and each share of Series A and Series B-1 Preferred Stock is entitled to vote upon all matters submitted to a vote of shareholders on an “as converted” basis. On the Lothian Consent Dates, Lothian had 54,758,361 shares of voting securities outstanding and a minimum of 27,379,180 shares were required to vote in favor of the actions described herein. (As required by the Certificate of Designation, Preferences and Rights of Series B Preferred Stock, holders of at least 60% of Lothian’s Series B-1 Preferred Stock were required to approve these actions.)  A total of 27,788,100 shares voted in favor of these actions.

Lothian Energy Corporation is the holder of 14,127,000 shares of Lothian common stock. Lothian Energy Corporation is controlled by Mr. Bruce Ransom and Mr. Kenneth Levy, both of whom are also directors and officers of Lothian and directors of United. Mr. Levy is also the Chief Financial Officer of United. Mr. Brian Ransom, Bruce Ransom’s brother, owns 500,000 shares of Lothian common stock, and Messrs. Raoul Baxter, Larry W. Wilton and Thomas Kelly, each a director of Lothian and a director of United, own 50,000, 50,000 and 1,000,000 shares of Lothian common stock, respectively. Mr. C. Scott Wilson, United’s Chief Executive Officer and Lothian’s Chief Financial Officer, owns 25,000 shares of Lothian common stock. Therefore, collectively, on an as converted basis, the officers and directors of Lothian controlled approximately 32% of the voting power of Lothian on the dates on which the votes were cast.

Copies of the resolutions approved by the Lothian shareholders are attached to this Information Statement/prospectus as Annex 2.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our legal counsel is Richardson & Patel LLP. Richardson & Patel LLP or its principals own warrants to purchase a total of 262,666 shares of United’s common stock.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Part 9 of the Utah Business Corporation Act empowers a corporation to indemnify its directors and officers, advance or reimburse expenses to its directors and officers, and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such indemnification is permissible in certain situations and mandatory in other situations. In cases where indemnification or advancing or reimbursing of expenses is permissible, authorization and a determination of qualification must be made in each specific case. United’s Articles of Incorporation and bylaws provide for the indemnification of United’s directors and officers to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of United pursuant to the foregoing provisions, or otherwise, United has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 1

MERGER BETWEEN UNITED AND LOTHIAN

Brief Description of Business Conducted

United is an independent producer of natural gas and crude oil formerly based in Cleburne, Texas but now based in Midland, Texas. United operates its business through its wholly owned subsidiaries, UHC Petroleum Corporation, UHC Petroleum Services Corporation, and UHC New Mexico Corporation. UHC Petroleum Corporation and UHC New Mexico Corporation produce from properties United leases in Texas and New Mexico.

Lothian is an oil and gas exploration and development company founded in 2004. Lothian finds and exploits oil and gas properties that have unrecognized value. Headquartered in New York, Lothian has offices in Midland, Texas and Artesia, New Mexico and is developing and operating oil and gas properties in Texas, New Mexico and Louisiana.

Brief Description of the Merger Agreement

The purpose of the Merger is to combine United’s business with that of Lothian. On the Effective Date, as defined below, the combined businesses will operate through United.

The following discussion regarding the terms of the Merger Agreement is subject to, and qualified in its entirety by, the detailed provisions of the Merger Agreement and any exhibits thereto, which are incorporated by reference into this Information Statement/prospectus from the Current Report on Form 8-K filed by United with the Securities and Exchange Commission on February 27, 2006.

On February 22, 2006, United and Lothian entered into the Merger Agreement, which was amended on April 11, 2006 and on September 21, 2006. Pursuant to the terms of the Merger Agreement, each outstanding share of Lothian common stock will be exchanged for .80 of a share of United’s common stock and each share of Lothian Series A Preferred Stock and Lothian Series B-1 Preferred Stock will be exchanged for .80 of a share of United’s Series A Preferred Stock and Series B-1 Preferred Stock, respectively. No fractional shares will be issued to the shareholders of Lothian. Instead, each holder of shares of Lothian common stock who would otherwise be entitled to a fraction of a share of United common stock (after aggregating all fractional shares of United common stock to be received by such holder) will receive from United an amount of cash (rounded up to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the average of the closing prices of United’s common stock for the 10 trading days ended on the last trading day prior to the Effective Date. Each holder of shares of Lothian Series A and Series B-1 Preferred Stock who would otherwise be entitled to a fraction of a share of United Series A and Series B-1 Preferred Stock (after aggregating all fractional shares of United Series A and Series B-1 Preferred Stock to be received by such holder) will receive from United an amount of cash (rounded up to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the original price of a single share of Lothian Series A or Series B-1 Preferred Stock paid by the holder of the fractional share. Each of the existing holders of United common stock on the Record Date (with the exception of Lothian) will receive a warrant to purchase one share of United common stock for each share of United common stock owned. The warrants will have a term of five years and an exercise price of $3.00 per share. The warrants will provide for early termination on 30 days written notice if the market price of United’s common stock closes above $4.50 per share for ten consecutive trading days. After the Merger, United’s shareholders will own approximately 10.89% of the issued and outstanding shares of its common stock and the Lothian shareholders will own approximately 89.11% of the issued and outstanding shares of United’s common stock. After the Merger, the current holders of Lothian’s Series A and Series B-1 Preferred Stock will own 100% of United’s Series A and Series B-1 Preferred Stock.

There are currently warrants and options (of which 654,300 options are issued from the Lothian Oil, Inc. Stock Incentive Plan) outstanding for the purchase of 21,996,988 shares of Lothian common stock and 75,000 shares of Lothian Series B-2 Preferred Stock. United will assume all of the warrants, whether or not exercisable and whether or not vested. The number of warrants United issues and the exercise price thereof will be adjusted to reflect the exchange rate of one share of Lothian stock for .80 of a share of United stock. Of the warrants and options to exercise 21,996,988 shares of Lothian common stock, 1,200,000 become exercisable after either (i) the redemption of the Series B-2 Preferred Stock or (ii) the conversion of the Series B-2 Preferred Stock into common stock, through and including the fifth anniversary of the date when the first shares of Series B-2 Preferred Stock are issued. No shares of Series B-2 Preferred Stock have yet been issued.

Lothian currently owns 3,760,000 shares of United common stock and warrants for the purchase of 2,906,666 shares of United common stock. With the exception of 2,666,666 shares of common stock that are held as collateral by Walter G. Mize as security for payment of a loan (which shares will be canceled upon payment of the loan), the shares of common stock and the warrants owned by Lothian will be cancelled upon the closing of the Merger.

There are currently options issued from the Lothian Oil Inc. Stock Incentive Plan for the purchase of 654,300 shares of Lothian common stock. United will assume these options, which will be converted at the rate of one share of Lothian common stock for .80 of a share of United common stock.

The Merger is subject to approval by the shareholders of Lothian and United, which has been obtained. As a condition to closing, United’s common stock must be listed on the Nasdaq Capital Market or any other national securities market. United’s common stock is currently listed on the Nasdaq Capital Market and United expects that it will meet this condition on the date of closing.

Termination of Merger Agreement

The Merger Agreement may be terminated and the Merger abandoned at any time prior to its consummation:

(a)

by the mutual written consent of Lothian and United;

(b)

by United or Lothian if:

(i)

there is any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger that would make consummation of the Merger illegal;

(ii)

if the Merger is not approved by the affirmative vote of the shareholders of Lothian or United;

(iii)

if the holders of 5% or more of the outstanding shares of United demand payment pursuant to the exercise of dissenters’ rights;

(iv)

if the holders of 5% or more of the outstanding shares of Lothian demand payment pursuant to the exercise of dissenters’ rights;

(v)

if the Merger has not been consummated by April 30, 2007;

(vi)

if the Board of Directors of either United or Lothian accepts a superior proposal.

Merger Consideration

As indicated above, pursuant to the Merger Agreement,

•

holders of Lothian common stock, Series A Preferred Stock and Series B-1 Preferred Stock will receive .80 of a share of United common stock, Series A Preferred Stock or Series B-1 Preferred Stock for each share of Lothian common stock, Series A Preferred Stock or Series B-1 Preferred Stock the holder owns;

•

holders of options or warrants to purchase Lothian common stock will receive options or warrants to purchase .80 of a share of United common stock for each share of Lothian common stock covered by the option or warrant;

•

the warrants to be issued to the holders of United common stock will provide for early termination on 30 days written notice if the market price of United’s common stock closes above $4.50 per share for ten consecutive trading days;

•

holders of warrants to purchase Lothian Series B-2 Preferred Stock will receive a warrant to purchase United’s Series B-2 Preferred Stock at the rate of .80 of a share of United Series B-2 Preferred Stock for each share of Lothian Series B-2 Preferred Stock covered by the warrant;

•

in connection with the Merger, each of the existing holders of United’s common stock on the Record Date, with the exception of Lothian, will receive a warrant to purchase one share of United common stock for each share of United common stock owned;

•

as a result of the Merger, all United common stock owned by Lothian (with the exception of certain shares currently held as security by Walter G. Mize as agent for the Selling Shareholders) and all warrants to purchase United common stock owned by Lothian will be cancelled.

Common Stock

United is authorized to issue 125,000,000 shares of common stock, $0.001 par value. Each share of its common stock is entitled to one vote. Holders of United’s common stock do not have pre-emptive rights or cumulative voting rights. Holders of United’s common stock are entitled to receive dividends as may be declared from time to time by the Board of Directors, subject to the preferential rights of holders of its Series A, Series B-1 and Series B-2 Preferred Stock. Upon liquidation, holders of United’s common stock will receive, pro-rata, assets to be distributed following distribution of amounts due to the holders of its Series A, Series B-1 and Series B-2 Preferred Stock.

Preferred Stock

United’s Articles of Incorporation authorize it to issue 5,000,000 shares of preferred stock, $0.0001 par value per share. On May 17, 2006, United filed “Certificate of Designation, Preferences and Rights of Series A Preferred Stock of United Heritage Corporation” and “Certificate of Designation, Preferences and Rights of Series B Preferred Stock of United Heritage Corporation”, creating 176,000 shares of Series A Preferred Stock, 40,000 shares of Series B-1 Preferred Stock and 60,000 shares of Series B-2 Preferred Stock. United has not issued any shares of Preferred Stock and does not currently plan to issue shares of its Preferred Stock except in conjunction with the Merger. Prior to the consummation of the Merger, United intends to amend and restate the Certificates of Designation, to increase the number of shares of Series A Preferred Stock to 176,000, the Series B-1 Preferred Stock to 40,000 and the Series B-2 Preferred Stock to 60,000. The following discussion assumes that the Amended and Restated Certificates of Designation, Preferences and Rights of the Series A and Series B Preferred Stock have been filed. Furthermore, the number of shares of Series A and Series B Preferred Stock, the liquidation preferences of the Series A and Series B Preferred Stock and the conversion ratio of the Series A and Series B Preferred Stock will change if United effects the one for two reverse stock split discussed in Item 3 of this Information Statement/prospectus.

Series A Preferred Stock

Following the filing of the Amended and Restated Certificate of Designation, Preferences and Rights of Series A Preferred Stock of United Heritage Corporation, holders of United’s Series A Preferred Stock will be entitled to receive dividends at the rate of eight percent of the liquidation preference of $125 per share per annum. The dividends will be cumulative and prior and in preference to any declaration of payment of any dividend or other distribution (other than dividends payable in common stock) on the common stock. The dividends will accrue from the date of issuance of each share and will be payable quarterly. Holders of Series A Preferred Stock will not have preference over subsequent series of preferred stock but will be entitled to equal dividends or distributions made to holders of subsequent series of preferred stock.

Holders of Series A Preferred Stock will be entitled to vote with the common stock on an “as converted” basis.

Holders of Series A Preferred Stock will be entitled to convert their shares into common stock. Commencing upon issuance, the liquidation preference (which is defined as $125 per share plus any and all accrued unpaid dividends thereon) of each share of the Series A Preferred Stock may be converted into such number of fully paid and nonassessable whole shares of common stock as determined by dividing the liquidation preference by $1.25. The conversion ratio will be adjusted to 85% of the per share consideration received by United if it issues or sells (or if it is deemed to have issued or sold) any shares of its common stock for a consideration per share less than the conversion ratio in effect immediately prior to the time of such issue or sale.

Holders of Series A Preferred Stock will have a liquidation preference over holders of common stock, but will be equal to holders of any subsequent series of Preferred Stock. United will be entitled to redeem the Series A Preferred Stock for $125 per share plus all accrued and unpaid dividends thereon so long as it is a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended, its common stock is traded on the Nasdaq System or in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or the American Stock Exchange, a registration statement under the Securities Act of 1933, as amended, has been filed and is effective and covers the common stock issuable upon conversion of the Series A

Preferred Stock and the market price on the date of the redemption notice is no less than 200% of the conversion ratio.

The Certificate of Designation will not give holders of the Series A Preferred Stock pre-emptive rights. However, upon consummation of the Merger, United will assume certain rights given to the holders of Lothian’s Series A Preferred Stock by virtue of a letter agreement signed by Lothian and the holders of its Series A Preferred Stock on November 16, 2005. Pursuant to the letter agreement, each holder of Series A Preferred Stock is entitled to a right of first refusal to purchase his pro-rata share of “New Securities” which Lothian may, from time-to-time, sell or issue after November 16, 2005.

“New Securities” are defined as any capital stock (including common stock and/or preferred stock) and any rights, convertible securities, options or warrants to purchase capital stock. New Securities does not include securities issued pursuant to the conversion or exercise of any outstanding convertible or exercisable securities on November 16, 2005, securities issued or issuable as a dividend or distribution on the Series A Preferred Stock, securities issued in a registered public offering under the Securities Act, securities issued pursuant to the acquisition of another corporation by Lothian or securities issued by United in connection with the transactions contemplated by the Merger Agreement. If any holder of Series A Preferred Stock fails to purchase his pro-rata share of New Securities, then the other holders of the Series A Preferred Stock may purchase his unpurchased pro-rata share.

The pre-emptive rights described herein will terminate when Lothian becomes a reporting company under Section 12 of the Securities and Exchange Act of 1934, as amended.

Series B-1 and B-2 Preferred Stock

Following the filing of the Amended and Restated Certificate of Designation, Preferences and Rights of Series B Preferred Stock of United Heritage Corporation, holders of United’s Series B-1 Preferred Stock and Series B-2 Preferred Stock will be entitled to receive dividends at the rate of eight percent of the liquidation preference of $125 and $156.25, respectively, per annum. The dividends will be cumulative and prior and in preference to any declaration of payment of any dividend or other distribution (other than dividends payable in common stock) on the common stock. The dividends will accrue from the date of issuance of each share and will be payable quarterly. Holders of Series B Preferred Stock will not have preference over holders of Series A Preferred Stock or subsequent series of preferred stock but will be entitled to equal dividends or distributions made to holders of Series A Preferred Stock or subsequent series of preferred stock.

Holders of Series B Preferred Stock will be entitled to vote with the common stock on an “as converted” basis. At each meeting or pursuant to each consent of United’s shareholders for the election of directors, the holders of Series B-1 Preferred Stock, voting as a separate class, shall be entitled to elect one member to the Board of Directors. Any additional members of United’s Board of Directors shall be elected by the holders of common stock and preferred stock, voting together as a single class. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only directors elected by the same class or classes of shareholders as those who would be entitled to vote to fill such vacancy shall vote.

Holders of Series B Preferred Stock will be entitled to convert their shares into common stock. Commencing upon issuance, each share of the Series B-1 Preferred Stock may, at the option of the holder thereof, be converted into such number of fully paid and nonassessable whole shares of common stock as determined by dividing the liquidation preference by $1.25, and each share of the Series B-2 Preferred Stock may, at the option of the holder thereof, be converted into such number of fully paid and nonassessable whole shares of common stock as determined by dividing the liquidation preference by $1.5625. The conversion ratio will be adjusted to 85% of the per share consideration received by United if United issues or sells (or if United is deemed to have issued or sold) any shares of its common stock for a consideration per share less than the conversion ratio in effect immediately prior to the time of such issue or sale.

Holders of Series B Preferred Stock will have a liquidation preference over holders of common stock, but will be equal to holders of Series A Preferred Stock. United is entitled to redeem the Series B-1 Preferred Stock for $125 per share and to redeem the Series B-2 Preferred Stock for $156.25 per share so long as it is a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended, its common stock is traded on the Nasdaq System or in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or the American Stock Exchange, a registration statement under the Securities Act of 1933, as amended, has been filed and is effective and covers the common stock issuable upon conversion of the Series B Preferred Stock and the market price on the date of the redemption notice is no less than 200% of the conversion ratio.

The Certificate of Designation will not give holders of Series B Preferred Stock pre-emptive rights. However, the holders of United’s Series B Preferred Stock after the Merger will have pre-emptive rights because United has agreed to assume certain rights given to the holders of Lothian’s Series B Preferred Stock by virtue of a Registration Rights Agreement signed by Lothian and the holders of its Series B Preferred Stock on December 13, 2005. Pursuant to the Registration Rights Agreement, each holder of Series B Preferred Stock is entitled to a right of first refusal to purchase his pro-rata share of “New Securities” which Lothian may, from time-to-time, sell or issue after December 13, 2005. Each holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (i) the number of shares of Lothian common stock owned by such holder immediately prior to the issuance of New Securities (assuming full conversion of all preferred shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into common stock held by such holder) to (ii) the total number of shares of common stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of all outstanding preferred shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, held by all holders). If any holder of Series B Preferred Stock fails to purchase his pro-rata share of New Securities, then the other holders of the Series B Preferred Stock may purchase his unpurchased pro-rata share.

“New Securities” are defined as any capital stock (including common stock and/or preferred stock) and any rights, convertible securities, options or warrants to purchase capital stock. New Securities does not include securities issued pursuant to the conversion or exercise of any outstanding convertible or exercisable securities on December 13, 2005, securities issued or issuable as a dividend or distribution on the Series B Preferred Stock, securities issued in a registered public offering under the Securities Act, securities issued pursuant to the acquisition of another corporation by Lothian or securities issued by United in connection with the transactions contemplated by the Merger Agreement.

The pre-emptive rights described herein will terminate when Lothian becomes a reporting company under Section 12 of the Securities and Exchange Act of 1934, as amended.

Warrants to Purchase Common Stock to Be Issued to Holders of United’s Common Stock

Upon completion of the Merger, each of the existing holders of United common stock on the Record Date (with the exception of Lothian) will receive a warrant to purchase one share of United common stock for each share of United common stock owned. The warrants will have a term of five years and an exercise price of $3.00 per share. The warrants will provide for early termination on 30 days written notice if the market price of United’s common stock closes above $4.50 per share for ten consecutive trading days.

Management

On the Effective Date, C. Scott Wilson will resign as the Chief Executive Officer, President and a director of United but will continue with United as its Chief Financial Officer. Mr. Bruce Ransom and Mr. Kenneth Levy will be appointed as United’s Chief Executive Officer and President, respectively, and will continue as directors of United. On February 21, 2006, Ms. Theresa D. Turner and Messrs. Walter G. Mize, Thomas J. Pernice, Larry G. Coker, Joe Martin, C. Dean Boyd and Harold Gilliam resigned from United’s Board of Directors. Pursuant to Article III, Section 8 of the bylaws, Mr. Wilson and Mr. Levy, as the remaining members of the Board of Directors, appointed Messrs. Bruce Ransom, Thomas Kelly, Raoul J. Baxter, Larry W. Wilton and Michael Raleigh to serve as directors until the next annual meeting of United’s shareholders. In accordance with the rules of the Nasdaq Stock Market, United’s Board of Directors made an affirmative determination that Messrs. Kelly, Wilton and Baxter are independent directors, as defined in Rule 4200(a)(15). United’s Board of Directors also determined that Messrs. Kelly, Wilton and Baxter meet the criteria set forth in Rule 4350(d)(2), and have appointed these individuals as the members of the Audit Committee. Based on Lothian’s ownership of United’s common stock, United is relying on the Controlled Company exemption provided by Rule 4350(c)(5) in meeting the requirements of the Nasdaq Stock Market regarding the composition of the Board of Directors. With the exception of the transactions discussed in the section of this Information Statement/prospectus titled “Transactions with Management and Others”, during the past two years United has not been a party to any transactions in which its executive officers or directors had a direct or indirect material interest.

Officer and Director Biographical Information

C. Scott Wilson

President and Chief Executive Officer
Director since December 2005
Age 54

C. Scott Wilson graduated from Ohio Wesleyan University in 1974 with a Bachelor of Arts degree in History. He earned a Masters of International Management in 1978 from the American Graduate School of International Management (Thunderbird). He began his banking career at First City National Bank of Houston in 1978 and in 1986 joined Western Bank as Senior Vice President and Manager of its Energy Division. From 1989 until 2000, Mr. Wilson served as a Managing Director of Energy Corporate Finance and later as Managing Director of Energy Corporate Finance/Underwriting & Distribution with CIBC World Markets in Houston, Texas and New York. In 2000, Mr. Wilson founded Wolfden Corporation, a financial consulting company providing expertise and assistance in raising debt and equity capital, asset divestment and valuation. He served as Wolfden’s President until 2003 when he joined Sterling Bank, a $3 billion Houston-based financial institution, as Senior Vice President Energy Lending. In 2005 he joined Mizuho Corporate Bank, Ltd. as Senior Vice President, Energy Lending where he continued until January 2006. Mr. Wilson is a member of the Independent Petroleum Association of America. Mr. Wilson joined Lothian in January 2006 as its Chief Financial Officer. After the Merger, Mr. Wilson will resign as United’s Chief Executive Officer and President and as a member of United’s Board of Directors but will continue with United as its Chief Financial Officer.

Kenneth Levy

Chief Financial Officer and Secretary
Director since December 2005
Age 60

Kenneth Levy graduated in 1968 from Hofstra University with a Bachelor of Arts degree in chemistry. After graduation he became a registered representative with Stein Decker-Friedman, a NYSE broker-dealer. From 1972 until 1975, he was employed by Scientific Products, a division of American Hospital Supply, eventually becoming national accounts manager. In 1976, Mr. Levy founded and operated Aragorn Specialties Inc., a chain of 21 retail stores. In 1987 he founded, and was an officer and director of, Global Capital Group, an investment banking and brokerage firm. Mr. Levy organized funding in 1990 for the acquisition of, and he operated, MR International Enterprises, which operated various businesses in the former Soviet Union. During the 1990s, Mr. Levy served as a director of Norton Drilling, and as a director and officer of DSI Industries Inc. and American Electromedics Corp., firms engaged in the development of medical devices. He currently serves on the boards of Football Equities, Inc., a publicly traded company that is part owner of the Arena Football League, and MVP Group International Inc., a privately held manufacturer of candles. Mr. Levy is a founder of Lothian and has been an officer and director since its inception. Mr. Levy is a founder, principal shareholder and the President of Lothian Energy Inc., and a principal shareholder and officer of Lothian Bancorp, Inc. After the Merger, Mr. Levy will become United’s President and will continue to serve as a director.

Bruce Ransom

Director since February 2006
Age 41

Bruce Ransom is a graduate of the University of Manitoba, where he completed his Bachelor of Commerce degree (honors) in 1987. Mr. Ransom has over 21 years of investment banking and company development experience. He founded the Lothian Group in 1995 and has been the Managing Director of Lothian Brazil since its inception in 2000 where he developed that company’s commodity trading business. He became the Chief Executive Officer of Lothian Bancorp, Inc. upon its formation in June 2002, leading the company in the development of strategic partnerships in acquisitions and finance. Since August 2004, Mr. Ransom has been the Chief Executive Officer of Lothian Energy, initiating projects in South America (Brazil, Peru and Ecuador), China and Yemen, prior to joining Lothian in September of the same year. Prior to the establishment of the Lothian Group, Mr. Ransom founded Navigator Fund Company, a Canadian mutual fund company. Mr. Ransom was a founding officer of Lothian in 2004 and is currently the Chief Executive Officer, Vice-Chairman, Secretary and a director. After the Merger, Mr. Ransom will become United’s Chief Executive Officer and will continue to serve as a director.

Thomas Kelly

Director since February 2006
Age 51

Thomas Kelly graduated with a Bachelor of Arts degree in business from Baylor University in 1977 and in 1981 co-founded Baytech, Inc., an oil and gas exploration and production company with primary operations in West Texas and Oklahoma. Mr. Kelly managed all aspects of prospect development, exploration, and fundraising for the company. Baytech drilled over 200 exploratory wells, acquired various producing assets and was sold to Energen Corporation, a publicly traded company, for $205 million in cash and stock in 2002. From January 2005 to August 2006, Mr. Kelly was a director of Allis-Chalmers Energy, Inc., a publicly traded oil and gas company. He has been Chairman of United Fuel & Energy Corporation, a publicly traded company and the largest provider of fuel and propane in West Texas, since its inception in January 1999. Mr. Kelly joined Lothian’s Board of Directors in 2004 and currently serves as Lothian’s Chairman.

Raoul J. Baxter

Director since February 2006
Age 56

Raoul J. Baxter graduated from Centre College of Danville, Kentucky in 1970 with a degree in History and Russian Language and a minor in Biology. In 1974, he received a graduate degree from the University of Kentucky in Animal Nutrition with a specialization in Equine Nutrition. Until 1978 he was an Animal Nutritionist and Sales Manager for the Bi-County Farm Bureau, the Indiana Farm Bureau Co-op. He then joined Kahn’s and Company, part of the Sara Lee Meat Group, where he became Senior Vice President in 1982, the year in which he earned a Juris Doctor from the Chase College of Law. While with Kahn’s, Mr. Baxter completed an Executive Business Program in 1983 at the University of Cincinnati and an Executive Business Development Program in 1984 at the Kellogg School of Business, Northwestern University. In 1987, Mr. Baxter joined John Morrell & Company, a division of Chiquita Brands International as Executive Vice President. He became Vice-President/Corporate Development of Smithfield International, Inc., a subsidiary of Smithfield Foods in 1992, and grew its international sales from zero to in excess of $200 million. Since 1997 Mr. Baxter has been Vice President of Business Development and Corporate Planning with Smithfield Foods Corporate, responsible for establishing joint ventures in Mexico, Canada, Japan, Korea, the European Community and Eastern Europe. Mr. Baxter serves as an Executive Director on the Board of Directors of the American Meat Institute as well as serving on the Board of Directors of the Meat Export Federation and Carl Akey Company. He is a member of the Federal, Ohio and Cincinnati Bar Associations. Mr. Baxter joined Lothian’s Board of Directors in 2005.

Larry W. Wilton

Director since February 2006
Age 58

Larry W. Wilton graduated from the University of British Columbia’s Commerce Faculty with a degree in Sales/Marketing. Mr. Wilton joined Philips Consumer Products of Canada in 1980 and helped create the second largest consumer electronics company in Canada. While with Philips of Canada, he became Vice President of Consumer Products. He became the Group General Manager of Philips of Australia in 1985 and was later promoted to Managing Director of Philips of the United Kingdom in 1992. Returning to North America in 1994, he became Executive Vice President of Philips Lighting for the United States and Canada and, in 1996, Chief Executive Officer of Philips Lighting North America, a Fortune 500 company, a position he held until his retirement in 2002. From 1990 until 2002 he also sat on several of the Philips’ companies Boards of Directors, including Philips’ Small Domestic Appliance Business, Lighting and on the NV Philips world marketing board representing Lighting, Philips Lamp and Lighting and Philips NV Board Brand Equity. Mr. Wilton was on the National Electrical Manufacturing Association Board of Directors in Washington from 1996 until 2002 and has been an independent member of the Board of Directors for Hillman Company since 2004 and for U.P.G. Plastics since 2005. Mr. Wilton has served on Lothian’s Board of Directors since 2005.

Michael Raleigh

Director since February 2006
Age 49

Michael Raleigh holds a Bachelor of Science degree in Chemical Engineering from Queen’s University in Kingston, Ontario, Canada, and an MBA degree from the University of Colorado. He has 27 years of oilfield experience ranging across North and South America, the UK North Sea, Russia, the Caspian Sea area and the Middle East. In 1985, Mr. Raleigh co-founded an engineering and software development business ultimately acquired by Schlumberger Oilfield Services in late 1996. From 1997 through 2004 at Schlumberger, Mr. Raleigh oversaw project management and development for various oil and gas projects including secondary oil recovery and unconventional gas production projects focusing on tight gas, shale gas and coal bed methane. He joined Domain Energy Advisors, LLC in early 2005 and currently serves as a managing partner. Domain Energy Advisors provides technical and commercial expertise supporting independently managed funds investing in private and public small cap exploration and production companies. Mr. Raleigh joined Lothian’s Board of Directors in January 2006.

Danny Masters

Director Nominee
Age 43

Danny Masters graduated with a Bachelor of Science degree in Physics with Geophysics from Exeter University in 1983 and with a Master of Science degree in Management Science and Operational Research from Imperial College, London in 1984. His career started at Royal Dutch/Shell managing a portfolio of United Kingdom North Sea crude oil. In 1987 he joined the Phibro Energy Division of Salomon Brothers where he pioneered the firm’s entrance into the “Contract for Differences (CFD) market for physical oil traded in Europe. He then managed the firm’s entrance into the emerging power and natural gas markets in Europe, structuring transactions in the United Kingdon natural gas “Release Gas” program and within the United Kingdom independent power pool. In 1994 he was hired by JPMorgan in New York to manage the physical crude oil, refined products and derivates group. He subsequently became head of JPMorgan’s global energy trading group and served on the bank’s global risk committee for all asset classes. In 1999 Mr. Masters co-founded Global Advisors, a $400 million commodity hedge fund, specializing in crude oil, natural gas, precious and base metal underlying markets and derivatives.

Transactions with Management and Others

Material contracts between United and Lothian are discussed in the section of this Information Statement/prospectus titled “Material Contracts between United and Lothian” which appears at page 23. In addition to those contracts, United was a party to the following contracts.

United received a line of credit of up to $6.5 million from Almac Financial Corporation, a corporation related to Walter G. Mize. The line of credit was secured by substantially all of United’s assets and those of its subsidiaries. The line of credit has been paid in full and closed.

During the 2006 fiscal year, United received the use of office space and equipment from Walter G. Mize without charge. Mr. Mize was under no obligation to provide the office space or equipment.

On February 22, 2006 United relocated its corporate headquarters to 405 North Marienfeld, Suite 200, Midland, Texas 79701. This facility consists of approximately 2,070 square feet together with secretarial and other services. The facility is leased by Shamrock Equipment Company, Inc., which is controlled by Thomas Kelly, a director of both United and Lothian. United does not pay rent for the use of this facility.

Effective Date/Name Change

Not earlier than 20 days after Lothian and United mail this Information Statement/prospectus to their shareholders, United will file with the Secretary of State of Utah Articles of Merger in the form attached to this Information Statement/prospectus as Annex 3 and Lothian will file with the Secretary of State of Delaware a Certificate of Merger in the form attached to this Information Statement/prospectus as Annex 4. The effective date of the Merger (which is referred to in this Information Statement/prospectus as the “Effective Date”) will be the latest date on which the Articles of Merger and the Certificate of Merger are filed. From and after the Effective Date, Lothian will be merged into United and its corporate existence will cease. United’s name will change on the Effective Date to Lothian Oil Inc.

No securities will be purchased from any officer, director or affiliate of United or Lothian in conjunction with the Merger.

United’s Reasons for Entering into the Merger

In evaluating the Merger, United’s Board of Directors consulted with management regarding: (i) strategic alternatives to the Merger, including continuing to operate United’s business without entering into a merger transaction, (ii) the business and strategic plans of United and of the combined company, (iii) the risks associated with executing the business and strategic plans of United and of the combined company, (iv) the financial position of United and of the combined company, (v) the prospects for executing United’s plan to develop its properties,
(vi) the historical trading prices of United’s common stock and (vii) the terms and conditions of the Merger Agreement. United’s Board of Directors specifically took into account the following:

•

United’s Board of Directors determined that without significant additional funding, United’s ability to develop its existing properties was limited. Approximately 98% of the Wardlaw Field reserves are undeveloped and approximately 80% of the Cato Field reserves are undeveloped. United’s Board of Directors noted that United attempted to enhance production of its reserves by applying nitrogen injection to some of the producing wells, but production was not significantly increased and United never earned enough money from its producing wells to develop its reserves. Lothian has committed $6.5 million to United’s operations through loans it provided as part of the Development and Exploration Agreement United signed on October 7, 2005, and it has access to additional financial resources that may be used for continued development in the future.

•

United’s Board of Directors also noted that United’s only sources of financing for the past several years came from the sale of its securities or from Almac Financial Corporation, an entity owned by Walter G. Mize. Neither of these funding sources were able to provide United with enough money to drill new wells. Due to United’s small capitalization and limited revenues, the Board of Directors determined that finding other sources of funding on acceptable terms was unlikely.

•

United had sought out potential joint venture partners or investors to help with development or to generate additional cash for its operations. In April 2005 United successfully negotiated an agreement with Dominion Oklahoma Texas Exploration & Production, Inc. (“Dominion”), which is a petroleum exploration and production company owned by Dominion Resources, Inc. However, Dominion was not required to drill its first well for a period of two years from the date the agreement was signed and the Board was not certain when, if ever, United would receive substantial benefits from the assignment. Furthermore, if Dominion is unsuccessful in its drilling efforts, United may never receive substantial benefits from the assignment. On October 14, 2004 United entered into an Agreement and Plan of Merger with Imperial Petroleum, Inc. The merger was not consummated by February 2005 and in August 2005 the Agreement and Plan of Merger was terminated. Other than these two transactions, United has been unable to find relationships that would provide value to its shareholders by providing it with the money, equipment or personnel necessary to develop its properties.

•

Liquidation of United’s properties, as an alternative to merging with Lothian, could take months or years. Liquidation would be extremely costly since it would involve legal, appraisal and investment banking fees. Furthermore, due to the fact that most of United’s assets are made up of reserves which will require a significant amount of money to develop, United may not be able to realize the value of these assets in a liquidation.

•

United’s Board of Directors noted the difficulties inherent in combining any two organizations and also noted that it may be significantly more difficult to combine companies that are geographically diverse. United’s Board of Directors noted that Lothian already had properties in New Mexico.

•

United’s Board of Directors also considered the opinion that Howard Frazier Barker Elliott Inc. rendered as of January 26, 2006, as revised on September 21, 2006, which stated that the consideration to be paid by United to the equity holders of Lothian (including the holders of options and warrants) was fair, from a financial point of view, to United and the holders of United common stock.

The members of United’s Board of Directors also identified and considered a number of factors, uncertainties and risks, including the following:

•

the risk that the potential benefits of the Merger might not be realized, including the risk that United will not successfully develop its oil and gas properties;

•

the risk of diverting management’s attention from other strategic priorities to implement Merger integration efforts;

•

the risk that the Merger may not be completed, and that a more limited range of alternative strategic transactions would be available to United in that event;

•

the substantial charges that have been incurred and that are expected to be incurred in connection with the Merger; and

•

various other applicable risks associated with the Merger, including those described under the section titled “Risk Factors” elsewhere in this Information Statement/ prospectus.

United’s Board of Directors weighed the benefits, advantages and opportunities of a potential transaction against the negative factors described above. United’s Board of Directors concluded that the potential benefits outweighed the potential risks of completing the Merger. In light of the complexity of the factors and the likelihood that individual members of the Board may have given different weight to different factors, United’s Board of Directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision.

After consideration of these and other factors, United’s Board of Directors unanimously approved the Merger Agreement, the Merger and the issuance of United’s stock in consideration therefore.

The preceding discussion is not intended to be exhaustive, but to set forth some of the material factors considered by United’s Board of Directors in reaching its decision.

Lothian’s Reasons for Entering into the Merger

In approving and authorizing the Merger Agreement and the Merger, Lothian’s Board of Directors considered a number of factors. Although the following discussion sets forth the material factors considered by Lothian’s Board of Directors in reaching its determination, it may not include all of the factors considered. In light of the number and wide variety of factors considered in connection with its evaluation of the Merger Agreement and the Merger, Lothian’s Board of Directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. Lothian’s Board of Directors viewed its position and determinations as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

In reaching its decision, Lothian’s Board of Directors consulted with management with respect to strategic and operational matters and with Lothian’s legal counsel with respect to the Merger Agreement and the transactions contemplated thereby.

Among the factors considered by Lothian’s Board of Directors in its decision to approve the Merger Agreement were the following: (i) the judgment, advice and analysis of Lothian’s senior management with respect to the potential benefits of the Merger, including United’s available resources and liabilities, based in part on the business, financial, accounting and legal due diligence investigations performed with respect to United; (ii) historical and current information concerning Lothian’s business, including its financial performance and condition, operations, management and competitive position, and current industry and economic conditions, (iii) its prospects if it was to remain an independent company, including its ability to obtain financing and to raise additional capital from new investors for the continued growth of its business and (iv) the terms of the Merger Agreement, including the Merger consideration and United’s representations, warranties and covenants.

Lothian’s Board of Directors concluded that the potential benefits of the Merger significantly outweighed the potential risks of completing it.

After taking into account these and other factors, Lothian’s Board of Directors approved and authorized the Merger Agreement and the transactions contemplated thereby, including the Merger.

Vote Required for Approval of the Merger

Pursuant to section 16-10a-725 of the Utah Revised Business Corporation Act, in order for the shareholders of United to approve the Merger, the votes cast within the voting group favoring the Merger must exceed the votes cast within the voting group opposing the Merger. Section 251 of the Delaware General Corporation Law requires the shareholders of Lothian to approve the Merger by a majority of the votes entitled to be cast. Holders of Lothian’s Series B Preferred Stock were required to approve the Merger by a vote of at least 60% of the shares. These approvals were also obtained.

See the section of this Information Statement/prospectus titled “Information about the Voting Rights of United’s Shareholders, the Voting Rights of Lothian’s Shareholders and the Consenting Shareholders” on page 7 of this Information Statement/prospectus for information relating to approval of the Merger.

Differences in the Rights of Shareholders as a Result of the Merger

None of United’s shareholders will be eliminated as a result of the Merger, although the percentage of common stock they own will be diluted significantly. Holders of United’s common stock, aside from Lothian, currently own approximately 41.68% of United’s outstanding common stock. However, once the Merger is consummated, holders of United’s common stock will own approximately 10.89% of the common stock.

Furthermore, in conjunction with effecting the Merger, United will issue shares of Series A Preferred Stock and Series B-1 Preferred Stock and will have authorized, but unissued, Series B-2 Preferred Stock. The holders of United’s common stock will be subordinate to the preferred stock in the distribution of dividends and liquidation (other than dividends paid in common stock). (See the section of this Information Statement/prospectus titled “Merger Consideration – Preferred Stock” on page 11.) Furthermore, holders of United’s Series A and Series B Preferred Stock may convert their shares of preferred stock into common stock at the rate of 100 shares of common stock for each share of Series A and Series B-1 Preferred Stock (plus accrued but unpaid dividends) and at the rate of 125 shares of common stock for each share of Series B-2 Preferred Stock (plus accrued but unpaid dividends). If all of the holders of Series A Preferred Stock were to convert their shares to common stock, United would be required to issue an additional 17,600,000 shares of common stock plus an additional number of shares of common stock representing accrued but unpaid dividends, if any (at present there are no accrued but unpaid dividends), and if all the holders of Series B-1 Preferred Stock were to convert their shares to common stock, United would be required to issue an additional 4,000,000 shares of common stock plus an additional number of shares of common stock representing accrued but unpaid dividends, if any (at present there are no accrued but unpaid dividends). If all of the warrants to purchase United’s Series B-2 Preferred Stock were exercised and such shares of Series B-2 Preferred Stock were converted to common stock by the holders thereof, United would be required to issue an additional 6,000,000 shares of common stock plus an additional number of shares representing accrued but unpaid dividends, if any. The holders of United’s common stock will experience significant dilution if the holders of its preferred stock exercise their rights to convert.

Following the Merger, the rights of Lothian’s shareholders will not be altered and no Lothian shareholders will be eliminated as a result of the Merger.

Dissenters’ or Appraisal Rights

In some circumstances Section 16-10a-1302 of the Utah Revised Corporation Act allows shareholders to dissent from a merger and obtain payment of the fair value of the shares they hold. However, Section 16-10a-1302 states that a shareholder is not entitled to dissent and obtain payment of the fair value of the shares if the shares are listed on a national securities exchange registered under the Securities Exchange Act of 1934, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders at the time of the Record Date. On the Record Date, United had more than 3,000 shareholders, therefore holders of its common stock are not entitled to exercise dissenters’ rights.

Under the Delaware General Corporation Law, dissenters’ appraisal rights are available to a corporation’s shareholders in connection with certain mergers and consolidations. However, no rights are available in certain situations. A corporation’s shareholders will not receive such rights if the corporation is the surviving corporation and no shareholder vote is required for the merger. Also, no such rights are available if the corporation’s stock is either:

•

listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

•

held of record by more than 2,000 shareholders.

However, dissenters’ appraisal rights will be available if the merger or consolidation requires shareholders to exchange their stock for anything other than:

•

shares of the surviving corporation,

•

shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 shareholders, or

•

cash in place of fractional shares.

Because Lothian does not meet any of the requisite tests set forth above, Lothian shareholders will receive dissenters’ appraisal rights with respect to the Merger. The text of the relevant provisions of the Delaware General Corporation Law are attached to this Information Statement/ prospectus as Annex 5.

Accounting Treatment

As a result of Lothian’s 58% ownership interest in United, for accounting purposes, Lothian is deemed to be the parent and accounting acquirer of United. Upon consummation of the Merger, Lothian will be legally merged into United, its subsidiary. For accounting purposes, however, the Merger will be accounted for in accordance with Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, whereby transactions in which a subsidiary exchanges its common stock for the outstanding voting common stock of its parent (usually referred to as a downstream merger) will be accounted for as if the parent exchanged its common stock for common stock held by minority shareholders of its subsidiary. Accordingly, the Merger will be accounted for as if Lothian acquired the 2,686,850 shares (42%) of United common stock held by minority shareholders in a purchase transaction. Subsequent to the Merger, for accounting purposes, Lothian will be deemed to be the successor corporation and its historical financial information will become United’s historical financial information.

Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the Merger that United and Lothian believe are expected to apply generally to Lothian shareholders upon an exchange of their Lothian common stock and preferred stock for United common stock and preferred stock. This summary is for informational purposes only and is not a substitute for careful tax planning and advice based upon an individual’s circumstances. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended and existing Treasury regulations, all in effect as of the date hereof and all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to United, Lothian or the Lothian shareholders as described in this summary. It is important to note that neither United nor Lothian has requested a tax ruling from the Internal Revenue Service or an opinion of legal counsel with respect to the tax consequences of the Merger, accordingly, no assurance can be given that the Merger will qualify as a tax-free reorganization.

No attempt has been made to comment on all U.S. federal income tax consequences of the Merger that may be relevant to particular holders, such as shareholders who are subject to the alternative minimum tax provisions of the Code or shareholders that are partnerships. In addition, the following discussion does not address the tax consequences of the Merger under state, local or non-U.S. tax laws.

All holders of Lothian common stock and preferred stock are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger in light of their personal circumstances and the consequences under state, local and non-U.S. tax laws.

Furthermore, the following discussion does not address (a) the tax consequences of transactions effectuated before, after or at the same time as the Merger, whether or not they are in connection with the Merger, including, without limitation, transactions in which shares of Lothian common stock or preferred stock are acquired or shares of United common stock are disposed of, (b) the tax consequences to holders of options or warrants issued by Lothian which are assumed in connection with the Merger, (c) the tax consequences of the receipt of shares of United common stock other than in exchange for shares of Lothian common stock and preferred stock pursuant to the Merger Agreement or (d) the tax consequences of the receipt of warrants for the purchase of United common stock which will be issued to United’s shareholders in conjunction with the Merger.

The Merger is intended to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. If the Internal Revenue Service concurs that the Merger is a tax-free reorganization, except as discussed below, there will be no tax consequences to the shareholders of Lothian as a result of the Merger.

A holder who receives cash in lieu of a fractional share will recognize a gain or loss equal to the difference, if any, between such shareholder’s basis in the fractional share and the amount of cash received. Such gain or loss will be a long-term capital gain or loss, if the holder’s holding period is greater than one year as of the date of the closing of the Merger.

If the Merger is not treated as a reorganization within the meaning of Section 368(a) of the Code, then each holder of Lothian common or preferred stock will be treated as exchanging such holder’s Lothian stock in a fully taxable transaction for United common stock. Further, if the Merger is not treated as a reorganization within the meaning of Section 368(a) of the Code, Lothian will be subject to tax on the deemed sale of its assets to United with gain or loss for this purpose measured by the difference between Lothian’s tax basis in its assets and the fair market value of the consideration deemed to be received therefor, namely the United common shares. This gain or loss would be reported on Lothian’s final tax return, subject to the effect of any tax carryovers and the effect of its other income or loss for that period, and United would become liable for any such tax liability by virtue of the Merger.

Each Lothian shareholder that receives United stock in the Merger will be required to file a statement with the shareholder’s federal income tax return setting forth the shareholder’s basis in the Lothian common stock or preferred stock surrendered and the fair market value of the United common stock received in the Merger, and to retain permanent records of these facts.

Federal Securities Laws Consequences

All shares of United common stock received by Lothian shareholders in the Merger, including shares received by those shareholders who are deemed to be affiliates of Lothian under the Securities Act of 1933, as amended, should be freely transferable once the registration statement, of which this Information Statement/prospectus is a part, is declared effective by the Securities and Exchange Commission. Persons who may be affiliates of Lothian under the Securities Act of 1933, as amended, generally include individuals or entities that control, are controlled by, or are under common control with, Lothian, and generally would not include shareholders who are not officers, directors or principal shareholders of Lothian. Persons who may be affiliates of Lothian will be subject to certain prospectus delivery requirements and the terms of any lock-up agreements that may have been entered into. There is no trading market for United’s Series A and Series B Preferred Stock.

Reports/Opinions/Appraisers

A fairness opinion relating to the Merger has been received from Howard Frazier Barker Elliott Inc., referred to in this discussion as HFBE. The complete text of the written opinion of HFBE, dated January 26, 2006, as amended on September 21, 2006, which sets forth the assumptions made, matters considered, limitations on and scope of the review undertaken by HFBE, is attached to this Information Statement/ prospectus as Annex 6 and is incorporated herein by reference, all as consented to by HFBE.

HFBE has been providing valuation studies for private and public companies since 1991. The firm is located in Texas, and has significant experience in valuing oil and gas concerns. HFBE provides its services in connection with a variety of transactions, including mergers and acquisitions and private placements of securities.

United’s Board of Directors selected HFBE to prepare the valuation on the basis of its considerable experience working with clients in the energy industry, its experience in preparing valuations for public companies and its reputation among its peers.

There is no material relationship that existed during the past two years or is mutually understood to be contemplated and no compensation received or to be received as a result of the relationship between HFBE or its affiliates and United or Lothian.

HFBE delivered its opinion in writing to United’s Board of Directors on January 26, 2006 stating that, as of that date, and based upon and subject to the factors, assumptions and limitations set forth in the written opinion, the consideration to be paid by United in the Merger to the equity holders of Lothian (including the holders of options and warrants) was fair, from a financial point of view, to the disinterested holders of United’s common stock. Thereafter, at the request of United’s Board of Directors, HFBE reviewed additional information relating to United and Lothian and delivered a revised opinion to United’s Board of Directors dated September 21, 2006.

The amount and form of consideration to be paid in the Merger was determined through arm’s-length negotiations between United and Lothian and not by HFBE. HFBE was not asked to consider, and HFBE’s opinion does not address, the underlying business decision of United to engage in the Merger, the relative merits of the Merger as compared to other business strategies that might exist for United, the effect of any other transaction in which United might engage or any other aspect of the Merger. HFBE’s opinion did not express an opinion or recommendation to any director, shareholder or other person as to how to vote or act with respect to the Merger. No limitations were imposed by United’s Board of Directors with respect to the investigations made or procedures followed by HFBE in rendering its opinion.

In arriving at its opinion, HFBE conducted discussions with members of the senior management of United and Lothian and reviewed the following:

(a)

the reverse merger proposal dated January 17, 2006 and the draft of the Merger Agreement dated January 27, 2006 together with the exhibits and schedules thereto and the amended reverse merger proposal and Merger Agreement dated September 21, 2006;

(b)

United’s audited financial statements and related financial information on Form 10-KSB for the fiscal years ended March 31, 2001 through 2006, Form 10-QSB for the period ending June 30, 2006, and certain other publicly available information relating to United;

(c)

Lothian’s internal financial statements for the fiscal years ended March 31, 2005 through March 31, 2006 and the year-to-date period ended June 30, 2006;

(d)

capitalization tables of United and Lothian as prepared by Lothian;

(e)

certain information relating to the business, earnings, cash flow, assets and prospects of United and Lothian furnished by Lothian;

(f)

reserve reports concerning the oil and gas properties of United and Lothian prepared by third-party and Lothian internal engineers;

(g)

historical market prices and trading activity for United’s common stock;

(h)

industry conditions and general economic outlook;

(i)

data for merger and acquisition transactions involving companies and assets deemed to be comparable to United and Lothian and their respective oil and gas properties; and

(j)

such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

In connection with its review and arriving at its opinion, HFBE, with the consent of Lothian and United, assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to HFBE by United and Lothian. HFBE assumed that the reserve reports for the oil and gas properties of United and Lothian used in rendering its opinion had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of United and Lothian and/or their respective engineering consultants. HFBE was informed that the financial statements of United and Lothian were the only financial statements of United and Lothian that were currently available. At the request of United and Lothian, HFBE made certain adjustments to the financial statements to take into consideration activities that had occurred between the date of the financial statements and the date of HFBE’s opinion. HFBE did not independently verify such information or assumptions, including any financial forecasts, or undertake an independent appraisal of the assets of United or Lothian. HFBE’s opinion is based on market, economic, financial and other conditions as they existed and could be evaluated as of the date of its opinion. It should be understood that, although subsequent circumstances and events may affect its opinion, HFBE does not have any obligation to update, revise or reaffirm its opinion and HFBE expressly disclaims any responsibility to do so. In rendering its opinion HFBE did not perform any procedures or analysis regarding the potential environmental liabilities of United or Lothian, nor did it consider the impact of changes in the regulatory environment in which United and Lothian operate.

In preparing its opinion HFBE assumed, with the consent of United, that there was no material change in United’s financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE and that the final terms of the Merger Agreement would not vary materially from those described in the draft Merger Agreement. In rendering its opinion, HFBE did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of United or Lothian.

HFBE received a fee of $75,000 in connection with rendering its fairness opinion, none of which was contingent upon consummation of the transaction with Lothian. In addition to this fee, HFBE was also reimbursed for approximately $6,300 in out-of-pocket expenses. In addition, HFBE will receive additional fees estimated at $20,000 for rendering its revised fairness opinion  The terms of the fee arrangement with HFBE, which are customary in transactions of this nature, were negotiated on an arm’s-length basis and United’s Board of Directors was aware of the arrangement.

Material Contracts Between United and Lothian

On October 7, 2005, Lothian entered into a Securities Purchase Agreement with United. Pursuant to this agreement, Lothian purchased 1,093,333 shares of United’s common stock and warrants to purchase an additional 2,906,666 shares of common stock for an aggregate purchase price of $3,444,000, or $3.15 per share, in cash. The warrants have a term of five years and were issued as follows: (i) a warrant for the purchase of 953,333 shares with an exercise price of $3.15 per share; (ii) a warrant for the purchase of 1,000,000 shares with an exercise price of $3.36 per share; and (iii) a warrant for the purchase of 953,333 shares with an exercise price of $3.75 per share.

Proceeds from the sale of the securities were used to repay a line of credit made to United by Almac Financial Corporation, a corporation wholly-owned by Walter G. Mize.

On October 7, 2005 Lothian also entered into a Securities Purchase Agreement with certain of United’s shareholders, including Mr. Mize. Mr. Mize, together with six other shareholders, sold a total of 2,666,665 shares of common stock to Lothian. (Together, Mr. Mize and the other selling shareholders are referred to in this discussion as the “Selling Shareholders”.)  Lothian paid an aggregate purchase price of $10,651,000 or $3.99 per share for the common stock. On the date of the sale, Mr. Mize owned a total of 1,709,863 shares of common stock, of which 1,693,530 shares were sold. Mr. Mize retained 16,333 issued and outstanding shares of common stock as well as an option to purchase 333,333 shares of common stock at a price of $1.50 per share. If not exercised, this option will expire on March 31, 2009.

Lothian paid the purchase price to the Selling Shareholders with a promissory note dated October 7, 2005 (the “Acquisition Date”). The promissory note accrues interest at the prime rate announced by Citibank plus 1%. The promissory note will be paid in installments. The first installment of $3,500,000 was paid on December 20, 2005; the second installment of $2,383,666 will be due and payable on the first anniversary of the Acquisition Date; the third installment of $2,383,666 will be due and payable on the second anniversary of the Acquisition Date; and the promissory note will mature and an installment equal to the remaining unpaid principal amount and all accrued but unpaid interest will be due and payable on the third anniversary of the Acquisition Date.

On February 22, 2006, Lothian executed an Allonge to the promissory note whereby it agreed to pay $1,000,000 of the principal amount on or before June 30, 2006.

To secure payment of the purchase price, on October 7, 2005 Lothian executed a Stock Pledge Agreement in favor of the Selling Shareholders. As the anniversary installments required by the promissory note are paid, 933,333 shares, 577,777 shares and 1,155,555 shares of common stock, respectively, will be released.

On October 7, 2005, United also entered into a Development and Exploration Agreement with Lothian relating to certain properties and an assignment and assumption interest relative to a portion of the working interest in those properties. Under this agreement Lothian agreed to loan funds to United for the development of the Cato San Andres Unit in New Mexico and the Wardlaw Field in Texas. In conjunction with this agreement, United signed an Operating Agreement naming Lothian as the operator of United’s properties in Edwards County, Texas and Chavez and Roosevelt Counties, New Mexico.

The loan for development of the Cato San Andres Unit is in the amount of $4,000,000 (the “Cato Unit Loan”) and is memorialized by a promissory note signed by United and by UHC New Mexico Corporation. United may draw down the Cato Unit Loan as needed. As of June 30, 2006, United had drawn a total of $2,705,503.

As part of the Cato Unit Loan transaction, United and UHC New Mexico Corporation signed a Secured Credit Agreement and a Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement.

Pursuant to the terms of the Secured Credit Agreement, the promissory note bears interest at the prime rate announced by Citibank plus 1% (the “Contract Rate”). In the event of default, the promissory note will bear interest at the lesser of the highest lawful rate of interest and 4% over the Contract Rate. Default includes, but is not limited to, failure to pay the Cato Unit Loan as required, failure to perform any obligation under the Cato Unit Loan documents and the insolvency of United and UHC New Mexico Corporation under state or federal bankruptcy or other debtor laws. All outstanding principal and accrued interest will be due and payable ten years from the date of the promissory note. Pursuant to the Secured Credit Agreement, United and UHC New Mexico Corporation agreed to indemnify Lothian from any injuries, claims, damages, judgments, liabilities, costs and expenses (including attorney’s fees) in connection with, among other things, any defense of Lothian’s rights under the agreement, the failure of United and UHC New Mexico Corporation to comply with the terms of the Secured Credit Agreement or any other Cato Unit Loan document, the breach of any warranty or covenant included in the Cato Unit Loan documents, the breach of or non-compliance with any environmental law applicable to them, the past ownership of any of the properties or past activity on any property that could result in liability to Lothian, and any other environmental, health or safety condition or any actual or prospective claim, litigation, investigation or proceeding relating to any such matters.

The Cato Unit Loan is secured with a Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement covering 70% of the oil, gas or other mineral leases held by UHC New Mexico Corporation, 70% of the benefits derived from agreements relating to the leases (such as area of mutual interest agreements, operating agreements or equipment leases), all appurtenances and properties belonging to or affixed to the property covered by the leases (such as pipelines, oil wells or gas wells) and 70% of the oil, gas and other products extracted or refined from the property. The Cato Unit Loan advances are repayable monthly from 70% of United’s share of the oil and gas proceeds produced by the Cato San Andres Unit. The proceeds generated by the mortgaged property will be applied first to any interest accrued on the Cato Unit Loan and then to the outstanding principal amount.

On March 31, 2006, Lothian agreed to loan United an additional $2,500,000 (the “Wardlaw Loan”) pursuant to the terms of a promissory note and Secured Credit Agreement that were signed in conjunction with a Development and Exploration Agreement that was effective on March 31, 2006. United may draw down the Wardlaw Loan as needed. As of June 30, 2006, United had drawn a total of $467,068.

Pursuant to the terms of the Secured Credit Agreement, the promissory note bears interest at the prime rate announced by Citibank plus 1% (which, as it is in the Credit Agreement for the Cato Unit Loan, is defined as the “Contract Rate”). In the event of default, the promissory note will bear interest at the lesser of the highest lawful rate of interest and 4% over the Contract Rate. Default includes, but is not limited to, failure to pay the Wardlaw Loan as required, failure to perform any obligation under the Wardlaw Loan documents and the insolvency of United under state or federal bankruptcy or other debtor laws. All outstanding principal and accrued interest will be due and payable ten years from the date of the promissory note. Pursuant to the Secured Credit Agreement, United agreed to indemnify Lothian from any injuries, claims, damages, judgments, liabilities, costs and expenses (including attorney’s fees) in connection with, among other things, any defense of Lothian’s rights under the agreement, the failure of United to comply with the terms of the Secured Credit Agreement or any other Wardlaw Loan document, the breach of any warranty or covenant included in the Wardlaw Loan documents, the breach of or non-compliance with any environmental law applicable to United, the past ownership of any of the properties or past activity on any property that could result in liability to Lothian, and any other environmental, health or safety condition or any actual or prospective claim, litigation, investigation or proceeding relating to any such matters.

Like the Cato Unit Loan, the Wardlaw Loan is secured with a Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement covering 70% of the oil, gas or other mineral leases held by United in Texas, 70% of the benefits derived from agreements relating to the leases (such as area of mutual interest agreements, operating agreements or equipment leases), all appurtenances and properties belonging to or affixed to the property covered by the leases (such as pipelines, oil wells or gas wells) and 70% of the oil, gas and other products extracted or refined from the property. The Wardlaw Loan advances are repayable monthly from 70% of the oil and gas proceeds produced by United’s Texas properties. The proceeds generated by the mortgaged property will be applied first to any interest accrued on the Wardlaw Loan and then to the outstanding principal amount.

If the Merger is consummated, both the Cato Unit Loan and the Wardlaw Loan will cease to exist.

DESCRIPTION OF BUSINESS – UNITED HERITAGE CORPORATION

United Heritage Corporation, a Utah corporation formed in 1981, is an independent producer of natural gas and crude oil based in Midland, Texas.

Recent Events

Reserve and Financial Restatements

Based on an engineering evaluation from an independent consulting firm that United retained for the purpose of estimating proved reserves and future net revenue from oil and gas reserves for the fiscal year ended March 31, 2006, United’s Board of Directors determined, on June 15, 2006, that its previously issued financial statements for the fiscal years ended March 31, 2005, March 31, 2004, March 31, 2003 and March 31, 2002 could not be relied upon because the reserves designated as “proved” were incorrectly stated. Upon further analysis of the reports, on June 29, 2006 United’s Chief Executive Officer, with the approval of United’s Board of Directors, determined that its previously issued financial statements for the fiscal years ended March 31, 2001 and March 31, 2000 could not be relied upon for the same reason. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The financial and reserve restatement information is included in this Information Statement/prospectus. Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to United’s financial statements, which begins on page F-8.

Loan From Sterling Bank

On June 16, 2006, United and UHC New Mexico Corporation along with Lothian and its subsidiaries, Lothian Oil (USA) Inc. and Lothian Oil Texas I Inc., entered into a series of agreements, including a promissory note and an Amended and Restated Credit Agreement, with Sterling Bank (referred to in this discussion as the “Bank”) relating to an amendment to a credit facility advanced by the Bank to Lothian effective March 31, 2006.

The credit facility is a line of credit in the amount of $20,000,000 with availability established under an oil and gas borrowing base determined by the Bank in its sole discretion. On June 16, 2006, there was outstanding under the prior Credit Agreement between the Bank and Lothian $3,449,000 of principal and $14,948 of accrued and unpaid interest, plus a Letter of Credit in the amount of $500,000. These outstanding amounts constituted outstanding principal and interest and a Letter of Credit that made up part of the obligations under the Amended and Restated Credit Agreement. Proceeds of the credit facility may be used solely for capital expenditures in relation to the development of the properties used to secure the credit facility, payment of fees and expenses under the Amended and Restated Credit Agreement and/or for general corporate purposes. The Letter of Credit may be used solely for general corporate purposes, however, no Letter of Credit may be used in lieu or in support of stay or appeal bonds.

Except as otherwise described, interest accrues on the credit facility at the prime rate announced by the Wall Street Journal plus 0.75% at any time the loan balance is less than the “Commitment”, as that term is defined in the Amended and Restated Credit Agreement and at the prime rate plus 1.50% at any time the loan balance is equal to or greater than the Commitment. The Commitment is defined as the obligation of the Bank, subject to applicable provisions of the Amended and Restated Credit Agreement, to make loans to or for the benefit of the borrowing parties (including United and UHC New Mexico Corporation) and to issue Letters of Credit in an aggregate amount not to exceed the lesser of (i) $20,000,000 and (ii) the borrowing base then in effect. Interest on past due principal and past due interest, to the extent permitted by applicable law, accrues at the prime rate plus 4%. Accrued and unpaid interest on the portion of the credit facility outstanding is due and payable monthly commencing on the last day of June 2006, and continuing on the last day of each calendar month thereafter while any amount of the outstanding principal balance remains outstanding. The outstanding principal balance on the promissory note, together with all accrued and unpaid interest, is due and payable on April 30, 2008.

On June 16, 2006 the borrowing base for the credit facility was designated by the Bank as $5,250,000. The borrowing base will be reduced on the last day of each month by an amount designated by the Bank. The Bank designated $0.00 as the reduction to the borrowing base as of June 16, 2006. The Bank will redetermine the borrowing base on a semi-annual basis on December 1st and June 1st of each year, starting on December 1, 2006. The Bank and the borrowers under the credit facility may each request one optional borrowing base review between semi-annual periods. United, UHC New Mexico Corporation, Lothian, Lothian Oil (USA) Inc. and Lothian Oil Texas I Inc. pledged all of their assets to secure repayment of the credit facility and United’s subsidiaries, UHC Petroleum Corporation and UHC Petroleum Services Corporation, provided guarantees for the credit facility.

Creation of Preferred Stock

United’s Articles of Incorporation authorize it to issue 5,000,000 shares of preferred stock, $0.0001 par value per share and allow the Board of Directors, without shareholder approval and by resolution, to designate the preferences and rights of the preferred stock. On February 22, 2006, United’s Board of Directors unanimously adopted and approved a “Certificate of Designation, Preferences and Rights of Series A Preferred Stock of United Heritage Corporation” and a “Certificate of Designation, Preferences and Rights of Series B Preferred Stock of United Heritage Corporation”. Collectively, these are referred to as the “Certificates of Designation”. These Certificates of Designation, which were filed on May 17, 2006, created 133,333 shares of Series A Preferred Stock, 30,303 shares of Series B-1 Preferred Stock and 45,455 shares of Series B-2 Preferred Stock. United intends to amend and restate the Certificates of Designation prior to the consummation of the Merger. The Certificates of Designation, as they will be amended and restated, will create 176,000 shares of Series A Preferred Stock, 40,000 shares of Series B-1 Preferred Stock and 60,000 shares of Series B-2 Preferred Stock.

The creation of the Series A and Series B Preferred Stock will allow United, in accordance with the Merger Agreement, to issue shares of Series A and Series B-1 Preferred Stock in exchange for the Series A and Series B-1 Preferred Stock held by certain Lothian shareholders.

On-Going Operations

United operates its business through its wholly owned subsidiaries, UHC Petroleum Corporation, UHC Petroleum Services Corporation, and UHC New Mexico Corporation, which are sometimes collectively referred to in this Information Statement/prospectus as the “subsidiaries”.

UHC Petroleum Corporation’s leaseholds include 130 potentially productive wellbores in the Wardlaw Field, located approximately 28 miles west of Rock Springs in Edwards County, Texas. Of these wells, approximately 44 are currently capable of producing. United is in the process of evaluating the remaining wells. The Wardlaw Field lies in the southeast portion of the Val Verde Basin with oil production from the field coming from the Glen Rose formation at a depth of less than 600 feet. UHC Petroleum Corporation is a party to two leases consisting of approximately 10,360 gross acres of which approximately 10,218 gross acres are undeveloped. UHC Petroleum Corporation has a gross working interest of 100% and a net revenue interest of 75% of the Wardlaw Field production. The original lease term was extended by a period of 90 days each time a well was drilled, therefore, based on drilling done in the past, the primary lease term is currently extended to 2013.

Production in the Wardlaw Field is currently done via the casing swab method and progressive cavity pumps.

On April 20, 2005, UHC Petroleum Corporation assigned 7,840 specific net acres of the Val Verde Basin leasehold to Dominion Oklahoma Texas Exploration & Production, Inc., which is a petroleum exploration and production company owned by Dominion Resources, Inc. (referred to in this discussion as “Dominion”). UHC Petroleum Corporation and Dominion also agreed to an area of mutual interest which surrounds the 7,840 specific net acres and encompasses approximately 12,800 acres. The assignment to Dominion is for development of wells in depths below 2000 feet. UHC Petroleum Corporation reserved the right to develop wells above 2000 feet. The term of the assignment is two years, but will continue so long as oil, gas or associated hydrocarbons are produced in paying quantities. The assignment provides that the first well is to be commenced within two years from the date of the assignment, and that subsequent wells must be drilled every 180 days. Dominion and UHC Petroleum Corporation have negotiated the terms of a Joint Operating Agreement. Dominion has drilled the first well and is awaiting the results.

UHC Petroleum Corporation received as consideration for the assignment cash, an overriding royalty interest, a carried working interest in the first, second or third wells, and the right to participate as a working interest partner, on a “well by well” basis, in the development of the entire acreage.

On August 2, 2005 UHC Petroleum Corporation elected to participate with Dominion in an additional 1,555 acre oil and gas lease acquisition. United paid $14,556 for the proportionate share of the cost of the lease. In December 2005 UHC Petroleum Corporation again elected to participate with Dominion in an additional 640 acre oil and gas lease acquisition in Edwards County, Texas. United paid $12,000 for the proportionate share of the cost.

UHC New Mexico Corporation acquired its oil and gas properties in June 1999. UHC New Mexico Corporation leases three fields located in New Mexico, the Cato San Andres Unit, the Tom-Tom (San Andres) Field and, the Tomahawk (San Andres) Field, which consist of approximately 19,600 leasehold acres in the Permian Basin.

The Cato San Andres Unit (Cato) consists of 209 potentially productive wellbores on approximately 15,321 acres. Unitized and given waterflood status in 1989, Cato encompasses 24 sections in Northeast Chaves County, New Mexico. Cato was discovered in 1967, and produces from three porosity zones in the dolomitic San Andres reservoir at a depth ranging from approximately 3,100 to 3,600 feet. Produced water is generally reinjected into the reservoir. UHC New Mexico Corporation receives a gross working interest of approximately 98% in Cato’s production. There are currently over 40 wells in production.

The Tom-Tom Field, located in Northeast Chaves County, New Mexico, is composed of nine leases with 44 potentially productive wellbores that cover approximately 3,040 acres. Tom-Tom was first discovered in April 1967. Most of the wells in the Tom-Tom Field were drilled during the mid to late 1970s. Through the leases, New Mexico is entitled to a 100% gross working interest in Tom-Tom’s production. The wells can be produced on a limited basis via the casing swab method using a self-contained truck-mounted casing swab unit.

The Tomahawk (San Andres) Field (“Tomahawk”) is located approximately 60 miles east of Roswell in southeastern New Mexico and is associated with the northwest portion of the Permian Basin. UHC New Mexico Corporation’s 3 leases cover approximately 1,160 acres containing 26 potentially productive wellbores. Tomahawk was discovered in April 1977. Most of the wells acquired by UHC New Mexico Corporation were drilled beginning in 1977. The average production depth in the field is approximately 4,100 feet. Through its leases, UHC New Mexico Corporation is entitled to a 100% gross working interest in Tomahawk’s production. These wells also can be produced on a limited basis via the casing swab method.

In 2006 United commissioned an independent engineering study of its Texas and New Mexico oil and gas fields. This study is based on the limited methods of recovery that are now being utilized. The report estimated that, on a gross basis, 559,742 barrels of oil are recoverable and 2.602 BCF (billion cubic feet) of gas is recoverable, all from the oil and gas fields in New Mexico. The recovery of both the oil and gas was estimated to have a present value, discounted by 10%, of $8,107,984. After reviewing the study United determined that it would be required to restate its reserves and restate its financial statements. Please refer to pages F-8 through F-10 of this Information Statement/prospectus for additional information relating to these restatements.

Under an agreement with the New Mexico Oil Conservation Division entered into in December 2005, United has agreed that the wells located in New Mexico will be producing by March 2009, and that any well not producing by that date will either be put into a temporarily abandoned status or plugged and abandoned. United is in compliance with this agreement.

United’s goal has been to develop its properties to fully exploit all of their resources, but it has not been able to do this to date because of a lack of working capital.

The following table shows the total net oil and gas production from Texas and New Mexico for each of the three most recent fiscal years. Oil production is shown in barrels (Bbl), and natural gas production is shown in thousand cubic feet (Mcf).

March 31,
Area	2006	2005	2004

Texas
Oil	1,486 Bbl	1,450 Bbl	368 Bbl
Gas	—	—	—
New Mexico
Oil	5,894 Bbl	6,000 Bbl	8,358 Bbl
Gas	110,336 Mcf	118,751 Mcf	129,062 Mcf

The following table illustrates the average sales price and the average production (lifting) costs per barrel and per thousand cubic feet for each of the three most recent fiscal years.

	March 31,
	2006		2005		2004
	Oil	Gas	Oil	Gas	Oil	Gas

Texas
Avg. Sales Price/Unit	$36.80	—	$35.14	—	$15.70	—
Avg. Prod. Cost/Unit	$30.11	—	$21.46	—	$13.60	—
New Mexico
Avg. Sales Price/Unit	$44.72	$3.34	$37.69	$3.82	$24.86	$4.65
Avg. Prod. Cost/Unit	$8.53	—	$7.89	—	$6.78	—

——————

(1)

Average production (lifting) costs are represented in barrels of oil equivalent (Boe) for New Mexico production.

The following table illustrates the results of the drilling activity during each of the three most recent fiscal years:

March 31,
	2006		2005		2004
	Net	Dry	Net	Dry	Net	Dry
Wells Drilled	Productive Holes		Productive Holes		Productive Holes

New Mexico
Exploratory	—	—	—	—	—	—
Development	—	—	—	—	—	—
Texas
Exploratory	—	—	—	—	—	—
Development	—	—	—	—	—	—
Total
Exploratory	—	—	—	—	—	—
Development	—	—	—	—	—	—

The following table illustrates estimates of the oil and gas reserves, both as reported and as restated, for the periods ended March 31, 2004, March 31, 2005 and March 31, 2006.

	Oil Reserves (Bbls)		Gas Reserves (Mcf)
	As Reported	As Restated	As Reported	As Restated

March 31, 2004
Estimated Proved Reserves	27,592,015	575,783	1,507,510	3,097,811
Extensions, additions and discoveries	—	—	—	—
Revisions to previous estimates	7,641,035	(1,144)	(6,046,500)	(44,295)
Production	(7,450)	(7,450)	(118,751)	(118,751)
March 31, 2005
Estimated Proved Reserves	35,225,600	567,189	7,602,559	2,934,765
Extensions, additions and discoveries	—	—	—	—
Revisions to previous estimates	(34,658,478)	(67)	(4,890,152)	(222,358)
Production	(7,380)	(7,380)	(110,336)	(110,336)
March 31, 2006	559,742	559,742	2,602,071	2,602,071

The following table sets forth United’s estimated net proved oil and natural gas reserves and the present value of estimated future net cash flows related to such reserves as of March 31, 2006. All product pricing and cost estimates used in the reserve reports are in accordance with the rules and regulations of the Securities and Exchange Commission. The standardized measure of discounted future net cash flows has been calculated using a discount factor of 10%.

You should not assume that the estimated future net cash flows or the present value of estimated future net cash flows, referred to in the table below, represent the fair value of United’s estimated oil and gas reserves. As required by the Securities and Exchange Commission, United determines estimated future net cash flows using period-end market prices for oil and gas without considering hedge contracts in place at the end of the period. Using the information contained in the reserve reports, the average 2006 year-end product prices for all of United’s properties were $66.66 per barrel of oil and $6.985 per MMBtu of gas.

	Proved Developed Producing	Proved Developed Non-Producing	Total Proved

Total Company
Oil (MBbls)	18,236	541,506	559,742
Natural Gas (MMcf)	341,451	2,260,620	2,602,071
Total Oil and Natural Gas (MBoe)	75,145	918,275	993,420
Estimated future net cash flows before tax	$415,853	$16,963,219	$17,379,072
Discounted future net cash flows before tax	$374,270	$7,733,714	$8,107,984

Cato San Andres Unit
Oil (MBbls)	18,236	541,506	559,742
Natural Gas (MMcf)	341,451	2,260,620	2,602,071
Total Oil and Natural Gas (MBoe)	75,145	918,275	993,420
Estimated future net cash flows before tax	$415,853	$16,963,219	$17,379,072
Discounted future net cash flows before tax	$374,270	$7,733,714	$8,107,984

Wardlaw Field
Oil (MBbls)	0	0	0
Natural Gas (MMcf)	0	0	0
Total Oil and Natural Gas (MBoe)	0	0	0
Estimated future net cash flows before tax	$0	$0	$0
Discounted future net cash flows before tax	$0	$0	$0

Guidelines established by the Securities and Exchange Commission were utilized to prepare these reserve estimates. Estimates of oil and gas reserves and their values require numerous engineering assumptions as to the productive capacity and production rates of existing geological formations and require the use of certain Securities and Exchange Commission guidelines as to assumptions regarding costs to be incurred in developing and producing reserves and prices to be realized from the sale of future production.

Accordingly, estimates of reserves and their values are inherently imprecise and are subject to constant revision and changes. These amounts should not be construed as representing the actual quantities of future production or cash flows to be realized from United’s oil and gas properties or the fair market value of these properties. Certain additional unaudited financial information regarding United’s reserves, including the estimated present value of future net cash flows, is set forth in Note 21 of the Notes to Consolidated Financial Statements included in this Information Statement/prospectus.

United has no oil and gas reserves or production subject to long-term supply, delivery or similar agreements. Estimates of United’s total proved oil and gas reserves have not been filed with or included in reports to any federal authority or agency other than the Securities and Exchange Commission.

The following table illustrates the total gross and net oil and gas wells in which Petroleum and New Mexico had an interest at March 31, 2006. The existence of a productive well does not mean that the well is currently producing or will continue to be productive. United intends to continue evaluating the wells as it redevelops the properties. As United completes its evaluations, it will determine which, if any, wells may be produced and which may be plugged and abandoned.

	Productive Wells
	Gross		Net
Area	Oil	Gas	Oil	Gas

New Mexico	292	0	246	0
Texas	44	0	33	0
Total	336	0	279	0

The following table illustrates the gross and net acres of developed and undeveloped gas and oil leases held by Petroleum and New Mexico at March 31, 2006.

	Developed Acres		Undeveloped Acres
Area	Gross	Net	Gross	Net

New Mexico	19,521	16,577	0	0
Texas	142	107	10,218	7,664
Total	19,663	16,684	10,218	7,664

Discontinued Operations

In June 2000 United’s subsidiary, National Heritage Sales Corporation, began marketing a line of premium meat and poultry products under the brand Heritage Lifestyle™. Pursuant to a Reorganization Agreement and an Agreement and Plan of Merger entered into on January 27, 2005, United transferred certain assets of National Heritage Sales Corporation, including the “Heritage Lifestyle” trademarks, point of sale material and good will, to Heritage Food Group, another subsidiary. On January 27, 2005 Heritage Food Group was merged into BMW Holdings, Inc. (BMW), an unrelated third party, with BMW being the surviving corporation in the merger. Upon giving effect to the merger, the existing shareholders of BMW retained a 92.5% interest in BMW and United obtained a 7.5% interest in BMW, consisting of 8,823,530 shares of BMW’s Class A common stock. As consideration for the transfer, BMW agreed to pay $75,000 to United in 12 equal monthly installments.

BMW has not paid any portion of the consideration owed for the transfer and United believes that BMW has filed a petition seeking relief under the United States Bankruptcy Code. Because United does not believe that BMW will be able to pay the consideration, even in installments, it wrote off the receivable as a loss during the quarter ended December 31, 2005. Furthermore, United believes it is unlikely that the dividend distribution of Class A common stock to its shareholders will occur. BMW is involved with certain lawsuits more fully discussed under “Legal Proceedings” on page 32 below.

Competition

The oil and gas industry is highly competitive. United competes with other oil and gas companies and investors in searching for, and obtaining, future desirable prospects, in securing contracts with third parties for the development of oil and gas properties, in securing contracts for the purchase or rental of drilling rigs and other equipment necessary for drilling operations, and in purchasing equipment necessary for the completion of wells, as well as in the marketing of any oil and gas which may be discovered. Many of United’s competitors are larger than United and have substantially greater access to capital and technical resources than United does, giving them a substantial competitive advantage. United does not represent a significant presence in the oil and gas industry.

Regulation

As described below, oil and gas operations are subject to various types of regulation by state and federal agencies. Legislation affecting the oil and gas industry is under constant review for amendment or expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. The regulatory burden on the oil and gas industry increases the cost of doing business and, consequently, affects United’s profitability.

State Regulation of Oil and Gas Production. The states of Texas and New Mexico regulate the production and sale of natural gas and crude oil, including requirements for obtaining drilling permits, the method of developing new fields, the spacing and operation of wells and the prevention of waste of oil and gas resources. In addition, most states regulate the rate of production and may establish maximum daily production allowables for wells on a market demand or conservation basis. To date, we have not found these regulations burdensome to comply with.

Environmental Regulations. United’s activities are subject to federal and state laws and regulations governing environmental quality and pollution control. These regulations have a material effect on United’s operations, but the cost of such compliance has not been material to date. However, United believes that the oil and gas industry may experience increasing liabilities and risks under the Comprehensive Environmental Response, Compensation and Liability Act, as well as other federal, state and local environmental laws, as a result of increased enforcement of environmental laws by various regulatory agencies. As an “owner” or “operator” of property where hazardous materials may exist or be present, United, like others in the petroleum industry, could be liable for fines and/or “clean-up” costs, regardless of whether the release of a hazardous substance was due to its conduct.

Employees

United shares the use of seven full time employees with its subsidiaries. These employees are provided to United by Lothian.

Financial Information by Segment

Revenues and net income by segment are presented below for the last two fiscal years and identifiable assets are shown by segment at the end of each of the two fiscal years:

	March 31, 2006	March 31, 2005
		As Reported	As Restated
Revenue
Oil and Gas	$592,991	$483,151	$483,151
Food Products	8,694	55,085	55,085
Interest Income	—	222	222
Net Income (Loss)
Oil and Gas	$(24,096,809)	$(42,008)	$(274,422)
Food Products	(181,066)	(211,968)	(211,968)
Corporate (Parent)	(1,143,445)	(559,219)	(516,337)
Identifiable Assets (Year End)
Oil and Gas	$15,326,519	$39,469,394	$37,516,893
Food Products	0	137,973	137,973
Corporate (Parent)	135,086	76,090	227,718

Properties

Until February 22, 2006, United and its subsidiaries operated out of offices provided by Walter G. Mize. The facilities were located at 2 North Caddo Street, Cleburne, Texas. Mr. Mize provided the office space and equipment without charge to United.

On February 22, 2006, United relocated its corporate headquarters to 405 North Marienfeld, Suite 200, Midland, Texas 79701. This facility consists of approximately 2,070 square feet together with secretarial and other services. The facility is leased by Shamrock Equipment Company, Inc., which is controlled by Thomas Kelly, a director of United and Lothian. United pays no rent for the use of this facility.

UHC Petroleum Corporation leases an oil field in Edwards County, Texas consisting of approximately 10,360 gross acres of which 10,218 gross acres and 7,664 net acres are undeveloped. Pursuant to the leases, UHC Petroleum Corporation receives a 100% gross working interest from production. The field is located in the southeast portion of the Val Verde Basin.

UHC New Mexico Corporation’s fields (Cato, Tom-Tom and Tomahawk) consist of approximately 19,521 gross acres of which no gross or net acres are undeveloped. The fields are located in the southeast New Mexico part of the Permian Basin. UHC New Mexico Corporation receives a gross working interest of approximately 98% from Cato’s production and a 100% gross working interest from the Tom-Tom and Tomahawk production.

Legal Proceedings

United or its subsidiaries are parties to the following legal proceedings:

United Heritage Corporation v. Black Sea Investments, Ltd. and Bradford A. Phillips, Case No. 249-226-98, 249th Judicial District, Johnson County, Texas. On March 27, 2003 United recovered a judgment in the amount of $2,000,000 plus prejudgment interest in the amount of $863,569.20, court costs and $102,988.23 in attorney’s fees against defendant Black Sea Investments, Ltd. Bradford A. Phillips was found not liable. The decision has been through all appeals and United is currently going through collection procedures. No part of the judgment has been paid.

UFCW Local 174 Commercial Health Care Fund, et al. v. Homestead Meadows Foods Corp., et al., Case No. 05-civ-7098 (DLC), United States District Court, Southern District of New York. In December 2005 plaintiffs served United, as one of 12 defendants, for allegedly failing to pay a judgment that was rendered on July 11, 2005 against BMW Meats for its failure to make contributions to certain union health, pension and security funds pursuant to a collective bargaining agreement. United was not a party to the collective bargaining agreement and had no obligation to contribute to these funds. United believes that this action was filed as a nuisance and intends to vigorously defend it.

Jack and Yola Arnoff Family, L.P. vs. BMW Meats LLC, et al., Case No. 06-15611, Supreme Court of the State of New York, County of Suffolk., On June 7, 2006 the plaintiff filed an action against 16 defendants alleging breach of a lease for premises located at 105 Bi-County Boulevard, Farmingdale, New York, breach of an equipment agreement and for the seizure of certain assets transferred by defendant BMW Meats LLC. Plaintiff is asking for $2.7 million for breach of the lease, $15,000 for breach of the equipment agreement, $22,500 for removal of the equipment from the premises, $10,000 from an escrow fund, seizure of assets and interest. United believes that this action was filed as a nuisance and intends to vigorously defend it.

MARKET INFORMATION

United’s stock trades under the symbol “UHCP” on the Nasdaq Capital Market.

The following table sets forth, for the periods indicated, the high and low sales prices per share of United’s common stock as reported by Nasdaq. All of the prices have been adjusted to reflect the reverse stock split United effected on December 22, 2005.

	High	Low

Fiscal Year Ended March 31, 2007
First Quarter	$3.70	$2.52
Second Quarter through September 19, 2006	$4.09	$2.48

Fiscal Year Ended March 31, 2006
First Quarter	5.10	1.20
Second Quarter	3.90	2.07
Third Quarter	2.90	1.86
Fourth Quarter	3.14	2.33

Fiscal Year Ended March 31, 2005
First Quarter	3.33	2.07
Second Quarter	3.12	1.08
Third Quarter	2.28	1.20
Fourth Quarter	3.63	1.14

Shareholders

As of the Record Date, there were more than 3,000 holders of United common stock.

Dividends

United has never declared any cash dividends on its common stock and it does not anticipate declaring a cash dividend in the foreseeable future.

Pursuant to Section 16-10a-640 of the Utah Business Corporation Act, United may not pay dividends if, after giving effect to the distribution, it would not be able to pay its debts as they become due in the usual course of business, or its total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if United were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

On May 17, 2006, United filed a Certificate of Designation, Preferences and Rights of Series A Preferred Stock of United Heritage Corporation and a Certificate of Designation, Preferences and Rights of Series B Preferred Stock of United Heritage Corporation, thereby creating three series of preferred stock. United created the preferred stock in anticipation of the consummation of the Merger. United authorized 133,334 shares of Series A Preferred Stock, 30,303 shares of Series B-1 Preferred Stock and 45,455 shares of Series B-2 Preferred Stock. The holders of United’s Series A Preferred Stock are entitled to receive dividends at the rate of eight percent of the liquidation preference of $165.000165 per share per annum. The dividends are cumulative and prior and in preference to any declaration of payment of any dividend or other distribution (other than dividends payable in common stock) on the common stock. The dividends accrue from the date of issuance of each share and are payable quarterly. Holders of United’s Series A Preferred Stock do not have preference over subsequent series of preferred stock but will be entitled to equal dividends or distributions made to holders of subsequent series of preferred stock. Holders of United’s Series B-1 Preferred Stock and Series B-2 Preferred Stock are entitled to receive dividends at the rate of eight percent of the liquidation preference of $165.000165 and $206.2502062, respectively, per annum. The dividends are cumulative and prior and in preference to any declaration of payment of any dividend or other distribution (other than dividends payable in common stock) on the common stock. The dividends accrue from the date of issuance of each share and will be payable quarterly. Holders of Series B Preferred Stock will not have preference over holders of Series A Preferred Stock or subsequent series of preferred stock but will be entitled to equal dividends or distributions made to holders of Series A Preferred Stock or subsequent series of preferred stock.

Prior to the consummation of the Merger, United will amend the Certificate of Designation, Preferences and Rights of Series A Preferred Stock of United Heritage Corporation and a Certificate of Designation, Preferences and Rights of Series B Preferred Stock as follows:

United will have authorized 176,000 shares of Series A Preferred Stock, 40,000 shares of Series B-1 Preferred Stock and 60,000 shares of Series B-2 Preferred Stock. The holders of United’s Series A Preferred Stock will be entitled to receive dividends at the rate of eight percent of the liquidation preference of $125 per share per annum. The dividends will be cumulative and prior and in preference to any declaration of payment of any dividend or other distribution (other than dividends payable in common stock) on the common stock. The dividends will accrue from the date of issuance of each share and will be payable quarterly. Holders of United’s Series A Preferred Stock will not have preference over holders of subsequent series of preferred stock. Holders of United’s Series B-1 Preferred Stock and Series B-2 Preferred Stock are entitled to receive dividends at the rate of eight percent of the liquidation preference of $125 and $156.25, respectively, per annum. The dividends will be cumulative and prior and in preference to any declaration of payment of any dividend or other distribution (other than dividends payable in common stock) on the common stock. The dividends will accrue from the date of issuance of each share and will be payable quarterly. Holders of Series B Preferred Stock will not have preference over holders of Series A Preferred Stock or subsequent series of preferred stock but will be entitled to equal dividends or distributions made to holders of Series A Preferred Stock or subsequent series of preferred stock. If the Merger is consummated, shares of the Series A and Series B-1 Preferred Stock will be issued to the holders of Lothian’s Series A and Series B-1 Preferred Stock and warrants for the purchase of the Series B-2 Preferred Stock will be issued to the holders of warrants of Lothian’s Series B-2 Preferred Stock.

In conjunction with and upon consummation of the Merger, United will issue warrants to shareholders of record on April 26, 2006. Each shareholder (with the exception of Lothian) will receive one warrant to purchase a share of United’s common stock for each share of common stock owned. The warrants will have a term of five years and an exercise price of $3.00 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF
OPERATION – UNITED HERITAGE CORPORATION

Management’s discussion and analysis of results of operations and financial condition is based upon United’s consolidated financial statements. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, United evaluates these estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Overview

United is an independent producer of natural gas and crude oil based in Midland, Texas. It produces from properties that it leases in Texas and New Mexico. United acquired its Texas property, which includes 130 potentially productive wellbores (of which approximately 44 wells are capable of producing), in February 1997 and the New Mexico properties, which include 292 potentially productive wellbores, in June 1999. United’s plan has been to develop these properties by reworking many of the existing wells and drilling additional wells. However, the revenues it earned did not provide it with enough money to implement its development plans.

On October 7, 2005, United and its subsidiaries entered into a Development and Exploration Agreement with Lothian relating to certain properties and an assignment and assumption of interest relative to a portion of its working interest in those properties. In conjunction with this agreement, United signed an Operating Agreement naming Lothian as the operator of its properties in Edwards County, Texas and Chavez and Roosevelt Counties, New Mexico. Pursuant to the terms of a promissory note and Secured Credit Agreement, Lothian provided to United a line of credit in the amount of $4,000,000. United may draw down the credit line as needed for development of the Cato San Andres Unit. As of June 30, 2006, United had drawn a total of $2,705,503.

On March 31, 2006, Lothian loaned United an additional $2,500,000 (the “Wardlaw Loan”) pursuant to the terms of a promissory note and Secured Credit Agreement. United may draw down the Wardlaw Loan as needed for development of the Wardlaw Field. As of June 30, 2006, United had drawn a total of $467,068.

On June 16, 2006, United and its wholly-owned subsidiary, UHC New Mexico Corporation, along with Lothian and its subsidiaries, Lothian Oil (USA) Inc. and Lothian Oil Texas I Inc., entered into a series of agreements, including a promissory note and an Amended and Restated Credit Agreement, with Sterling Bank (referred to in this discussion as the “Bank”) relating to an amendment to a credit facility advanced by the Bank to Lothian effective March 31, 2006. The credit facility is a line of credit in the amount of $20,000,000 with availability established under an oil and gas borrowing base determined by the Bank in its sole discretion. On June 16, 2006, there was outstanding under the prior Credit Agreement between the Bank and Lothian $3,449,000 of principal and $14,948 of accrued and unpaid interest, plus a Letter of Credit in the amount of $500,000. Proceeds of the credit facility may be used solely for capital expenditures in relation to the development of the properties used to secure the credit facility, payment of fees and expenses under the Amended and Restated Credit Agreement and/or for general corporate purposes. The Letters of Credit may be used solely for general corporate purposes, however, no Letter of Credit may be used in lieu or in support of stay or appeal bonds. The credit line is all due and payable on April 30, 2008.

On April 20, 2005, United’s wholly-owned subsidiary, UHC Petroleum Corporation, assigned 7,840 specific net acres of its 10,360 acre oil and gas leasehold situated in the Val Verde Basin to Dominion Oklahoma Texas Exploration & Production, Inc., which is a petroleum exploration and production company owned by Dominion Resources, Inc. (referred to in this discussion as “Dominion”). UHC Petroleum Corporation and Dominion also agreed to an area of mutual interest (“AMI”) that surrounds the 7,840 specific net acres. This AMI encompasses approximately 12,800 acres. The assignment to Dominion is for development of wells in depths below 2000 feet. UHC Petroleum Corporation reserved all right to develop wells above 2000 feet. The term of the assignment is two years, but will continue so long as oil, gas or associated hydrocarbons are produced in paying quantities. The assignment provides that the first well is to be commenced within two years from the date of the assignment, and that subsequent wells must be drilled every 180 days. Dominion and UHC Petroleum Corporation have negotiated the terms of a Joint Operating Agreement to implement the assignment. UHC Petroleum Corporation received as consideration for the assignment cash, an overriding royalty interest, a carried working interest in the first, second or third wells, and the right to participate as a working interest partner, on a “well by well” basis, in the development of the entire acreage. Dominion has drilled the first well and is awaiting the results.

On August 2, 2005, UHC Petroleum Corporation elected to participate with Dominion in an additional 1,555 acre oil and gas lease acquisition. United paid $14,556 for its proportionate share of the cost of the lease.

In December 2005, UHC Petroleum Corporation again elected to participate with Dominion in an additional 640 acre oil and gas lease acquisition in Edwards County, Texas. United paid $12,000 for its proportionate share of the cost.

Under an agreement with the New Mexico Oil Conservation Division entered into in December 2005, United has agreed that the wells located in New Mexico will be producing by March 2009, and that any well not producing by that date will be put in either a temporarily abandoned status or plugged and abandoned.

During the 2006 fiscal year, the sales price of oil produced by United’s properties in Texas increased by $1.66 a barrel, to $36.80 a barrel, from $35.14 a barrel during the 2005 fiscal year while the sales price of oil produced by United’s properties in New Mexico increased by $7.03 a barrel, to $44.72 a barrel, from $37.69 a barrel during the 2005 fiscal year. Production costs during the 2006 fiscal year increased from $21.46 a barrel during the 2005 fiscal year to $30.11 a barrel for the Texas properties and from $7.89 a barrel during the 2005 fiscal year to $8.53 a barrel for the New Mexico properties.

During the 2006 fiscal year, the sales price of gas produced by the New Mexico properties decreased by $0.48 per Mcf, from $3.82 per Mcf during the 2005 fiscal year to $3.34 per Mcf during the 2006 fiscal year.

During the 2005 fiscal year, United also disposed of the majority of the assets of its wholly-owned subsidiary, National Heritage Sales Corporation. United does not intend to continue doing business in the food products market.

Since United does not believe that its expenses will decrease significantly during the 2007 fiscal year, unless production and sales of oil and gas significantly increase, it may not attain profitability during the 2007 fiscal year.

United’s financial results depend upon many factors which significantly affect its results of operations, including the following:

•

the sales prices of natural gas and crude oil;

•

the level of total sales volumes of natural gas and crude oil;

•

the availability of, and United’s ability to raise, additional capital resources and provide liquidity to meet cash flow needs, increase production and acquire additional reserves.

Due to a shortage of cash, United has been unable to develop its properties to significantly increase its production levels.

Except as otherwise discussed in this Information Statement/prospectus, United knows of no trends, events or uncertainties that have, or are reasonably likely to have, a material impact on its short-term or long-term liquidity or on its net sales or revenues from continuing operations. United does not currently have any commitments for capital expenditures for the 2007 fiscal year.

During the 2007 fiscal year, United’s plan is to continue redevelopment of its properties and to retain an engineering firm to develop a current waterflood study of the Cato San Andres Unit.

Restatement of Financial Information and Reserves

In June 2006 United determined, based on a report received from an independent petroleum engineer and management’s internal assessments, that a downward revision of its proved reserve estimates, from 36,492,693 Boe to 1,056,317 Boe, should have been reflected in the March 31, 2005 fiscal year and prior periods. The following table sets forth United’s estimated proved reserves, as reported and as restated, as of March 31, 2005 and March 31, 2004.

	March 31
	2005		2004
	As Reported	As Restated	As Reported	As Restated

Estimated Proved Reserves
Oil bls)	35,225,600	567,189	27,592,015	575,783
Gas (Mcf)	7,602,559	2,934,765	1,507,510	3,097,811
Oil and Gas (Boe)	36,492,693	1,056,317	27,843,267	1,092,085
Estimated Proved Developed Reserves
Oil (Bbls)	5,629,000	567,189	6,702,230	575,783
Gas (Mcf)	2,538,000	2,934,765	1.507,510	3,097,811
Oil and Gas (Boe)	6,052,000	1,056,317	6,953,482	1,092,085

In view of the overstatement of proved reserves, management determined to restate United’s financial statements for the fiscal years ended March 31, 2005 through March 31, 2000 and the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005. The revision to the reserve estimates and the recalculation of the ceiling limitations for the restated financial statements required United to record an impairment to its proved properties of approximately $948,898 in the fiscal year ended March 31, 2002. The cumulative impact of the restatement on shareholders’ equity as of March 31, 2005 was a reduction of approximately $1,800,873, from $27,084,992 to $25,284,119.

The financial statements and related information contained in United’s Annual and Quarterly Reports on Forms 10-KSB and 10-QSB, respectively, for the periods prior to March 31, 2006 should no longer be relied upon. A summary of the effects of the restatement on reported amounts for the year ended March 31, 2005 and the quarters ended June 30, 2005, September 31, 2005 and December 30, 2005 are presented in Note 1 to United’s financial statements for the fiscal year ended March 31, 2006, which begins at page F-8.

Going Concern Status

United’s financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. United has incurred substantial losses from operations and it has a working capital deficit which raises doubt about its ability to continue as a going concern. United sustained a net loss of $17,371,395 for the fiscal year ended March 31, 2006 and, as of the same period, it had an accumulated deficit of $31,564,012. United believes that, if the Merger is consummated, it will be able to obtain the financing it needs to develop its properties and alleviate the doubt about its ability to continue as a going concern. However, United cannot assure you that the Merger will be consummated or that it will achieve operating profits in the future.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The reported financial results and disclosures were determined using the significant accounting policies, practices and estimates described below.

Proved Reserves – Proved reserves are defined by the Securities and Exchange Commission as those volumes of crude oil, condensate, natural gas liquids and natural gas that geological and engineering data demonstrate with reasonable certainty are recoverable from known reservoirs under existing economic and operating conditions. Proved developed reserves are volumes expected to be recovered through existing wells with existing equipment and operating methods. Although United’s engineers are knowledgeable of and follow the guidelines for reserves established by the Securities and Exchange Commission, the estimation of reserves requires engineers to make a significant number of assumptions based on professional judgment. Reserves estimates are updated at least annually and consider recent production levels and other technical information about each well. Estimated reserves are often subject to future revision, which could be substantial, based on the availability of additional information including: reservoir performance, new geological and geophysical data, additional drilling, technological advancements, price changes and other economic factors. Changes in oil and gas prices can lead to a decision to start-up or shut-in production, which can lead to revisions to reserve quantities. Reserve revisions in turn cause adjustments in the depletion rates utilized by United. United cannot predict what reserve revisions may be required in future periods.

Depletion rates are determined based on reserve quantity estimates and the capitalized costs of producing properties. As the estimated reserves are adjusted, the depletion expense for a property will change, assuming no change in production volumes or the costs capitalized. Estimated reserves are used as the basis for calculating the expected future cash flows from a property, which are used to determine whether that property may be impaired. Reserves are also used to estimate the supplemental disclosure of the standardized measure of discounted future net cash flows relating to oil and gas producing activities and reserve quantities disclosure in Note 21 to the consolidated financial statements. Changes in the estimated reserves are considered changes in estimates for accounting purposes and are reflected on a prospective basis.

We employ the full cost method of accounting for oil and gas production assets, which are located in the southwestern United States. Under the full cost method, all costs associated with the acquisition, exploration and development of oil and gas properties are capitalized and accumulated in cost centers on a country-by-country basis. The sum of net capitalized costs and estimated future development and dismantlement costs for each cost center is depleted on the equivalent unit-of-production basis using proved oil and gas reserves as determined by independent petroleum engineers.

Net capitalized costs are limited to the lower of unamortized cost net of related deferred tax or the cost center ceiling. The cost center ceiling is defined as the sum of (i) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on un-escalated year-end prices and costs; (ii) the cost of properties not being amortized; (iii) the lower of cost or market value of unproved properties included in the costs being amortized; less (iv) income tax effects related to differences between the book and tax basis of the oil and gas properties.

The ceiling test is affected by a decrease in net cash flow from reserves due to higher operating or finding costs or reduction in market prices for natural gas and crude oil. These changes can reduce the amount of economically producible reserves. If the cost center ceiling falls below the capitalized cost for the cost center, we would be required to report an impairment of the cost center’s oil and gas assets at the reporting date.

Impairment of Properties – United monitors its long-lived assets recorded in oil and gas properties in the consolidated balance sheet to ensure they are fairly presented. United evaluates its properties for potential impairment when circumstances indicate that the carrying value of an asset could exceed its fair value. A significant amount of judgment is involved in performing these evaluations since the results are based on estimated future events. Such events include a projection of future oil and natural gas sales prices, an estimate of the ultimate amount of recoverable oil and gas reserves that will be produced from a field, the timing of future production, future production costs, and future inflation. The need to test a property for impairment can be based on several factors, including a significant reduction in sales prices for oil and/or gas, unfavorable adjustment to reserves, or other changes to contracts, environmental regulations or tax laws. All of these factors must be considered when testing a property’s carrying value for impairment. United cannot predict whether impairment charges may be required in the future.

Revenue Recognition – Oil and gas production revenues are recognized at the point of sale. Production not sold at the end of the fiscal year is included as inventory.

Income Taxes – Included in United’s net deferred tax assets are approximately $3.1 million of future tax benefits from prior unused tax losses. Realization of these tax assets depends on sufficient future taxable income before the benefits expire. Because it is not sure if it will have sufficient future taxable income to utilize the loss carry-forward benefits before they expire, United has provided an allowance for the full amount of the net deferred tax asset.

Accounting Estimates – Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. In particular, there is significant judgment required to estimate oil and gas reserves and asset retirement obligations. Actual results could vary significantly from the results that are obtained by using management’s estimates.

Off-Balance Sheet Arrangements

United has no off-balance sheet arrangements, special purpose entities or financing partnerships. On June 16, 2006 two of its subsidiaries, UHC Petroleum Corporation and UHC Petroleum Services Corporation, guaranteed the $20,000,000 line of credit made by Sterling Bank to United, UHC New Mexico Corporation, Lothian and two of Lothian’s subsidiaries.

RESULTS OF OPERATIONS

Three Months Ended June 30, 2006 as Compared to the Three Months Ended June 30, 2005

The following selected financial data for the three months ended June 30, 2006 as compared to June 30, 2005 is derived from United’s consolidated financial statements. The data is qualified in its entirety and should be read in conjunction with the consolidated financial statements and related notes contained elsewhere herein. The data from the three months ended June 30, 2005 is presented as reported and as restated.

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005 As Reported	Three Months Ended June 30, 2005 As Restated

Income Data:
Revenues	$308,465	$127,083	$127,083
Depreciation and depletion	171,374	11,734	64,005
Ceiling test impairment	—	—	—
Total operating costs and expenses	958,075	271,475	323,746
Loss from operations	(649,610)	(144,392)	(196,663)
Income Tax	—	—	—
Net loss	(700,699)	(219,013)	(271,284)
Basic and diluted loss
Per share	$(0.11)	$(0.04)	$(0.05)
Weighted Average
Number of Shares	6,446,850	5,186,496	5,186,496

Combined Results

United’s revenues for the three months ended June 30, 2006 were $308,465, an increase of $181,382 or approximately 143%, as compared to revenues of $127,083 for the three months ended June 30, 2005. The increase in sales revenue for the three months ended June 30, 2006 was due primarily to increased sales volume and improved prices of oil sold.

Total operating costs and expenses of $958,075 reflect an increase of $634,329, or approximately 196%, for the three months ended June 30, 2006 as compared to operating expenses of $323,746 for the three months ended June 30, 2005. The significant increase in operating expenses resulted from an increase in production and operating activities, an increase in depreciation and depletion expense and a significant increase in general and administrative expenses. General and administrative expenses increased by $448,365, or approximately 260%, from $172,630 in the three months ended June 30, 2005 to $620,995 in the three months ended June 30, 2006, primarily due to professional fees incurred related to public company filings and compensation costs related to stock options issued. Interest expense decreased by $27,827 or approximately 35%, to $51,089 for the three months ended June 30, 2006 as compared to $78,916 for the three months ended June 30, 2005. This decrease was due to the retirement, in December 2005, of the debt owed to Almac Financial Corporation.

Net loss for the three months ended June 30, 2006 was $700,699, an increase of $429,415 or approximately 158%, as compared to a net loss of $271,284 for the three months ended June 30, 2005.

Food Products Segment

National Heritage Sales Corporation had minimal product sales of $1,890 during the three months ended June 30, 2005, as compared to no sales for the three months ended June 30, 2006. National Heritage Sales Corporation is no longer selling meat and poultry products and has sold its assets related to this activity. United will not re-enter this market.

Oil and Gas Segment

Oil and gas sales during the three months ended June 30, 2006 were $308,465, an increase of $183,272 or approximately 146%, as compared to sales of $125,193 during the three months ended June 30, 2005. The volume of production sold during the three months ended June 30, 2006 was higher than the volume of production sold during the three months ended June 30, 2005 and market prices were improved, both of which resulted in increased revenues. The volume increase over the three month period ended June 30, 2005 was primarily the result of the development and exploration and financing agreements with Lothian. Receivables from a single oil and gas customer comprised 77% of the trade receivable balance at June 30, 2006 and 43% of the trade receivable balance at June 30, 2005. No allowance for doubtful accounts has been included in United’s financial statements since recorded amounts are determined to be fully collectible, based on management’s review of customer accounts, historical experience and other pertinent factors. If United were to lose this customer, it believes that the customer could be quickly replaced, since buyers of crude oil are currently plentiful.

Production and operating expenses were $165,706 during the three months ended June 30, 2006 as compared to $84,736 in production and operating expenses during the three months ended June 30, 2005, an increase of $80,970 or approximately 96%. Depreciation and depletion expense for the three months ended June 30, 2006 was $171,374 as compared to depletion expense of $64,005 for the three months ended June 30, 2005, an increase of $107,369 or approximately 168%. The increased depreciation and depletion expense resulted primarily from the additional depletion recorded when United reclassified the cost of certain properties from unproved to proved based upon an engineering report from an independent consultant and management’s internal evaluations.

The oil and gas segment reported a loss of $313,548 for the three months ended June 30, 2006 as compared to a restated loss of $49,347 for the three months ended June 30, 2005. The loss resulted primarily from the impairment of the oil and gas properties and the significant increase in depreciation and depletion expense, both of which were caused by the reevaluation of reserves and impairment of unproved properties.

Cash Flow

United’s operations provided $1,398,497 of cash in the three months ended June 30, 2006 as compared to $187,288 of cash used in the three months ended June 30, 2005. Cash was provided by an increase in accounts payable and accrued expenses in the amount of $1,887,672, stock option expense of $113,867, and depreciation and depletion in the amount of $171,374, offset by an increase in accounts receivable in the amount of $45,720, an increase in inventory in the amount of $23,793 and other current assets in the amount of $4,204.

Total cash of $3,081,696 was used in investing activities during the three months ended June 30, 2006 to redevelop New Mexico’s fields and purchase production equipment. In comparison, during the quarter ended June 30, 2005 United received $625,000 from Dominion in exchange for executing an assignment to Dominion for the development of wells, offset by $17,891 used to make additions to United’s oil and gas properties, providing $607,109 in cash from investing activities.

During the three months ended June 30, 2006, United obtained loan proceeds from Lothian totaling $1,759,568. During the period ended June 30, 2005, United received loan proceeds of $80,905 from Almac Financial Corporation and proceeds totaling $236,500 from the exercise of warrants. These were offset by the payment of $257,802 toward a loan provided to United by Almac Financial Corporation.

At June 30, 2006 United had cash in the amount of $152,735 as compared to cash in the amount of $486,575 at June 30, 2005.

Fiscal Year Ended March 31, 2006 Compared to the Fiscal Year Ended March 31, 2005

The following selected financial data for the two years ended March 31, 2006 and March 31, 2005 is derived from United’s consolidated financial statements. The data is qualified in its entirety and should be read in conjunction with the consolidated financial statements and related notes contained elsewhere herein. The data is presented from the year ended March 31, 2005 as reported and as restated.

	Year Ended March 31, 2006	Year Ended March 31, 2005 As Reported	Year Ended March 31, 2005 As Restated

Income Data:
Revenues	$601,685	$538,236	$538,236
Income Profit (Loss)	$(17,371,395)	(813,195)	(1,002,727)
Income Profit (Loss)
Per Share	$(2.98)	$(0.17)	$(0.21)
Weighted Average
Number of Shares	5,830,188	4,888,023	4,888,023

Balance Sheet Data:
Working Capital (deficit)	$(1,765,656)	$(903,059)	$(826,238)
Total Assets	$15,461,605	$39,683,457	$37,882,584
Current Liabilities	$1,998,447	$1,175,466	$1,175,466
Long-Term Debt	$1,413,003	$3,123,094	$3,123,094
Shareholders’ Equity	$11,783,643	$27,084,992	$25,284,119

Combined Results

United’s revenues for the 2006 fiscal year were $601,685, an increase of $63,449 or approximately 11.79%, as compared to revenues of $538,236 for the 2005 fiscal year. The increase in sales revenue for the 2006 fiscal year was due primarily to increased sales prices of oil sold.

Total operating expenses of $25,858,003 reflect an increase of $24,087,143, or approximately 1,360%, for the 2006 fiscal year as compared to operating expenses of $1,770,860 for the 2005 fiscal year. The significant increase in operating expenses resulted from the inclusion of $23,199,110 in impairment of United’s oil and gas properties, which was not taken in 2005. The impairment was taken in conjunction with the re-evalution of reserves. General and administrative expenses increased by $185,105, or approximately 16.03%, from $1,154,815 in the 2005 fiscal year to $1,339,920 in the 2006 fiscal year primarily due to compensation costs related to stock options issued. Also, depreciation and depletion expense increased in the 2006 fiscal year by $763,414 or approximately 272.4%, to $1,043,687 from $280,273 in the 2005 fiscal year. This increase was due to the adjustment related to the revision of proved reserves based on current engineering studies.

Net loss for the 2006 fiscal year was $17,371,395, an increase of $16,368,668 or approximately 1,632.4%, as compared to a net loss of $1,002,727 for the 2005 fiscal year. The significant increase in net loss was due primarily to the impairment of the oil and gas properties.

Food Products Segment

National Heritage Sales Corporation had minimal product sales of $8,694 during the 2006 fiscal year, as compared to sales for the 2005 fiscal year of $55,085. National Heritage Sales Corporation is no longer selling meat and poultry products and has sold its assets related to this activity. United will not re-enter this market.

Oil and Gas Segment

Oil and gas sales during the 2006 fiscal year were $592,991, an increase of $109,840 or approximately 22.73%, as compared to sales of $483,151 during the 2005 fiscal year. The volume of production sold during the 2006 fiscal year was lower than the volume of production sold during the 2005 fiscal year, however, improved market prices resulted in increased revenues as compared to the revenues earned during the 2005 fiscal year. The volume decrease from the 2005 fiscal year was primarily the result of a lack of equipment, lack of availability of service companies and lack of cash flow for investment. Production is expected to increase in the future due, in part, to the Merger (assuming the Merger is consummated) and the development and exploration and financing agreements with Lothian. Receivables from a single oil and gas customer comprised 55% of the trade receivable balance at March 31, 2006 and 57% of the trade receivable balance at March 31, 2005. No allowance for doubtful accounts has been included in United’s financial statements since recorded amounts are determined to be fully collectible, based on management’s review of customer accounts, historical experience and other pertinent factors. If United were to lose this customer, it believes that it could be quickly replaced, since buyers of crude oil are currently plentiful.

Production and operating expenses were $259,290 during the 2006 fiscal year as compared to $276,644 in production and operating expenses during the 2005 fiscal year, a decrease of $17,354 or approximately 6.27%. Depreciation and depletion expense for the 2006 fiscal year was $1,043,687 as compared to depletion expense of $280,273 for the 2005 fiscal year, an increase of $763,414 or approximately 272.4%. The increased depreciation and depletion expense resulted primarily from the additional depletion recorded when United reclassified the cost of certain properties from unproved to proved based upon an engineering report from an independent consultant and management’s internal evaluations.

The oil and gas segment reported a loss of $24,096,809 for the 2006 fiscal year as compared to a loss of $274,422 for the 2005 fiscal year. The increase in loss resulted primarily from the impairment of United’s oil and gas properties and the significant increase in depreciation and depletion expense, both of which were caused by the reevaluation of reserves.

Corporate

General and administrative expenses of $1,339,920 for the 2006 fiscal year were higher as compared to $1,154,815 for the 2005 fiscal year, a difference of $185,105 or approximately 16.03%, as a result of increased legal and accounting fees.

Interest expense was $221,445 in the 2006 fiscal year, as compared to $1,371,034 in the 2005 fiscal year. The decrease during the 2006 fiscal year was due primarily to the interest cost which was recognized in the 2005 fiscal year upon conversion of promissory notes into common stock, making the interest expense incurred in the 2005 fiscal year unusually high.

During this period United also wrote off a receivable in the amount of $87,500 recorded in the fiscal year ended March 31, 2005 when the primary assets of the food products segment of its business were sold to BMW Holdings, Inc. BMW did not make any payments toward this obligation and United believes that it has filed for bankruptcy protection.

Cash Flow

Operations used $67,729 of cash in the 2006 fiscal year as compared to $585,151 used in the 2005 fiscal year. The cash flow deficits are due to the operating losses incurred.

Cash of $1,908,815 and $389,432 was used in investing activities during the 2006 fiscal year and the 2005 fiscal year, respectively. Investing activities primarily related to capital expenditures for the oil and gas properties in each year.

In the 2006 fiscal year, cash of $1,493,903 was provided by borrowings primarily from Lothian. A payment totaling $3,203,994 was made to Almac Financial Corporation from the $3,444,000 in proceeds received when United sold shares of its common stock to Lothian. In the 2005 fiscal year, $2,276,187 was provided by borrowings and payments of $1,721,875 were made toward balances owed under promissory notes. These payments included a payment of $700,000 made to Southwest Securities Bank under a settlement agreement.

Capital Resources

During the 2006 fiscal year, United raised $3,755,850 from the issuance of common stock to Lothian and upon the exercise of warrants by other investors. During the 2005 and 2004 fiscal years United raised $1,325,000 from the issuance of convertible promissory notes payable to accredited investors. These notes were later converted to 883,333 shares of United’s common stock.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

United’s revenues have not been adequate to support its operations and United does not expect that this will change in the near future. In the past, United has relied primarily on loans to finance its operations.

United, along with Lothian, has a $20,000,000 line of credit from Sterling Bank. So long as the line of credit is not in default, interest will accrue on the line of credit at the prime rate plus 0.75% at any time the loan balance is less than the commitment, as that term is defined in the Amended and Restated Credit Agreement, and at the prime rate plus 1.50% at any time the loan balance is equal to or greater than the commitment. The Commitment is defined as the obligation of Sterling Bank, subject to applicable provisions of the Amended and Restated Credit Agreement, to make loans to or for the benefit of the borrowing parties (including United and UHC New Mexico Corporation) and to issue Letters of Credit in an aggregate amount not to exceed the lesser of (i) $20,000,000 and (ii) the borrowing base then in effect. The line of credit is due and payable on April 30, 2008. On June 30, 2006, there was outstanding under the credit agreement between the Bank and Lothian $3,917,600 of principal and $28,955 of accrued and unpaid interest, plus a Letter of Credit in the amount of $500,000. Lothian pays interest on this loan on a monthly basis.

United also has loans of $4,000,000 and $2,500,000 from Lothian. These loans bear interest at the prime rate announced by Citibank plus 1% per annum. These lines of credit will mature no later than October 7, 2015 and March 31, 2016, respectively. All of these loans are secured by substantially all of the assets of United and its subsidiaries. As of June 30, 2006 United had drawn $2,705,503 and $467,068, respectively, under the loan agreements with Lothian. The funds were used for development and production costs and expenses. United has not made payments toward the lines of credit with Lothian.

United’s current assets increased by $150,086 or approximately 64%, from $232,791 at March 31, 2006 to $382,877 at June 30, 2006. The increase in current assets was due primarily to increased cash, trade accounts receivable and inventory. Current liabilities also increased, from $1,998,447 at March 31, 2006 to $3,886,142 at June 30, 2006, an increase of $1,887,695 or approximately 94%. The increase in current liabilities was due to an increase in payables related to oil and gas development. Working capital was a deficit of $1,765,656 at March 31, 2006 as compared to a working capital deficit of $3,503,265 at June 30, 2006, an increase of $1,737,609 or approximately 98%. The increased deficit was due primarily to the increase in payables.

Shareholders’ equity was $11,196,813 at June 30, 2006 as compared to $11,783,643 at March 31, 2006, a decrease of $568,830.

Total assets were $18,526,172 at June 30, 2006 as compared to $15,461,605 at March 31, 2006, an increase of $3,064,567. The increase in total assets resulted primarily from an increase of $2,746,937 in the carrying amount of United’s oil and gas properties. This change was due to the additional investments that were made in the properties during the three month period.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
United Heritage Corporation

We have audited the accompanying consolidated balance sheets of United Heritage Corporation and subsidiaries as of March 31, 2006 and 2005, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the two years in the period ended March 31, 2006. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Heritage Corporation and subsidiaries as of March 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the two years in the period ended March 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the 2005 financial statements have been restated to reflect the effects of negative revisions to the Company’s quantities of estimated proved reserves.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
July 10, 2006

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
March 31, 2006 and 2005

	2006	2005
		(restated)
ASSETS
Current Assets
Cash	$76,366	$7,151
Notes receivable	—	87,500
Trade accounts receivable	60,269	90,267
Accounts receivable – affiliate	—	12,908
Inventory	48,626	26,207
Prepaid expenses	47,530	125,195
Total current assets	232,791	349,228

Oil and Gas Properties, accounted for using the full cost method, net of accumulated depletion and depreciation of $2,048,818 for 2006 and $1,026,934 for 2005
Proved	9,435,979	2,301,263
Unproved	5,781,645	35,215,630
	15,217,624	37,516,893
Property and Equipment, at cost
Equipment, furniture and fixtures	74,244	74,244
Vehicles	57,603	57,603
	131,847	131,847
Less accumulated depreciation	120,657	115,384
	11,190	16,463
Total assets	$15,461,605	$37,882,584

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – (continued)
March 31, 2006 and 2005

	2006	2005
		(restated)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,653,763	$678,933
Accrued expenses	344,684	5,948
Accrued interest, related party	—	490,585
Total current liabilities	1,998,447	1,175,466
Long-Term Liabilities
Asset retirement obligation	266,512	249,980
Note payable, related parties	1,413,003	3,123,094
Deferred tax liability	—	8,049,925
Total liabilities	3,677,962	12,598,465
Shareholders’ Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $.001 par value, 125,000,000 shares authorized, issued and outstanding
2006 – 6,446,758
2005 – 5,182,781	6,447	5,183
Additional paid-in capital	43,341,208	39,476,803
Accumulated deficit	(31,564,012)	(14,192,617)
	11,783,643	25,289,369
Deferred compensation and consulting	—	(5,250)
Total shareholders’ equity	11,783,643	25,284,119
Total Liabilities and Shareholders’ Equity	$15,461,605	$37,882,584

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended March 31, 2006 and 2005

	2006	2005
		(restated)
Operating revenues
Processed meat products	$8,694	$55,085
Oil and gas sales	592,991	483,151
Total operating revenues	601,685	538,236

Operating costs and expenses
Processed meat products	15,996	57,871
Production and operating	259,290	276,644
Selling	—	1,257
Depreciation and depletion	1,043,687	280,273
General and administrative	1,339,920	1,154,815
Ceiling test impairment of oil & gas properties	23,199,110	—
Total operating costs and expenses	25,858,003	1,770,860

Loss from operations	(25,256,318)	(1,232,624)

Other income (expense)
Interest income	—	222
Gain on forgiveness of debt	116,457	1,597,400
Loss on notes receivable	(87,500)	—
Loss on sale of assets	—	(10,873)
Interest expense	(221,445)	(1,371,034)
Miscellaneous income	27,486	14,182
Income (loss) before income tax	(25,421,320)	(1,002,727)

Income tax (expense) benefit	8,049,925	—
Net income (loss)	$(17,371,395)	$(1,002,727)
Income (loss) per share:
Basic and diluted	$(2.98)	$(0.21)
Weighted average number of shares outstanding basic and diluted	5,830,188	4,888,023

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Years Ended March 31, 2006 and 2005

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Other

	Shares	Amount

Balance, March 31, 2004 (restated)	4,037,741	$4,038	$36,603,539	$(13,189,890)	$(21,242)
Stock issued for services	261,707	262	463,963	—	—
Stock issued from private placement (PIPE)	883,333	883	1,324,117	—	—
Conversion of promissory notes payable	—	—	1,060,000	—	—
Stock options for services non-employees	—	—	25,184	—	—
Realization of deferred consulting fees	—	—	—	—	15,992
Net loss	—	—	—	(1,002,727)	—

Balance, March 31, 2005 (restated)	5,182,781	5,183	39,476,803	(14,192,617)	(5,250)
Stock issued for services	33,333	33	105,324	—	—
Issuance of stock to Lothian Oil Inc.	1,093,333	1,093	3,442,907	—	—
Issuance of stock upon exercise of warrants	138,233	138	311,712	—	—
Stock options for services of non-employees	—	—	4,462	—	—
Realization of deferred	—	—
consulting fees			—	—	5,250
Reverse stock split-fractional shares	(922)
Net loss	—	—	—	(17,371,395)	—
Balance, March 31, 2006	6,446,758	$6,447	$43,341,208	$(31,564,012)	$—

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended March 31, 2006 and 2005

	2006	2005
		(restated)
Cash flows from operating activities:
Net loss	$(17,371,395)	$(1,002,727)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	1,043,687	280,273
Loss from sale of equipment	—	10,873
Ceiling test impairment of oil and gas properties	23,199,110
Realization of stock options issued to non-employees	4,462	25,184
Recognition of services performed for stock	105,357	464,225
Deferred compensation and consulting recognized in current year	5,250	15,992
Forgiveness of debt	(116,457)	(1,597,400)
Beneficial conversion of promissory notes payable	—	1,060,000
Write off of note receivable	87,500	—
Changes in assets and liabilities:
Accounts receivable	29,998	(46,363)
Note receivable	—	(12,500)
Inventory	(22,419)	3,868
Prepaid expenses	77,665	21,985
Deferred tax	(8,049,925)	—
Accounts payable and accrued expenses	939,438	191,439
Net cash used in operating activities	(67,729)	(585,151)

Cash flows from investing activities:
Proceeds from sale of equipment	—	44,491
Proceeds from sale of oil and gas interests	625,000	—
Additions to oil and gas properties	(2,533,815)	(426,053)
Additions to equipment	—	(7,870)
Net cash used in investing activities	(1,908,815)	(389,432)

Cash flows from financing activities:
Proceeds from borrowings	—	1,536,100
Proceeds from promissory notes	—	740,087
Proceeds from exercise of stock warrants	311,850	—
Proceeds from issuance of common stock to Lothian	3,444,000	—
Proceeds from borrowings, related parties	1,493,903	—
Payments on note payable, related party	(3,203,994)	(1,021,875)
Payments on line of credit	—	(700,000)
Net cash provided by financing activities	2,045,759	554,312

Net increase (decrease) in cash	69,215	(420,271)

Cash, beginning of year	7,151	427,422
Cash, end of year	$76,366	$7,151

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS – (continued)
Years Ended March 31, 2006 and 2005

	2006	2005
		(restated)
Supplemental Disclosures of Cash Flows Information:
Cash paid during the year for:
Interest	$712,030	$68,000
Taxes	$—	$—

Supplemental Schedule of Noncash Investing and Financing Activities:
Common stock issued in exchange for services	$105,357	$464,225
Common stock issued from private placement (PIPE)	$—	$2,650
Forgiveness of debt	$116,457	$1,300,000
Sale of assets in exchange for note receivable	$—	$75,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Restatement of Historical Financial Statements

In April 2006, the Company retained independent petroleum engineers to evaluate its properties. Based on this review and internal assessments, the Company concluded that a downward revision of its stated proved reserves, from 36,492,693 Boe to 1,056,317 Boe, should have been reflected in the March 31, 2005 fiscal year and prior periods. The Company concluded that a revision of the historical proved reserve estimates included in the historical supplemental oil and gas producing disclosures was required. Quantities of estimated proved reserves are used in determining depletion and impairment based on the ceiling limitation. The revisions of historical reserve estimates required the restatement of the Company’s financial statements for the fiscal years ending March 31, 2000 to March 31, 2005 and the first three quarters of March 31, 2006.

The revision to the reserve estimates and the recalculation of the ceiling limitations for the restated financial statements required the Company to record impairment to its proved properties of approximately $948,898 in the fiscal year ended March 31, 2002.

In addition to the restatements required as a result of the reserve revisions, the Company determined that approximately $76,822 of merger costs and $34,131 of vehicle costs net of accumulated depreciation were inappropriately included in the Company’s proven properties in the March 31, 2005 financial statements and prior years. The Company determined that a revision of the historical financial statements for these reclassifications was required to determine the appropriate depletion and impairment based on the ceiling limitation.

Reserve Restatement

The reserves restatement resulted in the following revisions to our estimated proved reserves as of:

	March 31,
	2005		2004
	As Reported	As Restated	As Reported	As Restated

Estimated Proved Reserves (unaudited):
Oil (Bbls)	35,225,600	567,189	27,592,015	575,783
Gas (Mcf)	7,602,559	2,934,765	1,507,510	3,097,811
Oil and Gas (Boe)	36,492,693	1,056,317	27,843,267	1,092,085

Estimated Proved Developed Reserves (unaudited):
Oil (Bbls)	5,629,000	567,189	6,702,230	575,783
Gas (Mcf)	2,538,000	2,934,765	1,507,510	3,097,811
Oil and Gas (Boe)	6,052,000	1,056,317	6,953,482	1,092,085

Financial Restatement

The cumulative impact of the restatement on the Company’s shareholders’ equity as of March 31, 2005 was a reduction of approximately $1,800,873.

The Company’s historical consolidated statements of operations for the year ended March 31, 2005 and for each of the quarters in that year and the first three quarters of the fiscal year ended March 31, 2006 reflect the effects of the restatement on the calculation of historical depletion. The Company did not amend the Annual Report filed on Form10-KSB for the year ended March 31, 2005 or the Quarterly Reports filed on Form 10-QSB for any periods prior to March 31, 2006. The financial statements and related information contained in those reports should no longer be relied upon. A summary of the effects of the restatement on reported amounts for the year ended March 31, 2005 and the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 is presented below. The information presented represents only those statement of operations, balance sheet and cash flow statement line items affected by the restatement.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Restatement of Historical Financial Statements – (continued)

	Year ended March 31, 2005
	As Reported	As Restated

Statement of Operations:
Depreciation and depletion	$90,741	$280,273
Total operating costs and expenses	1,581,328	1,770,860
Loss from operations	(1,043,092)	(1,232,624)
Income before income tax	(813,195)	(1,002,727)
Income tax	—	—
Net loss	(813,195)	(1,002,727)
Basic and diluted loss per share	(0.17)	(0.21)

	Year ended March 31, 2005
	As Reported	As Restated

Statement of Cash Flows:
Net loss	$(813,195)	$(1,002,727)
Depreciation, depletion and amortization	90,741	280,273

	March 31, 2005
	As Reported	As Restated

Balance Sheet:
Prepaid expenses	$48,374	$125,195
Proved oil and gas properties	38,565,819	2,301,263
Accumulated depletion	204,706	1,026,934
Unproved oil and gas properties	834,579	35,215,630
Vehicles	22,045	57,603
Accumulated depreciation	85,637	115,384
Total assets	39,683,457	37,882,584
Accumulated deficit	(12,391,744)	(14,192,617)
Total liabilities and shareholders’ equity	39,683,457	37,882,584

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Restatement of Historical Financial Statements – (continued)

	Quarters Ended (Unaudited)
	June 30, 2005		September 30, 2005		December 31, 2005
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated

Statement of Operations:
Depreciation and depletion	$11,734	$64,005	$14,187	$389,435	$21,269	$234,880
Ceiling test impairment	—	—	—	23,199,110	—	—
Total operating costs and expenses	271,475	323,746	418,970	23,993,328	354,531	568,142
Loss from operations	(144,392)	(196,663)	(234,528)	(23,808,886)	(173,095)	(386,706)
Income tax	—	—	—	8,049,925	—	—
Net loss	(219,013)	(271,284)	(304,821)	(15,865,481)	(209,792)	(423,403)
Basic and diluted loss per share	(0.04)	(0.05)	(0.06)	(2.98)	(0.03)	(0.07)

	Quarters Ended (Unaudited)
	June 30, 2005		September 30, 2005		December 31, 2005
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated

Statement of Cash Flows:
Net loss	$(219,013)	$(271,284)	$(304,821)	$(15,865,481)	$(209,792)	$(386,706)
Depreciation, depletion and amortization	11,734	64,005	14,187	389,435	21,269	234,880
Ceiling test impairment	—	—	—	23,199,110	—	—
Deferred tax	—	—	—	(8,049,925)	—	—

	Quarters Ended (Unaudited)
	June 30, 2004		September 30, 2004		December 31, 2004		March 31, 2005
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated

Statement of Operations:
Depreciation and depletion	$20,966	$60,942	$20,982	$60,363	$21,792	$57,671	$27,001	$101,297
Total operating costs and expenses	645,549	685,525	352,333	391,714	288,068	323,947	295,378	369,674
Loss from operations	(483,839)	(523,815)	(236,438)	(275,819)	(153,614)	(189,493)	(169,201)	(243,497)
Income tax	—	—	—	—	—	—	—	—
Net income (loss)	(559,743)	(599,719)	(316,444)	(355,825)	(232,508)	(268,387)	295,500	221,204
Basic and diluted earnings (loss) per share	(0.13)	(0.14)	(0.06)	(0.07)	(0.05)	(0.05)	0.06	0.05

	Quarters Ended (Unaudited)
	June 30, 2004		September 30, 2004		December 31, 2004		March 31, 2005
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated

Statement of Cash Flows:
Net income (loss)	$(559,743)	$(599,719)	$(316,444)	$(355,825)	$(232,508)	$(268,387)	$295,500	$221,204
Depreciation, depletion and amortization	20,966	60,942	20,982	60,363	21,792	57,671	27,001	101,297

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of United Heritage Corporation (the Company) and its wholly owned subsidiaries, National Heritage Sales Corporation, UHC Petroleum Corporation, UHC Petroleum Services Corporation and UHC New Mexico Corporation.

All intercompany transactions and balances have been eliminated upon consolidation.

The consolidated financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses from operations and has a working capital deficit. The appropriateness of using the going concern basis is dependent upon the Company’s ability to retain existing financing and to achieve profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s new management plans to use proceeds from the note agreements discussed in Note 9 to continue the development of the Company’s oil and gas assets. The Company expects that this development will allow it to continue and eventually achieve its business plan.

Nature of Operations

United Heritage Corporation owns various oil and gas properties located in Texas and New Mexico. The Company began production of the Texas properties during the year ended March 31, 2000 and began production of its New Mexico properties during the year ended March 31, 2003. The Company continues to explore and develop its oil and gas properties. The Company also distributed meat products in the United States.

Revenue

Oil and gas production revenues are recognized at the point of sale. Production not sold at the end of the fiscal year is included as inventory in the accompanying financial statements. Revenue from the sale of meat products is recognized when products are delivered to customers.

Inventory

Inventory consists of oil in tanks and meat purchased for resale, both of which are valued at the lower of cost (first-in, first-out) or market.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas properties, which are located in the southwestern United States. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves are capitalized.

All capitalized costs, including the estimated future costs to develop proved reserves are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects will not be amortized until proved reserves associated with the projects can be determined or until impairment occurs. Oil and gas reserves and production are converted into equivalent units based upon estimated relative energy content.

The Company is currently participating in oil and gas exploitation and development activities. As of March 31, the following associated property costs have been excluded in computing amortization of the full cost pool, by the year in which such costs were incurred:

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

	Total	2006	2005	Prior

Acquisition costs	$31,752,741	$26,566	$—	$31,726,175
Exploration costs	—	—	—	—
Development costs	3,835,257	345,802	424,089	3,065,366
Sale of deep rights	(625,000)	(625,000)	—	—
Unproved impairment	(29,181,353)	(29,181,353)	—	—
	$5,781,645	$(29,433,985)	$424,089	$34,791,541

The Company will begin to amortize the remaining acquisition costs when the project evaluation is complete.

Potential impairment of producing properties and significant unproved properties and other plant and equipment are assessed periodically. If the assessment indicates that the properties are impaired, the amount of the impairment will be added to the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a “ceiling test”, which limits such costs to the aggregate of the estimated present value using a 10% discount rate (based on prices and costs at the balance sheet date) of future net revenues from proved reserves based on current economic and operating conditions, plus the lower of cost (net of impairments) or fair market value of unproved properties.

As discussed in Note 1, the Company retained outside independent petroleum engineers to evaluate the properties of the Company. Based on this review and internal assessments, the Company concluded that a downward revision for its unproved properties was required. As of March 31, 2006, the Company impaired $29,181,353 of unproved properties and included these costs in the full cost pool subjecting these costs to the ceiling limitation and depletion for the fiscal year ended March 31, 2006. The ceiling test resulted in a write-down during 2006 of $23,199,110. Depreciation and depletion increased approximately $763,414 primarily due to the addition of these unproved properties to the full cost pool.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income. Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets primarily by the straight-line method as follows:

Equipment, furniture and fixtures	3-7 years
Vehicles	3-5 years

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share are computed based on the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share are computed assuming all dilutive potential common shares were issued. Dilutive potential common shares consist of stock options and warrants. Diluted earnings per share have not been presented since the inclusion of potential common shares would be antidilutive.

Cash Flows Presentation

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Advertising

The Company expenses all advertising costs as incurred. No advertising cost was incurred for the years ended March 31, 2006 or 2005.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including reserves and asset retirement obligation, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates of oil and gas reserves and the asset retirement obligation are inherently imprecise and may change materially in the near term.

Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, notes receivable, accounts payable and notes payable. Recorded values of cash, receivables and payables approximate fair values due to short maturities of the instruments. Notes payable are to Lothian Oil Inc., the Company’s majority shareholder, and the difference between fair value and recorded amount is not material, based on the stated interest rates available to the Company.

Stock-based Employee Compensation

The Company accounts for stock based compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, which requires compensation cost to be measured at the date of grant based on the intrinsic value of the options granted. The intrinsic value of an option is equal to the difference between the market price of the common stock on the date of grant and the exercise price of the option.

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation”, which provides for an alternative measure of compensation cost based on the fair value of the options granted. The fair value of an option is based on the intrinsic value as well as the time value of the option. The Company has adopted the disclosure provisions of SFAS No. 123.

The fair value of the options granted in the year ended March 31, 2006 was estimated on the date of grant using a Black-Scholes option pricing model and the following assumptions: a risk-free rate of return of 3.00% to 4.37%; an expected life of three to ten years; expected volatility of 88% to 96%; and no expected dividends.

Using the above assumptions, the fair value of the options granted to employees and directors on a pro forma basis would result in additional compensation expense of $359,571 and $60,678 for the years ended March 31, 2006 and 2005, respectively. As such, pro forma net loss per share would be as follows for the years ended March 31:

	2006	2005
		(restated)

Net loss as reported	$(17,371,395)	$(1,002,727)
Expense recognized	343,750	—
Additional compensation	(703,321)	(60,678)
Pro forma net loss	$(17,730,966)	$(1,063,405)
Loss per share as reported	$(2.98)	$(0.21)
Pro forma net loss per share	$(3.04)	$(0.22)

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies – (continued)

Long-lived Assets

Long-lived assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived assets.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, “Accounting for Income Taxes.” As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Recently Issued Accounting Standards Not Yet Adopted

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), “Share-Based Payment”, (“SFAS No.123(R)”) which is a revision of SFAS No. 123 and supersedes APB Opinion No. 25 regarding stock-based employee compensation plans. APB Opinion No. 25 requires recognition of compensation expense only if the current market price of the underlying stock exceeded the stock option exercise price on the date of grant. Additionally, SFAS No. 123 established fair value-based accounting for stock-based employee compensation plans but allowed pro forma disclosure as an alternative to financial statement recognition. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Also, pro forma disclosure of the income statement effects of share-based payments is no longer an alternative. The Company will adopt the provisions of SFAS No123(R) in the first quarter of fiscal year 2007 using the modified prospective method. The Company will recognize compensation expense for all stock awards granted or modified on or after April 1, 2006, as well as any previously granted awards that are not fully vested as of April 1, 2006. Compensation expense will be measured based on the fair value of the awards previously calculated in developing the pro forma disclosures in accordance with the provisions of SFAS No. 123. Based on outstanding grants at March 31, 2006 and the various assumptions used to estimate the fair value of these stock option grants, the Company expects stock option expense, net of related capitalization in accordance with the full cost method of accounting for oil and gas properties, will be approximately $753,000. No retroactive or cumulative effect adjustments will be recorded upon adoption.

Note 3 — Reverse Stock Split

On December 19, 2005, the Company’s shareholders approved a one-for-three reverse stock split. The reverse stock split was effective December 22, 2005. The Company retained the current par value of $.001 per share for all common shares. All references in the financial statements and notes to the number of shares outstanding, per share amounts, and stock option and warrant data have been restated to reflect the reverse stock split for all periods presented.

Note 4 — Asset Retirement Obligations

The FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which is effective for fiscal years beginning after June 15, 2002. This statement, adopted by the Company as of April 1, 2003, establishes accounting and reporting standards for the legal obligations associated with the retirement of tangible long-lived

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Asset Retirement Obligations – (continued)

assets that result from the acquisition, construction or development and the normal operation of long-lived assets. It requires that the fair value of the liability for asset retirement obligations be recognized in the period in which it is incurred. Upon initial recognition of the asset retirement liability, an asset retirement cost is capitalized by increasing the carrying amount of the long-lived asset by the same amount as the liability. In periods subsequent to initial measurement, the asset retirement cost is allocated to expense using a systematic method over the asset’s useful life. Changes in the liability for the asset retirement obligation are recognized for (a) the passage of time and (b) revisions to either the timing or the amount of the original estimate of undiscounted cash flows.

A reconciliation of the changes in the estimated asset retirement obligation follows:

	2006	2005

Beginning asset retirement obligation	$249,980	$292,058
Additional liability incurred	—	—
Change in estimates	—	(56,228)
Accretion expense	16,532	14,150
Asset retirement cost incurred	—	—
Ending asset retirement obligation	$266,512	$249,980

During the years ended March 31, 2006 and 2005, accretion expense was recognized and included in the $1,043,687 and $280,273 of depreciation and depletion reported in the consolidated statement of operations for the years ended March 31, 2006 and 2005, respectively. Asset retirement obligations at March 31, 2006 are $266,512, of which none has been classified as current as there are no wells anticipated to be plugged and abandoned within the next twelve months.

Note 5 — Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash equivalents and trade receivables. During the years ended March 31, 2006 and 2005, the Company maintained money market accounts with a bank, which at times exceeded federally insured limits.

Concentrations of credit risk with respect to trade receivables consist principally of oil and gas customers operating within the United States.

Receivables from an oil and gas customer comprised 55% of the trade receivable balance at March 31, 2006. Receivables from an oil and gas customer and a food industry customer at March 31, 2005 comprised 57% and 25%, respectively, of the trade receivable balance. No allowance for doubtful accounts has been provided since recorded amounts are determined to be fully collectible based upon management’s review of customer accounts, historical experience and other pertinent factors.

Note 6 — Inventory

Inventory consists of the following:

	2006	2005

Meat held for resale	$—	$10,368
Oil in tanks	48,626	15,839
	$48,626	$26,207

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Oil and Gas Properties and Operations – (continued)

Capitalized costs related to oil and gas producing activities and related accumulated depletion, depreciation and amortization at March 31 are as follows:

	2006	2005
		(restated)
Capitalized costs of oil and gas properties:
Proved	$11,484,797	$3,328,197
Unproved	5,781,645	35,215,630
	17,266,442	38,543,827
Less accumulated depletion, depreciation, and amortization	2,048,818	1,026,934
	$15,217,624	$37,516,893

Costs incurred in oil and gas producing activities were as follows:

	2006	2005
		(restated)
Property acquisitions
Proved	$—	$—
Unproved	26,566	—
Exploration	—	—
Development	2,507,249	426,053
	$2,533,815	$426,053

Results of operations of oil and gas producing activities for the years ended March 31 are as follows:

	2006	2005
		(restated)
Revenues from oil and gas producing activities:
Sales to unaffiliated parties	$592,991	$483,151
Expenses
Production and operating	259,290	276,644
General and administrative	191,150	233,568
Depreciation and depletion	1,040,250	247,361
Ceiling test impairment of oil & gas properties	23,199,110	—
Total expenses	24,689,800	757,573

Pretax income (loss) from producing activities	(24,096,809)	(274,422)
Income tax expense	—	—
(Results of oil and gas producing activities excluding corporate overhead and interest costs)	$(24,096,809)	$(274,422)

Note 8 — Cancellation of Current Liability and Settlement of Litigation

In April 2002, the Company obtained a $2,000,000 revolving line of credit from a banking institution. At March 31, 2003 the Company had drawn $2,000,000 against the credit facility. The credit line matured on April 25, 2003.

On February 21, 2005, the Company, entered into a settlement agreement with Southwest Securities Bank (formerly First Savings Bank FSB) to settle the legal action titled “United Heritage Corporation and Walter G. Mize, Plaintiff, v. First Savings Bank, FSB, a Federal Savings Bank,” Defendant, filed as Case No. C200300135 in the 249th Judicial District Johnson County, Texas. Southwest Securities Bank accepted $700,000 as payment in full of the $2,000,000 line of credit and released the Company from any and all further liability related to the loan.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Cancellation of Current Liability and Settlement of Litigation – (continued)

During negotiation of the settlement, the Company issued a certificate for 1,333,333 shares of its common stock to Southwest Securities Bank, in anticipation of settling the legal action on other terms. The certificate was not delivered to Southwest Securities Bank inasmuch as the legal action was settled with the above payment. The certificate has been cancelled.

Note 9 — Notes Payable, Related Parties

The Company had a $6,500,000 revolving line of credit, secured by substantially all of the assets of the Company, bearing interest at 10%, due August 17, 2006 from ALMAC Financial Corporation, a corporation owned by Walter G. Mize, formerly the largest shareholder of the Company. During December 2005, with the proceeds of the sale of common stock, the Company paid ALMAC the principal balance in full, resulting in full payment of the line of credit. Interest of $712,030 was paid in 2006 and interest expense of $217,321 and $232,895 was recognized for the years ended March 31, 2006 and 2005, respectively.

The Company has a $4,000,000 loan agreement with Lothian, its majority shareholder. Advances to the Company under this agreement were $1,217,264 as of March 31, 2006. The agreement, dated October 7, 2005, provides for draws as needed for the development of the Cato San Andres Unit in New Mexico. The note bears interest at 1% over the Citibank prime rate (8.75% at March 31, 2006) and is secured by a deed of trust and assignment of production, among other provisions. Loan advances are repayable monthly from 70% of the oil and gas proceeds produced by the Cato San Andres Unit. The note is due and payable on October 7, 2015 and is subordinated to the Sterling Bank agreement discussed below. There were no payments made during fiscal year 2006.

The Company has an additional $2,500,000 loan agreement with Lothian, its majority shareholder. Advances to the Company under this agreement were $195,739 as of March 31, 2006. The agreement, dated as of March 31, 2006, provides for draws as needed for the development of the Wardlaw Field in Texas. The note bears interest at 1% over the Citibank prime rate (8.75% at March 31, 2006) and is secured by a deed of trust and assignment of production, among other provisions. Loan advances are repayable monthly from 70% of the oil and gas proceeds produced by the Wardlaw Field. The note is due and payable on March 31, 2016. There were no payments made during fiscal year 2006.

Reducing Revolving Line of Credit Agreement

The Company, as a co-Borrower with its largest shareholder, entered into an Amended and Restated reducing revolving line of credit agreement of up to $20 million (“Credit Agreement”) with Sterling Bank as of March 31, 2006. The line is due and payable on April 30, 2008.

No outstanding loan amounts have been allocated to the Company under the Credit Agreement as of March 31, 2006. As a condition of the Credit Agreement, the Company’s largest shareholder has subordinated its Cato San Andres Unit loan to the Company to Sterling Bank. The Credit Agreement is secured by oil and gas properties owned by the borrowers, including the Company. The Credit Agreement contains various negative covenants relating to the Company’s largest shareholder which, at March 31, 2006, was in compliance with its covenants.

Note 10 — Promissory Notes Payable and Conversion

During the years ended March 31, 2005 and March 31, 2004, the Company raised $740,087 and $584,913, respectively, from the issuance of promissory notes payable to accredited investors.

During April 2004, the Company’s shareholders approved conversion features related to the notes. The note holders have the right to convert the outstanding principal amount into two shares of common stock for each dollar of principal. Additionally, upon conversion, debt holders will receive a warrant to purchase two shares of common stock for every share of common stock converted, such warrant providing for exercise prices of $2.25 share for half of the shares underlying the warrant and $3.00 per share for the remaining shares.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 — Promissory Notes Payable and Conversion – (continued)

During June 2004, the promissory notes were converted into an aggregate of 883,333 shares of common stock and the related warrants were issued.

Note 11 — Business Segments and Major Customers

During March 31, 2006 and 2005, the Company operated in two business segments, oil and gas producing activities and the sale of processed meat products. Factors used by management in determining reportable segments are by business area. Revenue recognition and other accounting policies by segment are consistent with those for the consolidated entity disclosed in Note 1.

Segment Information

	2006			2005
	Oil and Gas	Meat	Total	Oil and Gas	Meat	Total
				(restated)		(restated)
Revenues from external customers	$592,991	$8,694	$601,685	$483,151	$55,085	$538,236
Interest revenue	—	—	—	—	—	—
Depletion, depreciation and amortization	1,040,250	—	1,040,250	247,361	27,931	275,292
Segment profit (loss)	(24,096,809)	(181,066)	(24,277,875)	(274,422)	(211,968)	(486,390)
Segment assets	15,326,519	—	15,217,624	37,516,893	137,973	37,654,866
Expenditures for segment assets	2,533,815	—	2,533,815	426,053	—	426,053

Reconciliations:
Revenues			2006			2005
Total revenues for reportable segments			$601,685			$538,236
Other revenues			—			—

Total consolidated revenues			$601,685			$538,236

Profit or loss
Total profit (loss) for reportable segments			$(24,277,875)			$(486,390)
Other profit or loss			(1,143,445)			(516,337)
Income (loss) before income
Taxes			$(25,421,320)			$(1,002,727)

Assets
Total assets for reportable segments			$15,326,519			$37,654,866
Other assets			135,086			227,718
Consolidated total			$15,461,605			$37,882,584

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Business Segments and Major Customers – (continued)

Other Significant Items

	2006			2005
	Segment Totals	Consolidated Adjustments	Totals	Segment Totals	Consolidated Adjustments	Totals
				(restated)		(restated)
Interest revenue	$—	$—	$—	$—	$222	$222
Interest expense	—	221,445	221,445	—	1,371,034	1,371,034
Expenditures for assets	2,533,815	—	2,533,815	426,053	7,870	433,923
Depletion, depreciation
and amortization	1,040,250	3,437	1,043,687	275,292	4,981	280,273

Adjustments to reconcile total segment interest revenue and expense, and depreciation and amortization to consolidated totals are attributed to corporate headquarters, which is not included in segment information.

The Company recorded meat sales to the following major customers for the years ended March 31:

	2006		2005
	Amount	Percent	Amount	Percent

Customer A	$—	—%	$19,657	35.7%
Customer B	—	—%	31,117	56.5%

	$—	—%	$50,774	92.2%

The Company recorded oil and gas sales to the following major customers for the years ended March 31:

	2006		2005
	Amount	Percent	Amount	Percent

Customer A	$230,144	38.8%	$235,525	49.0%
Customer B	362,847	61.2%	247,626	51.0%

	$592,991	100.0%	$483,151	100.0%

Note 12 — Unregistered Sale of Equity Securities to Lothian Oil Inc.

On December 19, 2005, the Company’s shareholders approved the sale of 1,093,333 shares of the Company’s common stock, $0.001 par value, and warrants to purchase an additional 2,906,666 shares of common stock to Lothian Oil Inc. Proceeds from the sale of these securities were used to repay a line of credit made to the Company by ALMAC Financial Corporation, a corporation wholly-owned by Walter G. Mize, formerly the largest shareholder of the Company. Any funds remaining after payment of the line of credit were used by the Company for working capital purposes.

As part of the agreement, Lothian and the Company entered into a development and operating agreement relative to certain properties belonging to the Company’s wholly-owned subsidiaries, UHC Petroleum Corporation and UHC New Mexico Corporation.

In addition, Lothian purchased 2,666,667 restricted shares of Company common stock from Walter G. Mize, Chairman of the Board of Directors and formerly the Company’s largest shareholder, President and Chief Executive Officer, and six other shareholders for an aggregate purchase price of $10,651,000 or $3.99 per share. Lothian paid the purchase price with a promissory note.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Stock Option Plans

Directors of the Company adopted the 1995 Stock Option Plan effective September 11, 1995. This Plan set aside 66,667 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, and/or employees of the Company and/or its subsidiaries.

Options granted under the Plan must be exercised within five years after the date of grant, but may be affected by the termination of employment. No options have been granted since 1998 and none are outstanding.

Directors of the Company adopted the 1998 Stock Option Plan effective July 1, 1998. This Plan and its subsequent amendment set aside 66,667 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, and/or employees of the Company and/or its subsidiaries. Options granted under the Plan are exercisable over a period to be determined when granted, but may be affected by the termination of employment. As a result of a grant in January 2006 to the Company’s chief executive officer, discussed in more detail below, options to purchase 66,667 shares are outstanding under this plan.

Directors of the Company adopted the 2000 Stock Option Plan effective June 5, 2000. This Plan set aside 1,666,667 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, advisors, and/or employees of the Company and/or its subsidiaries. Options granted under the Plan must be exercised within the number of years determined by the Stock Option Committee and allowed in the Stock Option Agreement. The Stock Option Agreement may provide that a period of time must elapse after the date of grant before the options are exercisable. The options may not be exercised as to less than 100 shares at any one time.

On May 30, 2003, the Company granted 1,051,667 options under the 2000 Stock Option Plan. The options were granted to directors, employees and others. The options vest over a two-year period with terms of three to five years. The exercise price is $1.50 per share.

During fiscal year 2006, the Company granted an option for 40,000 shares to a member of the Board of Directors for and in consideration of services provided to the Company. The option was issued at $2.91 per share for a term of five years with vesting over a three-year period.

On May 24, 2005, the Company granted options to certain members of the Board of Directors for and in consideration of services provided to the Company, as shown in the table below. The options were issued at $1.50 for a term of three years.

On January 3, 2006, the Company granted options to purchase 500,000 shares to the Company’s chief executive officer for and in consideration of services provided to the Company. The options were issued at $1.05 per share for a term of three years with one-third of the options being exercisable immediately and one-third exercisable in each of the following two years. The fair value of each option was determined to be $2.50.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 — Stock Option Plans – (continued)

The following schedule summarizes pertinent information with regard to the Plans for the years ended March 31:

	2006		2005
	Shares Outstanding	Weighted Average Exercise Price	Shares Outstanding	Weighted Average Exercise Price

Beginning of year	1,051,667	$1.50	1,051,667	$1.50
Granted	673,333	1.25	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—

End of year	1,725,000	$1.40	1,051,667	$1.50

Exercisable	1,365,001	$1.46	800,000	$1.50

Weighted average fair value of options granted		$2.15		$0.48

Options granted to non-employees under the above three plans resulted in compensation expense of $4,462 and $25,184 for the years ended March 31, 2006 and 2005, respectively. The intrinsic value of options issued in 2006 resulted in expense of $343,750 being accrued in the accompanying financial statements.

The following table summarizes information for options outstanding as of March 31, 2006:

Options Outstanding				Options Exercisable
Exercise Price	Number	Weighted Average Remaining Life-Years	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$1.50	1,185,000	2.38	$1.50	1,185,000	$1.50
2.91	40,000	4.15	2.91	13,334	2.91
1.05	500,000	9.76	1.05	166,667	1.05
$1.05 - $2.91	1,725,000	5.41	$1.40	1,365,001	$1.46

Note 14 — Stock Warrants

The Company entered into a stock warrant agreement effective January 12, 2004. Pursuant to the agreement, the Company issued 500,000 warrants to purchase common stock in connection with a private placement. Warrants issued under the agreement must be exercised by March 15, 2007.

The Company entered into a stock warrant agreement effective April 2004 in connection with the convertible promissory notes more fully described in Note 9. Pursuant to the agreement, the Company issued 1,766,667 warrants to purchase common stock. Warrants issued under the agreement must be exercised by March 15, 2007.

On December 19, 2005, the Company’s shareholders approved the issuance of warrants to purchase an additional 2,906,666 shares of Common Stock to Lothian Oil Inc. The warrants are exercisable upon issuance and have a term of five years and were issued as follows:

1)

Warrant for the purchase of 953,333 shares with an exercise price of $3.15 per share;

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Stock Warrants – (continued)

2)

Warrant for the purchase of 1,000,000 shares with an exercise price of $3.36 per share;

3)

Warrant for the purchase of 953,333 shares with an exercise price of $3.75 per share.

The following schedule summarizes pertinent information with regard to the stock warrants for the years ended March 31:

	2006		2005
	Shares Outstanding	Weighted Average Exercise Price	Shares Outstanding	Weighted Average Exercise Price

Beginning of year	2,266,667	$2.64	550,000	$2.82
Granted	2,956,900	3.39	1,766,667	2.64
Exercised	(138,233)	2.25	—	—
Forfeited	—	—	—	—
Expired			50,000	4.50
End of year	5,085,334	$3.08	2,266,667	$2.64
Exercisable	5,085,334	$3.08	2,266,667	$2.64
Weighted average fair value of warrants issued		$—		$—

Half of the 1,766,667 warrants issued during fiscal year 2005 are exercisable at $2.25 and $3.00, respectively, and have a remaining contractual life of 2 years. The warrants issued in fiscal 2006 include those issued to Lothian Oil Inc. and 50,234 warrants issued for legal services exercisable at $1.50 per share to satisfy liabilities.

The following table summarizes information for warrants outstanding as of March 31, 2006:

Warrants Outstanding				Warrants Exercisable
Exercise Price Range	Number	Weighted Average Remaining Life-Years	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$2.25 - $3.00	2,178,668.96		$2.62	2,178,668	$2.62
3.15 - 3.75	2,906,666	4.72	3.42	2,906,666	3.42
$2.25 - $3.75	5,085,334	3.10	$3.08	5,085,334	$3.08

During the years ended March 31, 2006 and 2005, the Company did not record any expenses for services rendered related to warrants issued under the agreements.

Note 15 — Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 — Income Taxes – (continued)

The Company’s federal tax provision consists of the following:

	2006	2005

Current	$—	$83,913
Benefits of operating loss carryforwards	—	(83,913)
Adjustments of beginning of year valuation allowance
Deferred	(3,099,000)	—
Federal	(4,950,925)	—
	$(8,049,925)	$—

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

	2006	2005

U.S. statutory rate	34%	34%
Valuation allowance	—	(34%)
Other	(2%)	—
Effective tax rate	32%	0%

At March 31, the deferred tax asset and liability balances are as follows:

	2006	2005

Deferred tax asset
Net operating loss	$3,089,263	$3,099,000
Accrued expenses	207,489	—
	3,296,752	3,099,000
Deferred tax liability – oil and gas properties	(1,426,696)	(8,049,925)
Net deferred tax asset	1,870,056	(4,950,925)
Valuation allowance	(1,870,056)	(3,099,000)
Deferred tax asset (liability)	$—	$(8,049,925)

The net change in the valuation allowance for 2006 was a decrease of $1,228,944 and 2005 had a decrease of $84,657. The deferred tax asset is due to the net operating loss carryover. The deferred tax liability results from difference in the basis of oil and gas properties for tax and financial reporting purposes.

The Company has a net operating loss carryover of approximately $9,086,000 available to offset future income for income tax reporting purposes, which will ultimately expire in 2026, if not previously utilized. Due to the change in control in 2006, the use of the net operating loss each year will be limited.

Note 16 — Stock Bonus Plan

The Company has a stock bonus plan, which provides incentive compensation for its directors, officers, and key employees. The administration of the plan is done by the Company’s stock option committee. The Company has reserved 30,000 shares of common stock for issuance under the plan. As of March 31, 2006, 27,800 shares had been issued in accordance with the plan.

Note 17 — Note Receivable

On January 27, 2005, Heritage Food Group, a wholly-owned subsidiary of the Company, was merged with BMW Holdings, Inc. (BMW), an unrelated third party. This transaction was completed under the terms of a Reorganization Agreement and an Agreement and Plan of Merger pursuant to which the Company transferred

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17 — Note Receivable – (continued)

certain assets of National Heritage Sales Corporation, another of its wholly-owned subsidiaries, to Heritage Food Group. The assets included “Heritage Lifestyle” trademarks, point of sale material and goodwill. As consideration for the sale, BMW issued to United Heritage Corporation a promissory note for $75,000, payable in 12 equal monthly installments. Payment was to begin 30 days after consummation of the merger. Furthermore, as a result of the merger, the Company obtained a 7.5% interest in BMW consisting of 8,823,530 shares of BMW’s Class A common stock. The Company intended to distribute to its shareholders all of its shares of BMW Class A common stock. BMW was unable to begin making payment of the promissory note as scheduled, and the Company agreed to extend the date on which the first monthly installment was due, first to September 2005 and then to December 2005. No payments were received as of December 31, 2005 and, as a result, the Company has written off the receivable and reported a loss of $87,500 in the accompanying financial statements. Further, it is the understanding of the Company that BMW has filed a bankruptcy petition and it is not anticipated that BMW will recover. Accordingly, the distribution of Class A common stock to the Company’s shareholders will not occur.

Note 18 — Contingencies

The Company is involved in various claims incidental to the conduct of our business. Based on consultation with legal counsel, we do not believe that any claims, either individually or in the aggregate, to which the Company is a party will have a material adverse effect on our financial condition or results of operations.

Note 19 — 2002 Consultant Equity Plan

In August 2002, the Company adopted “The 2002 Consultant Equity Plan,” whereby 333,333 shares of unissued common stock were reserved for issuance to consultants, independent contractors and advisors in exchange for bona fide services rendered not in connection with a capital raising transaction. All shares reserved under the plan have been issued as of March 31, 2006.

Note 20 — Subsequent Event, Preferred Stock

The Company’s Articles of Incorporation authorize the issurance of 5,000,000 shares of preferred stock, $0.0001 par value per share and allow the Board of Directors, without shareholder approval and by resolution, to designate the preferences and rights of the preferred stock. On February 22, 2006, the Company’s Board of Directors unanimously adopted and approved a “Certificate of Designation, Preferences and Rights of Series A Preferred Stock of United Heritage Corporation” and a “Certificate of Designation, Preferences and Rights of Series B Preferred Stock of United Heritage Corporation”.

The Certificates of Designation created 133,334 shares of Series A Preferred Stock, 30,303 shares of Series B-1 Preferred Stock and 45,455 shares of Series B-2 Preferred Stock. The Certificates of Designation were filed with the Secretary of State of Utah on May 17, 2006.

Note 21 — Supplementary Financial Information for Oil and Gas Producing Activities (unaudited)

Proved Reserves

Independent petroleum engineers have estimated the Company’s proved oil and gas reserves, all of which are located in the United States. Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21 — Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited) – (continued)

The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling and production history and from changes in economic factors.

	Oil (Bbls)	Gas (Mcf)

March 31, 2004 (restated)	575,783	3,097,811
Extensions, additions and discoveries	—	—
Revisions of previous estimates	(1,144)	(44,295)
Production	(7,450)	(118,751)
March 31, 2005 (restated)	567,189	2,934,765
Extensions, additions and discoveries	—	—
Revisions of previous estimates	(67)	(222,358)
Production	(7,380)	(110,336)
March 31, 2006	559,742	2,602,071

Proved Developed Reserves

March 31, 2005 (restated)	567,189	2,934,765
March 31, 2006	559,742	2,602,071

Standardized Measure

The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate. Estimated future income taxes are calculated by applying year-end statutory rates to future pre-tax net cash flows, less the tax basis of related assets and applicable tax credits.

The standardized measure does not represent management’s estimate of the Company’s future cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

UNITED HERITAGE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 21 — Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited) – (continued)

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

	March 31, 2006	March 31, 2005
		(restated)
Future cash inflows	$40,126,480	$40,425,910
Future costs:
Production	(15,824,512)	(16,643,703)
Development	(6,922,896)	(5,192,169)

Future net cash flows before income tax	17,379,072	18,590,038
Future income tax	—	—

Future net cash flows	17,379,072	18,590,038
10% annual discount	(9,271,088)	(9,671,866)

Standardized measure of discounted future net cash flows	$8,107,984	$8,918,172

Changes in Standardized Measure of Discounted Future Net Cash Flows

	March 31, 2006	March 31, 2005
		(Restated)
Sales of oil and gas net of production costs	$(333,701)	$(206,507)
Net changes in prices and production and development costs	32,496	2,010,241
Extensions, additions and discoveries	—	—
Revision of quantity estimates and timing	(435,706)	(89,622)
Accretion of discount	891,817	683,043

Net change in income taxes	—	—
Other	(965,094)	(309,416)

Net increase (decrease)	$(810,188)	$2,087,739

UNITED HERITAGE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30, 2006	March 31, 2006
	(unaudited)
ASSETS
Current Assets
Cash	$152,735	$76,366
Trade accounts receivable	105,989	60,269
Inventory	72,419	48,626
Prepaid expenses	51,734	47,530
Total Current Assets	382,877	232,791

Oil and Gas Properties, accounted for using the full cost method, net of accumulated depletion and depreciation of $2,201,170 at June 30, 2006 and $2,048,818 at March 31, 2006
Proved	12,182,916	9,435,979
Unproved	5,781,645	5,781,645
	17,964,561	15,217,624

Property and Equipment, at cost
Equipment, furniture and fixtures	117,816	74,244
Vehicles	196,876	57,603
	314,692	131,847
Less accumulated depreciation	(135,958)	(120,657)
	178,734	11,190

Total Assets	$18,526,172	$15,461,605

See notes to consolidated condensed financial statements.

UNITED HERITAGE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS – (continued)

	June 30, 2006	March 31, 2006
	(unaudited)

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$2,875,369	$1,248,763
Accounts payable, related party	615,000	405,000
Accrued expenses	395,773	344,684
Total current liabilities	3,886,142	1,998,447

Long-Term Liabilities
Asset retirement obligation	270,646	266,512
Note payable, related party	3,172,571	1,413,003
Total liabilities	7,329,359	3,677,962

Shareholders’ Equity
Preferred stock, $.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $.001 par value, 125,000,000 shares authorized; 6,446,850 shares issued and outstanding:	6,447	6,447
Additional paid-in capital	43,455,075	43,341,208
Accumulated deficit	(32,264,709)	(31,564,012)
Total shareholders’ equity	11,196,813	11,783,643

Total Liabilities and Shareholders’ Equity	$18,526,172	$15,461,605

See notes to consolidated condensed financial statements.

UNITED HERITAGE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended June 30,
	2006	2005
		(restated)

Operating revenues
Oil and gas sales	$308,465	$125,193
Processed meat products	—	1,890
Total operating revenues	308,465	127,083

Operating costs and expenses
Production and operating	165,706	84,736
Processed meat products	—	2,375
Depreciation and depletion	171,374	64,005
General and administrative	620,995	172,630
Total operating costs and expenses	958,075	323,746

Loss from operations	(649,610)	(196,663)

Other income (expense)
Miscellaneous income	—	4,295
Interest expense	(51,089)	(78,916)

Net loss	$(700,699)	$(271,284)

Loss per share (basic)	$(.11)	$(.05)

Weighted average number of shares (basic)	6,446,850	5,186,496

See notes to consolidated condensed financial statements.

UNITED HERITAGE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,
	2006	2005
		(restated)
Cash flows from operating activities
Net loss	$(700,699)	$(271,284)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and depletion	171,374	64,005
Deferred compensation and consulting	—	5,250
Stock options issued for services	113,867	4,462
Changes in assets and liabilities:
Accounts receivable	(45,720)	33,293
Inventory	(23,793)	7,369
Other current assets	(4,204)	13,779
Accounts payable and accrued expenses	1,887,672	(44,162)
Net cash provided by (used in) operating activities	1,398,497	(187,288)

Cash flows from investing activities
Proceeds from sale of lease rights	—	625,000
Additions to oil and gas properties	(2,898,851)	(17,891)
Additions to equipment	(182,845)	—
Net cash provided by (used in) investing activities	(3,081,696)	607,109

Cash flows from financing activities
Proceeds from borrowings, related party	1,759,568	80,905
Payments on note payable, related party	—	(257,802)
Proceeds from issuance of common stock upon exercise of warrants	—	236,500
Net cash provided by financing activities	1,759,568	59,603

Increase in cash and cash equivalents	76,369	479,424

Cash at beginning of period	76,366	7,151
Cash at end of period	$152,735	$486,575

See notes to consolidated condensed financial statements.

UNITED HERITAGE CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending March 31, 2007. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2006.

Note 2 — Restatement of Historical Financial Statements

In April 2006, the Company retained independent petroleum engineers to evaluate its properties. Based on this review and internal assessments, the Company concluded that a downward revision of its stated proved reserves, from 36,492,693 Boe to 1,056,317 Boe, should have been reflected in the March 31, 2005 fiscal year and prior periods. The Company concluded that a revision of the historical proved reserve estimates included in the historical supplemental oil and gas producing disclosures was required. Quantities of estimated proved reserves are used in determining depletion and impairment based on the ceiling limitation. The revisions of historical reserve estimates required the restatement of the Company’s financial statements for the fiscal years ending March 31, 2000 to March 31, 2005 and the first three quarters of the fiscal year ended March 31, 2006.

The revision to the reserve estimates and the recalculation of the ceiling limitations for the restated financial statements required the Company to record impairment to its proved properties of approximately $948,898 in the fiscal year ended March 31, 2002.

In addition to the restatements required as a result of the reserve revisions, the Company determined that approximately $76,822 of merger costs and $34,131 of vehicle costs net of accumulated depreciation were inappropriately included in the Company’s proven properties in the March 31, 2005 financial statements and prior years. The Company determined that a revision of the historical financial statements for these reclassifications was required to determine the appropriate depletion and impairment based on the ceiling limitation.

Reserve Restatement

The reserve restatement resulted in the following revisions to our estimated proved reserves as of:

	March 31,
	2005		2004
	As Reported	As Restated	As Reported	As Restated

Estimated Proved Reserves (Unaudited):
Oil (Bbls)	35,225,600	567,189	27,592,015	575,783
Gas (Mcf)	7,602,559	2,934,765	1,507,510	3,097,811
Oil and Gas (Boe)	36,492,693	1,056,317	27,843,267	1,092,085
Estimated Proved Developed Reserves (Unaudited):
Oil (Bbls)	5,629,000	567,189	6,702,230	575,783
Gas (Mcf)	2,538,000	2,934,765	1,507,510	3,097,811
Oil and Gas (Boe)	6,052,000	1,056,317	6,953,482	1,092,085

UNITED HERITAGE CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Restatement of Historical Financial Statements – (continued)

Financial Restatement

The cumulative impact of the restatement on the Company’s shareholders’ equity as of March 31, 2005 was a reduction of approximately $1,800,873.

The Company’s historical consolidated statements of operations for the year ended March 31, 2005 and for each of the quarters in that year and the first three quarters of the fiscal year ended March 31, 2006 reflect the effects of the restatement on the calculation of historical depletion. The Company did not amend its Annual Report on Form 10-KSB filed for the year ended March 31, 2005 or the Quarterly Reports on Form 10-QSB filed for any periods prior to March 31, 2006. The financial statements and related information contained in those reports should no longer be relied upon. A summary of the effects of the restatement on reported amounts for the year ended March 31, 2005 and the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 is presented below. The information presented represents only those statement of operations, balance sheet and cash flow statement line items affected by the restatement.

	Year Ended March 31, 2005
	As Reported	As Restated

Statement of Operations:
Depreciation and depletion	$90,741	$280,273
Total operating costs and expenses	1,581,328	1,770,860
Loss from operations	(1,043,092)	(1,232,624)
Income before income tax	(813,195)	(1,002,727)
Income tax	—	—
Net loss	(813,195)	(1,002,727)
Basic and diluted loss per share	(0.17)	(0.21)

	Year Ended March 31, 2005
	As Reported	As Restated

Statement of Cash Flows:
Net loss	$(813,195)	$(1,002,727)
Depreciation, depletion and amortization	90,741	280,273

	March 31, 2005
	As Reported	As Restated

Balance Sheet:
Prepaid expenses	$48,374	$125,195
Proved oil and gas properties	38,565,819	2,301,263
Accumulated depletion	204,706	1,026,934
Unproved oil and gas properties	834,579	35,215,630
Vehicles	22,045	57,603
Accumulated depreciation	85,637	115,384
Total assets	39,683,457	37,882,584
Accumulated deficit	(12,391,744)	(14,192,617)
Total liabilities and shareholders’ equity	39,683,457	37,882,584

UNITED HERITAGE CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Restatement of Historical Financial Statements – (continued)

	Quarters Ended (Unaudited)
	June 30, 2005		September 30, 2005		December 31, 2005
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated

Statement of Operations:
Depreciation and depletion	$11,734	$64,005	$14,187	$389,435	$21,269	$234,880
Ceiling test impairment	—	—	—	23,199,110	—	—
Total operating costs and expenses	271,475	323,746	418,970	23,993,328	354,531	568,142
Loss from operations	(144,392)	(196,663)	(234,528)	(23,808,886)	(173,095)	(386,706)
Income tax	—	—	—	8,049,925	—	—
Net loss	(219,013)	(271,284)	(304,821)	(15,865,481)	(209,792)	(423,403)
Basic and diluted loss per share	(0.04)	(0.05)	(0.06)	(2.98)	(0.03)	(0.07)

	Quarters Ended (Unaudited)
	June 30, 2005		September 30, 2005		December 31, 2005
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated

Statement of Cash Flows:
Net loss	$(219,013)	$(271,284)	$(304,821)	$(15,865,481)	$(209,792)	$(386,706)
Depreciation, depletion and amortization	11,734	64,005	14,187	389,435	21,269	234,880
Ceiling test impairment	—	—	—	23,199,110	—	—
Deferred tax	—	—	—	(8,049,925)	—	—

	Quarters Ended (Unaudited)
	June 30, 2004		September 30, 2004		December 31, 2004		March 31, 2005
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated

Statement of Operations:
Depreciation and depletion	$20,966	$60,942	$20,982	$60,363	$21,792	$57,671	$27,001	$101,297
Total operating costs and expenses	645,549	685,525	352,333	391,714	288,068	323,947	295,378	369,674
Loss from operations	(483,839)	(523,815)	(236,438)	(275,819)	(153,614)	(189,493)	(169,201)	(243,497)
Income tax	—	—	—	—	—	—	—	—
Net income (loss)	(559,743)	(599,719)	(316,444)	(355,825)	(232,508)	(268,387)	295,500	221,204
Basic and diluted earnings (loss) per share	(0.13)	(0.14)	(0.06)	(0.07)	(0.05)	(0.05)	0.06	0.05

	Quarters Ended (Unaudited)
	June 30, 2004		September 30, 2004		December 31, 2004		March 31, 2005
	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated	As Reported	As Restated

Statement of Cash Flows:
Net income (loss)	$(559,743)	$(599,719)	$(316,444)	$(355,825)	$(232,508)	$(268,387)	$295,500	$221,204
Depreciation, depletion and amortization	20,966	60,942	20,982	60,363	21,792	57,671	27,001	101,297

UNITED HERITAGE CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 3 — Change In Accounting Principle

Effective April 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after April 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of April 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon the Company’s adoption of SFAS No. 123(R).

Prior to adopting SFAS No. 123(R), the Company accounted for its employee stock options using the intrinsic-value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, (“APB No. 25”) and related interpretations. This method required compensation expense to be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

Had the Company elected the fair value provisions of SFAS No. 123(R), fiscal year 2005 net earnings and net earnings per share would have differed from the amounts actually reported as shown in the following table.

Three Months Ended June 30, 2005

Net loss, as reported (restated)	$(271,284)
Add share-based employee compensation expense included
In reported net earnings, net of related tax expense	—
Deduct total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax expense	10,599
Net loss, pro forma	$(281,793)
Net loss per share available to common stockholders:
As reported:
Basic	$(0.05)
Pro forma:
Basic	$(0.05)

As a result of adopting SFAS No. 123(R) on April 1, 2006, the Company’s net earnings for the three-month period ended June 30, 2006 were $113,867 lower than if the Company had continued to account for share-based compensation under APB No. 25. Also, basic earnings per share were approximately $0.02 per share lower as a result of the adoption.

Note 4 — Reverse Stock Split

On December 19, 2005, the Company’s shareholders approved a one-for-three reverse stock split. The reverse stock split was effective December 22, 2005. The Company retained the current par value of $0.001 per share for all common shares. All references in the financial statements and notes to the number of shares outstanding, per share amounts, and stock option and warrant data have been restated to reflect the reverse stock split for all periods presented.

Note 5 — Inventory

Inventory consists of oil in tanks of $72,419 and $48,626 at June 30, 2006 and March 31, 2006, respectively.

UNITED HERITAGE CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 6 — Oil and Gas Properties

Capitalized costs related to oil and gas producing activities and related accumulated depletion, depreciation and amortization are as follows:

	June 30, 2006	March 31, 2006

Capitalized costs of oil and gas properties:
Proved	$14,384,086	$11,484,797
Unproved	5,781,645	5,781,645
	20,165,731	17,266,442

Less accumulated depletion, depreciation, and amortization	(2,201,170)	(2,048,818)
	$17,964,561	$15,217,624

Proved Reserves are as follows:

	Oil (Bbls)	Gas (Mcf)

March 31, 2006	559,742	2,602,071
Extensions, additions and discoveries	0	0
Less production for period (three months)	(3,559)	(25,801)
June 30, 2006	556,183	2,576,270

During June 2005, the Company entered into an agreement with a subsidiary of Dominion Resources, Inc. (Dominion) whereby the Company assigned the rights below 2000 feet to Dominion on 7,840 acres out of its 10,360 acre leasehold in Edward County, Texas. The Company received, as consideration for the agreement, cash of $625,000, an overriding royalty interest, a carried working interest in the first, second or third wells, and the right to participate as a working interest partner on a “well by well” basis. This right to participate also included an “area of mutual interest” which included approximately 12,800 additional acres.

Under the full cost method of accounting for oil and gas properties, the proceeds of the sale reduced the Company’s investment in oil and gas properties and no gain or loss was recognized from the sale.

Note 7 — Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. Concentrations of credit risk with respect to trade receivables consist principally of oil and gas purchasers. Receivables from one oil and gas customer at June 30, 2006 comprised approximately 77%, of the trade receivable balance. No allowance for doubtful accounts has been provided because the recorded amounts were determined to be fully collectible.

Note 8 — Note Payable to Related Party

The Company had a $6,500,000 revolving line of credit, secured by substantially all of the assets of the Company, bearing interest at 10%, due August 17, 2006 from Almac Financial Corporation, a corporation owned by Walter G. Mize, formerly the largest shareholder of the Company. During December 2005, with the proceeds of the sale of common stock, the Company paid Almac the principal balance in full, resulting in full payment of the line of credit.

The Company has a $4,000,000 loan agreement with Lothian, its majority shareholder. Advances to the Company under this agreement were $2,705,503 as of June 30, 2006. The agreement, dated October 7, 2005,

UNITED HERITAGE CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 8 — Note Payable to Related Party – (continued)

provides for draws as needed for the development of the Cato San Andres Unit in New Mexico. The note bears interest at 1% over the Citibank prime rate and is secured by a deed of trust and assignment of production, among other provisions. Loan advances are repayable monthly from 70% of the oil and gas proceeds produced by the Cato San Andres Unit. The note is due and payable on October 7, 2015 and is subordinated to the Sterling Bank agreement discussed below. No payments have been made by the Company. Accrued interest of $42,410 has been included in accrued expenses in the accompanying balance sheet at June 30, 2006.

The Company has an additional $2,500,000 loan agreement with Lothian, its majority shareholder. Advances to the Company under this agreement were $467,068 as of June 30, 2006. The agreement, dated as of March 31, 2006, provides for draws as needed for the development of the Wardlaw Field in Texas. The note bears interest at 1% over the Citibank prime rate and is secured by a deed of trust and assignment of production, among other provisions. Loan advances are repayable monthly from 70% of the oil and gas proceeds produced by the Wardlaw Field. The note is due and payable on March 31, 2016. No payments have been made by the Company. Accrued interest of $8,679 has been included in accrued expenses in the accompanying balance sheet at June 30, 2006.

Reducing Revolving Line of Credit Agreement

The Company, as a co-Borrower with its largest shareholder, entered into an Amended and Restated reducing revolving line of credit agreement of up to $20 million (“Credit Agreement”) with Sterling Bank as of March 31, 2006. The line is due and payable on April 30, 2008.

No outstanding loan amounts have been allocated to the Company under the Credit Agreement as of June 30, 2006. As a condition of the Credit Agreement, the Company’s largest shareholder has subordinated its Cato San Andres Unit loan to the Company to Sterling Bank. The Credit Agreement is secured by oil and gas properties owned by the borrowers, including the Company. The Credit Agreement contains various negative covenants relating to the Company’s largest shareholder which, at June 30, 2006, was in compliance with these covenants.

Other Advances

Included in the accompanying balance sheet are advances made to the Company from Lothian of $615,000 and $405,000, at June 30, 2006 and March 31, 2006, respectively. No interest has been accrued on these advances.

Note 9 — Net Loss per Common Share

Basic earnings (loss) per share of common stock is based on the weighted average number of shares outstanding during the periods ended June 30, 2006 and June 30, 2005. Diluted earnings per share have not been presented since the inclusion of potential common shares would be antidilutive.

Note 10 — Income Taxes

As of March 31, 2005, the Company had net operating loss carryovers of approximately $9,086,000 available to offset future income for income tax reporting purposes, which will ultimately expire between 2012 and 2023, if not previously utilized.

Note 11 — Estimates

The preparation of interim consolidated financial statements as of June 30, 2006 in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that effect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNITED HERITAGE CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 12 — Business Segments

The Company operates in two business segments, the sale of processed meat products and oil and gas producing activities. Factors used by management in determining reportable segments are by business area.

	Three Months ended June 30,
	2006			2005 (restated)
	Oil & Gas	Meat	Total	Oil & Gas	Meat	Total
Segment Information:
Revenues from external customers	$308,465	$—	$308,465	$125,193	$1,890	$127,083
Segment profit (loss)	(313,548)	—	(313,548)	(49,347)	(43,650)	(92,997)

Reconciliations:
Revenues
Total revenues for reportable segments			$308,465			$127,083
Other revenues			—			—
Total consolidated revenues			$308,465			$127,083
Profit or loss
Total profit (loss) for reportable
Segments			$(313,548)			$(92,997)
Other profit or (loss)			(387,151)			(178,287)
Income (loss) before income taxes			$(700,699)			$(271,284)

Note 13 — Stock Options

Directors of the Company adopted the 1995 Stock Option Plan effective September 11, 1995. This Plan set aside 66,667 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, and/or employees of the Company and/or its subsidiaries.

Options granted under the Plan must be exercised within five years after the date of grant, but may be affected by the termination of employment. No options have been granted since 1998 and none are outstanding.

Directors of the Company adopted the 1998 Stock Option Plan effective July 1, 1998. This Plan and its subsequent amendment set aside 66,667 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, and/or employees of the Company and/or its subsidiaries. Options granted under the Plan are exercisable over a period to be determined when granted, but may be affected by the termination of employment. As a result of a grant in January 2006 to the Company’s chief executive officer, discussed in more detail below, options to purchase 66,667 shares are outstanding under this plan.

Directors of the Company adopted the 2000 Stock Option Plan effective June 5, 2000. This Plan set aside 1,666,667 shares of the authorized but unissued common stock of the Company for issuance under the Plan. Options may be granted to directors, officers, consultants, advisors, and/or employees of the Company and/or its subsidiaries. Options granted under the Plan must be exercised within the number of years determined by the Stock Option Committee and allowed in the Stock Option Agreement. The Stock Option Agreement may provide that a period of time must elapse after the date of grant before the options are exercisable. The options may not be exercised as to less than 100 shares at any one time.

On May 30, 2003 the Company granted 1,051,667 options under the 2000 Stock Option Plan. The options were granted to directors, employees and others. The options vest over a two-year period with terms of three to five years. The exercise price is $1.50 per share.

UNITED HERITAGE CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 13 — Stock Options – (continued)

On May 24, 2005, the Company granted options to certain members of the Board of Directors for and in consideration of services provided to the Company, as shown in the table below. The options were issued at $1.50 for a term of three years.

On January 3, 2006, the Company granted options to purchase 500,000 shares to the Company’s chief executive officer for and in consideration of services provided to the Company. The options were issued at $1.05 per share for a term of three years with one-third of the options vesting immediately and one-third vesting in each of the following two years. The options have a term of five years. The fair value of each option was determined to be $2.50.

There were no options granted during the three months ended June 30, 2006.

The following table summarizes pertinent information with regard to the Plans for the three months ended June 30, 2006:

	Options and Rights	Weighted Average Exercise Price

Outstanding at beginning of year, April 1, 2006	1,725,000	$1.40
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired	—	—

Outstanding at June 30, 2006	1,725,000	$1.40

Exercisable at June 30, 2006	1,378,333	$1.47

The weighted average contractual life of options outstanding at June 30, 2006 was 5.2 years.

The following is a summary of the Company’s non vested options for 2007:

Non vested, at April 1, 2006	359,999
Granted	—
Vested	13,333
Forfeited	—
Non vested, at June 30, 2006	346,666

As of June 30, 2006, there is approximately $639,000 of total unrecognized compensation cost related to non-vested share based compensation arrangements to be recognized over the vesting period. The weighted average grant date fair value of non-vested options outstanding at June 30, 2006 is $2.47, and vested during the three months ended June 30, 2006 is $1.68. The weighted average grant date fair value of options outstanding at April 1, 2006 was $2.44.

Note 14 — Stock Warrants

The Company entered into a stock warrant agreement effective January 12, 2004. Pursuant to the agreement, the Company issued 500,000 warrants to purchase common stock in connection with a private placement. Warrants issued under the agreement must be exercised by March 15, 2007.

UNITED HERITAGE CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 14 — Stock Warrants – (continued)

The Company entered into a stock warrant agreement effective April 2004 in connection with the issuance of convertible promissory notes. Pursuant to the agreement, the Company issued 1,766,667 warrants to purchase common stock. Warrants issued under the agreement must be exercised by March 15, 2007.

On December 19, 2005, the Company’s shareholders approved the issuance of warrants to purchase an additional 2,906,666 shares of Common Stock of Lothian Oil Inc. The warrants are exercisable upon issuance and have a term of five years and were issued as follows:

1) Warrant for the purchase of 953,333 shares with an exercise price of $3.15 per share;

2) Warrant for the purchase of 1,000,000 shares with an exercise price of $3.36 per share;

3) Warrant for the purchase of 953,333 shares with an exercise price of $3.75 per share.

Half of the 1,766,667 warrants issued during fiscal year 2005 are exercisable at $2.25 and $3.00, respectively, and have a remaining contractual life of 2 years. The warrants issued in fiscal 2006 include those issued to Lothian Oil Inc. and 50,234 warrants issued for legal services exercisable at $1.50 per share to satisfy liabilities.

The following schedule summarizes pertinent information with regard to the stock warrants for the three months ended June 30, 2006:

	Shares Outstanding	Weighted Average Exercise Price

Outstanding at beginning of year, April 1, 2006	5,085,334	$3.08
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired	—	—

Outstanding at June 30, 2006	5,085,334	$3.08

Exercisable	5,085,334	$3.08

The Certificates of Designation created 133,334 shares of Series A Preferred Stock, 30,303 shares of Series B-1 Preferred Stock and 45,455 shares of Series B-2 Preferred Stock. The Certificates of Designation were filed with the Secretary of State of Utah on May 17, 2006.

Note 15 — Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock, $0.0001 par value per share and allow the Board of Directors, without shareholder approval and by resolution, to designate the preferences and rights of the preferred stock. On February 22, 2006, the Company’s Board of Directors unanimously adopted and approved a “Certificate of Designation, Preferences and Rights of Series A Preferred Stock of United Heritage Corporation” and a “Certificate of Designation, Preferences and Rights of Series B Preferred Stock of United Heritage Corporation”.

The Certificates of Designation created 133,334 shares of Series A Preferred Stock, 30,303 shares of Series B-1 Preferred Stock and 45,455 shares of Series B-2 Preferred Stock. The Certificates of Designation were filed with the Secretary of State of Utah on May 17, 2006.

UNITED HERITAGE CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 16 — Unregistered Sale of Equity Securities to Lothian Oil Inc.

On December 19, 2005, the Company’s shareholders approved the sale of 1,093,333 shares of the Company’s common stock, $0.001 par value, and warrants to purchase an additional 2,906,666 shares of common stock to Lothian Oil Inc. Proceeds from the sale of these securities were used to repay a line of credit made to the Company by Almac Financial Corporation, a corporation wholly-owned by Walter G. Mize, formerly the largest shareholder of the Company. Any funds remaining after payment of the line of credit were used by the Company for working capital purposes.

As part of the agreement, Lothian and the Company entered into a development and operating agreement relative to certain properties belonging to the Company’s wholly-owned subsidiaries, UHC Petroleum Corporation and UHC New Mexico Corporation.

In addition, Lothian purchased 2,666,667 restricted shares of Company common stock from Walter G. Mize, Chairman of the Board of Directors and formerly the Company’s largest shareholder, President and Chief Executive Officer, and six other shareholders for an aggregate purchase price of $10,651,000 or $3.99 per share. Lothian paid the purchase price with a promissory note.

Note 17 — Supplemental Disclosures of Cash Flows Information

	Three Months Ended June 30,
	2006	2005

Cash paid during the year for:
Interest	$—	$26,698
Taxes	$—	$—

DESCRIPTION OF BUSINESS – LOTHIAN OIL INC.

Lothian is an oil and gas exploration and development company incorporated in Delaware on September 22, 2004. Lothian began its oil and gas operations on April 29, 2005. Lothian seeks to find, develop and exploit oil and gas properties that have unrecognized value. Lothian is currently developing and/or operating over 85,000 gross acres of oil and gas properties in Texas, New Mexico and Louisiana.

Lothian’s strategy is to acquire properties with proven reserves, current production, development opportunities and long life production profiles. Lothian targets properties with acquisition prices in the $5 million to $50 million range. Lothian believes that by targeting properties in this price range, competition with oil companies which have greater financial resources will be reduced. Lothian believes that its acquisition strategy may require it to pay a higher price on an existing barrel of production but allows it to pay a lower price for total reserves in the ground. In the future, Lothian may finance the acquisition, development and exploration of additional oil and gas properties by raising equity in special purpose entities, such as limited partnerships, organized for a specific acquisition or series of acquisitions. Lothian believes that having the option of financing its operations in this manner may reduce the costs associated with debt and minimize Lothian’s risk in connection with any single acquisition. In addition, if capital is raised in a special purpose entity, Lothian will reduce dilution of its shareholders. Lothian’s operations strategy is to capitalize on management’s extensive experience in the industry to maximize opportunities and cost efficiencies. Lothian’s current development activities include bringing on-line shut-in wells and reperforating existing wells. In the future, Lothian plans to begin infill drilling programs, waterfloods and pilot projects in developing reserves. In addition, Lothian intends to explore for reserves in well-established and productive oil and gas trends.

Lothian currently operates leases comprising 14,631 acres of producing properties located in Chaves, Eddy and Lea Counties, New Mexico (the “Webb Properties”). In addition, in connection with the acquisition of a controlling interest in United, Lothian has become the operator of United’s Cato Unit and Wardlaw Field.

Recent Events

Lothian formed Lothian Exploration and Development I, L.P. (“LEaD I”), a limited partnership, to acquire the Master’s Creek Lease, an approximately 20,000 acre gas property in Allen Parish, Louisiana. Lothian will own an approximate one-third interest (after pay-out) in the Master’s Creek Lease Shallow Rights and an approximately two-thirds interest in the Master’s Creek Lease Deep Rights. The Master’s Creek has one gas well completed and waiting on a production pipeline. Lothian is currently negotiating to acquire the right-of-way for the pipeline.

Lothian has recently accumulated 19,295 gross (15,194 net) undeveloped leasehold acres in the Midland Basin of West Texas. The Midland Basin has seen a surge in drilling activity over the past three years and is one of the most active exploitation and development plays in the Permian Basin. Lothian’s leasehold position is in a favorable geologic setting relative to this play. As of September 21, 2006, Lothian has commenced operations and is in the process of re-entering an abandoned well on the leasehold acreage and has plans to begin drilling later this year. Lothian owns working interests in the acreage ranging from 66% to 85%.

Markets

The principal markets for oil and gas are local refining companies and natural gas transmission pipeline companies. Crude oil production from the Webb Properties is currently gathered, transported and purchased primarily by Navajo Refining Company of Artesia, New Mexico and gas production is currently transported by pipeline and purchased by Conoco and Duke Energy. Lothian believes that if it were to lose any of these purchasers, they could be replaced with other purchasers of gas and oil. Oil and gas is sold at market prices. Lothian has no delivery commitments.

Competition

The oil and gas industry is highly competitive. Lothian competes with other oil and gas companies and investors in searching for, and obtaining, future desirable prospects, in securing contracts with third parties for the development of oil and gas properties and in securing contracts for the purchase or rental of drilling rigs and other equipment necessary for drilling operations, as well as in the marketing of, any oil and gas which may be discovered. Many of Lothian’s competitors are larger than Lothian and have substantially greater access to capital and technical resources than Lothian, giving them a significant competitive advantage.

Government Regulation

The following is a brief summary of the various types of regulations imposed by state and federal agencies on the producers of oil and gas. Legislation affecting the oil and gas industry is under constant review for amendment or expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue rules and regulations binding on the oil and gas industry and its individual members, some of which carry substantial penalties for failure to comply. The regulatory burden on the oil and gas industry increases the cost of doing business and, consequently, affects Lothian’s profitability.

State Regulation of Oil and Gas Production. States in which Lothian conducts its oil and gas activities regulate the production and sale of natural gas and crude oil, including requirements for obtaining drilling permits, the method of developing new fields, the spacing and operation of wells and the prevention of waste of oil and gas resources. In addition, most states regulate the rate of production and may establish maximum daily production allowables for wells on a market demand or conservation basis. To date, Lothian has not found these regulations burdensome.

Lothian must procure well drilling permits when it begins drilling new wells. In general, Lothian does not apply for a permit until it is ready to begin drilling operations.

The State of New Mexico also requires the posting of a bond to ensure that Lothian’s wells are properly plugged when abandoned. A separate $25,000 bond is required for each well drilled. Lothian currently has $265,000 in bonds on deposit with the State of New Mexico for plugging obligations.

The State of Texas requires that all oil and gas companies, when acting as operator, post a blanket performance bond governed by the number of wells operated. Lothian currently has $25,000 in performance bonds on deposit with the State of Texas.

Environmental Regulations. Lothian’s activities are subject to federal and state laws and regulations governing environmental quality and pollution control. These regulations have a material effect on Lothian’s operations, but the cost of such compliance has not been material to date. However, Lothian believes that the oil and gas industry may experience increasing liabilities and risks under the Comprehensive Environmental Response, Compensation and Liability Act, as well as other federal, state and local environmental laws, as a result of increased enforcement of environmental laws by various regulatory agencies. As an “owner” or “operator” of property where hazardous materials may exist or be present, Lothian, like all others in the petroleum industry, could be liable for fines and/or clean up costs, regardless of whether the release of a hazardous substance was due to its conduct. Lothian believes it is presently in compliance with all applicable federal, state or local environmental laws, rules or regulations, however, continued compliance (or failure to comply) and future legislation may have an adverse impact on Lothian’s present and contemplated business operations.

Employees

Lothian presently has 31 full-time employees and no part-time employees. Lothian plans to add additional full-time employees as its operations expand.

Equipment

Lothian does not currently own a drilling rig, pulling rig or any related drilling equipment. Instead, Lothian expects to obtain drilling services as required from time to time from various providers. However, there is no assurance that such equipment and the personnel to operate it will always be readily available. If Lothian were unable to obtain such services from providers as required, its business and results of operations could be adversely affected.

Properties

Webb Properties

The Webb leases cover approximately 14,631 gross acres, or 13,629 net acres, in Chaves, Eddy and Lea Counties in New Mexico in the Permian Basin. These leases will remain in effect so long as Lothian is producing oil, gas or casing-head gas on the leased properties.

The Chaves County Leases are made up of 4 leases on 1,600 acres consisting of a 100% working interest in two oil and gas leases on a total of approximately 560 acres, an 87.0413% working interest in one oil and gas lease on a total of approximately 1,000 acres and a 59.21% working interest in one oil and gas lease on a total of approximately 40 acres. Each of these leases provides for a landowner royalty of between 6.84% and 12.8009% of the oil produced and saved from the leased premises or, at the lessee’s option, to pay the market price in cash (rather than in oil) for such royalty. The leases also provide for a landowner royalty equal to between 6.84% and 12.8009% of the market price at the well of the gas sold or used off the premises, except for injection for secondary recovery of oil. The Chaves County Leases are also subject to overriding royalties ranging from 42.04149% to 42.8047%. Lothian has an average working interest of 86.56% on the Chaves Leases and an average net revenue interest of 74.69% after the deduction of overriding royalties to be deducted and paid to non-affiliates.

The Eddy County Leases are made up of 62 leases on 10,711 acres consisting of a 100% working interest in 49 oil and gas leases on a total of approximately 7,913 acres, a 90% to 98% working interest in 5 oil and gas leases on a total of approximately 1,558 acres, a 79% to 88% working interest in 4 oil and gas leases on a total of approximately 360 acres, a 58.9014% working interest in 1oil and gas lease on a total of approximately 40 acres and a 50% working interest in 3 oil and gas leases on a total of approximately 840 acres. Each of these leases provides for a landowner royalty of up to 25% of the oil produced and saved from the leased premises or, at the lessee’s option, to pay the market price in cash (rather than in oil) for such royalty. The leases also provide for a landowner royalty of up to 25% of the market price at the well of the gas sold or used off the premises, except for injection for secondary recovery of oil. The Eddy County Leases are also subject to overriding royalties ranging from 1.2% to 14.5%. Individuals who are not affiliates of Lothian have working interests, on average, in 586.55 of 10,710.68 acres in the Eddy County Leases, or 5.48%.

The Lea County Leases are made up of 15 leases on 2,320 acres consisting of a 100% working interest in 10 oil and gas leases on a total of approximately 1,680 acres, a 75% working interest in one oil and gas lease on a total of approximately 320 acres, a 70% working interest in one oil and gas lease on a total of approximately 40 acres, a 50% to 56.41373% working interest in two oil and gas leases on a total of approximately 240 acres and a 47.6875% working interest in one oil and gas lease on a total of approximately 40 acres each of which are located in Lea County, New Mexico (collectively, the “Lea County Leases”). Each of these leases provides for a landowner royalty of between 2.5% and 25% of the oil produced and saved from the leased premises or, at the lessee’s option, to pay the market price for such royalty. The leases also provide for a landowner royalty equal to between 2.5% and 25% of the market price at the well of the gas sold or used off the premises, except for injection for secondary recovery of oil. The Lea County Leases are also subject to overriding royalties ranging from 1.2% to 7.875%.

Lothian retains all other working interests in wells drilled or to be drilled in the Webb Properties.

Other working interest owners in oil and gas wells in which Lothian has working interests are entitled to market their respective shares of production to purchasers other than purchasers with whom Lothian has contracted. Absent such contractual arrangements being made by the working interest owners, Lothian is authorized, but is not required, to provide a market for oil or gas attributable to the production of working interest owners. At this time, Lothian has not agreed to market gas or oil for any working interest owner to customers other than to Lothian’s customers. If Lothian were to agree to market gas or oil for working interest owners to customers other than its customers, it would have to agree, at that time, to the terms of such marketing arrangements and it is possible that as a result of such arrangements, Lothian’s revenues from such production may be correspondingly reduced. If the working interest owners do not market their production, either independently or through Lothian, then their interest will be treated as not yet produced and will be balanced either when marketing arrangements are made by such working interest owners or when the well ceases to produce in accordance with customary industry practice.

United Heritage Properties – Cato San Andres Unit, Tomahawk and Tom Tom Fields and Wardlaw Field

Pursuant to the Exploration and Development Agreement with United, Lothian became the operator of the Cato San Andres Unit, the Tom Tom and Tomahawk Fields and the Wardlaw Field in New Mexico and Texas. Lothian initiated loans of $4,000,000 for the Cato Unit for the redevelopment of the Cato, Tom Tom and Tomahawk Fields and $2,500,000 for the redevelopment of the Wardlaw Field. As of June 30, 2006 Lothian had advanced $2,705,503 and $467,068, respectively, under the Exploration and Development Agreement, which funds were used for development and production costs and expenses. United has made no payments toward the lines of credit with Lothian.

Lothian began operating the Cato San Andres Unit on January 1, 2006 and has installed and upgraded infrastructure in order to maximize the primary recovery potential estimated by Lothian at 2 million barrels of oil equivalent. Currently, 40 of the 209 potentially productive wells on the property are on production and production has increased from approximately 40 barrels of oil equivalent per day to approximately 120 barrels of oil equivalent per day on average.

Since January 1, 2006, Lothian has brought 21 wells back into production producing approximately 10 barrels of oil equivalent per day at the Wardlaw Field. The field is a very shallow (300 400 feet) reservoir with an estimated 168 million barrels of oil in place. However, the technology and systems to extract the oil from the reservoir in significant quantities has not yet been proven. In June 2006, Lothian, utilizing a relatively new technology, began preparatory work for drilling a multi lateral horizontal pilot well.

Louisiana Property – Master’s Creek Lease

On March 28, 2006, Lothian Exploration and Development I, L.P. (“LEaD I”), a limited partnership, entered into a purchase agreement to acquire certain oil and gas leases for $5,750,000. In connection with the purchase agreement, Lothian, LEaD I and other related parties, including an affiliate of Lothian (the “JV Partner”) and a joint venture (the “JV”) consisting of the JV Partner and certain indirect wholly-owned subsidiaries of Lothian entered into an ancillary agreement. Under the ancillary agreement, Lothian and the JV Partner advanced $450,000 and $700,000, respectively, to LEaD I to fund the deposit required by the purchase agreement.

Pursuant to a subsequent letter agreement, dated April 27, 2006, among Lothian, LEaD I, the JV, the JV Partner and certain other related parties (the “Letter Agreement”) the JV Partner advanced $4,600,000 (the “Completion Payment”) to fund LEaD I’s acquisition of the leases under the purchase agreement. At the closing of the purchase agreement, the leases were transferred to the JV Partner, subject to a right of reversion in favor of LEaD I exercisable under certain conditions. The JV is the sole member of LEaD I’s general partner.

On May 18, 2006, LEaD I exercised its right of reversion, as a result of which it acquired a 77.5% working interest in certain formations covered by the leases (the “Shallow Rights”), subject to rights in favor of the JV described below; and the JV acquired a 22.5% working interest in the Shallow Rights and the entire working interest in geological zones below the Shallow Rights (the “Deep Rights”). In connection with LEaD I’s exercise of its right of reversion, LEaD I delivered a promissory note (the “Bridge Loan”) to the JV Partner, reflecting LEaD I’s obligation to repay the JV Partner’s advance of the Completion Payment with interest. With respect to its interest in the Shallow Rights, LEaD I has granted to the JV: (i) a contingent interest (the “JV Back-In”) of up to a 26% working interest in the Shallow Rights after pay-out; and (ii) up to a 7.75% carried working interest in the Shallow Rights (the “Carried Interest”). LEaD I’s interest in the Shallow Rights is burdened by the share of capital expenditures, lease acquisition costs and similar costs and expenses attributable to the Carried Interest, while the JV will bear a proportionate share of operating expenses, royalties and other lease burdens.

LEaD I is seeking to raise up to $15,000,000 in a private offering of limited partnership interests. Pursuant to a Participation Agreement among Lothian, LEaD I, the JV, the JV Partner and certain other related parties, dated as of May 18, 2006, as amended (the “Participation Agreement”), LEaD I is only permitted to use 30.67% of the gross offering proceeds from such private placement to repay the Bridge Loan, including accrued interest thereon. If LEaD I raises less than $15,000,000 of gross offering proceeds in such offering, then a portion of the Bridge Loan will remain unpaid at September 30, 2006 (the “Shortfall”). The Participation Agreement provides that any such Shortfall shall be satisfied by Lothian and the JV Partner in exchange for LEaD I transferring a portion of its 77.5% working interest in the Shallow Rights to the JV. The Participation Agreement further provides that, if Lothian fails to satisfy its obligation to repay its share of the Shortfall, then LEaD I shall transfer the applicable portion of its working interest in the Shallow Rights to the JV Partner rather than to the JV. In the event that there is any Shortfall, then the JV Back-In and the Carried Interest will be reduced proportionately.

Through affiliates, Lothian owns approximately 67% of the general partner of LEaD I, LP. In the absence of any Shortfall, the Company will receive approximately a 20.2% working interest (37.5% after Pay-Out, as defined) in the Shallow Rights and approximately a 66.7% working interest in the Deep Rights for its $450,000 contribution.

Lothian Oil Texas I, Inc., an indirect wholly owned subsidiary of Lothian, will act as operator of the Master’s Creek Lease. The executive officers, directors and key technical personnel of Lothian Oil Texas I, Inc., will, for the most part, be drawn from the management and employees of Lothian. Certain services, including management, development and operating services, will be provided to LeaD I by affiliates of Lothian which indirectly controls the

General Partner of LeaD I. For these services, the General Partner and affiliates of Lothian will receive compensation, including fees for drilling and operating wells, marketing natural gas produced by wells, and for administrative services with respect to LEaD I.

Office Properties

Lothian subleases its principal executive offices located at 500 Fifth Avenue, Suite 2600, New York, New York 10110 consisting of approximately 2,600 square feet at an average rental of approximately $3,500 per month from Lothian Bancorp, Inc. which is controlled by Kenneth Levy, a director and President of Lothian, and Bruce Ransom, Lothian’s Chief Executive Officer, a director, and Vice-Chairman of Lothian’s Board of Directors. Lothian also subleases an office from Shamrock Equipment Company, Inc. The office is located at 405 North Marienfeld, Suite 200, Midland, Texas 79701 and consists of approximately 2,070 square feet together with secretarial and other services. The monthly rent is $2,500. Lothian pays no rent for the use of this facility. Shamrock Equipment Company, Inc. is controlled by Thomas Kelly, a director of Lothian and United. Lothian also leases an office located at 303 West Main Street, Suite 300, Artesia, New Mexico 88210, consisting of approximately 800 square feet at a rental of $550 per month.

Production

Lothian commenced its activities in the oil and gas business on April 29, 2005. From that date through the period ended March 31, 2006, the Webb Properties produced 59,923 barrels of oil and 50,457 Mcf of gas. The average cost of production was $17.71 per Boe. The average sales price received by Lothian during that period was $53.75 per barrel and $6.94 per Mcf.

Oil and Gas Drilling Activities

Lothian has not drilled any oil and gas development or exploratory wells since April 29, 2005 when it commenced activities in the oil and gas business.

Productive Wells

The following table sets forth information regarding the total gross and net oil and gas wells in which Lothian held a working interest as of March 31, 2006. Productive wells are either producing wells or wells capable of commercial production although currently shut-in. One or more completions in the same bore hole are counted as one well.

	Gas		Oil
	Gross	Net	Gross	Net

Webb Properties	1	1	204	196

Developed and Undeveloped Oil and Gas Acreage

Lothian, as of March 31, 2006, owned working interests in the following developed and undeveloped oil and gas acreage. “Net acres” refers to Lothian’s interests less the interests of royalty and other working interest owners.

	Developed		Undeveloped
	Gross Acres	Net Acres	Gross Acres	Net Acres

Webb Properties	14,631	13,629	0	0

Market Information

There is no public market for Lothian’s securities. There are currently 102 holders of Lothian’s common stock, 114 holders of its Series A Preferred Stock and 9 holders of its Series B-1 Preferred Stock.

No dividends have been paid to the holders of Lothian’s common stock and Lothian does not plan to pay any cash dividends to the holders of its common stock in the foreseeable future. Holders of Lothian’s common stock are subordinate in liquidation and in the payment of dividends (other than dividends payable in common stock), to the holders of Lothian’s preferred stock.

Lothian has issued 220,000 shares of Series A Preferred Stock and 50,000 shares of Series B-1 Preferred Stock, both of which may be converted to common stock at a ratio of 100 shares of common stock for each share of preferred stock, plus accrued but unpaid dividends.

Lothian has issued warrants and options (including options to purchase 654,300 shares of Lothian common stock though the Lothian Oil Inc. stock Incentive Plan (the “Lothian Plan”)) to purchase a total of 21,996,988 shares of its common stock which, upon consummation of the Merger, will be converted into warrants and options to purchase 17,597,590 shares of United common stock. These include warrants to purchase 10,812,467 (of which 250,000 expire in January 2009, 200,000 expire 90 days after Lothian Oil is a reporting company, 7,666,667 have a term of 10 years and 2,695,800 have a term of five years) shares of common stock with an exercise price of $1.00 per share (which, upon consummation of the Merger, will be converted into warrants to purchase 8,649,974 shares of United common stock at an exercise price of $1.25 per share), warrants to purchase 603,200 shares of common stock each having a term of three years and an exercise price of $1.25 (which, upon consummation of the Merger, will be converted into warrants to purchase 482,560 shares of United common stock at an exercise price of $1.5625 per share), warrants to purchase 8,881,321 shares of common stock each having a term of five years (except for 500,000 warrants which expire in December 2006) and an exercise price of $1.50 (which, upon consummation of the Merger, will be converted into warrants to purchase 7,105,057 shares of United common stock at an exercise price of $1.875 per share), warrants to purchase a total of 1,200,000 shares of common stock at a price of $1.87 per share (which, upon consummation of the Merger, will be converted into warrants to purchase 960,000 shares of United common stock at an exercise price of $2.3375 per share) and warrants to purchase 500,000 shares of common stock each having a term of five years and an exercise price of $2.00 (which, upon consummation of the Merger, will be converted into warrants to purchase 400,000 shares of United common stock at an exercise price of $2.50 per share). The warrants for the purchase of 1,200,000 shares of common stock with an exercise price of $1.87 (which will be converted into warrants to purchase 960,000 shares of United common stock at an exercise price of $2,3375 per share) are exercisable after either (i) the redemption of the Series B-2 Preferred Stock or (ii) the conversion of the Series B-2 Preferred Stock into common stock, through and including the fifth anniversary of the date when the first shares of Series B-2 Preferred Stock are issued. No shares of Series B-2 Preferred Stock have yet been issued, although Lothian has issued warrants to purchase a total of 75,000 shares of Series B-2 Preferred Stock at an exercise price of $125 per share and a term of five years. These warrants will be converted into warrants to purchase 60,000 shares of United common stock at an exercise price of $156.25 per share. Lothian has agreed to register 4,400,000 shares covered by the warrants and the common stock underlying the Series B-2 Preferred Stock. The exercise price and the number of shares obtainable upon exercise of each warrant will be equitably adjusted to reflect the effect of the reverse stock split discussed in Item 3, if it is implemented.

Certain holders of Lothian’s Series A and Series B Preferred Stock have pre-emptive rights. These rights allow the holders to purchase a pro rata share of “new securities” issued by Lothian. “New securities” is defined as any capital stock. These rights terminate once Lothian becomes a reporting company.

Lothian has also issued options to purchase a total of 654,300 shares of its common stock to its employees through the Lothian Oil Inc. Stock Incentive Plan (the “Lothian Plan”). The Lothian Plan was approved by Lothian’s Board of Directors and its shareholders on September 1, 2005. These options will be exchanged for options to purchase United common stock upon completion of the Merger. The conversion rate will be .80 of a share of United common stock for each share of Lothian common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR
PLAN OF OPERATION – LOTHIAN OIL INC.

Overview

Lothian is an independent energy corporation engaged in the exploration, acquisition, development, production and sale of natural gas and crude oil. Lothian has two wholly-owned subsidiaries, Lothian Oil (USA), Inc. and Lothian Oil Texas I, Inc.

Lothian began its oil and gas operations on April 29, 2005. Through its wholly owned subsidiary, Lothian Texas I, Inc., Lothian leases 14,561 gross acres of producing properties located in Chaves, Eddy and Lea Counties, New Mexico (the “Webb Properties”). The Webb Properties have approximately 200 producing oil and gas wells, 15 non-producing wells and 30 injection wells.

On October 7, 2005, Lothian entered into a Securities Purchase Agreement with United. Pursuant to this agreement, Lothian purchased 1,093,333 shares of the United common stock and warrants to purchase an additional 2,906,666 shares of United common stock. As part of the Agreement, Lothian and United entered into a Development and Exploration Agreement relative to certain properties belonging to UHC Petroleum Corporation and UHC New Mexico Corporation, and an assignment and assumption interest relative to a portion of United’s working interest in those properties. Under this agreement Lothian agreed to loan United funds for the development of the Cato San Andres Unit in New Mexico. In conjunction with this agreement, United signed an Operating Agreement naming Lothian as the operator of its properties in Edwards County, Texas and Chavez and Roosevelt Counties, New Mexico.

In March 2006 Lothian formed LEaD-I to acquire, explore, develop and operate a 20,000 acre leasehold in Allen Parish, Louisiana. Lothian has advanced a portion of the funds to acquire the lease.

As described more fully under “Liquidity and Capital Resources” below, Lothian’s sources of working capital came primarily from a revolving line of credit in the amount of $20,000,000 provided by Sterling Bank. This line of credit agreement will expire on April 28, 2008. As of June 30, 2006 the outstanding balance under the revolving line of credit agreement was $3,917,600 of principal and $28,955 of accrued and unpaid interest, plus a Letter of Credit in the amount of $500,000. Lothian pays interest on this loan on a monthly basis. On June 16, 2006, this credit facility was amended to include United and UHC New Mexico Corporation as co-borrowers along with Lothian and its subsidiaries, Lothian Oil (USA) Inc. and Lothian Oil Texas I Inc. See the discussion at page 42.

Except as discussed below, management know of no trends, events or uncertainties that have, or are reasonably likely to have, a material impact on Lothian’s short-term or long-term liquidity or on its net sales or revenues from continuing operations.

Critical Accounting Policies and Estimates

Lothian has identified three accounting principles that it believes are key to an understanding of its financial statements. The accounting policies which require management’s most difficult, subjective judgments are as follows:

Property and Equipment

Oil and Gas Properties

On April 28, 2005, Lothian acquired substantially all of its property and equipment in connection with the acquisition of the Webb Properties.

Lothian’s oil and gas properties are recorded at cost using the full cost method of accounting whereby all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized into Lothian’s full cost center.

Effective September 22, 2004 (date of inception), Lothian adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Under the provisions of SFAS No. 143, the cost of the asset retirement obligations are capitalized as part of the value of Lothian’s full cost center.

Management and service fees received for contractual arrangements, if any, are treated as reimbursement of costs, offsetting the costs incurred to provide those services.

Depletion of Lothian’s full cost center, net of estimated salvage, is provided using the unit-of-production method computed based upon equivalent oil and gas production and total proved oil and gas reserves.

Investments in unproved properties and major development projects are not amortized until proved oil and gas reserves from the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. There were no impairments for the periods ended June 30, 2006 and 2005.

Sales of proved and unproved oil and gas properties are accounted for as adjustments to Lothian’s full cost center with no gain or loss recognized, unless such adjustments would significantly alter the relationship between Lothian’s full cost center and proved oil and gas reserves, in which case the gain or loss is recognized in income. Abandonment of proved and unproved properties is accounted for as an adjustment to Lothian’s full cost center and is subject to depletion.

Other Property and Equipment

Lothian’s other property and equipment, consisting of office and computer equipment, is stated at cost and depreciated using the straight-line method computed over estimated useful lives ranging from three to five years.

Repairs and Maintenance. Repairs and maintenance are charged to expense as incurred; renewals and betterments, which significantly extend the useful lives, are capitalized.

Impairment of Long-Lived Assets. Lothian periodically evaluates the recoverability of the carrying value of its long-lived assets and identifiable intangibles by monitoring and evaluating changes in circumstances that may indicate that the carrying amount of the asset may not be recoverable. Examples of events or changes in circumstances that indicate that the recoverability of the carrying amount of an asset should be assessed include but are not limited to the following: a significant decrease in the market value of an asset, a significant change in the extent or matter in which an asset is used or a significant physical change in an asset, a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset, and/or a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

Lothian considers historical performance and anticipated future results in its evaluation of potential impairment. Accordingly, when indicators of impairment are present, Lothian evaluates the carrying value of these assets in relation to the operating performance of the business and future discounted and non-discounted cash flows expected to result from the use of these assets. Impairment losses are recognized when the sum of expected future cash flows are less than the assets’ carrying value. For the periods ended June 30, 2006 and 2005, there were no impairments.

Revenue Recognition. Lothian’s oil and gas revenues are recorded using the sales method whereby oil and gas revenues are recognized based on the amount of oil and gas sold to the purchasers. Crude oil inventory in tanks is recorded as revenue based on estimated quantities of crude oil in tanks times the average selling price at the end of each period.

Off Balance Sheet Arrangements

Except as otherwise disclosed in this Information Statement/prospectus, Lothian has no off-balance sheet arrangements, special purpose entities, financing partnerships or guarantees.

Results of Operations

Because United is its subsidiary, the following discussion of Lothian’s results of operations includes United’s results. The selected financial data for the three months ended June 30, 2006 and for the two years ended March 31, 2006 and March 31, 2005 is derived from Lothian’s consolidated financial statements. The data is qualified in its entirety and should be read in conjunction with the consolidated financial statements and related notes contained elsewhere herein.

Three Months Ended June 30, 2006 as Compared to the Three Months Ended June 30, 2005

The following selected financial data for the three months ended June 30, 2006 and June 30, 2005 is derived from Lothian’s consolidated financial statements. The data is qualified in its entirety and should be read in conjunction with the consolidated financial statements and related notes contained elsewhere herein.

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005

Income Data:
Revenues	$1,199,229	$390,217
Net profit (loss)	$(2,037,546)	$(933,937)
Net profit (loss) per share	$(0.09)	$(0.04)
Weighted average number of shares	27,318,356	25,284,187

Balance Sheet Data:
Working capital (deficit)	$(2,739,581)	$1,239,876
Total assets	$40,805,369	$37,815,761
Current liabilities	$7,161,077	$5,130,777
Long-term debt	$8,860,566	$8,421,391
Shareholders’ equity	$20,686,122	$20,019,990

Lothian’s oil and gas revenues for the three months ended June 30, 2006 were $1,199,229 as compared to $390,217 for the three months ended June 30, 2005, an increase of $809,012 or approximately 65%. Substantially all of these revenues were earned from two purchasers. Lothian does not believe that the loss of these purchasers would constitute a significant risk, as purchasers of oil and gas are currently plentiful.

Expenses for the three months ended June 30, 2006 totaled $3,231,054 as compared to expenses of $1,145,182 for the three months ended June 30, 2005, an increase of $2,085,872 or approximately 182%. The significant increase in Lothian’s expenses is related to the continued ramp-up of its business. The most significant expenses included lease operating expenses of $594,591 incurred in relation to Lothian’s oil and gas properties, $435,701 incurred in relation to stock compensation, $1,733,724 incurred in general and administrative expenses and $458,527 of depreciation, depletion and amortization expense.

General and administrative expenses for the three months ended June 30, 2006 included a payment of $275,506, or approximately 16% of all general and administrative expenses incurred, made to Lothian Bancorp, Inc. Mr. Bruce Ransom, Lothian’s Chief Executive Officer and a director and Mr. Kenneth Levy, Lothian’s President and a director, are also officers and directors of Lothian Bancorp, Inc. Through other entities they control, Mr. Ransom and Mr. Levy own approximately one-half of Lothian’s issued and outstanding common stock. Approximately one-half of these expenses, or $137,753, was paid to an unrelated third party with whom Lothian Bancorp, Inc. had a shared commission agreement.

For the three months ended June 30, 2006, stock compensation included an expense of $113,867 from United’s operations for the three months ended June 30, 2006. The balance of stock compensation expense, or $321,834, related to deferred stock compensation.

For the three months ended June 30, 2006, Lothian also paid to Eui-Yull Hwang, a director and a shareholder, $15,000, for certain development activities related to the evaluation of oil and gas prospects in Yemen. Lothian has discontinued its evaluation of foreign oil and gas prospects and no additional payments will be made for these activities.

Expenses for the three months ended June 30, 2006 also included $458,527 in depreciation, depletion and amortization expense and $8,511 in accretion expense associated with the retirement of certain obligations assumed in the acquisition of the Webb Properties and the United Heritage common stock.

Lothian’s operating loss for the three months ended June 30, 2006 was $2,031,825 as compared to an operating loss of $754,965 for the three months ended June 30, 2005. The significant increase in the operating loss is due to the ramp up of Lothian’s oil and gas business.

Lothian had other expenses during the three months ended June 30, 2006 totaling $274,098. Significant expenses include an interest expense of $258,070 relating to Lothian’s line of credit with Sterling Bank and losses associated with its crude oil hedging activities of $16,856.

Lothian’s net loss for the three months ended June 30, 2006 was $2,037,546 as compared to a net loss for the three months ended June 30, 2005 of $933,937.

During the three months ended June 30, 2006, Lothian used cash in the amount of $65,079 for operating activities as compared to $734,047 for the three month period ended June 30, 2005.

Cash used in investing activities totaled $5,397,292 during the three months ended June 30, 2006 as compared to $600,436 in cash used in investing activities during the three months ended June 30, 2005. The significant increase in investing activities resulted primarily from oil and gas property additions in the amount of $3,361,338, as well as investments in and advances to a partnership of $1,650,000. Additional investments included equipment acquisitions in the amount of $385,954.

Financing activities provided $16,329,312 in net cash during the three months ended June 30, 2006, which included the collection of subscriptions receivable in the amount of $3,128,192 and $2,762,142 in proceeds raised from the issuance of securities offset by payments in the amount of $29,022 toward debt.

As of June 30, 2006 Lothian had cash and cash equivalents of $1,679,334 as compared to cash and cash equivalents of $812,393 as of June 30, 2005.

Year Ended March 31, 2006 as Compared to the Year Ended March 31, 2005

The following selected financial data for the two years ended March 31, 2006 and March 31, 2005 is derived from Lothian’s consolidated financial statements. The data is qualified in its entirety and should be read in conjunction with the consolidated financial statements and related notes contained elsewhere herein.

	Year Ended March 31, 2006	Year Ended March 31, 2005

Income Data:
Revenues	$2,972,587	—
Net profit (loss)	$(8,832,666)	(703,552)
Net profit (loss) per share	$(0.36)	(0.04)
Weighted average number of shares	25,284,187	19,213,584

Balance Sheet Data:
Working capital	$1,239,876	26,169
Total assets	$37,815,761	563,972
Current liabilities	$5,130,777	101,763
Long-term debt	$8,421,391	—
Shareholders’ equity	$20,019,990	462,209

During the fiscal year ended March 31, 2006, oil and gas revenues totaled $2,972,587 as compared to no revenues for the fiscal year ended March 31, 2005. Substantially all of these revenues were derived from two purchasers. Lothian does not believe that the loss of these purchasers would constitute a significant risk, as purchasers of oil and gas are currently plentiful.

Expenses for the fiscal year ended March 31, 2006 totaled $11,241,799 as compared to expenses of $703,552 for the fiscal year ended March 31, 2005. The significant increase in Lothian’s expenses is related to the ramp-up of its business. The most significant expenses included lease operating expenses of $1,613,901 incurred in relation to Lothian’s oil and gas properties, $4,354,706 incurred in relation to stock compensation, $4,321,322 incurred in general and administrative expenses and $919,288 of depreciation, depletion and amortization expense.

For the fiscal year ended March 31, 2006, stock compensation included an expense of $3,752,488 in conjunction with a warrant issued to Lothian Energy Corporation. The warrant permits Lothian Energy Corporation to purchase 7,500,000 shares of Lothian common stock at a per share price of $1.00. The term of the warrant is five years. Lothian Energy Corporation is the holder of 14,127,000 shares of Lothian common stock. Lothian Energy Corporation is controlled by Mr. Bruce Ransom and Mr. Kenneth Levy, both of whom are also directors and officers of Lothian, directors of United and, in the case of Mr. Levy, an officer of United. The balance of stock compensation expense, or $602,218, related to the grant of options made to Lothian’s employees and consultants and warrants issued to individual investors. The options and warrants cover a total of 4,977,300 shares of Lothian common stock and have varying exercise prices. There was no stock compensation expense for the fiscal year ended March 31, 2005.

General and administrative expenses included a payment of $1,214,799, or approximately 28% of all general and administrative expenses incurred, made to Lothian Bancorp, Inc. Approximately one-half of these expenses, or $555,375, was paid to an unrelated third party with whom Lothian Bancorp, Inc. had a shared commission agreement. Mr. Bruce Ransom, Lothian’s Chief Executive Officer and a director and Mr. Kenneth Levy, Lothian’s President and a director, are also officers and directors of Lothian Bancorp, Inc. Through other entities they control, Mr. Ransom and Mr. Levy own approximately one-half of Lothian’s issued and outstanding common stock. These expenses were paid pursuant to an agreement with Lothian Bancorp, Inc., which expired in November 2005. The payments included certain general and administrative fees, commissions and professional fee reimbursements and development costs associated with Lothian’s evaluation of certain domestic and foreign oil and gas prospects. For the fiscal years ended March 31, 2006 and March 31, 2005, Lothian also paid to Eui-Yull Hwang, a director and a shareholder, $83,336 and $44,000, respectively, for certain development activities related to the evaluation of oil and gas prospects in Yemen. These payments included salary expense and reimbursement for expenses incurred in providing these services. Lothian has discontinued its evaluation of foreign oil and gas prospects and no additional payments will be made for these activities. During the fiscal year ended March 31, 2005, general and administrative expenses totaled $696,003. Of this amount, $62,729 was paid to Lothian Bancorp, Inc. and $44,000 was paid to Mr. Hwang. Approximately $1,800,000 was used to pay salaries, accounting and consulting fees and expense reimbursements and approximately $860,000 was used to pay general and administrative expenses incurred by United.

Expenses for the fiscal year ended March 31, 2006 also included $919,288 in depreciation, depletion and amortization expense and $32,582 in accretion expense associated with the retirement of certain obligations assumed in the acquisition of the Webb Properties and the United Heritage common stock. During the fiscal year ended March 31, 2005, depreciation, depletion and amortization expense totaled $2,816 and Lothian incurred no accretion expense. During the fiscal year ended March 31, 2005, Lothian also incurred formation costs in the amount of $4,733. Formation costs represent the estimated compensation value of common shares issued to entities and individuals in exchange for their contribution of business advice and expertise during Lothian’s formation. This amount was calculated as the difference between the fair market value and the share issue price multiplied by the number of shares issued.

Lothian’s operating loss for the fiscal year ended March 31, 2006 was $8,269,212 as compared to an operating loss of $703,552 for the fiscal year ended March 31, 2005. The significant increase in the operating loss is due to the ramp up of Lothian’s oil and gas business.

Lothian had other expenses during the fiscal year ended March 31, 2006 totaling $936,026. Significant expenses include interest expense of $795,220 relating to the acquisition of the Webb Properties and equipment and Lothian’s line of credit with Sterling Bank and losses associated with its crude oil hedging activities of $231,493. Offsetting these expenses was income of $90,687.

Lothian’s net loss at March 31, 2006 was $8,832,666 as compared to a net loss at March 31, 2005 of $703,552.

During the fiscal year ended March 31, 2006, Lothian used cash in the amount of $3,340,402 for operating activities. Cash of $6,324,795 was provided by stock compensation expense, depreciation, depletion and amortization, accretion expense, a loss on a note receivable, a gain on forgiveness of debt, an increase in trade accounts payable and an increase in accrued liabilities. This amount was offset by $832,531 in cash used for minority interest in loss of subsidiary, an increase in accounts receivable, an increase in crude oil inventory in tanks and an increase in prepaid expenses and other current assets. During the fiscal year ended March 31, 2005, $595,521 in cash was used for operating activities. The significant increase in the amount of cash used for operating activities during the fiscal year ended March 31, 2006 related to the ramp-up of Lothian’s operations.

Cash used in investing activities totaled $11,138,374 during the fiscal year ended March 31, 2006 as compared to $438,857 in cash used in investing activities during the fiscal year ended March 31, 2005. The significant increase in investing activities resulted primarily from the acquisition of the Webb Properties and the United common stock and warrants, which together totaled $7,709,871, as well as an investment of $450,000 in the LEAD I partnership, which acquired the Master’s Creek Leases. Additional investments included additions to oil and gas property in the amount of $2,436,148, equipment acquisitions in the amount of $405,355 and a restricted cash deposit in the amount of $137,000 used as security for equipment loans. During the fiscal year ended March 31, 2005, Lothian used cash in the amount of $300,000 to prepay an advisory fee and $138,857 of cash to acquire equipment.

Financing activities provided $15,164,519 in net cash during the fiscal year ended March 31, 2006, which included $20,023,580 in proceeds raised from the issuance of securities offset by payments in the amount of $4,859,061 toward debt. During the fiscal year ended March 31, 2005, Lothian raised $1,161,028 from the sale of its securities.

As of March 31, 2006 Lothian had cash and cash equivalents of $812,393 as compared to cash and cash equivalents of $126,650 as of March 31, 2005.

Liquidity

To date, Lothian has financed its operations through loans and offerings of its securities.

During the fiscal year ended March 31, 2006 and through the three months ended June 30, 2006, Lothian sold its common stock and its Series A and Series B-1 Preferred Stock in offerings limited to accredited investors. Through these offerings, Lothian raised gross proceeds of approximately $25,913,914. Lothian paid approximately $573,570 in costs related to these offerings. This amount does not include $300,000 in fees that were prepaid to Corinthian Partners, LLC in October 2004 for advisory services. The services were ultimately provided to Lothian in connection with the Series A and Series B Preferred Stock offerings.

In connection with the acquisition of the Webb Properties, Lothian obtained a reducing revolving line of credit from Sterling Bank. The line of credit allows Lothian to draw down a total of $20,000,000 subject to a semi-annual borrowing base which is currently $5,250,000. Advances under this credit line are subject to the terms of a Loan Agreement, which were modified as of March 31, 2006. Interest accrues at the prime rate announced by Sterling Bank plus 1.5% (9.75% at June 30, 2006). Interest is payable monthly. The credit line is secured by all of Lothian’s oil and gas properties and by substantially all of United’s oil and gas properties.

The Loan Agreement contains various negative covenants including:

•

restrictions on the payment of dividends and distributions;

•

restrictions on the issuance of capital stock and changes in capital structure;

•

a current ratio of not less than 1:1;

•

an EBITDA to current borrowing base, as defined, of at least 1:1;

•

a minimum consolidated tangible net worth of not less than $11,500,000 plus (i) 50% of consolidated net income (excluding losses) and (ii) 100% of any increase in shareholders’ equity resulting from the sale or issuance of equity; and

•

restrictions on repayment of subordinated debt, except as otherwise provided by the agreement.

Lothian believes that the line of credit from Sterling Bank, its current cash resources, equity subscriptions and revenues from operations will provide it with enough working capital to meet its needs over the next six months, however, there is no guaranty that additional funds will not be needed. There is no guaranty that additional funds will be available to Lothian, on terms acceptable to it or at all.

Obligations to Holders of Preferred Stock

In conjunction with the sale of its Preferred Stock, Lothian covenanted that it would be a reporting company and that its common stock would be publicly traded by March 31, 2006 (the “Reporting Date”). Lothian agreed that if it failed to fulfill these covenants, the holders of its Series A and Series B Preferred Stock would have, for a period of 12 months (the “Put Period”) beginning on April 1, 2006 and ending on March 31, 2007, the option to put their shares to Lothian for an amount in cash equal to 125% of the purchase price of the securities, which was $100 per share. The holders of Lothian’s Series A and Series B-1 Preferred Stock have agreed to extend the Reporting Date to November 30, 2006. These shareholders have also agreed that the Put Period will begin on December 15, 2006 and end on December 14, 2007. If Lothian’s failure to fulfill the covenants continued to December 14, 2007, then on the fifteenth day of December of each successive year that the failure continued, the put price would be multiplied by a factor of 1.25.

LOTHIAN OIL INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

March 31, 2006 and 2005

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Certified Public Accountants	F1-1

Consolidated Balance Sheets – March 31, 2006 and 2005	F1-2

Consolidated Statements of Operations – For the year ended March 31, 2006 and for the period from September 22, 2004 (date of inception) through March 31, 2005	F1-3

Consolidated Statements of Stockholders’ Equity – For the year ended March 31, 2006 and for the period from September 22, 2004 (date of inception) through March 31, 2005	F1-4

Consolidated Statements of Cash Flows – For the year ended March 31, 2006 and for the period from September 22, 2004 (date of inception) through March 31, 2005	F1-5

Notes to Consolidated Financial Statements	F1-6

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Lothian Oil Inc.

We have audited the consolidated balance sheets of Lothian Oil Inc. and Subsidiaries (the “Company”) as of March 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year ended March 31, 2006, and the period from September 22, 2004 (date of inception) through March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the consolidated financial statements of one of the Company’s subsidiaries, which statements reflect total assets of $15,461,605 as of March 31, 2006, and total revenues of $601,685 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such subsidiaries, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

As discussed in Note 4, on October 7, 2005, the Company purchased a 58% controlling interest in United Heritage Corporation (“UHC”), a publicly-owned company. As discussed in Note 14, on February 22, 2006, the Company and UHC entered into a merger agreement.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lothian Oil Inc. and Subsidiaries at March 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for the year ended March 31, 2006, and the period from September 22, 2004 (date of inception) through March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ JOHNSON MILLER & CO., CPA’s PC

Midland, Texas

August 31, 2006 (September 16, 2006 as to the information
in Note 14 with respect to a revised fairness opinion)

F1-1

LOTHIAN OIL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
March 31, 2006 and 2005

	2006	2005

ASSETS
Current assets:
Cash and cash equivalents	$812,393	126,650
Accounts receivable:
Stock subscription receivable (note 2)	4,541,192	—
Oil and gas sales	352,948	—
Affiliate	73,170	—
Crude oil inventory in tanks	442,236	—
Prepaid expenses and other current assets	148,714	1,282
Total current assets	6,370,653	127,932

Restricted cash (note 6)	137,000	—
Prepaid advisory fees (notes 2 and 10)	—	300,000
Investment in partnership (note 15)	450,000	—

Property and equipment, at cost, pledged (notes 3, 4, 5, 6 and 8)
Oil and gas properties, using full cost method	30,809,417	91,187
Oilfield equipment	842,916	—
Office equipment	127,879	47,669
	31,780,212	138,856
Less accumulated depreciation, depletion and amortization	(922,104)	(2,816)
Property and equipment, net	30,858,108	136,040

Total assets	$37,815,761	563,972

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt (note 6)	$2,498,330	—
Accounts payable – trade	1,787,545	101,763
Accrued expenses	844,902	—
Total current liabilities	5,130,777	101,763

Long-term debt, net of current portion (note 6)	8,421,391	—
Asset retirement obligation (note 8)	625,990	—
Minority interest in subsidiary (note 4)	3,617,613	—

Commitments and contingencies (notes 12 and 14)

Stockholders’ equity (note 2):
Preferred stock, $.001 par value, total shares authorized – 5,000,000:
Series A Convertible Preferred, 220,000 shares authorized; 150,738 shares issued and outstanding	150	—
Series B Convertible Preferred, 50,000 shares authorized;50,000 shares issued and outstanding	50	—
Common stock, $.001 par value, 95,000,000 shares authorized; issued and outstanding 27,318,356 and 20,381,735 shares, respectively	27,318	20,382
Additional paid-in capital	22,281,483	1,145,379
Warrants and options	8,953,374	—
Deferred stock compensation	(1,706,167)	—
Deficit retained earnings	(9,536,218)	(703,552)
Total stockholders’ equity	20,019,990	462,209

Total liabilities and stockholders’ equity	$37,815,761	563,972

The accompanying notes are an integral part of these consolidated financial statements.

F1-2

LOTHIAN OIL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended March 31, 2006 and
for the Period from September 22, 2004 (Date of Inception) through March 31, 2005

	2006	2005

Oil and gas revenues	$2,972,587	—

Costs and expenses:
Lease operating expenses	1,613,901	—
General and administrative (note 11)	4,321,322	696,003
Stock compensation expense	4,354,706	—
Formation costs (note 2)	—	4,733
Depreciation, depletion and amortization expense	919,288	2,816
Accretion expense (note 8)	32,582	—

Total expenses	11,241,799	703,552

Operating loss	(8,269,212)	(703,552)

Other income (expense):
Interest expense	(795,220)	—
Hedge loss (note 7)	(231,493)	—
Other income	90,687	—

Total other income (expense)	(936,026)	—

Loss before income taxes and minority interest	(9,205,238)	(703,552)
Income taxes (note 9)	—	—
Minority interest in loss of subsidiary (note 4)	372,572	—
Net loss	(8,832,666)	(703,552)
Preferred stock dividend	(320,769)	—
Net loss applicable to common stockholders	$(9,153,435)	(703,552)

Basic and diluted loss per share	$(.36)	(.04)

Weighted average shares outstanding	25,284,187	19,213,584

The accompanying notes are an integral part of these consolidated financial statements.

F1-3

LOTHIAN OIL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Year Ended March 31, 2006 and
for the Period from September 22, 2004 (Date of Inception) through March 31, 2005

	Preferred Stock	Common Stock	Additional Paid-in Capital	Warrants and Options	Deferred Stock Compensation	Deficit Retained Earnings	Total Stockholders’ Equity

Issuance of common stock (note 2)	$—	20,382	1,145,379	—	—	—	1,165,761
Net loss	—	—	—	—	—	—	(703,552)
Balance, March 31, 2005	—	20,382	1,145,379	—	—	(703,552)	462,209
Issuance of stock (note 2):
For cash:
Common stock	—	6,905	4,786,437	—	—	—	4,793,342
Series A preferred	150	—	14,771,280	—	—	—	14,771,430
Series B preferred	50	—	4,999,950	—	—	—	5,000,000
Less prepaid advisory fee (note 10)	—	—	(300,000)	—	—	—	(300,000)
For oil and gas property	—	31	31,499	—	—	—	31,530
Issuance of warrants and options (note 2):

For compensation	—	—	—	6,060,873	(1,706,167)	—	4,354,706
For stock commission	—	—	(2,832,293)	2,832,293	—	—	—

For oil and gas property	—	—	—	60,208	—	—	60,208

Accrued dividend on preferred stock (note 2)	—	—	(320,769)	—	—	—	(320,769)
Net loss	—	—	—	—	—	(8,832,666)	(8,832,666)
Balance, March 31, 2006	$200	27,318	22,281,483	8,953,374	(1,706,167)	(9,536,218)	20,019,990

The accompanying notes are an integral part of these consolidated financial statements.

F1-4

LOTHIAN OIL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year Ended March 31, 2006 and
for the Period from September 22, 2004 (Date of Inception) through March 31, 2005

	2006	2005

Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities:
Net loss	$(8,832,666)	(703,552)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation expense	4,354,706	—
Formation costs	—	4,733
Depreciation, depletion and amortization	919,288	2,816
Accretion expense	32,582	—
Loss on notes receivable	87,500	—
Gain on forgiveness of debt	12,908	—
Minority interest in loss of subsidiary	(372,572)	—
Increase in accounts receivable	(253,087)	—
Increase in accounts receivable – affiliate	(73,170)	—
Increase in crude oil inventory in tanks	(45,917)	—
Increase in prepaid expenses and other current assets	(87,785)	(1,281)
Increase in accounts payable – trade	890,820	101,763
Increase in accrued liabilities	26,991	—
Net cash used in operating activities	(3,340,402)	(595,521)

Cash flows from investing activities:
Cash used for Webb Oil Company acquisition (note 3)	(418,142)	—
Cash used for United Heritage Corporation acquisition (note 4)	(7,291,729)	—
Oil and gas property additions	(2,436,148)	—
Other property and equipment additions	(405,355)	(138,857)
Investment in partnership	(450,000)	—
Payment of prepaid advisory fee	—	(300,000)
Payment of restricted cash deposit	(137,000)	—
Net cash used in investing activities	(11,138,374)	(438,857)
Cash flows from financing activities:
Payments on long-term debt	(4,859,061)	—
Proceeds from issuance of stock, net of receivable	20,023,580	1,161,028
Net cash provided by financing activities	15,164,519	1,161,028
Net increase in cash and cash equivalents	685,743	126,650
Cash and cash equivalents, beginning of period	126,650	—
Cash and cash equivalents, end of period	$812,393	126,650
Supplemental cash flow information:
Cash paid for interest	$766,704	—
Non-cash financing and investing activities:
Acquisition and other property financed with borrowings	$357,890	—
Acquisition asset retirement costs and obligations	593,408	—
Common stock and warrants issued for oil and gas property	91,738	—
Accrued dividend on preferred stock	320,769	—
Utilization of prepaid advisory fee (notes 2 and 10)	300,000	—

The accompanying notes are an integral part of these consolidated financial statements.

F1-5

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 1 — Summary of Significant Accounting Policies

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Lothian Oil Inc., a Delaware corporation formed on September 22, 2004, and its wholly owned subsidiaries Lothian Oil (USA), Inc. and Lothian Oil Texas I, Inc., both Texas corporations, formed on January 7, 2005 and January 14, 2005, respectively, and, as discussed in note 4 to the consolidated financial statements, United Heritage Corporation (“UHC”), (collectively referred to as the “Company”). All significant intercompany account balances and transactions have been eliminated.

As discussed in Note 2 to the consolidated financial statements, the Company has issued 27,318,356 shares of common stock, of which 14,727,000 shares (53.91% and 72.25% at March 31, 2006 and 2005, respectively) are held by Lothian Energy Corporation (“LEC”), a related party owned 100% by certain members of the Company’s management. In addition, as discussed in note 2 to the consolidated financial statements, the Company issued 5-year warrants to LEC to acquire up to 7,500,000 shares of common stock exercisable at $1.00 per share.

Nature of Operations

From date of inception through April 28, 2005, the Company had no producing oil and gas properties and was classified as a development stage company. As discussed in Note 3, on April 28, 2005, the Company acquired certain producing properties and, as a result, is no longer classified as a development stage company.

The Company is an independent energy corporation engaged in the exploration, acquisition, development, production and sale of natural gas and crude oil primarily in South Texas and Southeastern New Mexico.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Significant estimates are used by the Company in the estimation of quantities and values of proved oil and gas reserve, oil and gas property impairment and the determination of fair value related to certain common stock, warrant and stock option issuances. The Company’s oil and gas reserve estimates and related net cash flows are used in the determination of depletion expense and impairment of proved and unproved oil and gas properties. There are numerous uncertainties in the estimation of proved oil and gas reserve quantities, future production rates, and the amount and timing of future development costs. The Company’s fair value determination related to certain common stock, warrant and option issuances are based on estimated historic and estimated future common stock price volatility. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all demand deposits, money market accounts and certificates of deposits purchased with an original maturity of three months or less to be cash equivalents.

At March 31, 2006 and 2005, the Company had deposits in financial institutions in excess of federally insured amounts. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Property and Equipment

Oil and Gas Properties

The Company’s oil and gas properties are recorded at cost using the full cost method of accounting whereby all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized into the Company’s full cost center.

F1-6

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 1 — Summary of Significant Accounting Policies – (continued)

Management and service fees received for contractual arrangements, if any, are treated as reimbursement of costs, offsetting the costs incurred to provide those services.

Depletion of the Company’s full cost center, net of estimated salvage, is provided using the unit-of-production method computed based upon equivalent oil and gas production and total proved oil and gas reserves.

Investments in unproved properties and major development projects are not amortized until proved oil and gas reserves from the projects can be determined or until impairment occurs. At March 31, 2006, unproved property cost totaling $5,781,645 were excluded from the Company’s full cost amortization base. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. There were no impairments for the periods ended March 31, 2006 and 2005. Once an assessment of unproved properties is complete and when major development projects are evaluated, the costs previously excluded from amortization are transferred to the full cost pool and amortization of such costs will begin.

Sales of proved and unproved oil and gas properties are accounted for as adjustments to the Company’s full cost center with no gain or loss recognized, unless such adjustments would significantly alter the relationship between the Company’s full cost center and proved oil and gas reserves, in which case the gain or loss is recognized in income. Abandonment of proved and unproved properties is accounted for as an adjustment to the Company’s full cost center and is subject to depletion.

If the Company’s net investment in oil and gas properties, as adjusted for asset retirement obligations, exceeds the sum of (1) the standardized measure of discounted future net cash flows from proved reserves and (2) the lower of cost or fair market value of unproved properties, the excess is charged to additional depletion expense.

Effective September 22, 2004 (date of inception), the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Under the provisions of SFAS No. 143, the cost of the asset retirement obligations are capitalized as part of the value of the Company’s full cost center.

Other Property and Equipment

The Company’s other property and equipment, consisting of office and computer equipment, is stated at cost and depreciated using the straight-line method computed over estimated useful lives ranging from three to seven years.

Repairs and maintenance are charged to expense as incurred; renewals and betterments, which significantly extend the useful lives, are capitalized.

Impairment of Long-Lived Assets

The Company periodically evaluates the recoverability of the carrying value of its long-lived assets and identifiable intangibles by monitoring and evaluating changes in circumstances that may indicate that the carrying amount of the asset may not be recoverable. Examples of events or changes in circumstances that indicate that the recoverability of the carrying amount of an asset should be assessed include but are not limited to the following:  a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant physical change in an asset, a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset, and/or a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

F1-7

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 1 — Summary of Significant Accounting Policies – (continued)

The Company considers historical performance and anticipated future results in its evaluation of potential impairment. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of these assets in reaction to the operating performance of the business and future discounted and non-discounted cash flows expected to result from the use of these assets. Impairment losses are recognized when the sum of expected future cash flows are less than the assets’ carrying value. There were no impairments for the periods ended March 31, 2006 and 2005.

Revenue Recognition

The Company’s oil and gas revenues are recorded using the sales method whereby oil and gas revenues are recognized based on the amount of oil and gas sold to the purchasers. For the periods ended March 31, 2006 and 2005, the Company did not have any oil or gas imbalances. The Company does not recognize revenues until they are realized or realized and earned. Revenues are considered realized or realized and earned when: (a) persuasive evidence of an arrangement exists; (b) delivery has occurred or services have been rendered; (c) the seller’s price to the buyer is fixed or determinable; and, (d) collectibility is reasonably assured.

Crude oil inventory in tanks is recorded as revenue based on estimated quantities of crude oil in tanks times the average selling price at the end of each period.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. As required under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and the respective tax basis amounts. Deferred tax assets and liabilities are measured under tax rates that are expected to apply to taxable income in the years in which these differences are expected to be settled. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in the period of the tax change.

Environmental Expenditures

The Company is subject to certain national, district, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

Environmental costs that relate to current operations are expensed or capitalized as appropriate. Costs are expensed when they relate to an existing condition caused by past operations and will not contribute to current or future revenue generation. Liabilities related to environmental assessments and/or remedial efforts are accrued when property or services are provided or can be reasonably estimated.

Stock-Based Compensation

The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation which provides for an alternative measure of compensation cost based on the fair value of the options granted. The fair value of an option is based on the intrinsic value as well as the time value of the option.

F1-8

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 1 — Summary of Significant Accounting Policies – (continued)

The Company estimates the fair value of stock options and warrants using the Black-Scholes pricing model. Option pricing models require the input of highly subjective assumptions, including the expected volatility of the stock price. Because the Company’s options and warrants have characteristics significantly different from those of traded options, the Company common stock is not publicly traded, and changes in the subjective input assumption can materially affect the fair value estimates, in management’s opinion, the existing models do not provide a reliable single measure of fair value of the Company stock-based awards.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of unsecured receivables from crude oil and natural gas purchasers. A substantial portion of the Company’s oil and gas reserves are located in southeastern New Mexico and may subject the Company to delays or interruptions in production from these reserves due to governmental regulations, transportations difficulties, and cost and price fluctuations in the area.

Fair Value of Financial Instruments

The carrying amount of the Company’s cash, accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short-term maturities of these instruments.

The carrying amount of the Company’s long-term debt approximates fair value because the Company’s current borrowing rate is based on a variable market rate of interest.

Derivative Financial Instruments

The Company has adopted SFAS No. 133, Accounting for Derivative Instruments and for Hedging Activities, and related interpretations. Under this statement, all derivatives are carried on the balance sheet at fair value. The Company has elected to not designate its crude oil derivative instruments as cash flow hedges and accordingly, changes in the fair value of such derivative instruments are recognized as adjustments to the Company’s oil and gas revenues, see Note 7.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment, an amendment to SFAS No. 123 which supersedes SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. SFAS No. 123(R) establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principles Board No. 25 (“APB 25”). Large public companies will be required to implement SFAS No. 123(R) in the first fiscal year beginning after June 15, 2005. Public companies qualifying as Securities and Exchange Commission (“SEC”) small business filers and non-public companies will be required to implement SFAS No. 123(R) in the first fiscal year beginning after December 15, 2005.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. Opinion No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on fair value with exception for nonmonetary exchanges of similar productive assets. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have a commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005. The financial position, results of operations, and cash flows for the periods presented are unaffected by the implementation of this new standard.

F1-9

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 1 — Summary of Significant Accounting Policies – (continued)

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion 20 and SFAS No. 3 and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The provisions of SFAS No. 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Note 2 — Issuance of Common and Preferred Stock, Warrants and Stock Options

Common Stock Issuance

The following common stock transactions were recorded by the Company for the year ended March 31, 2006 and the period from September 22, 2004 (date of inception) through March 31, 2005:

Stockholder	Shares Issued	Share Issue Price	Common Stock	Additional Paid-in Capital	Formation Cost

LEC (a related entity)	14,727,000	$.001	$14,727	—	3,500
Directors	1,100,000.001		1,100	—	1,100
Employees and consultants	1,633,000.001		1,633	—	133
Private investors	1,540,000.30		1,540	460,460	—
Private investors	381,735.75		382	285,919	—
Private investor	1,000,000.40		1,000	399,000	—

Balance, March 31, 2005	20,381,735		20,382	1,145,379	4,733
Private investors	402,183.30		402	120,253
Private investors	6,502,908.75		6,503	4,870,678
Less cost of private placement	—		—	(204,494)
	6,905,091		6,905	4,786,437
Oil and gas property owners	31,530	1.00	31	31,499
Balance, March 31, 2006	27,318,356		$27,318	5,963,315

Formation cost represents the estimated compensation value of common shares issued to entities and individuals in exchange for their contribution of business advice and expertise during the formation of the Company. Such cost is the difference between the estimated fair market value and the share issue price multiplied by the shares issued.

Preferred Stock Issuance

Series A Convertible Preferred Stock

On November 3, 2005, the Company commenced a $22 million private placement offering for the issuance of up to 220,000 shares of Series A Convertible Preferred Stock (“Series A Preferred”), par value $.001 per share, with a dividend rate of 8% and a the liquidation preference of $100 per year. Each Series A Preferred share is convertible into 100 shares of the Company’s common stock and is redeemable at $100 per share, at any time by the Company at its sole discretion upon 30 days notice; provided (i) the Company is a reporting company under the Securities Exchange Act of 1934; (ii) the Company’s common stock is publicly traded; (iii) a registration statement under the Securities Act of 1933 is filed and effective for the converted common stock; and (iv) the market price of the common stock is no less than $2.00 per share, subject to certain adjustments. Each Series A Preferred share is entitled to vote on any matter submitted to shareholders with an equivalency of 100 shares of common stock.

F1-10

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 2 — Issuance of Common and Preferred Stock, Warrants and Stock Options – (continued)

At March 31, 2006, the Company had issued and subscribed 150,738 shares of Series A Preferred aggregating $15,045,000, including stock subscription receivables of $4,541,192 that were subsequently collected during April and May 2006. Series A Preferred stock net proceeds aggregated $14,471,430, less offering cost of $573,570, including $300,000 in prepaid advisory fees for services provided by Corinthian Partners, LLC, as discussed in Note 10 to the consolidated financial statements.

Series B Convertible Preferred Stock

During the period ended March 31, 2006, the Company commenced and completed a $5,000,000 private placement offering with the issuance of 50,000 shares of Series B-1 Convertible Preferred Stock (“Series B-1 Preferred”), par value $.001 per share with a dividend rate of 8% and warrants to purchase 75,000 shares of Series B-2 Convertible Preferred Stock (“Series B-2 Preferred”), par value $.001 per share, with a dividend rate, upon the exercise of the warrants and issuance of the Series B-2 Preferred, of 8%. Each Series B-1 and B-2 Preferred is convertible into 100 shares of the Company’s common stock and is redeemable at $100 and $125 per share, respectively, at any time by the Company at its sole discretion upon 30 days notice; provided (i) the Company is a reporting company under the Securities Exchange Act of 1934; (ii) the Company’s common stock is publicly traded; (iii) a registration statement under the Securities Act of 1933 is filed and effective for the converted common stock; and (iv) the market price of the common stock is no less than $2.00 per share, subject to certain adjustments.

Stock Incentive Plan

The Company has a Stock Incentive Plan (the “Plan”) for the granting of (i) incentive stock options, nonqualified stock options and stock appreciation rights (“SARS”) to employees; and (ii) nonqualified stock options and SARs to the Company’s non-employee directors and consultants for the issuance of up to 3,000,000 shares of the Company’s common stock, subject to the terms and conditions of each grant. The Plan is effective for a ten-year period commencing on September 1, 2005, and ending on August 31, 2015, provided that options and SARs granted under the Plan prior to termination date shall continue to be exercisable in accordance with the terms of the agreement granting such options and SARs beyond termination of the Plan. The Plan is administered by a committee appointed by the Company’s Board of Directors which shall have authority, in its sole discretion, to conduct the defined activities of the Plan, including the number of shares, vesting and exercise periods, and per share exercise price for each grant thereunder. As of March 31, 2006, options covering 252,300 shares of the Company’s common stock have been granted under the Plan and 2,747,700 remain available for future grants.

Executive Stock Option Plan

During the year ended March 31, 2006, the Company’s Board of Directors granted employee stock options to two of the Company’s management executives for the purchase of 4,125,000 and 550,000 shares of the Company’s common stock as follows:

Shares	Exercise Price	Vesting/Term (Years)

1,375,000	$1.50	1	5
1,375,000	1.65	2	5
1,375,000	1.75	3	10
4,125,000
50,000	—	—	5
133,333	1.00	—	10
133,333	1.00	1	10
133,334	1.00	2	10
550,000

F1-11

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 2 — Issuance of Common and Preferred Stock, Warrants and Stock Options – (continued)

Warrants and Options

The following is a summary of the Company’s granted and outstanding common stock warrants and options as of March 31, 2006 (all warrants and options were granted during the year ended March 31, 2006):

	Shares	Exercise Price	Vesting/Term		Compensation		Paid-in Capital	Property Cost	Total
			(Years)		Expense	Deferred

Employees:
	75,000	$—	—	—	$56,250	—	—	—	$56,250
	252,300	1.00	—	5	126,234	—	—	—	126,234
	133,333	1.00	—	10	88,000	—	—	—	88,000
	30,000	1.00	1	5	3,750	11,250	—	—	15,000
	133,333	1.00	1	10	22,000	66,000	—	—	88,000
	133,334	1.00	2	10	11,000	77,000	—	—	88,000
	45,000	1.50	—	5	9,900	—	—	—	9,900
	1,375,000	1.50	1	5	154,688	464,063	—	—	618,751
	50,000	1.65	1	5	5,500	16,500	—	—	22,000
	1,375,000	1.65	2	5	75,625	529,375	—	—	605,000
	1,375,000	1.75	3	10	49,271	541,979	—	—	591,250
	4,977,300				602,218	1,706,167	—	—	2,308,385

LEC	7,500,00	1.00	—	5	3,752,488	—	—	—	3,752,488

Issued for stock commissions:
	2,385,000	1.00	—	2	—	—	429,620	—	429,620
	250,000	1.00	—	3	—	—	72,500	—	72,500
	51,350	1.25	—	1	—	—	1,121	—	1,121
	101,700	1.25	—	3	—	—	25,425	—	25,425
	501,500	1.25	—	4	—	—	187,643	—	187,643
	103,400	1.50	—	3	—	—	22,749	—	22,749
	3,539,477	1.50	—	5	—	—	1,589,409	—	1,589,409
	1,200,000	1.87	—	5	—	—	503,826	—	503,826
	8,132,427				—	—	2,832,293	—	2,832,293
For property:
	200,000	1.00	—	(1)	—	—	—	10,907	10,907
	500,000	1.50	—	2	—	—	—	49,301	49,301
	700,000				—	—	—	60,208	60,208

Total	21,309,727				$4,354,706	1,706,167	2,832,293	60,208	8,953,374

——————

(1)

Expires 90 days after the Company become a reporting company.

F1-12

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 2 — Issuance of Common and Preferred Stock, Warrants and Stock Options – (continued)

The following schedule summarizes pertinent information with regard to the Company’s stock options for the year ended March 31, 2006:

	Shares Outstanding	Weighted Average Exercise Price

Outstanding at beginning of year, April 1, 2005	—	$—
Granted	4,977,300	1.52
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at March 31, 2006	4,977,300	$1.52
Exercisable at March 31, 2006	1,205,841	$1.27
Weighted average fair value of options granted		$.75

The following table summarizes information for the Company’s stock options outstanding as of March 31, 2006:

Options Outstanding				Options Exercisable
Exercise Price	Number	Weighted Average Remaining Life-Years	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$—	75,000	—	$—	75,000	$—
1.00	682,300	7.68	1.00	443,133	1.00
1.50	1,420,000	4.75	1.50	388,750	1.50
1.65	1,425,000	4.75	1.65	184,375	1.65
1.75	1,375,000	9.75	1.75	114,583	1.75
$0-1.75	4,977,300	6.46	$1.52	1,205,841	$1.27

The following schedule summarizes pertinent information with regard to the Company’s stock warrants for the year ended March 31, 2006:

	Shares Outstanding	Weighted Average Exercise Price

Outstanding at beginning of year, April 1, 2005	—	$—
Granted	16,332,427	1.20
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at March 31, 2006	16,332,427	$1.20
Exercisable at March 31, 2006	16,332,427	$1.20
Weighted average fair value of options granted		$.75

F1-13

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 2 — Issuance of Common and Preferred Stock, Warrants and Stock Options – (continued)

The following table summarizes information for the Company’s warrants outstanding as of March 31, 2006:

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number	Weighted Average Remaining Life-Years	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$1.00	10,335,000	3.94	$1.00	10,335,000	$1.00
1.25	654,550	3.36	1.25	654,550	1.25
1.50	4,142,877	4.34	1.50	4,142,877	1.50
1.87	1,200,000	4.75	1.87	1,200,000	1.87
$1.20	16,332,427	4.08	$1.20	16,332,427	$1.20

UHC Stock Options

On May 30, 2003, UHC granted 1,051,667 options to directors, employees and others. The options vest over a two-year period with terms of three to five years. The exercise price is $1.50 per share.

During fiscal year 2006, UHC granted an option for 40,000 shares to a member of the Board of Directors for and in consideration of services provided to UHC. The option was issued at $2.91 per share for a term of five years with vesting over a three-year period.

On January 3, 2006, UHC granted options to purchase 500,000 shares to UHC’s chief executive officer for and in consideration of services provided to the Company. The options were issued at $1.05 per share for a term of three years with one-third of the options being exercisable immediately and one-third exercisable in each of the following two years. The fair value of each option was determined to be $2.50.

The following schedule summarizes pertinent information with regard to UHC’s stock options for the year ended March 31, 2006:

	Shares Outstanding	Weighted Average Exercise Price

Outstanding at beginning of year, April 1, 2005	1,051,667	$1.50
Granted	673,333	1.25
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at March 31, 2006	1,725,000	$1.40
Exercisable at March 31, 2006	1,365,001	$1.46
Weighted average fair value of options granted		$2.15

The following table summarizes information for options outstanding as of March 31, 2006:

Options Outstanding				Options Exercisable
Exercise Price	Number	Weighted Average Remaining Life-Years	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$1.50	1,185,000	2.38	$1.50	1,185,000	$1.50
2.91	40,000	4.15	2.91	13,334	2.91
1.05	500,000	9.76	1.05	166,667	1.05
$1.05-$2.91	1,725,000	5.41	$1.40	1,365,001	$1.46

F1-14

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 2 — Issuance of Common and Preferred Stock, Warrants and Stock Options – (continued)

UHC Stock Warrants

Effective January 12, 2004, UHC entered into a stock warrant agreement whereby UHC issued 500,000 warrants to purchase common stock in connection with a private placement. Warrants issued under the agreement must be exercised by March 15, 2007.

Effective April 2004, UHC entered into a stock warrant agreement in connection with the convertible promissory notes whereby UHC issued 1,766,667 warrants to purchase common stock. Warrants issued under the agreement must be exercised by March 15, 2007.

On December 19, 2005, UHC’s shareholders approved the issuance of warrants to purchase an additional 2,906,666 shares of UHC’s common stock to the Company. The warrants are exercisable upon issuance and have a term of five years and were issued as follows:

1)

Warrant for the purchase of 953,333 shares with an exercise price of $3.15 per share;

2)

Warrant for the purchase of 1,000,000 shares with an exercise price of $3.36 per share;

3)

Warrant for the purchase of 953,333 shares with an exercise of $3.75 per share.

Upon consummation of the Merger Agreement, as discussed in note 14, the warrants issued to the Company will be cancelled.

The following schedule summarizes pertinent information with regard to UHC’s stock warrants for the year ended March 31, 2006:

	Shares Outstanding	Weighted Average Exercise Price

Outstanding at beginning of year, April 1, 2005	2,266,667	$2.64
Granted	2,956,900	3.39
Exercised	(138,233)	2.25
Forfeited	—	—
Expired	—	—
Outstanding at March 31, 2006	5,085,334	$3.08
Exercisable at March 31, 2006	5,085,334	$3.08
Weighted average fair value of options granted		$—

The warrants issued in fiscal 2006 include those issued to the Company and 50,234 warrants issued for legal services exercisable at $1.50 per share to satisfy liabilities.

The following table summarizes information for warrants outstanding as of March 31, 2006:

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number	Weighted Average Remaining Life-Years	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$2.25-$3.00	2,178,668.96		$2.62	2,178,668	$2.62
3.15-3.75	2,906,666	4.72	3.42	2,906,666	3.42
$2.25-$3.75	5,085,334	3.10	$3.08	5,085,334	$3.08

F1-15

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 3 — Webb Oil Company Acquisition

On April 28, 2005, in accordance with a Purchase and Sale Agreement, dated April 14, 2005, the Company acquired substantially all of the interest in certain oil and gas properties of Rodney B. Webb, doing business as Webb Oil Company (the “Webb Acquisition”). The Webb Acquisition was initiated by the Company because management believed the related assets were undervalued with significant upside potential due to the number of shut-in oil and gas properties. The sale price for the Webb Acquisition was $4,950,000, subject to certain closing adjustments, for all of the rights, title and interest to approximately 244 wells, except for an overriding royalty interest (“ORRI”) retained by Webb Oil Company equal to the net revenue interest in excess of 85% for each proved developed producing property and proved developed non-producing property (subject to a 6% ORRI limitation for non-producing properties). None of the purchase price was allocated to goodwill. The acquired properties are located in Chaves, Eddy and Lea Counties, New Mexico. As discussed in Note 6, the purchase price was funded by a loan from Sterling Bank on April 28, 2005. Also as discussed in Note 6, the Company purchased certain oilfield equipment and a vehicle from Webb Oil Company through promissory notes payable of $350,000 and $23,699, respectively. The oilfield equipment loan was paid off in January 2006.

The following is a summary of the Webb Acquisition purchase price:

Crude oil in tanks inventory	$382,279
Oil and gas properties	5,182,761
Oilfield equipment	503,875
Less long-term debt incurred	(5,323,699)
Less asset retirement obligation assumed	(327,074)
Cash used for Webb acquisition	$418,142

The following is a summary of the operating results of Webb Oil Company for the year ended December 31, 2004:

Total revenue	$1,554,978
Net income	$635,172

The operations of Webb Acquisition subsequent to April 28, 2005 are included in the accompanying consolidated statement of operations for the year ended March 31, 2006.

Note 4 — Acquisition of United Heritage Corporation

On October 7, 2005, the Company and United Heritage Corporation (“UHC”), a publicly-owned  oil and gas exploration and development company, entered into agreements whereby Lothian:

•

Bought 1,093,334 restricted shares of common stock issued by UHC for $3.15 per share totaling $3,444,000, representing approximately 17% of the then outstanding UHC common stock;

•

Received warrants to purchase 953,334, 1,000,000 and 953,334 restricted shares of UHC’s common stock for a per share price of $3.15, $3.36 and $3.75, respectively; exercisable anytime after date of issuance and for five years thereafter; and,

•

Entered into an agreement to purchase 2,666,666 restricted shares of UHC common stock at a price of $3.99 per share from UHC’s chairman and major shareholder, Walter G. Mize, and six other UHC shareholders for a total considerations of $10,651,000, including cash of $3.5 million and promissory notes totaling $7,151,000, payable in three annual installments of $2,383,666, plus interest at prime rate plus 1%, and secured by the selling shareholders’ common stock, see Note 6.

The Company initiated the UHC acquisition because the related assets were generally located in the same geographical area as the Company’s assets and the potential for overhead expense reductions through operating efficiencies. As a result of the UHC stock acquisition, Lothian acquired control of UHC with its ownership of 3,760,000 restricted shares of UHC common stock (58% ownership of UHC’s outstanding common stock). In accordance with SFAS No. 141, Business Combinations, as a result of the 58% controlling interest in UHC, the

F1-16

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 4 — Acquisition of United Heritage Corporation – (continued)

Company is deemed to be the accounting acquirer of UHC. Accordingly, the assets and liabilities of UHC have been consolidated into the Company using the purchase method of accounting and UHC’s operations are included in the Company’s operations from the date of purchase. None of the purchase price has been allocated to goodwill.

As discussed in note 14 to the consolidated financial statements, on February 22, 2006, the Company and UHC entered into a Merger Agreement whereby, upon stockholder approval, the Company will be merged into UHC (a “down-stream merger”).

The following is a summary of the UHC acquisition using the purchase method of accounting at date of acquisition (October 7, 2005):

Notes receivable	$87,500
Trade accounts receivable	99,861
Accounts receivable – affiliates	12,908
Crude oil inventory in tanks	14,040
Prepaid expenses	59,647
Oil and gas properties	22,633,339
Other property and equipment	13,896
Accounts payable	(794,962)
Accrued interest – related party	(491,176)
Accrued expenses	(5,966)
Asset retirement obligation assumed	(249,980)
Long-term debt incurred	(7,151,000)
Note payable – related party	(2,946,193)
Minority interest in subsidiary	(3,990,185)
Cash used for UHC acquisition	$7,291,729

The following is a summary of UHC’s operations for the year ended and for six months ended March 31, 2006:

	Year ended March 31, 2006	Six months ended March 31, 2006
		(unaudited)
Revenues
Oil and gas sales	$592,991	290,160
Other	8,694	—
Total revenues	601,685	290,160
Operating costs and expenses
Lease operating expenses	259,290	90,933
Depreciation and depletion	1,043,687	187,449
General and administrative expenses	1,339,920	859,749
Impairment of oil and gas properties(1)	23,199,110	—
Other	15,996	—
Total operating costs and expenses	25,858,003	1,138,131
Loss from operations	(25,256,318)	(847,971)
Interest expense	(221,445)	(90,024)
Other	56,443	84,866
Loss before income taxes	(25,421,320)	(853,129)
Income tax benefit	8,049,925	—
Net loss	$(17,371,395)	(853,129)

——————

(1)

Impairment of UHC’s oil and gas properties occurred prior to the Company’s acquisition of UHC.

F1-17

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 4 — Acquisition of United Heritage Corporation – (continued)

UHC’s operations for the year ended March 31, 2006 were audited by other auditors. UHC’s operations subsequent to the October 7, 2005 acquisition date are included in the Company’s consolidated financial statements.

Minority interest in UHC at March 31, 2006, is as follows:

Minority interest at date of acquisition	$3,990,185
Minority interest in loss of UHC	(372,572)
Ending balance	$3,617,613

The following unaudited pro forma results of operations of the Company for the fiscal years ended March 31, 2006 and 2005 assume that the UHC and Webb Acquisition and related stock compensation transactions occurred on April 1, 2004. These unaudited pro forma results excludes a $23,200,000 impairment of UHC oil and gas properties and the related tax benefit of $8,050,000 which occurred prior to the Company’s acquisition of UHC. These unaudited pro forma results are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations.

	2006	2005

Revenues	$3,349,000	2,017,000
Net loss	(5,693,000)	(8,111,000)
Net loss per share	(.42)	(.32)

Note 5 — Oil and Gas Properties and Operations

Capitalized costs related to the Company’s oil and gas producing activities are as follows as of March 31:

	2006	2005
Capitalized cost of oil and gas properties:
Proved	$25,027,772	—
Unproved	5,781,645	91,187
	30,809,417	91,187
Less accumulated depreciation, depletion and amortization	(851,174)	—
	$29,958,243	91,187

Costs incurred in oil and gas producing activities for the periods ended March 31, 2006 and 2005 were as follows:

	2006	2005

Property acquisition
Proved	$22,050,809	—
Unproved	5,781,645	91,187
Exploration	—	—
Development	2,885,776	—
	$30,718,230	91,187

F1-18

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 6 — Long-Term Debt

The Company’s long-term debt at March 31, 2006, consisted of the following:

Notes payable to individuals	$7,151,000
Note payable to bank	3,449,600
Other	319,121
10,919,721
Less current portion	2,498,330
$8,421,391

There was no long-term debt at March 31, 2005.

Notes Payable to Individuals

On October 7, 2005, the Company and UHC’s chairman and major shareholder, Walter G. Mize, and six other UHC shareholders entered into agreements whereby, on December 19, 2005, Lothian bought 2,666,666 restricted shares of UHC common stock (41% of UHC’s outstanding common stock) from the selling shareholders at a price of $3.99 per share totaling $10,651,000, including cash of $3.5 million and promissory notes totaling $7,151,000 payable in three annual installments of $2,383,666 through March 2009, plus interest at Citibank prime rate plus 1% (8.75% at March 31, 2006), and secured by the selling shareholders’ common stock.

Note Payable to Bank

In connection with the Webb Acquisition, the Company entered into a reducing revolving line of credit agreement of up to $20 million with Sterling Bank, dated April 28, 2005, subsequently amended and restated on June 16, 2006 (the “Amended and Restated Credit Agreement”), with an April 28, 2008 maturity date. Advances under the Amended and Restated Credit Agreement are subject to a borrowing base calculation ($5,250,000 at March 31, 2006) and is secured by the Company’s oil and gas properties. Interest is payable monthly at Wall Street Journal prime rate plus 1.75% (9.5% at March 31, 2006).

The Amended and Restated Credit Agreement contains various negative covenants including, among other things, the following:

•

Restrictions as to the payment of dividends and distributions;

•

Restrictions as to the issuance of capital stock and changes in capital structure;

•

A current ratio, as defined, of not less than 1.00 to 1.00;

•

An EBITDA to current borrowing base, as defined, of at least 1.00 to 1.00;

•

A minimum consolidated tangible net worth, as defined, of not less than $11,500,000, plus (a) 50% of consolidated net income (excluding losses) and (b) 100% of any increase in stockholders’ equity resulting from the sale or issuance of equity interest of the Company;

•

Prohibits repayment of subordinated debt, except as provided.

Other

At March 31, 2006 the Company had various loans repayable in monthly installments of $10,628, including interest at 6.5%-7.5% that are secured by vehicles and restricted certificates of deposit aggregating $137,000.

F1-19

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 6 — Long-Term Debt – (continued)

Annual Maturities

Annual scheduled maturities of long-term debt for the years ending March 31 are as follows:

2007	$2,498,330
2008	2,499,949
2009	5,913,223
2010	8,219
Total	$10,919,721

Note 7 — Derivative Instruments

In accordance with the Credit Agreement, the Company has entered into the following options on crude oil futures contracts whereby the Company has the right to sell crude oil futures contracts at the below noted prices as of March 31, 2006:

Contract Period	Barrels	NYMEX Price

May 2006 – June 2006	4,000	$52
May 2006 – September 2006	10,000	$63
October 2006 – December 2006	12,000	$60
	26,000

During the year ended March 31, 2006, the Company recorded hedge losses of $231,493 including monthly settlement losses associated with its crude oil hedging activities of $171,503 and a mark-to-market settlement loss of $59,990.

Note 8 — Asset Retirement Obligation

The following table summarizes the Company’s asset retirement obligation for the year ended March 31, 2006:

Balance, March 31, 2005	$—
Obligation assumed with Webb acquisition	327,074
Obligations assumed with UHC acquisition	249,980
Revision of previous estimate	16,354
Accretion expense	32,582
Balance, March 31, 2006	$625,990

Note 9 — Income Taxes

There was no income tax expense (benefit) for the year ended March 31, 2006 and for the period from September 22, 2004 (date of inception) through March 31, 2005. The following table reconciles income taxes at the statutory rate to the Company’s income tax expense for such periods:

	2006	2005

Tax benefit computed at statutory rate	$(3,129,781)	(239,208)
Less valuation allowance	3,129,781	239,208
Income tax expense	$—	—

Net deferred tax assets, at March 31, 2006, totaling $3,368,989, primarily attributable to net operating loss carryforwards, have been fully reduced to zero as a result of a 100% valuation allowance based upon the uncertainty regarding realization of such tax benefits given the Company’s loss.

F1-20

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 10 — Corinthian Engagement Agreement

On October 18, 2004, the Company entered into an Engagement Agreement with Corinthian Partners, LLC (“Corinthian”), which expired April 30, 2005, whereby Corinthian agreed to provide certain services related to the identity of a publicly held entity suitable for a reorganization-type transaction with the Company. As compensation for its services, the Company paid Corinthian a $300,000 non-refundable retainer fee. Pursuant to the termination, Corinthian agreed and subsequently provided to the Company services equal to the $300,000 retainer fee, in connection with the Company’s Series A preferred stock private placement offering, see Note 2.

Note 11 — Related Party Transactions

Certain of the Company’s general and administrative expenses are provided by Lothian Bancorp, Inc. (“LBI”), a related party owned 100% by certain members of the Company’s management. For the periods ended March 31, 2006 and 2005, the Company paid certain expenses to LBI aggregating $1,214,799 and $62,729, respectively. These payments included certain general, administrative, commissions and professional fee reimbursements and certain development costs associated with the Company’s evaluation of certain domestic and foreign oil and gas prospects. Subsequent to March 31, 2006, the Company discontinued its evaluation of all foreign oil and gas prospects. LBI has a shared commission agreement with an outside third party whereby 50% of the general, administrative, commissions and professional fee reimbursement and certain exploratory and development costs totaling $555,375 were paid to the outside third party for the year ended March 31, 2006.

A shareholder of the Company performed certain professional accounting services. For the periods ended March 31, 2006 and 2005, the Company paid expenses to the shareholder totaling $4,933 and $47,043, respectively.

A director and shareholder of the Company performed certain exploratory and development activities related to the Company’s evaluation of certain oil and gas prospects. For the period ended March 31, 2006 and 2005, the Company paid expenses to the director totaling $83,336 and $44,000, respectively. The Company also issued a short-term loan to the director with a balance of $21,690 at March 31, 2006.

The Company sub-leases certain New York, New York office facilities from LBI, see Note 12 to the consolidated financial statements.

As discussed in Note 2, LEC received a warrant to purchase 7,500,000 shares of the Company’s common stock at $1.00 per share exercisable through 2010. The warrant was recorded as stock compensation expense of $3,752,488 for the year ended March 31, 2006.

Note 12 — Commitments and Contingencies

Leases

On February 1, 2005, the Company entered into a five-year sub-lease agreement with LBI for the lease of 1,200 square feet of office space located in New York, New York through January 31, 2010. LBI is responsible for providing office furnishings, equipment, and related office expenses and the Company is responsible for 45.541% of any adjustments to rent due to changes in taxes. LBI has provided a security deposit of $10,000.

The sub-lease provides for annual rent escalations. The Company will amortize its rent on a straight-line basis over the life of the related lease, as required under SFAS No. 13, Accounting for Leases. Minimum lease obligations for the years ending March 31 are as follows:

2007	$56,000
2008	57,000
2009	59,000
2010	50,000
2011	—
$222,000

F1-21

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 13 — Significant Customers

Substantially all of the Company’s oil and gas revenue is derived from two purchasers. The Company believes that in the unlikely event that the Company lost a major purchaser, it would not constitute a significant risk, as the Company could sell its crude oil to other purchasers.

Note 14 — Subsequent Events

Merger Agreement

On February 22, 2006 (the “Announcement Date”), the Company and UHC entered into a Merger Agreement and Plan of Reorganization (“Merger Agreement”) whereby seven members of the UHC board of directors resigned and were replaced by the Company’s board members. In accordance with the Merger Agreement, the Company agreed to be merged into UHC (a “down-stream merger”) whereby, upon Company and UHC’s shareholder approval:

•

Company’s shareholders will receive one share of UHC stock for each 1.25 shares of Company preferred and common stock (the “conversion ratio”), pursuant to a revised fairness opinion dated September 16, 2006;

•

All of the Company’s warrants and options (whether vested or unvested) will be converted into equivalent UHC warrants and options based on the conversion ratio;

•

All of the UHC warrants and common stock held by the Company will be cancelled or subject to cancellation upon release of collateral states; and

•

After the merger UHC will change its name to Lothian Oil Inc. and its historic financial statements will be those of the Company.

In accordance with SFAS No. 141, down-stream mergers are accounted for as if the parent exchanged its common stock for the conversion stock held by the minority shareholders of the subsidiary. As of March 31, 2006, there were 2,686,850 shares of UHC common stock held by minority shareholders and UHC’s average common stock trading price two days before and after the Announcement Date was $2.73. Upon consummation of the down-stream merger, the minority interest common stock purchase price in excess of the carrying value of the minority interest will be recorded as an adjustment to the carrying value of the Company’s oil and gas properties.

Series A Preferred Stock Subscription

In May 2006, the Company issued an additional 52,688 shares of Series A Preferred for net proceeds aggregating $5,268,808.

Note 15 — Investment in Partnership

On March 28, 2006, an affiliate of the Company (the “LEAD I Partnership”) entered into a purchase agreement (“PSA”) to acquire certain oil and gas leases for $5,750,000. In connection with the PSA, the Company, the LEAD I Partnership and other related parties, including a joint venture (the “JV”) consisting of certain indirect wholly-owned subsidiaries of the Company, together with an affiliate of the Company (the “JV Partner”), entered into an ancillary agreement. Under such agreement, the Company and the JV Partner advanced $450,000 and $700,000 respectively to the LEAD I Partnership to fund the deposit under the PSA.

Pursuant to a letter agreement dated April 27, 2006 among the Company, the LEAD I Partnership, the JV, the JV Partner and certain other related parties (the “Letter Agreement”) the JV Partner advanced $4,600,000 (the “Completion Payment”) to fund the LEAD I Partnership’s acquisition of the leases under the PSA. At the PSA closing, the leases were transferred to the JV Partner, subject to a right of reversion in favor of the LEAD I Partnership exercisable under certain conditions. The JV is the sole member of the LEAD I Partnership’s general partner.

F1-22

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 15 — Investment in Partnership – (continued)

On May 18, 2006, the LEAD I Partnership exercised its right of reversion, as a result of which:  the LEAD I Partnership acquired a 77.5% working interest in certain formations covered by the PSA leases (the “Shallow Rights”), subject to rights in favor of the JV described below; and the JV acquired a 22.5% working interest in the Shallow Rights and the entire working interest in geological zones below the Shallow Rights (the “Deep Rights”). In connection with the LEAD I Partnership’s exercise of its right of reversion, the LEAD I Partnership delivered a promissory note (the “Bridge Loan”) to the JV Partner, reflecting the LEAD I Partnership’s obligation to repay the JV Partner’s advance of the Completion Payment with interest. With respect to its interest in the Shallow Rights, the LEAD I Partnership has granted to the JV: (i) a contingent interest (the “JV Back-In”) of up to a 26% working interest in the Shallow Rights after Pay-Out, as defined; and (ii) up to a 7.75% carried working interest in the Shallow Rights (the “Carried Interest”). The LEAD I Partnership’s interest in the Shallow Rights is net of royalties and is burdened by the share of capital expenditures, lease acquisition costs and similar costs and expenses attributable to the Carried Interest, while the JV will bear a proportionate share of royalties, operating expenses, and other lease burdens.

The LEAD I Partnership is seeking to raise up to $15,000,000 in a private offering of limited partnership interests. Pursuant to a Participation Agreement among the Company, the LEAD I Partnership, the JV, the JV Partner and certain other related parties, dated as of May 18, 2006, as amended (the “Participation Agreement”), the LEAD I Partnership is permitted to use no more than 30.67% of the gross offering proceeds from such private placement to repay the Bridge Loan, including accrued interest thereon. If the LEAD I Partnership raises less than $15,000,000 of gross proceeds in such offering, then a portion of the Bridge Loan will remain unpaid at September 30, 2006 (the “Shortfall”). The Participation Agreement provides that any such Shortfall shall be satisfied by the Company and the JV Partner, in exchange for the LEAD I Partnership transferring a portion of its 77.5% working interest in the Shallow Rights to the JV. The Participation Agreement further provides that, if the Company fails to satisfy its obligation to repay its share of the Shortfall, then the LEAD I Partnership shall transfer the applicable portion of its working interest in the Shallow Rights to the JV Partner rather than to the JV. In the event that there is a Shortfall, then the JV Back-In and the Carried Interest will be reduced proportionately.

In the absence of any Shortfall, the Company will receive approximately a 20.2% working interest (37.5% after Pay-Out) in the Shallow Rights and approximately a 66.7% working interest in the Deep Rights for its $450,000 contribution.

The LEAD 1 Partnership’s general partner is managed by an individual who also serves as a director of the Company.

Note 16 — Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)

Proved Reserves

Independent petroleum engineers have estimated the Company’s proved oil and gas reserves, all of which are located in the United States. Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling and production history and from changes in economic factors.

F1-23

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 16 — Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited) – (continued)

Proved oil and gas reserve information follows:

	Oil (Bbls)	Gas (Mcf)

Year ended March 31, 2006
Beginning proved reserves	—	—
Purchases of reserves in place	1,303,664	3,302,975
Extensions, additions and discoveries	—	—
Revisions of previous estimates	—	—
Production	(48,321)	(96,754)
Ending proved reserves	1,255,343	3,206,221
Ending proved developed reserves	1,128,251	3,206,221

	Oil (Bbls)	Gas (Mcf)

UHC minority interest share of:
Ending proved reserves	233,279	1,084,442
Ending proved developed reserves	233,279	1,084,442

Standardized Measure

The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas, and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate. Estimated future income taxes are calculated by applying year-end statutory rates to future pre-tax net cash flows, less the tax basis of related assets and applicable tax credits.

The standardized measure does not represent management’s estimate of the Company’s future cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Standardized Measure of Discounted Future as of March 31, 2006:
Net Cash Flows Relating to Proved Reserves
Future cash inflows	$85,104,777
Future costs:
Production	(36,441,143)
Development	(9,509,678)
Future net cash flows before income tax	39,153,956
Future income tax	(3,543,735)
Future net cash flows	35,610,221
10% annual discount	(20,424,533)
Standardized measure of discounted future net cash flows	$15,185,688

F1-24

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006 and 2005

Note 16 — Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited) – (continued)

Changes in Standardized Measure of Discounted Future Net Cash Flows
Purchases of reserves in place	$17,668,814
Sales of oil and gas, net of production costs	(1,449,619)
Accretion of discount	(1,033,507)
Net increase for the year ended March 31, 2006	15,185,688
Standardized measure of discounted future net cash flows:
Beginning of year	—
End of year	$15,185,688

UHC minority interest share of standardized measure of discounted future net cash flow	$3,197,587

F1-25

LOTHIAN OIL INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2006 and 2005

INDEX TO FINANCIAL STATEMENTS

Page

Consolidated Balance Sheets – June 30, 2006 (Unaudited) and March 31, 2006	F1-26

Consolidated Statements of Operations –Three months ended June 30, 2006 and 2005 (Unaudited)	F1-27

Consolidated Statements of Stockholders’ Equity – Year ended March 31, 2006 and three months ended June 30, 2006 (Unaudited)	F1-28

Consolidated Statements of Cash Flows – Three months ended June 30, 2006 and 2005 (Unaudited)	F1-29

Notes to Consolidated Financial Statements	F1-30

LOTHIAN OIL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2006	March 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,679,334	812,393
Accounts receivable:
Stock subscription receivable (note 2)	1,413,000	4,541,192
Oil and gas sales	386,501	352,948
Affiliate	180,548	73,170
Crude oil inventory in tanks	580,153	442,236
Prepaid expenses and other current assets	181,960	148,714
Total current assets	4,421,496	6,370,653
Restricted cash (note 6)	137,000	137,000
Investment in and advances to partnership (note 14)	2,100,000	450,000
Property and equipment, at cost, pledged (notes 3, 4, 5, 6 and 8)
Oil and gas properties, using full cost method	34,171,166	30,809,417
Oilfield production equipment	925,601	842,916
Office equipment	431,148	127,879
	35,527,915	31,780,212
Less accumulated depreciation, depletion and amortization	(1,381,042)	(922,104)
Property and equipment, net	34,146,873	30,858,108

Total assets	$40,805,369	37,815,761

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt (note 6)	$2,498,133	2,498,330
Accounts payable – trade	3,623,940	1,787,545
Accrued expenses	1,039,004	844,902
Total current liabilities	7,161,077	5,130,777
Long-term debt, net of current portion (note 6)	8,860,566	8,421,391
Asset retirement obligations (note 8)	634,501	625,990
Minority interest in subsidiary (note 4)	3,463,103	3,617,613
Commitments and contingencies (notes 11 and 13)	—	—
Stockholders’ equity (note 2):
Preferred stock, $.001 par value, total shares authorized – 5,000,000:
Series A Convertible Preferred, 220,000 shares authorized;
203,038 and 150,738 shares issued and outstanding, respectively	203	150
Series B Convertible Preferred, 50,000 shares authorized;
50,000 shares issued and outstanding	50	50
Common stock, $.001 par value, 95,000,000 shares authorized; issued and outstanding 27,318,356 shares	27,318	27,318
Additional paid-in capital	26,895,274	22,281,483
Warrants and options	8,953,374	8,953,374
Deferred stock compensation	(1,384,333)	(1,706,167)
Series A, Preferred stock subscription receivable	(2,232,000)	—
Deficit retained earnings	(11,573,764)	(9,536,218)
Total stockholders’ equity	20,686,122	20,019,990
Total liabilities and stockholders’ equity	$40,805,369	37,815,761

The accompanying notes are an integral part of these consolidated financial statements.

F1-26

LOTHIAN OIL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended June 30, 2006 and 2005

(Unaudited)

	2006	2005

Oil and gas revenues	$1,199,229	390,217
Costs and expenses:
Lease operating expenses	594,591	175,294
General and administrative (note 10)	1,733,724	923,461
Stock compensation expense	435,701	—
Depreciation, depletion and amortization expense	458,527	43,701
Accretion expense (note 8)	8,511	2,726
Total expenses	3,231,054	1,145,182

Operating loss	(2,031,825)	(754,965)

Other income (expense):
Interest expense	(258,070)	(71,472)
Hedge loss (note 7)	(16,856)	(107,500)
Other income	828	—
Total other income (expense)	(274,098)	(178,972)

Loss before income taxes and minority interest	(2,305,923)	(933,937)

Income taxes (note 9)	—	—
Minority interest in loss of subsidiary (note 4)	268,377	—
Net loss	(2,037,546)	(933,937)

Preferred stock dividend	(380,298)	—

Net loss applicable to common stockholders	$(2,417,844)	(933,937)

Basic and diluted loss per share	$(.09)	(.04)

Weighted average shares outstanding	27,318,356	25,284,187

The accompanying notes are an integral part of these consolidated financial statements.

F1-27

LOTHIAN OIL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Year Ended March 31, 2006 and Three Months Ended June 30, 2006

	Preferred Stock	Common Stock	Additional Paid-in Capital	Warrants and Options	Deferred Stock Compensation	Stock Subscription Receivable	Deficit Retained Earnings	Total Stockholders’ Equity

Balance, March 31, 2005	$—	20,382	1,145,379	—	—	—	(703,552)	462,209

Issuance of stock:
For cash:
Common stock	—	6,905	4,786,437	—	—	—	—	4,793,342
Series A preferred	150	—	14,771,280	—	—	—	—	14,771,430
Series B preferred	50	—	4,999,950	—	—	—	—	5,000,000
For oil and gas property	—	31	31,499	—	—	—	—	31,530
Less prepaid stock commission	—	—	(300,000)	—	—	—	—	(300,000)

Warrants and options issued for:
Compensation	—	—	—	6,060,873	(1,706,167)	—	—	4,354,706

Stock commission	—	—	(2,832,293)	2,832,293	—	—	—	—

For oil and gas property	—	—	—	60,208	—	—	—	60,208

Accrued dividend on preferred stock	—	—	(320,769)	—	—	—	—	(320,769)

Net loss	—	—	—	—	—	—	(8,832,666)	(8,832,666)

Balance, March 31, 2006	200	27,318	22,281,483	8,953,374	(1,706,167)	—	(9,536,218)	20,019,990

Issuance of preferred stock (note 2) (unaudited)	53	—	4,994,089	—	—	(2,232,000)	—	2,762,142

Deferred compensation (unaudited)	—	—	—	—	321,834	—	—	321,834

Accrued dividend on preferred stock (unaudited)	—	—	(380,298)	—	—	—	—	(380,298)
		—
Net loss (unaudited)	—	—	—	—	—	—	(2,037,546)	(2,037,546)
Balance, June 30, 2006 (unaudited)	$253	27,318	26,895,274	8,953,374	(1,384,333)	(2,232,000)	(11,573,764)	20,686,122

The accompanying notes are an integral part of these consolidated financial statements.

F1-28

LOTHIAN OIL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended June 30, 2006 and 2005
(Unaudited)

	2006	2005

Increase (Decrease) in Cash and Cash Equivalents
Cash flows from operating activities:
Net loss	$(2,037,546)	(933,937)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation expense	435,701	—
Depreciation, depletion and amortization expense	458,527	43,701
Accretion expense	8,511	2,726
Minority interest in loss of subsidiary	(268,377)	—
Decrease in accounts receivable oil and gas sales	(33,553)	(239,472)
Increase in accounts receivable affiliate	(107,378)	(26,613)
Increase in crude oil inventory in tanks	(137,917)	(20,880)
Increase in prepaid expenses and other current assets	(33,246)	(66,603)
Increase in accounts payable – trade	1,836,395	473,256
Increase (decrease) in accrued liabilities	(186,196)	33,775

Net cash used in operating activities	(65,079)	(734,047)

Cash flows from investing activities:
Cash used for Webb Oil Company acquisition (note 3)	—	(418,142)
Oil and gas property additions	(3,361,338)	(165,197)
Other property and equipment additions	(385,954)	(17,097)
Investment in and advances to partnership	(1,650,000)	—

Net cash used in investing activities	(5,397,292)	(600,436)

Cash flows from financing activities:
Collection of stock subscriptions receivable	3,128,192	—
Payments on long-term debt	(29,022)	(62,297)
Borrowings of long-term debt	468,000	—
Proceeds from issuance of stock	2,762,142	1,502,499

Net cash provided by financing activities	6,329,312	1,440,202

Net increase in cash and cash equivalents	866,941	105,719
Cash and cash equivalents, beginning of period	812,393	126,650
Cash and cash equivalents, end of period	$1,679,334	232,369

Supplemental cash flow information:
Cash paid for interest	$256,921	36,697

Non-cash financing and investing activities:
Acquisition and other property financed with borrowings (note 3)	$—	5,323,699
Acquisition asset retirement costs and obligations (note 3)	—	327,074
Accrued dividend on preferred stock	380,298	—

The accompanying notes are an integral part of these consolidated financial statements.

F1-29

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 1 — Summary of Significant Accounting Policies

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Lothian Oil Inc., a Delaware corporation formed on September 22, 2004, and its wholly owned subsidiaries Lothian Oil (USA), Inc. and Lothian Oil Texas I, Inc., both Texas corporations, formed on January 7, 2005 and January 14, 2005, respectively, and, as discussed in note 4 to the consolidated financial statements, United Heritage Corporation (“UHC”), (collectively referred to as the “Company”). All significant intercompany account balances and transactions have been eliminated.

The Company has issued 27,318,356 shares of common stock, of which 14,727,000 shares (53.91%) are held by Lothian Energy Corporation (“LEC”), a related party owned 100% by certain members of the Company’s management. In addition, as discussed in note 2 to the consolidated financial statements, the Company issued 5-year warrants to LEC to acquire up to 7,500,000 shares of common stock exercisable at $1.00 per share.

Nature of Operations

The Company is an independent energy corporation engaged in the exploration, acquisition, development, production and sale of natural gas and crude oil primarily in South Texas and Southeastern New Mexico.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. The unaudited financial statements reflect all adjustments which are, in the opinion of management of management, necessary for a fair presentation of the consolidated financial position and results of operations for the interim periods on a basis consistent with the annual audited financial statements. All such adjustments are of a normal recurring nature. The Company believes the disclosures contained herein are adequate to make the information presented not misleading.

Significant estimates are used by the Company in the estimation of quantities and values of proved oil and gas reserve, oil and gas property impairment and the determination of fair value related to certain common stock, warrant and stock option issuances. The Company’s oil and gas reserve estimates and related net cash flows are used in the determination of depletion expense and impairment of proved and unproved oil and gas properties. There are numerous uncertainties in the estimation of proved oil and gas reserve quantities, future production rates, and the amount and timing of future development costs. The Company’s fair value determination related to certain common stock, warrant and option issuances are based on estimated historic and estimated future common stock price volatility. Actual results could differ from those estimates.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all demand deposits, money market accounts and certificates of deposits purchased with an original maturity of three months or less to be cash equivalents.

At June 30, 2006 and March 31, 2006, the Company had deposits in financial institutions in excess of federally insured amounts. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

F1-30

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 1 — Summary of Significant Accounting Policies – (continued)

Property and Equipment

Oil and Gas Properties

The Company’s oil and gas properties are recorded at cost using the full cost method of accounting whereby all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized into the Company’s full cost center.

Management and service fees received for contractual arrangements, if any, are treated as reimbursement of costs, offsetting the costs incurred to provide those services.

Depletion of the Company’s full cost center, net of estimated salvage, is provided using the unit-of-production method computed based upon equivalent oil and gas production and total proved oil and gas reserves.

Investments in unproved properties and major development projects are not amortized until proved oil and gas reserves from the projects can be determined or until impairment occurs. At June 30, 2006 and 2005, unproved property cost totaling $5,781,645 and $0, respectively, were excluded from the Company’s full cost amortization base. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. There were no impairments for the periods ended June 30, 2006 and 2005. Once an assessment of unproved properties is complete and when major development projects are evaluated, the costs previously excluded from amortization are transferred to the full cost pool and amortization of such costs will begin.

Sales of proved and unproved oil and gas properties are accounted for as adjustments to the Company’s full cost center with no gain or loss recognized, unless such adjustments would significantly alter the relationship between the Company’s full cost center and proved oil and gas reserves, in which case the gain or loss is recognized in income. Abandonment of proved and unproved properties is accounted for as an adjustment to the Company’s full cost center and is subject to depletion.

If the Company’s net investment in oil and gas properties, as adjusted for asset retirement obligations, exceeds the sum of (1) the standardized measure of discounted future net cash flows from proved reserves and (2) the lower of cost or fair market value of unproved properties, the excess is charged to additional depletion expense.

The Company has adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Under the provisions of SFAS No. 143, the cost of the asset retirement obligations are capitalized as part of the value of the Company’s full cost center.

Other Property and Equipment

The Company’s other property and equipment, consisting of office and computer equipment, is stated at cost and depreciated using the straight-line method computed over estimated useful lives ranging from three to five years.

Repairs and maintenance are charged to expense as incurred; renewals and betterments, which significantly extend the useful lives, are capitalized.

F1-31

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 1 — Summary of Significant Accounting Policies – (continued)

Impairment of Long-Lived Assets

The Company periodically evaluates the recoverability of the carrying value of its long-lived assets and identifiable intangibles by monitoring and evaluating changes in circumstances that may indicate that the carrying amount of the asset may not be recoverable. Examples of events or changes in circumstances that indicate that the recoverability of the carrying amount of an asset should be assessed include but are not limited to the following:  a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant physical change in an asset, a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset, and/or a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

The Company considers historical performance and anticipated future results in its evaluation of potential impairment. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of these assets in reaction to the operating performance of the business and future discounted and non-discounted cash flows expected to result from the use of these assets. Impairment losses are recognized when the sum of expected future cash flows are less than the asset carrying value. There were no impairments for the three months ended June 30, 2006 and 2005.

The Company’s oil and gas revenues are recorded using the sales method whereby oil and gas revenues are recognized based on the amount of oil and gas sold to the purchasers. For the three months ended June 30, 2006 and 2005, the Company did not have any oil or gas imbalances. The Company does not recognize revenues until they are realized or realized and earned. Revenues are considered realized or realized and earned when: (a) persuasive evidence of an arrangement exists; (b) delivery has occurred or services have been rendered; (c) the seller’s price to the buyer is fixed or determinable; and, (d) collectibility is reasonably assured.

Crude oil inventory in tanks is recorded as revenue based on estimated quantities of crude oil in tanks times the average selling price at the end of each period.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. As required under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and the respective tax basis amounts. Deferred tax assets and liabilities are measured under tax rates that are expected to apply to taxable income in the years in which these differences are expected to be settled. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in the period of the tax change.

Environmental Expenditures

The Company is subject to certain national, district, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

Environmental costs that relate to current operations are expensed or capitalized as appropriate. Costs are expensed when they relate to an existing condition caused by past operations and will not contribute to current or future revenue generation. Liabilities related to environmental assessments and/or remedial efforts are accrued when property or services are provided or can be reasonably estimated.

F1-32

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 1 — Summary of Significant Accounting Policies – (continued)

Stock-Based Compensation

The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation which provides for an alternative measure of compensation cost based on the fair value of the options granted. The fair value of an option is based on the intrinsic value as well as the time value of the option.

The Company estimates the fair value of stock options and warrants using the Black-Scholes pricing model. Option pricing models require the input of highly subjective assumptions, including the expected volatility of the stock price. Because the Company’s options and warrants have characteristics significantly different from those of traded options, the Company common stock is not publicly traded, and changes in the subjective input assumption can materially affect the fair value estimates, in management’s opinion, the existing models do not provide a reliable single measure of fair value of the Company stock-based awards.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of unsecured receivables from crude oil and natural gas purchasers. A substantial portion of the Company’s oil and gas reserves are located in southeastern New Mexico and may subject the Company to delays or interruptions in production from these reserves due to governmental regulations, transportations difficulties, and cost and price fluctuations in the area.

Fair Value of Financial Instruments

The carrying amount of the Company’s cash, accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short-term maturities of these instruments.

The carrying amount of the Company’s long-term debt approximates fair value because the Company’s current borrowing rate is based on a variable market rate of interest.

Derivative Financial Instruments

The Company has adopted SFAS No. 133, Accounting for Derivative Instruments and for Hedging Activities, and related interpretations. Under this statement, all derivatives are carried on the balance sheet at fair value. The Company has elected to not designate its crude oil derivative instruments as cash flow hedges and accordingly, changes in the fair value of such derivative instruments are recognized as adjustments to the Company’s oil and gas revenues, see Note 7.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment, an amendment to SFAS No. 123 which supersedes SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. SFAS No. 123(R) establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principles Board No. 25 (“APB 25”). Large public companies will be required to implement SFAS No. 123(R) in the first fiscal year beginning after June 15, 2005. Public companies qualifying as Securities and Exchange Commission (“SEC”) small business filers and non-public companies will be required to implement SFAS No. 123(R) in the first fiscal year beginning after December 15, 2005.

F1-33

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 1 — Summary of Significant Accounting Policies – (continued)

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. Opinion No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on fair value with exception for nonmonetary exchanges of similar productive assets. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have a commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity. This statement is effective for exchanges of nonmonetary assets occurring after June 15, 2005. The financial position, results of operations, and cash flows for the periods presented are unaffected by the implementation of this new standard.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion 20 and SFAS No. 3 and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The provisions of SFAS No. 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Note 2 — Issuance of Common and Preferred Stock, Warrants and Stock Options

Common Stock Issuance

For the three months ended June 30, 2006, there were no issuances of common stock.

Preferred Stock Issuance

Series A Convertible Preferred Stock

The Company has a Series A Convertible Preferred Stock (“Series A Preferred”), par value $.001 per share, with a dividend rate of 8% and a liquidation preference of $100 per year. Each Series A Preferred share is convertible into 100 shares of the Company’s common stock and is redeemable at $100 per share, at any time by the Company at its sole discretion upon 30 days notice; provided (i) the Company is a reporting company under the Securities Exchange Act of 1934; (ii) the Company’s common stock is publicly traded; (iii) a registration statement under the Securities Act of 1933 is filed and effective for the converted common stock; and (iv) the market price of the common stock is no less than $2.00 per share, subject to certain adjustments. Each Series A Preferred share is entitled to vote on any matter submitted to shareholders with an equivalency of 100 shares of common stock.

At March 31, 2006, the Company had issued and subscribed 150,738 shares of Series A Preferred aggregating $15,045,000, including stock subscription receivables of $4,541,192 that were subsequently collected during April and May 2006. Series A Preferred stock net proceeds aggregated $14,471,430, less offering cost of $573,570, including $300,000 in prepaid advisory fees.

During the three months ended June 30, 2006, the Company issued and subscribed an additional 52,300 shares of Series A Preferred aggregating $4,994,142, including stock subscription receivables of $3,645,000, of which $1,413,000 was collected in July and August 2006 and is reflected as an accounts receivable.

F1-34

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 2 — Issuance of Common and Preferred Stock, Warrants and Stock Options – (continued)

Series B Convertible Preferred Stock

During the period ended March 31, 2006, the Company commenced and completed a $5,000,000 private placement offering with the issuance of 50,000 shares of Series B-1 Convertible Preferred Stock (“Series B-1 Preferred”), par value $.001 per share with a dividend rate of 8% and warrants to purchase 75,000 shares of Series B-2 Convertible Preferred Stock (“Series B-2 Preferred”), par value $.001 per share, with a dividend rate, upon the exercise of the warrants and issuance of the Series B-2 Preferred, of 8%. Each Series B-1 and B-2 Preferred is convertible into 100 shares of the Company’s common stock and is redeemable at $100 and $125 per share, respectively, at any time by the Company at its sole discretion upon 30 days notice; provided (i) the Company is a reporting company under the Securities Exchange Act of 1934; (ii) the Company’s common stock is publicly traded; (iii) a registration statement under the Securities Act of 1933 is filed and effective for the converted common stock; and (iv) the market price of the common stock is no less than $2.00 per share, subject to certain adjustments.

Stock Options

The following schedule summarizes pertinent information with regard to the Company’s stock options for the three months ended June 30, 2006:

	Shares Outstanding	Weighted Average Exercise Price

Outstanding at beginning of period, April 1, 2006	4,977,300	$1.52
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at June 30, 2006	4,977,300	$1.52
Exercisable at June 30, 2006	1,205,841	$1.27
Weighted average fair value of options granted		$.75

The following table summarizes information for the Company’s stock options outstanding as of June 30, 2006:

Options Outstanding				Options Exercisable
Exercise Price	Number	Weighted Average Remaining Life-Years	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$—	75,000	—	$—	75,000	$—
1.00	682,300	7.43	1.00	443,133	1.00
1.50	1,420,000	4.50	1.50	388,750	1.50
1.65	1,425,000	4.50	1.65	184,375	1.65
1.75	1,375,000	9.50	1.75	114,583	1.75
$0-1.75	4,977,300	6.21	$1.52	1,205,841	$1.27

F1-35

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 2 — Issuance of Common and Preferred Stock, Warrants and Stock Options – (continued)

Warrants

The following schedule summarizes pertinent information with regard to the Company’s stock options for the three months ended June 30, 2006:

	Shares Outstanding	Weighted Average Exercise Price

Outstanding at beginning of period, April 1, 2006	16,332,427	$1.20
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at June 30, 2006	16,332,427	$1.20
Exercisable at June 30, 2006	16,332,427	$1.20
Weighted average fair value of options granted		$.75

The following table summarizes information for the Company’s warrants outstanding as of June 30, 2006:

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number	Weighted Average Remaining Life-Years	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$1.00	10,335,000	3.69	$1.00	10,335,000	$1.00
1.25	654,550	3.11	1.25	654,550	1.25
1.50	4,142,877	4.09	1.50	4,142,877	1.50
1.87	1,200,000	4.50	1.87	1,200,000	1.87
$1.20	16,332,427	3.83	1.20	16,332,427	$1.20

UHC Stock Options

The following table summarizes UHC’s stock options for the three months ended June 30, 2006:

	Options and Rights	Weighted Average Exercise Price

Outstanding at beginning of period, April 1, 2006	1,725,000	$1.40
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at June 30, 2006	1,725,000	$1.40
Exercisable at June 30, 2006	1,378,333	$1.47

The weighted average contractual life of UHC’s options outstanding at June 30, 2006 was 5.2 years.

F1-36

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 2 — Issuance of Common and Preferred Stock, Warrants and Stock Options – (continued)

The following is a summary of UHC’s non-vested options at June 30, 2006:

Non-vested at beginning of period, April 1, 2006	359,999
Granted	—
Vested	(13,333)
Forfeited	—
Non-vested at June 30, 2006	346,666

As of June 30, 2006, there is approximately $639,000 of total unrecognized compensation cost related to non-vested share based compensation arrangements to be recognized over the vesting period. The weighted average grant date fair value of non-vested options outstanding at June 30, 2006 is $2.47, and vested during the three months ended June 30, 2006 is $1.68. The weighted average grant date fair value of options outstanding at April 1, 2006 was $2.44.

UHC Stock Warrants

The following schedule summarizes UHC’s stock warrants for the three months ended June 30, 2006:

	Shares Outstanding	Weighted Average Exercise Price

Outstanding at beginning of period, April 1, 2006	5,085,334	$3.08
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired	—	—
Outstanding at June 30, 2006	5,085,334	$3.08
Exercisable at June 30, 2006	5,085,334	$3.08

2,906,666 of the above stock warrants have been issued to the Company with a term of five years at an exercise price ranging from $3.15-$3.75. As discussed in note 13 to the consolidated financial statements, upon consummation of the Merger Agreement, the warrants will be cancelled.

Note 3 — Webb Oil Company Acquisition

On April 28, 2005, in accordance with a Purchase and Sale Agreement, dated April 14, 2005, the Company acquired substantially all of the interest in certain oil and gas properties of Rodney B. Webb, doing business as Webb Oil Company (the “Webb Acquisition”). The sale price for the Webb Acquisition was $4,950,000, subject to certain closing adjustments, for all of the rights, title and interest to approximately 244 wells, except for an overriding royalty interest (ORRI) retained by Webb Oil Company equal to the net revenue interest in excess of 85% for each proved developed producing property and proved developed non-producing property (subject to a 6% ORRI limitation for non-producing properties). The acquired properties are located in Chaves, Eddy and Lea Counties, New Mexico. As discussed in Note 6, the purchase price was funded by a loan from Sterling Bank on April 28, 2005. Also as discussed in Note 6, the Company purchased certain oilfield equipment and a vehicle from Webb Oil Company through promissory notes payable of $350,000 and $23,699, respectively. The oilfield equipment loan was paid off in January 2006.

F1-37

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 3 — Webb Oil Company Acquisition – (continued)

The following is a summary of the Webb Acquisition purchase price:

Crude oil in tanks inventory	$382,279
Oil and gas properties	5,182,761
Oilfield equipment	503,875
Less long-term debt incurred	(5,323,699)
Less asset retirement obligation assumed	(327,074)
Cash used for Webb acquisition	$418,142

The following is a summary of the operating results of Webb Oil Company for the year ended December 31, 2004:

Total revenue	$1,554,978
Net income	$635,172

The operations of Webb Acquisition subsequent to April 28, 2005 are included in the accompanying consolidated statements of operations.

Note 4 — Acquisition of United Heritage Corporation

On October 7, 2005, the Company and United Heritage Corporation (“UHC”), a publicly-owned company, entered into agreements whereby Lothian:

•

Bought 1,093,334 restricted shares of common stock issued by UHC for $3.15 per share totaling $3,444,000, representing approximately 17% of the then outstanding UHC common stock;

•

Received warrants to purchase 953,334, 1,000,000 and 953,334 restricted shares of UHC’s common stock for a per share price of $3.15, $3.36 and $3.75, respectively; exercisable anytime after date of issuance and for five years thereafter; and,

•

Entered into an agreement to purchase 2,666,666 restricted shares of UHC common stock at a price of $3.99 per share from UHC’s chairman and major shareholder, Walter G. Mize, and six other UHC shareholders for a total considerations of $10,651,000, including cash of $3.5 million and promissory notes totaling $7,151,000, payable in three annual installments of $2,383,666, plus interest at prime rate plus 1%, and secured by the selling shareholders’ common stock, see Note 6.

As a result of the UHC stock acquisition, Lothian acquired control of UHC with its ownership of 3,760,000 restricted shares of UHC common stock (58% ownership of UHC’s outstanding common stock). In accordance with SFAS No. 141, Business Combinations, as a result of the 58% controlling interest in UHC, the Company is deemed to be the accounting acquirer of UHC. Accordingly, the assets and liabilities of UHC have been consolidated into the Company using the purchase method of accounting and UHC’s operations are included in the Company’s operations from the date of purchase.

As discussed in note 13 to the consolidated financial statements, on February 22, 2006, the Company and UHC entered in a Merger Agreement whereby, upon stockholder approval, the Company will merge into UHC (a “down-stream merger”).

F1-38

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 4 — Acquisition of United Heritage Corporation – (continued)

The following is a summary of the UHC acquisition using the purchase method of accounting at date of acquisition:

Notes receivable	$87,500
Trade accounts receivable	99,861
Accounts receivable – affiliates	12,908
Crude oil inventory in tanks	14,040
Prepaid expenses	59,647
Oil and gas properties	22,633,339
Other property and equipment	13,896
Accounts payable	(794,962)
Accrued interest – related party	(491,176)
Accrued expenses	(5,966)
Asset retirement obligation assumed	(249,980)
Long-term debt incurred	(7,151,000)
Note payable – related party	(2,946,193)
Minority interest in subsidiary	(3,990,185)
Cash used for UHC acquisition	$7,291,729

The following is a summary of UHC’s operations for the three months ended June 30, 2006, which are included in the Company’s consolidated statement of operations for the three months ended June 30, 2006, after adjustment to reflect consolidated depreciation, depletion and amortization expense:

Oil and gas revenue	$308,465
Operating costs and expenses
Lease operating expenses	165,706
Depreciation, depletion and amortization expense	114,635
General and administrative expenses	507,128
Stock compensation	113,867
Total operating costs and expenses	901,336
Loss from operations	(592,871)
Interest expense	(51,089)
Loss before income taxes	(643,960)
Income tax benefit	—
Net loss	$(643,960)

The following is a summary of minority interest in subsidiary for the three months ended June 30, 2006:

Beginning balance	$3,617,613
Minority interest in loss	(268,377)
Stock options issued for services	113,867
Ending balance	$3,463,103

F1-39

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 5 — Oil and Gas Properties and Operations

Capitalized costs related to the Company’s oil and gas producing activities are as follows as of June 30, 2006 and March 31, 2006:

	June 30, 2006	March 31, 2006

Capitalized cost of oil and gas properties:
Proved	$28,389,521	25,027,772
Unproved	5,781,645	5,781,645
	34,171,166	30,809,417
Less accumulated depreciation, depletion and amortization	(1,261,158)	(851,174)
	$32,910,008	29,958,243

Costs incurred in oil and gas producing activities for the periods ended June 30, 2006 and 2005 were as follows:

	2006	2005

Property acquisition
Proved	$—	5,182,761
Unproved	—	—
Exploration	—	—
Development	3,361,338	435,522
	$3,361,338	5,618,283

Note 6 — Long-Term Debt

The Company’s long-term debt at June 30, 2006 and March 31, 2006, consisted of the following:

	June 30, 2006	March 31, 2006

Notes payable to individuals	$7,151,000	7,151,000
Note payable to bank	3,917,600	3,449,600
Other	290,099	319,121
	11,358,699	10,919,721
Less current portion	2,498,133	2,498,330
	$8,860,566	8,421,391

Notes Payable to Individuals

On October 7, 2005, the Company and UHC’s chairman and major shareholder, Walter G. Mize, and six other UHC shareholders entered into agreements whereby, on December 19, 2005, Lothian bought 2,666,666 restricted shares of UHC common stock (41% of UHC’s outstanding common stock) from the selling shareholders at a price of $3.99 per share totaling $10,651,000, including cash of $3.5 million and promissory notes totaling $7,151,000 payable in three annual installments of $2,383,666 through March 2009, plus interest at Citibank prime rate plus 1% (9.25% at June 30, 2006), and secured by the selling shareholders’ common stock.

Note Payable to Bank

In connection with the Webb Acquisition, the Company entered into a reducing revolving line of credit agreement of up to $20 million with Sterling Bank, dated April 28, 2005, subsequently amended and restated on

F1-40

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 6 — Long-Term Debt – (continued)

June 16, 2006 (the “Amended and Restated Credit Agreement”), with an April 28, 2008  maturity date. Advances under the Amended and Restated Credit Agreement are subject to a borrowing base calculation ($5,250,000 at June 30, 2006) and the agreement is secured by the Company’s oil and gas properties.  Interest is payable monthly at Wall Street Journal prime rate plus 1.75% (10.0% at June 30, 2006).

The Amended and Restated Credit Agreement contains various negative covenants including, among other things, the following:

•

Restrictions as to the payment of dividends and distributions;

•

Restrictions as to the issuance of capital stock and changes in capital structure;

•

A current ratio, as defined, of not less than 1.00 to 1.00;

•

An EBITDA to current borrowing base, as defined, of at least 1.00 to 1.00;

•

A minimum consolidated tangible net worth, as defined, of not less than $11,500,000, plus (a) 50% of consolidated net income (excluding losses) and (b) 100% of any increase in stockholders’ equity resulting from the sale or issuance of equity interest of the Company;

•

Prohibits repayment of subordinated debt, except as provided.

Other

At June 30, 2006, the Company had various bank loans repayable in monthly installments of approximately $10,600, including interest at 6.5%-7.5% that were secured by vehicles and restricted certificates of deposit aggregating $137,000.

Annual Maturities

Annual scheduled maturities of long-term debt for the years ending June 30 are as follows:

2007	$2,498,133
2008	2,502,129
2009	6,358,437
Total	$11,358,699

Note 7 — Derivative Instruments

In accordance with the Credit Agreement, the Company has entered into the following options on crude oil futures contracts whereby the Company has the right to sell crude oil futures contracts at the below noted prices as of June 30, 2006:

Contract Period	Barrels	NYMEX Price

August 2006 – September 2006	4,000	$63.00
August 2006 – October 2006	15,000	$67.50
October 2006 – December 2006	12,000	$60.00
	31,000

F1-41

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 8 — Asset Retirement Obligation

The following table summarizes the Company’s asset retirement obligation for the three months ended June 30, 2006 and the year ended March 31, 2006:

	June 30, 2006	March 31, 2006

Beginning balance	$625,990	—
Obligation assumed with Webb acquisition	—	327,074
Obligations assumed with UHC acquisition	—	249,980
Revision of previous estimate	—	16,354
Accretion expense	8,511	32,582
Ending balance	$634,501	625,990

Note 9 — Income Taxes

There was no income tax expense (benefit) for the three months ended June 30, 2006 and 2005. The following table reconciles income taxes at the statutory rate to the Company’s income tax expense for such periods:

	2006	2005

Tax benefit computed at statutory rate	$(692,766)	(317,539)
Less valuation allowance	692,766	317,539
Income tax expense	$—	—

Net deferred tax assets, at June 30, 2006, totaling $4,061,755, primarily attributable to net operating loss carryforwards, have been fully reduced to zero as a result of a 100% valuation allowance based upon the uncertainty regarding realization of such tax benefits given the Company’s loss.

Note 10 — Related Party Transactions

Certain of the Company’s general and administrative expenses are provided by Lothian Bancorp, Inc. (“LBI”), a related party owned 100% by certain members of the Company’s management.

For the three months ended June 30, 2006 and 2005, the Company paid certain expenses to LBI aggregating $275,506 and $107,683, respectively. These payments included certain general, administrative, commissions and professional fee reimbursements and certain developments costs associated with the Company’s evaluation of certain domestic and foreign oil and gas prospects. LBI has a shared commission agreement with an outside third party whereby 50% of the general, administrative, commissions and professional fee reimbursement and certain exploratory and development costs totaling $137,753 and $53,842 were paid to the outside third party for the three months ended June 30, 2006 and 2005, respectively.

A director and shareholder of the Company performed certain exploratory and development activities related to the Company’s evaluation of certain oil and gas prospects in Yemen. For the three months ended June 30, 2006 and 2005, the Company paid expenses to the director totaling $15,000 and $24,050, respectively. The Company has discontinued its evaluation of foreign oil and gas prospects and, as a result, has terminated this activity. The Company also issued a short term loan to the director of $21,690 at June 30, 2006 and March 31, 2006.

The Company sub-leases certain New York, New York office facilities from LBI, see Note 11 to the consolidated financial statements.

F1-42

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 10 — Related Party Transactions – (continued)

As discussed in Note 2, LEC received a warrant to purchase 7,500,000 shares of the Company’s common stock at $1.00 per share exercisable through 2010. The warrant was recorded as stock compensation expense of $3,752,488 for the year ended March 31, 2006.

On June 15, 2006, in order to insure the availability of oilfield service equipment, the Company entered into a one-year service contract (including automatic one-year renewals and certain termination provisions), with an affiliated company to obtain an option on oilfield services to be provided by three of the affiliated company’s pulling units. The affiliated company is managed and partially owned by certain members of the Company’s management. Under the terms of the service contract, the Company will be charged fixed rates for services provided. Given the Company’s short operating history and in exchange for the fixed rate option, the Company was required to post a $500,000 letter of credit to support its payment obligations under the service contract.

Note 11 — Commitments and Contingencies

Leases

On February 1, 2005, the Company entered into a five-year sub-lease agreement with LBI for the lease of 1,200 square feet of office space located in New York, New York through January 31, 2010. LBI is responsible for providing office furnishings, equipment, and related office expenses and the Company is responsible for 45.541% of any adjustments to rent due to changes in taxes. LBI has provided a security deposit of $10,000.

The sub-lease provides for annual rent escalations. The Company will amortize its rent on a straight-line basis over the life of the related lease, as required under SFAS No. 13, Accounting for Leases. Minimum lease obligations for the years ending June 30 are as follows:

2007	$56,000
2008	58,000
2009	59,000
2010	35,000
2011	—
$208,000

Note 12 — Significant Customers

Substantially all of the Company’s oil and gas revenue is derived from two purchasers. The Company believes that in the unlikely event that the Company lost a major purchaser, it would not constitute a significant risk, as the Company could sell its crude oil to other purchasers.

Note 13 — Subsequent Events

Merger Agreement

On February 22, 2006 (the “Announcement Date”), the Company and UHC entered into a Merger Agreement and Plan of Reorganization (“Merger Agreement”) whereby seven members of the UHC board of directors resigned and were replaced by the Company’s board members. In accordance with the Merger Agreement, the Company agreed to be merged into UHC whereby, upon Company and UHC’s shareholder approval:

•

Company’s shareholders will receive one share of UHC stock for each 1.25 shares of Company preferred and common stock (the “conversion ratio”), pursuant to a revised fairness opinion dated September 16, 2006;

F1-43

LOTHIAN OIL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 13 — Subsequent Events – (continued)

•

All of the Company’s warrants and options (whether vested or unvested) will be converted into equivalent UHC warrants and options based on the conversion ratio;

•

All of the UHC warrants and common stock held by the Company will be cancelled or subject to cancellation upon release of collateral states; and

•

After the merger UHC will change its name to Lothian Oil Inc. and its historic financial statements will be those of the Company.

In accordance with SFAS No. 141, down-stream mergers are accounted for as if the parent exchanged its common stock for the conversion stock held by the minority shareholders of the subsidiary. As of March 31, 2006, there were 2,686,850 shares of UHC common stock held by minority shareholders and UHC’s average common stock trading price two days before and after the Announcement Date was $2.73. Upon consummation of the down-stream merger, the minority interest common stock purchase price in excess of the carrying value of the minority interest will be recorded as an adjustment to the carrying value of the Company’s oil and gas properties.

Note 14 — Investment in and Advances to Partnership

On March 28, 2006, an affiliate of the Company (the “LEAD I Partnership”) entered into a purchase agreement (“PSA”) to acquire certain oil and gas leases for $5,750,000. In connection with the PSA, the Company, the LEAD I Partnership and other related parties, including a joint venture (the “JV”) consisting of certain indirect wholly-owned subsidiaries of the Company, together with an affiliate of the Company (the “JV Partner”), entered into an ancillary agreement. Under such agreement, the Company and the JV Partner advanced $450,000 and $700,000 respectively to the LEAD I Partnership to fund the deposit under the PSA.

Pursuant to a letter agreement dated April 27, 2006 among the Company, the LEAD I Partnership, the JV, the JV Partner and certain other related parties (the “Letter Agreement”) the JV Partner advanced $4,600,000 (the “Completion Payment”) to fund the LEAD I Partnership’s acquisition of the leases under the PSA. At the PSA closing, the leases were transferred to the JV Partner, subject to a right of reversion in favor of the LEAD I Partnership exercisable under certain conditions. The JV is the sole member of the LEAD I Partnership’s general partner.

On May 18, 2006, the LEAD I Partnership exercised its right of reversion, as a result of which:  the LEAD I Partnership acquired a 77.5% working interest in certain formations covered by the PSA leases (the “Shallow Rights”), subject to rights in favor of the JV described below; and the JV acquired a 22.5% working interest in the Shallow Rights and the entire working interest in geological zones below the Shallow Rights (the “Deep Rights”). In connection with the LEAD I Partnership’s exercise of its right of reversion, the LEAD I Partnership delivered a promissory note (the “Bridge Loan”) to the JV Partner, reflecting the LEAD I Partnership’s obligation to repay the JV Partner’s advance of the Completion Payment with interest. With respect to its interest in the Shallow Rights, the LEAD I Partnership has granted to the JV:  (i) a contingent interest (the “JV Back-In”) of up to a 26% working interest in the Shallow Rights after Pay-Out, as defined; and (ii) up to a 7.75% carried working interest in the Shallow Rights (the “Carried Interest”). The LEAD I Partnership’s interest in the Shallow Rights is net of royalties and is burdened by the share of capital expenditures, lease acquisition costs and similar costs and expenses attributable to the Carried Interest, while the JV will bear a proportionate share of royalties, operating expenses, and other lease burdens.

The LEAD I Partnership is seeking to raise up to $15,000,000 in a private offering of limited partnership interests. Pursuant to a Participation Agreement among the Company, the LEAD I Partnership, the JV, the JV Partner and certain other related parties, dated as of May 18, 2006, as amended (the “Participation Agreement”), the LEAD I Partnership is permitted to use no more than 30.67% of the gross offering proceeds from such private placement to repay the Bridge Loan, including accrued interest thereon. If the LEAD I Partnership raises less than

F1-44

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2006 and 2005
(Unaudited)

Note 14 — Investment in and Advances to Partnership – (continued)

$15,000,000 of gross proceeds in such offering, then a portion of the Bridge Loan will remain unpaid at September 30, 2006 (the “Shortfall”). The Participation Agreement provides that any such Shortfall shall be satisfied by the Company and the JV Partner, in exchange for the LEAD I Partnership transferring a portion of its 77.5% working interest in the Shallow Rights to the JV. The Participation Agreement further provides that, if the Company fails to satisfy its obligation to repay its share of the Shortfall, then the LEAD I Partnership shall transfer the applicable portion of its working interest in the Shallow Rights to the JV Partner rather than to the JV. In the event that there is a Shortfall, then the JV Back-In and the Carried Interest will be reduced proportionately.

In the absence of any Shortfall, the Company will receive approximately a 20.2% working interest (37.5% after Pay-Out) in the Shallow Rights and approximately a 66.7% working interest in the Deep Rights for its $450,000 contribution.

The LEAD 1 Partnership’s general partner is managed by an individual who also serves as a director of the Company.

F1-45

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated statement of operations for the period ended March 31, 2006 was prepared as if the Merger was effective as of April 1, 2005. The pro forma consolidated balance sheet as of June 30, 2006 was prepared as if the consolidation was effective as of such date.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto incorporated by reference for United, and included herein for Lothian. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined company after the Merger, or of the financial position or results of operations of the combined company that would have actually occurred had the Merger been effected as of the dates described above. The Merger will be accounted for as a downstream merger or reverse acquisition wherein Lothian will be treated as the acquirer for accounting purposes since Lothian will control the combined company.

F1-46

UNITED HERITAGE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
June 30, 2006

	Historical		Adjustments Related to Merger Transaction
	United Heritage Corporation	Lothian Oil Inc.			Pro Forma

Current assets:
Cash and cash equivalents	$152,735	1,679,334	(152,735	)(1)	1,679,334
Accounts receivable:
Stock subscription receivable	—	1,413,000	—		1,413,000
Oil and gas gas	105,989	386,501	(105,989	)(1)	386,501
Affiliate	—	180,548	—		180,548
Crude oil inventory in tanks	72,419	580,153	(72,419	)(1)	580,153
Prepaid expenses and other current assets	51,734	181,960	(51,734	)(1)	181,960
Total current assets	382,877	4,421,496	(382,877)		4,421,496
Restricted cash	—	137,000	—		137,000
Investment in partnership	—	2,100,000	—		2,100,000
Property and equipment:
Oil and gas properties, using full cost method	20,165,731	34,171,166	(20,165,731	)(1)	38,048,537
			3,877,371	(2)
Oilfield production equipment	—	925,601	—	(1)	925,601
Office equipment	314,692	431,148	(314,692	)(1)	431,148
	20,480,423	35,527,915	(16,603,052)		39,405,286
Accumulated depreciation, depletion and amortization	(2,337,128)	(1,381,042)	2,337,128	(1)	(1,381,042)
Property and equipment, net	18,143,295	34,146,873	(14,265,924)		38,024,244
Total assets	$18,526,172	40,805,369	(14,648,801)		44,682,740
Current liabilities:
Current portion of long-term debt	$—	2,498,133	—		2,498,133
Accounts payable:
Trade	2,875,369	3,623,940	(2,875,369	)(1)	3,623,940
Related party	615,000	—	(615,000	)(1)	—
Accrued expenses	395,773	1,039,004	(395,773	)(1)	1,039,004
Total current liabilities	3,886,142	7,161,077	(3,886,142)		7,161,077
Long-term debt, net	—	8,860,566	—		8,860,566
Notes payable – related party	3,172,571	—	(3,172,571	)(1)	—
Asset retirement obligation	270,646	634,501	(270,646	)(1)	634,501
Minority interest in subsidiary	—	3,463,103	(3,463,103	)(2)	—
Stockholders’ equity:
Preferred stock	—	253	(51	)(4)	202
Common stock	6,447	27,318	(6,447	)(1)	21,855
			(5,463	)(4)
Additional paid-in capital	43,455,075	26,895,274	(43,455,075	)(1)	34,241,262
			7,340,474	(2)
			5,514	(4)
Warrants and options	—	8,953,374	—		8,953,374
Deferred stock compensation	—	(1,384,333)	—		(1,384,333)
Stock subscription receivable	—	(2,232,000)	—		(2,232,000)
Deficit retained earnings	(32,264,709)	(11,573,764)	32,264,709	(1)	(11,573,764)
Total stockholders’ earnings	11,196,813	20,686,122	(3,856,339)		28,026,596
Total liabilities and stockholders’ equity	$18,526,172	40,805,369	(14,648,801)		44,682,740

F1-47

UNITED HERITAGE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Three Months Ended June 30, 2006

	Historical		Adjustments Related to Merger Transaction
	United Heritage Corporation	Lothian Oil Inc.			Pro Forma

Oil and gas revenues	$308,465	1,199,229	(308,465	)(1)	1,199,229

Cost and expenses:
Lease operating expenses	165,706	594,591	(165,706	)(1)	594,591
General and administrative expenses	507,128	1,733,724	(507,128	)(1)	1,733,724
Stock compensation expense	113,867	435,701	(113,867	)(1)	435,701
Depreciation, depletion and amortization	167,240	458,527	(167,240	)(1)	458,527
Accretion expense	4,134	8,511	(4,134	)(1)	8,511
Total expenses	958,075	3,231,054	(958,075)		3,231,054

Operating loss	(649,610)	(2,031,825)	649,610		(2,031,825)

Other income (expense):
Interest expense	(51,089)	(258,070)	51,089	(1)	(258,070)
Hedge loss	—	(16,856)	—		(16,856)
Other income	—	828	—		828
Total other income (expense)	(51,089)	(274,098)	51,089		(274,098)

Loss before income taxes and minority interest	(700,699)	(2,305,923)	700,699		(2,305,923)

Income taxes	—	—	—		—
Minority interest	—	268,377	—		268,377

Net loss	(700,699)	(2,037,546)	700,699		(2,037,546)

Preferred stock dividend	—	(380,298)	—		(380,298)

Available to common shareholders	$(700,699)	(2,417,844)	700,699		(2,417,844)

Basic and diluted loss per share	$(0.11)	(0.09)			(0.08)
			2,686,850	(3)
			(6,446,850	)(3)
Weighted average shares outstanding	6,446,850	27,318,356	(5,463,671	)(4)	24,541,535

F1-48

UNITED HERITAGE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
Year Ended March 31, 2006

	Historical
	United Heritage Corporation	Lothian Oil Inc.	Adjustments Related to Merger Transaction		Pro Forma

Oil and gas revenues	$592,991	2,972,587	(290,160	)(4)	3,275,418

Cost and expenses:
Lease operating expenses	259,290	1,613,901	(90,933	)(4)	1,782,258
General and administrative expenses	1,224,851	4,321,322	(744,680	)(4)	4,801,493
Stock compensation expense	115,069	4,354,706	(115,069	)(4)	4,354,706
Depreciation, depletion and amortization	1,027,155	919,288	(170,917	)(4)	1,775,526
Accretion expense	16,532	32,582	(16,532	)(4)	32,582
Ceiling test impairment of oil and gas properties	23,199,110	—	(23,199,110	)(4)	—
Other, net	7,302	—	—		7,302
Total expenses	25,849,309	11,241,799	(24,337,241)		12,753,867

Operating loss	(25,256,318)	(8,269,212)	24,047,081		(9,478,449)

Other income (expense):
Interest expense	(221,445)	(795,220)	90,024	(4)	(926,641)
Hedge loss	—	(231,493)	—		(231,493)
Other income	56,443	90,687	(84,866	)(4)	82,264
Total other income (expense)	(165,002)	(936,026	5,158		(1,075,870)

Loss before income taxes and minority interest	(25,421,320)	(9,205,238)	24,052,239		(10,554,319)

Income taxes	8,049,925	—	(8,049,925	)(4)	—
Minority interest	—	372,572	(372,572	)(4)	—

Net loss	(17,371,395)	(8,832,666)	15,629,742		(10,554,319)

Preferred stock dividend	—	(320,769)	—		(320,769)

Available to common stockholders	$(17,371,395)	(9,153,435)	15,629,742		(10,875,088)

Basic and diluted loss per share	$(2.98)	(0.36)			(0.60)

			2,686,850	(3)
			(5,830,188	)(3)
Weighted average shares outstanding	5,830,188	25,284,187	(9,960,437	)(4)	18,010,600

Weighted average shares outstanding proof
Conversion factor		0.6060606

Converted Lothian shares		15,323,750
Acquisition of minority interest		2,686,850
		18,010,600

F1-49

UNITED HERITAGE CORPORATION

PRO FORMA ADJUSTMENTS

(1)

To reverse UHC’s historical financial information as of and for the three months ended June 30, 2006, that are already included in Lothian’s historical financial information.

(2)

To record acquisition of 2,686,850 shares of UHC minority intererest common stock at $2.73 per share.

(3)

Reflect 3,760,000 UHC common stock held by Lothian as treasury stock.

(4)

Reflect 1 for 1.25 shares conversion of Lothian shares.

(4)

To reverse UHC’s historical financial information for the period from Acquisition Date through March 31, 2006, that are already included in Lothian’s historical financial information.

F1-50

LOTHIAN OIL INC.

PRO FORMA PURCHASE OF MINORITY INTEREST
June 30, 2006

UHC’s shares outstanding at June 30, 2006		6,446,850		Per 10-Q

Shares owned by Lothian	1,093,333
	2,666,667	3,760,000		58.323057%

Minority shares		2,686,850		41.676943%

UHC stock price at February 22, 2006 announcement date		$2.73

Value of minority shares		7,340,474	(2)

Minority interest		(3,463,103)	(2)

Additional purchase price		3,877,371	(2)

Lothian shares outstanding at June 30, 2006		27,318,356

F1-51

UNITED HERITAGE CORPORATION

WEIGHTED AVERAGE SHARES OUTSTANDING

Balance 3/31/05				15,548,310	5,182,770	5,182,770	5,182,770
	3/31/2006	6/24/2005	280	150,000	50,000	38,356	38,356
		6/29/2005	275	114,000	38,000	28,630	28,630
		7/1/2005	273	20,700	6,900	5,161	5,161
		8/12/2005	231	130,000	43,333	27,424	27,424
		8/17/2005	226	100,000	33,333	20,639	20,639
		10/6/2005	176	3,280,000	1,093,333	527,196		(1)
		12/28/2005	93		-911	12	12

					6,446,758	5,830,188	5,302,992
					10-K	10-K
							(2,666,667	)(2)

							2,636,325

——————

(1)

Treasury stock

(2)

Treasury stock purchased from Mize group

F1-52

ITEM 2

REINCORPORATION IN THE
STATE OF DELAWARE

As indicated above, once the Merger is effected Lothian will merge into United and cease to exist. On April 11, 2006 United’s Board of Directors and Lothian, the majority shareholder, unanimously agreed, once the Merger is complete, to reincorporate United in Delaware. In order to accomplish this reincorporation, United formed a new corporation in Delaware called Lothian Oil Delaware. In conjunction with the merger of United into Lothian Oil Delaware, United’s name will change to Lothian Oil Inc.

In conjunction with the reincorporation in Delaware, on April 11, 2006, United’s Board of Directors and Lothian, as the majority shareholder, unanimously adopted and approved an Agreement and Plan of Merger of United Heritage Corporation, a Utah corporation, and Lothian Oil Delaware, Inc. (the “Reincorporation Merger Agreement”). A copy of the Reincorporation Merger Agreement is attached to this Information Statement/
prospectus as Annex 7. The purpose of the Reincorporation Merger Agreement is to change the domicile of United from Utah to Delaware. The Reincorporation Merger Agreement will be entered into as soon as practicable after the Effective Date of the Merger. A copy of the Articles of Merger to be filed by United with the Secretary of State of Utah is attached as Annex 3. A copy of the Certificate of Merger to be filed by Lothian Oil Delaware is attached as Annex 4.

Reason for Reincorporation in Delaware

Delaware is recognized as a leader in adopting, construing and implementing comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized there. The Delaware Court of Chancery and the Delaware Supreme Court regularly oversee complex corporate issues and, as a result, a well-established body of case law construing Delaware law has developed over the past several years, providing businesses with a greater degree of predictability than the corporate law of most other jurisdictions.

United also believes that as a Delaware corporation it would be better able to continue to attract and retain qualified directors and officers than it would be able to do as a Utah corporation. United expects that many such qualified individuals may already have experience providing services to companies incorporated in Delaware, since Delaware is the jurisdiction of choice for many corporations. Furthermore, Delaware’s extensive body of case law can provide officers and directors with a comprehensive guide to the potential risks and liabilities of serving in those capacities, which Utah law is not currently able to do.

Anti-Takeover Implications

Delaware, like many other states, permits a corporation to include in its certificate of incorporation or bylaws, or to otherwise adopt, measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. United’s Board of Directors is not proposing the reincorporation in Delaware to prevent a change in control and is not aware of any present attempt by any person to acquire control or to obtain representation on United’s Board of Directors that could be prevented by reincorporating in Delaware. United’s Board of Directors has no current plans to implement any defensive strategies to enhance its ability to negotiate with an unsolicited bidder.

No Change in Business or Management

United’s reincorporation in Delaware will only change its legal domicile. It will not result in any change to its business or management or to its assets, liabilities or net worth (other than as a result of costs incident to the reincorporation merger). While United may relocate its headquarters or the number of its employees, it will not do so as a result of the reincorporation.

Regulatory Approval

Except for compliance with state and federal securities laws and the filing of the Articles of Merger with the Delaware Secretary of State and the Certificate of Merger with the Utah Secretary of State, we are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the reincorporation merger.

Lothian Oil Delaware

Lothian Oil Delaware, Inc. (sometimes referred to as “Lothian Oil Delaware”), United’s wholly owned subsidiary, was incorporated in Delaware on May 2, 2006 exclusively for the purpose of merging with United to effect its reincorporation in Delaware. The address and telephone number of Lothian Oil Delaware’s principal executive office are the same as United’s current address and telephone number. Before the reincorporation, Lothian Oil Delaware will have no material assets or liabilities and will not have carried on any business. Upon completion of the reincorporation merger, your rights as a shareholder of Lothian Oil Delaware will be governed by Delaware corporate law and the Certificate of Incorporation and the bylaws of Lothian Oil Delaware will be its governing documents.

The Reincorporation Merger Agreement

The Reincorporation Merger Agreement provides that we will merge with and into Lothian Oil Delaware, with Lothian Oil Delaware being the surviving corporation. Under the Reincorporation Merger Agreement, Lothian Oil Delaware will assume all of United’s assets and liabilities, including obligations under its outstanding indebtedness and contracts, and United will cease to exist as a corporate entity. United’s Board of Directors as constituted after the Merger with Lothian and its officers will become the Board of Directors and officers of Lothian Oil Delaware for identical terms of office. United’s subsidiaries will become the subsidiaries of Lothian Oil Delaware.

At the effective time of the reincorporation merger, each outstanding share of United’s common stock will automatically be converted into one share of common stock of Lothian Oil Delaware and each outstanding share of United’s Series A and Series B-1 Preferred Stock will be converted into one share of Lothian Oil Delaware Series A and Series B-1 Preferred Stock. Shareholders will not have to exchange their existing stock certificates for stock certificates in Lothian Oil Delaware, although if a shareholder so requests, Lothian Oil Delaware will issue new certificates to anyone who holds United’s stock certificates, provided that the holder has surrendered the certificates representing United’s shares in accordance with the terms of the Reincorporation Merger Agreement. Any request for new certificates will be subject to normal requirements including proper endorsement, signature guarantee, if required, and payment of applicable fees or taxes, if any.

Subject to the differences in the laws of Delaware and Utah, and except as may be otherwise discussed herein, the rights of United’s shareholders with respect to the particular class or series of securities held by such shareholder will remain the same following the reincorporation merger and will entitle the holder to voting rights, dividend rights and liquidation rights equivalent to the rights attached to the respective class or series of securities prior to the effective time of the reincorporation merger. The terms of United’s Series A and Series B Preferred Stock, which will be created by the Amendment and issued in conjunction with the Merger with Lothian, will not change as a result of the reincorporation merger.

Following the reincorporation merger, United’s employee benefit plans, including any stock option and other equity-based plans, will be continued by Lothian Oil Delaware. Each stock option or other equity-based award issued and outstanding pursuant to these plans will be converted automatically into a stock option or other equity-based award with respect to the same number of shares of common stock of Lothian Oil Delaware, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.

Trading Lothian Oil Delaware Common Stock

After the reincorporation merger, those persons who were formerly United’s shareholders may continue to sell or transfer stock certificates or securities bearing the name “United Heritage Corporation”. Lothian Oil Delaware will issue new certificates representing shares of Lothian Oil Delaware common stock for transfers occurring after the effective date of the reincorporation merger.

Shareholders whose shares of United common stock were freely tradable before the reincorporation merger will own shares of Lothian Oil Delaware that are freely tradable after the reincorporation merger. Similarly, any shareholders holding securities with transfer restrictions before the reincorporation merger will hold shares of Lothian Oil Delaware that have the same transfer restrictions after the reincorporation merger. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, shares issued pursuant to the reincorporation merger will be deemed to have been acquired on the date the holder thereof originally acquired the United shares.

After the reincorporation merger, Lothian Oil Delaware will be a publicly held corporation, with its common stock trading on the Nasdaq Capital Market or other national securities exchange. After the reincorporation merger, Lothian Oil Delaware’s name will change to Lothian Oil Inc. Lothian Oil Delaware will also file reports with the Securities and Exchange Commission and provide to its shareholders that same information that we have previously filed and provided.

Significant Differences Between The Corporate Laws Of Utah And Delaware

The corporate laws of Utah and Delaware differ in many respects. Although all the differences are not set forth in this Information Statement/prospectus, the differences that could materially affect the rights of shareholders are discussed below.

Shareholder Approval of Certain Business Combinations

In recent years, a number of states have adopted special laws designed to make certain kinds of “unfriendly” corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under the Utah Control Shares Acquisitions Act, shares acquired in a “control share acquisition” by a single shareholder or group of shareholders that give the shareholder or group more than 20% of the voting power of certain public Utah corporations cease to have voting rights until a resolution allowing the shares to be voted is approved by a majority of the outstanding shares of the corporation (excluding shares held by officers, directors and the acquirer). The Utah Control Shares Acquisitions Act applies only to a corporation formed under the laws of the State of Utah that has all of the following:

•

100 or more shareholders;

•

its principal office or place of business, or substantial assets, located in Utah; and

•

any of (i) more than 10% of its shareholders resident in Utah, (ii) more than 10% of its shares owned by Utah residents or (iii) 10,000 shareholders that are Utah residents.

United does not have its principal office, any place of business, or substantial assets in the State of Utah or a significant number of shareholders who are Utah residents. Accordingly, the protections and restrictions of the Control Shares Act do not presently apply to United or to its common stock.

Section 203 of the Delaware General Corporate Law prohibits a corporation from engaging in a “business combination” with an “interested shareholder” for three years following the date that the person becomes an interested shareholder. The three year moratorium imposed on business combinations by Section 203 does not apply if:

•

prior to the date on which the shareholder becomes an interested shareholder the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder;

•

the interested shareholder owns 85% of the corporation’s voting stock upon consummation of the transaction which made him an interested shareholder; or

•

the business combination is approved by the Board of Directors and approved at a shareholder meeting by the holders of two-thirds of the voting stock not owned by the interested shareholder.

Section 203 only applies to Delaware corporations that have a class of voting stock that is listed on a national securities exchange, are quoted on an interdealer quotation system, such as Nasdaq, or are held of record by more than 2,000 shareholders. However, a corporation may elect not to be governed by Section 203 by a provision in its Certificate of Incorporation or its Bylaws. Lothian Oil Delaware has not opted out of Section 203. Accordingly, following consummation of the reincorporation merger, Section 203 will confer upon the Board of Directors the power to reject certain business combinations with interested shareholders, even though a potential acquirer may be offering a substantial premium.

Indemnification and Limitation of Liability

Utah and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their charter eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty of care. There are nonetheless differences between the laws of the two states respecting indemnification and limitation of liability. In general, Delaware law is somewhat broader in allowing corporations to indemnify and limit the liability of corporate agents.

Utah law does not permit the elimination of monetary liability where liability is based on:

•

a financial benefit received by a director to which the director is not entitled;

•

an intentional infliction of harm on the corporation or its shareholders;

•

an unlawful distribution; or

•

an intentional violation of criminal law.

Delaware law does not permit the elimination of monetary liability for:

•

breaches of the director’s duty of loyalty to the corporation or its shareholders;

•

acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•

the payment of unlawful dividends or unlawful stock repurchases or redemptions; or

•

transactions in which the director received an improper personal benefit.

Utah law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions no indemnification may be made without court approval when a person is adjudged liable to the corporation. Similarly, Delaware law allows indemnification of expenses incurred during derivative and third-party actions; however, Delaware law requires court approval of indemnification in both derivative and third-party actions when a person is adjudged liable to the corporation.

Dividends and Repurchase of Shares

Utah law dispenses with the concepts of par value of shares as well as statutory definitions of capital and surplus. The concepts of par value, capital and surplus exist under Delaware law.

Under Utah law, a corporation may not make any distribution, or repurchase its shares if, after giving effect to the distribution or repurchase:

•

the corporation would not be able to pay its debts as they become due in the normal course; or

•

its total assets would be less than the sum of its total liabilities plus the amount, if any, payable upon liquidation to holders of any preferred stock with distribution rights superior to the rights of holders of common stock.

Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and the redemption or repurchase would not impair the capital of the corporation.

To date, United has not paid any cash dividends on its outstanding shares of common stock and it does not anticipate doing so in the foreseeable future.

Shareholder Voting

Both Utah and Delaware law generally require that the holders of a majority of the shares of voting stock of both acquiring and target corporations approve statutory mergers. Neither Utah nor Delaware law requires a shareholder vote of the surviving corporation in a merger if:

•

the merger agreement does not amend the existing certificate of incorporation;

•

each share of the stock of the surviving corporation outstanding immediately before the merger is an identical outstanding share after the merger; and

•

either no shares of common stock of the surviving corporation and no securities convertible into common stock are to be delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be delivered under the plan of merger plus those initially issuable upon conversion of any other securities to be delivered under the plan do not exceed 20% of the shares of common stock outstanding immediately prior to the merger.

Both Utah law and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by the holders of a majority of the outstanding voting shares of the selling corporation.

Utah law also requires that mergers, reorganizations, sales of assets and similar transactions be approved by a majority vote of each voting group entitled to vote separately on the plan of merger, reorganization or sale. In general, a class or series of stock is entitled to vote separately (or together with similarly affected shares of different series of the same class) if the proposed transaction would change the rights, preferences or limitations of the respective class or series. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a class of shares. As a result, shareholder approval of transactions may be easier to obtain under Delaware law for companies that have more than one class of shares outstanding.

Appraisal Rights

Under both Utah law and Delaware law, a shareholder of a corporation participating in major corporate transactions may be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation. In determining fair market value, courts generally apply various valuation methods commonly used in the financial community. Under Delaware law, appraisal rights are not available with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, while Utah law provides for appraisal rights in these circumstances. Utah and Delaware law both provide exemption from appraisal for a transaction by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if the shareholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares. Delaware and Utah law also provide an exemption to a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger.

Inspection of Records

Delaware law allows shareholders and directors to inspect the corporation’s records and shareholder list for purposes reasonably related to the person’s interests as a shareholder or director upon written demand. In contrast, under Utah law, directors or shareholders may inspect certain corporate records for any purpose as long as the directors or shareholders gives the corporation written notice five business days in advance. Other records, including the shareholder list and minutes from meetings of the Board of Directors may be inspected only for a purpose reasonably related to the shareholder’s or director’s interest.

Dissenters’ Rights

The reincorporation merger will not trigger dissenters’ rights.

ITEM 3

AUTHORIZATION TO EFFECT A REVERSE SPLIT OF
UNITED’S COMMON STOCK

On September 21, 2006 Lothian, the holder of a majority of the voting power of United’s common stock, authorized United’s Board of Directors to amend its Articles of Incorporation to effect a “reverse split” of its issued and outstanding common stock (the “Reverse Split”) if the Board of Directors determines that a reverse split is necessary to maintain United’s listing on a national securities exchange. By approving this proposal, the Board of Directors will be empowered to reverse split United’s common stock by combining two shares into one share.

The following table reflects the number of shares of common stock that would be outstanding as a result of the proposed Reverse Split and the approximate percentage reduction in the number of outstanding shares based on 6,446,850 shares of common stock outstanding as of the Record Date.

Proposed Reverse Split Ratio	Percentage Reduction	Approximate Shares of Common Stock to Be Outstanding After the Reverse Split

Two shares for one share	50%	3,223,425

Reasons for the Reverse Split

In conjunction with the Merger, United will be required to file a new listing application with the Nasdaq Stock Market. According to Rule 4310(c)(4) of the Nasdaq Stock Market, United’s common stock must have a bid price of $4 per share for at least 90 consecutive trading days as one of the criteria for approval of the new listing application. On September 21, 2006, the last sale price for United’s common stock was $2.87.

Decreasing the number of shares of common stock outstanding will result in a proportionate adjustment to the price of the common stock, thereby increasing it. For example, if the common stock were trading at a price of $2.50 per share on the day before the Reverse Split was effective, and the Board of Directors approved a split ratio of one share for every two shares, then the price of the common stock following the Reverse Split would be $5.00. The Board of Directors has determined that the listing of United’s common stock on Nasdaq or on another national securities exchange after the Merger is in the best interests of United and its shareholders. While the Reverse Split will result in a decrease of the number of shares of common stock outstanding, it will also result in an increase to the price of United’s common stock. United believes that after the Merger it will meet all of the other requirements of Rule 4310(c).

Additionally, United has approximately 515 shareholders holding one share of common stock. Management believes that these shareholders may be deterred from selling their shares because of disproportionately high brokerage costs. The Reverse Split will give shareholders of record who own a single share the opportunity to receive cash for their shares without having to pay brokerage commissions. The cash payment will be equal to the average of the high and low trading prices for United’s common stock over the five trading days immediately prior to the filing date of the Reverse Split Amendment, as defined below. Any shareholder who owns one share will receive a cash payment and will be eliminated. As of the record date, we had approximately 3000 shareholders. As a result of the Reverse Split, we would eliminate approximately 515 shareholders.

Finally, management believes that the current market price of United’s common stock does not reflect its value and has a negative effect on the marketability of the existing shares.

Criteria for Determining the Split Ratio

The primary criteria for determining the split ratio was keeping United’s listing with Nasdaq. Management is required to implement the Reverse Split in order to keep the Nasdaq listing. However, management may choose not to implement the Reverse Split if United meets the listing criteria of another national securities exchange and the Board of Directors determines that it is in the best interests of United and its shareholders to list its common stock on such other exchange.

While management anticipates that the Reverse Split will increase its price per share to allow it to maintain its listing on Nasdaq, there can be no assurance that the market price of United’s common stock immediately after the

Reverse Split will be maintained for any period of time, or that the market price of United’s common stock after the proposed Reverse Split will exceed the current market price.

Effectiveness of the Reverse Stock Split and Mechanism for Share Exchange

If the Reverse Split is effected by the Board of Directors, the Board of Directors will fix a record date in order to determine the names of the shareholders that will receive notice of the Reverse Split.

Once effected by the Board of Directors, the Reverse Split would become effective with the filing of an amendment (the “Reverse Split Amendment”) to United’s Articles of Incorporation with the Utah Secretary of State. A copy of the Reverse Split Amendment is attached to this Information Statement/prospectus as Annex 8.

If the Reverse Split is effected, then each share of common stock outstanding will immediately and automatically be changed, as of the effective date of the Reverse Split Amendment, into one-half share of common stock. In addition, proportional adjustments will be made to the number of shares issuable upon exercise and the exercise price of United’s outstanding options and warrants. Furthermore, the Merger Consideration will be adjusted in accordance with the Reverse Split. Rather than issuing .80 of a share of United common stock or preferred stock for each share of Lothian common stock or preferred stock, United will issue 1.21212 shares of common stock or preferred stock for each share of Lothian common stock or preferred stock.

If the Reverse Split is effected, the number of issued and outstanding shares of United’s common stock would be reduced in accordance with the exchange ratio for the reverse stock split. The par value of the common stock would remain unchanged at $0.001 per share and the number of authorized shares of common stock, 125,000,000, would remain unchanged. Giving effect to the Reverse Split, the table below illustrates, as of the Record Date, the number of shares of United’s common stock that will be issued and outstanding, the number of shares of common stock that will be authorized and reserved for issuance and the number of shares of common stock that will be authorized but unreserved.

Number of Shares Outstanding	Number of Shares Authorized and Reserved for Issuance	Number of Shares Authorized but Unreserved for Issuance

3,223,425	1,638,992	120,137,583

Other than the common stock to be issued in conjunction with the consummation of the Merger, United has no plans, proposals or arrangements to issue the additional shares that will be unreserved and available for issuance as a result of the Reverse Split.

The table below illustrates, as of the Record Date, the number of shares of common stock that are issued and outstanding, the number of shares of common stock that are authorized and reserved for issuance and the number of shares of common stock that are authorized but unreserved, without giving effect to the Reverse Split.

Number of Shares Outstanding	Number of Shares Authorized and Reserved for Issuance	Number of Shares Authorized but Unreserved for Issuance

6,446,850	3,277,984	115,275,166

No fractional shares of common stock will be issued in connection with the Reverse Split. Holders of common stock who would receive a fractional share of common stock due to the Reverse Split will receive cash in lieu of the fractional share. The cash payment will be equal to the product of the fractional share times the average of the high and low trading prices for United’s common stock over the five trading days immediately prior to the effective date of the Reverse Split Amendment. The ownership of a fractional interest will not give the holder thereof any voting or other rights with respect to the fractional interest, except the right to receive the cash payment.

Management does not anticipate that United’s financial condition, the percentage ownership of management, the number of United’s shareholders, or any aspect of United’s business will materially change as a result of the Reverse Split. Because the Reverse Split will apply to all issued and outstanding shares of common stock and outstanding rights to purchase common stock or to convert other securities into common stock, the proposed Reverse Split will not alter the relative rights and preferences of existing shareholders. However, as noted above, the number of authorized shares of common stock will remain unchanged following the Reverse Split, but the number of shares of common stock outstanding will be decreased. As a result, United could potentially issue (using the number of shares of common stock outstanding and the number of shares authorized and reserved for issuance as of the Record Date) a total of approximately 120,137,583 additional shares of common stock, as opposed to a total of approximately 115,275,166 additional shares of common stock that would have been available to issue had the Reverse Split not occurred. Therefore, holders of United’s common stock could experience substantially greater dilution of their stockholdings if, in the future, United issues all of its authorized but unissued shares of common stock.

If the Reverse Split is implemented by the Board of Directors, United will notify each holder of record with instructions for the surrender and exchange of certificates.

ITEM 4

APPROVAL OF THE LOTHIAN OIL INC.
(FORMERLY UNITED HERITAGE CORPORATION)
2006 EQUITY INCENTIVE PLAN

United has agreed to adopt a stock incentive plan in a form acceptable to Lothian. United’s Board of Directors and the holders of a majority of the voting power of United’s common stock have approved the 2006 Equity Incentive Plan (referred to in this discussion as the “Plan”) attached to this Information Statement/prospectus as Annex 9. The 2006 Equity Incentive Plan will be effective at the closing of the Merger. A summary of the Plan is set forth below, however this summary is qualified in its entirety by and subject to the more complete information set forth in the Plan.

The purpose of the Plan is to attract, compensate and motivate selected employees, officers, directors, consultants, independent contractors and advisors by allowing them to share in United’s growth through ownership of United’s securities. The Plan was adopted by the Board of Directors and the holder of a majority of United’s voting power on September 21, 2006 and will terminate ten years from that date. Section 22 of the Plan allows United’s Board of Directors to amend or modify the Plan or to suspend or discontinue the Plan at any time. However, unless United receives the consent of the Participant of an Award, no such action may adversely alter or impair any Award granted prior to the amendment, modification, suspension or discontinuance.

The Plan is administered by the Board of Directors or a committee thereof. Members of the Board of Directors are elected annually by United’s shareholders, and may be removed only by a vote of the shareholders. For purposes of this discussion, the Board of Directors, in its role as the administrator of the Plan, will be referred to as the Plan Administrator.

The Plan Administrator designates or identifies classes of persons who will be eligible to receive Awards, grants Awards to selected eligible persons, determines the composition of the Awards granted, approves the form of Award Agreements, and imposes such terms, limitations, restrictions and conditions on any Award as it deems appropriate. Pursuant to the Plan, persons eligible to receive Awards may receive options to purchase United’s common stock, the right to purchase shares of United’s common stock that may be restricted by certain conditions (referred to as “Restricted Stock”) or a grant of common stock (referred to in this prospectus as a “Stock Award”). The Plan Administrator is also empowered to determine the type and value of the consideration United may accept in payment for options or Restricted Stock, to amend and modify the Plan, and to modify or amend each Award. Finally, the Plan Administrator interprets the Plan and determines the effect of all questions relating to it.

Pursuant to the Plan, eligible persons may receive options to purchase United’s common stock, the right to purchase Restricted Stock or a Stock Award. United has set aside 3,000,000 shares of its common stock to make these Awards.

All employees of United are eligible to receive Awards under the Plan. The term “employee” means any employee of United or any Subsidiary of United. Directors and consultants, independent contractors and advisors are also eligible to receive Awards. A consultant, independent contractor or advisor is any person who, in a capacity other than as an employee or director of United, provides bona fide services in any one of these capacities to United or any Subsidiary. However, these services may not be in connection with the offer or sale of United’s securities in a capital raising transaction and may not result in directly or indirectly promoting or maintaining a market for United’s securities.

The Plan Administrator may determine what consideration United will accept upon exercise of an option or for the purchase of Restricted Stock. The Plan Administrator may accept, at its discretion, cash, cancellation of indebtedness of United to the Participant, shares of United’s common stock, or a waiver of compensation due or accrued to the Participant for services rendered. For the purchase of options only, the Plan Administrator may also accept a “cashless” exercise of the options through a same day sale or margin commitment form the Participant and a broker-dealer.

The exercise price of an option award is determined by the Plan Administrator, but in no circumstances may the exercise price be less than 85% of the Fair Market Value of the common stock on the date the option is granted. However, if the option is an incentive option, that is, if it is intended to meet the requirements of sections 421 through 424 of the Internal Revenue Code, the purchase price that will be paid to United when the option is exercised and the stock purchased will be the fair market value of the common stock as of the date of the grant. Furthermore, in the case of an incentive option, if the Participant owns at least 10% of United’s common stock, then the purchase price that will be paid to United when the option is exercised and the stock purchased must equal 110% of the fair market value of the common stock as of the date of the grant. All incentive options have a one year vesting period, or more, at the discretion of the Company.

If a Participant does not receive an incentive option, he or she will receive a non-qualified option.

Options may be subject to conditions, such as vesting and forfeiture.

Restricted Stock is an offer by United to sell to the Participant shares of United’s common stock that may be subject to restrictions. These restrictions may include vesting conditions or conditions relating to the attainment of certain performance goals.

The price of the common stock is determined by the Plan Administrator, however, the price can never be less than 85% of the Fair Market Value of the Restricted Stock on the grant date. If the Participant owns at least 10% of United’s common stock, then the purchase price that must be paid to United for the Restricted Stock is 100% of the fair market value of the common stock on the grant date.

The Plan Administrator may also award shares of United’s common stock as a bonus or reward for extraordinary services rendered by the Participant or as compensation for services rendered by the Participant. These shares would be issued to the Participant without the payment of cash consideration to United by the Participant. A Stock Award may be subject to the fulfillment of vesting or other conditions.

The rules governing incentive stock options prevent the taxation of the options as income to the Participant at the time the option is granted or at the time the Participant exercises the option and buys the stock. The Participant incurs tax (which is at capital gains rates) only at the time the stock he or she purchased by exercising the option is sold. However, in order to take advantage of the special tax treatment, there are certain restrictions relating to incentive stock options that must be met. The employee must have an option to receive shares of the corporation employing him, its parent or its subsidiary. The options must be granted within 10 years from the date that the plan is adopted by the Board of Directors or approved by the shareholders, whichever is earlier. Further, the option granted must be exercisable within 10 years from the date it is granted. The option price may not be less than the fair market value of the stock at the time the option is granted, and the option may not be transferred other than by death. If, at the time of the grant, the employee owns stock with more than 10% of the total combined voting power of all classes, then the option price must equal at least 110% of the fair market value of the stock at the time the option is granted and the option must be exercised within five years from the date it is granted. The option may be exercised only by the employee (unless the employee dies, in which case his executor, administrator or representative would be entitled to exercise). The employee must remain an employee of the corporation from the time the option is granted until three months before the option is exercised. Once the stock has been purchased by exercise of the incentive option, it cannot be sold within two years from the date the option was granted or within one year from the date the option was exercised and the stock was purchased, whichever is later.

Pursuant to Section 13 of the Plan, in general, no Participant of an Award under the Plan may assign or transfer the Award, except by Will or under the laws of descent and distribution. During the lifetime of a Participant, an Award can be exercised only by the Participant.

Vesting and forfeiture conditions may be imposed upon options, Restricted Stock or a Stock Award. Pursuant to the Plan, these vesting and forfeiture conditions may be based upon the Participant continuing to provide services to United. In the event that the Participant’s employment is terminated or any other condition imposed on the Award is not met, the right to purchase unvested option shares or Restricted Stock will lapse.

In the event that the Participant’s employment is terminated, the expiration date for vested options will be accelerated to 3 months after the Participant’s termination date. However, if a Participant’s employment is terminated due to death or disability, then the Participant will have a period of 12 months to exercise any vested option. Irrespective of the foregoing, no vested option may be exercised beyond its expiration date. If a Participant is terminated for cause, the Participant shall not be entitled to exercise any option after the date of termination.

SELLING SHAREHOLDERS

The shares of United’s common stock issued in the Merger will be registered under the Securities Act of 1933, as amended. These shares will be freely transferable under the Securities Act of 1933, as amended, except for shares issued to persons who may be deemed to be “affiliates” of Lothian for purposes of Rule 145 under the Securities Act of 1933, as amended.

Generally, affiliates of Lothian would not be able to sell their shares of United common stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering those shares or in compliance with Rule 145 under the Securities Act of 1933, as amended, or another applicable exemption to the registration requirements of the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Lothian generally include individuals or entities that control, are controlled by or are under common control with Lothian and may include officers and certain beneficial holders of Lothian securities.

This Information Statement/prospectus may be used by affiliates of Lothian and by any other holder of United’s common stock acquired in connection with the Merger to cover the public offering and resale of the United common stock to be issued to them in connection with the Merger. For so long as the registration statement of which this Information Statement/prospectus is a part is effective, the Lothian affiliates will be able, pursuant to the registration statement, to sell, transfer or otherwise dispose of their shares of United common stock received in the Merger.

United does not know when or in what amounts the selling shareholders may offer shares for sale. The selling shareholders may choose not to sell any of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, United cannot estimate the number of shares that the selling shareholders will hold after completion of the offering. For purposes of the table below, United has assumed that the selling shareholders will sell all of the shares covered by this prospectus.

The following table sets forth information with respect to the selling shareholders, gives effect to the issuance of United’s common stock upon the consummation of the Merger and also assumes that the number of shares of United’s common stock outstanding on the Effective Date is the same as the number of shares outstanding on the Record Date for determining the shareholders of United entitled to receive this Information Statement/prospectus:

Selling Stockholders	Shares of United Common Stock Owned Immediately Following the Merger(1)			Number of Shares of Common Stock to Be Sold in the Offering	Shares of Common Stock Beneficially Owned After the Offering
	Number		Percent		Number	Percent

Lothian Energy Corporation(2)	17,301,600	(3)	60.38%	17,301,600	0	0
Radegund Investments LLC(4)	2,192,000	(5)	7.39%	2,192,000	0	0
Thomas Kelly(6)	800,000		2.79%	800,000	0	0
Raoul Baxter(6)	40,000		*	40,000	0	0
Larry W. Wilton(6)	40,000		*	40,000	0	0
C. Scott Wilson(7)	865,000	(8)	2.93%	320,000	545,000	1.1
Vince Borrello	3,300,000	(9)	10.33%	3,300,000	0	0
Feinberg Family Trust	2,288,848	(10)	7.47%	2,288,848	0	0
Belridge Energy Advisors, LP(11)	8,932,000	(12)	23.76%	8,932,000	0	0
Navitas Fund LP(11)	696,000	(13)	2.37%	696,000	0	0
JVL Global Energy LP(11)	696,000	(14	2.37%	696,000	0	0
JVL Global Energy QP LP(11)	1,392,000	(15)	4.63%	1,392,000	0	0
Peninsula Fund LP	1,624,000	(16)	5.36%	1,624,000	0	0

——————

*

Less than 1%.

(1)

Percentage ownership is based on 28,653,539 shares of common stock which includes 6,446,850 shares outstanding prior to the Merger, 22,206,689 shares issued to the holders of Lothian common stock upon consummation of the Merger.

(2)

Lothian Energy Corporation is jointly owned by trusts benefiting the families of Mr. Bruce Ransom and Mr. Kenneth Levy who, after the Merger, will be officers and directors of United. Mr. Ransom and Mr. Levy share voting and investment control over the securities owned by Lothian Energy Corporation.

(3)

This number consists of 11,301,600 shares of common stock and warrants to purchase 6,000,000 shares of common stock at $1.25 per share.

(4)

Mr. Danny Masters, who will be a director of United after the Merger, is an affiliate of Radegund Investments LLC. The name of the person who has voting or investment control over the securities owned by Radegund Investments LLC is Danny Masters.

(5)

This number consists of 1,200,000 shares of common stock, a warrant to purchase 592,000 shares of common stock at a price of $1.875 per share, and a warrant to purchase 400,000 shares of common stock at a price of $2.50 per share.

(6)

This individual is a director of United.

(7)

Following the Merger, Mr. Wilson will be the Chief Financial Officer of United.

(8)

Includes 45,000 shares of common stock, a warrant to purchase 500,000 shares of common stock at a price of $1.05 per share (1/3 of which are vested) and a warrant to purchase 320,000 shares of common stock at a price of $1.25 per share (1/3 of which are vested).

(9)

This number consists of 3,300,000 shares of common stock that are issuable upon the exercise of warrants having exercise prices of $1.875 and $2.1875.

(10)

This number consists of 321,746 shares of common stock, 157,840 shares of common stock underlying shares of Series A Preferred Stock and 1,809,262 shares of common stock issuable upon the exercise of warrants having exercise prices of $1.25 and $1.875. The names of the person who has voting or investment control over the securities owned by Feinberg Family Trust is Raphael Grossman.

(11)

Mr. John Lovoi and Mr. Scott Bedford are the principals of, and share voting and investment control over the securities owned by Belridge Energy Advisors, LP. Mr. Lovoi has voting and investment control over the securities owned by Navitas Fund LP, JVL Global Energy LP and JVL Global Energy QP LP.

(12)

This number consists of 1,200,000 shares of common stock issuable upon conversion of Series A Preferred Stock, 2,600,000 shares of common stock issuable upon conversion of Series B-1 Preferred Stock, 3,900,000 shares of common stock issuable upon conversion of shares of Series B-2 Preferred Stock that will be issued upon the exercise of a warrant and 1,232,000 shares of common stock issuable upon the exercise of warrants having exercise prices of $1.875 and $2.3375.

(13)

This number consists of 200,000 shares of common stock issuable upon conversion of Series A Preferred Stock, 160,000 shares of common stock issuable upon conversion of Series B-1 Preferred Stock, 240,000 shares of common stock issuable upon conversion of shares of Series B-2 Preferred Stock that will be issued upon the exercise of a warrant and 96,000 shares of common stock issuable upon the exercise of warrants having exercise prices of $1.875 and $2.3375.

(14)

This number consists of 320,000 shares of common stock issuable upon conversion of Series A Preferred Stock, 112,000 shares of common stock issuable upon conversion of Series B-1 Preferred Stock, 168,000 shares of common stock issuable upon conversion of shares of Series B-2 Preferred Stock that will be issued upon the exercise of a warrant and 96,000 shares of common stock issuable upon the exercise of warrants having exercise prices of $1.875 and $2.3375.

(15)

This number consists of 480,000 shares of common stock issuable upon conversion of Series A Preferred Stock, 288,000 shares of common stock issuable upon conversion of Series B-1 Preferred Stock, 432,000 shares of common stock issuable upon conversion of shares of Series B-2 Preferred Stock that will be issued upon the exercise of a warrant and 192,000 shares of common stock issuable upon the exercise of warrants having exercise prices of $1.875 and $2.3375.

(16)

This number consists of 400,000 shares of common stock issuable upon conversion of Series A Preferred Stock, 400,000 shares of common stock issuable upon conversion of Series B-1 Preferred Stock, 600,000 shares of common stock issuable upon conversion of shares of Series B-2 Preferred Stock that will be issued upon the exercise of a warrant and 224,000 shares of common stock issuable upon the exercise of warrants having exercise prices of $1.875 and $2.3375. Mr. Scott Bedford has voting and investment control of the securities owned by Peninsula Fund LP.

PLAN OF DISTRIBUTION

United will not receive any of the proceeds of any resale of United’s common stock by the selling shareholders pursuant to the registration statement of which this Information Statement/prospectus forms a part. The selling shareholders will receive all of the proceeds.

The selling shareholders, including their pledgees, transferees, assignees, donees or other successors in interest, may, from time to time, sell any or all of their shares of United’s common stock, at fixed or negotiated prices, using one or more of the following methods:

•

on the Nasdaq Capital Market, or on any other stock exchange, market or trading facility on which United’s common stock may from time to time be trading;

•

in the over-the-counter market;

•

in privately negotiated transactions or otherwise;

•

a distribution to a selling shareholder’s partners, members or shareholders;

•

through agents or underwriters;

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

through the writing of options on the shares;

•

short sales;

•

broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended, if available, rather than under this registration statement of which this Information Statement/prospectus forms a part.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in the securities or derivatives of United and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling shareholders and any broker-dealers or agents who publicly offer or sell the shares will be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. To the extent the selling shareholders may be deemed to be underwriters, the selling shareholders are, or may be subject to statutory liabilities, including, but not limited to, liability under Sections 11, 12 and 17 of the Securities Act of 1933, as amended and Rule 10b-5 under the Securities Exchange Act of 1934, as amended. Specifically, under the Securities Act of 1933, as amended, and other laws and court decisions with respect to underwriters’ liability and limitations on indemnification of underwriters by issuers, an underwriter is subject to substantial potential liability for material misstatements or omissions in prospectuses and other communications with respect to underwritten offerings or deemed underwritten offerings.

To comply with the securities laws of certain jurisdictions, registered or licensed brokers or dealers may need to offer or sell the shares offered by this registration statement of which this Information Statement/prospectus forms a part. The applicable rules and regulations under the Securities Exchange Act of 1934, as amended, may limit any person engaged in a distribution of the shares of common stock covered by this registration statement of which this Information Statement/prospectus forms a part in its ability to engage in market activities with respect to such shares. A selling shareholder, for example, will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, which provisions may limit the timing of purchases and sales of any shares of common stock by that selling shareholder.

Annex 1

WRITTEN CONSENT TO ACTION

Of The

MAJORITY SHAREHOLDER

Of

UNITED HERITAGE CORPORATION
(a Utah corporation)

TAKEN WITHOUT A MEETING

The undersigned, being the majority shareholder of United Heritage Corporation, a Utah corporation (the “Corporation”), acting pursuant to the authority granted by Section 16-10a-704 of the Utah Revised Business Corporation Act and Article II, Section 2A of the Bylaws of the Corporation, do hereby adopt the following resolutions by Written Consent as of February 22, 2006.

CHANGE OF CORPORATE NAME

WHEREAS, the Board of Directors of this Corporation has determined that it is in the best interests of the Corporation and its shareholders to amend Article I of the Articles of Incorporation to change the name of the Corporation to “Lothian Oil Inc.” and

WHEREAS, the majority shareholder agrees that it is in the best interests of the Corporation to amend Article I of the Articles of Incorporation to change the name of the Corporation to Lothian Oil Inc.

NOW, THEREFORE, BE IT

RESOLVED, that Article I of this Corporation’s Articles of Incorporation shall be amended to state, “The name of the Corporation is Lothian Oil Inc.”

APPROVAL OF MERGER AGREEMENT AND
PLAN OF REORGANIZATION

WHEREAS, there has been presented to this Corporation’s Board of Directors and the majority shareholder a Merger Agreement and Plan of Reorganization (the Merger Agreement”), a copy of which is attached to this Written Consent as Exhibit 1, pursuant to which Lothian Oil Inc. (“Lothian”) will be merged into this Corporation, with this Corporation being the surviving entity (the “Merger”); and

WHEREAS, there has also been presented to this Corporation’s Board of Directors and the majority shareholder a copy of a fairness opinion issued by Howard Frazier Barker Elliott Inc. (the “Fairness Opinion”), a copy of which is attached to this Written Consent as Exhibit 2; and

WHEREAS, the majority shareholder has reviewed the Merger Agreement, the Fairness Opinion and the Corporation’s future prospects and has determined that it is in the best interests of the Corporation and its shareholders to approve the Merger and the Merger Agreement.

NOW, THEREFORE, BE IT

RESOLVED, that the majority shareholder regards the Merger and the Merger Agreement as being in the best interests of the Corporation and its shareholders and approves the Merger and the Merger Agreement;

RESOLVED FURTHER, that the Merger Agreement, in substantially the form attached to this Written Consent, which sets forth the terms of the Merger of Lothian with and into this Corporation whereby, upon

1

consummation of the Merger, (i) the holders of Lothian common stock, par value $0.001, other than those holders who perfect their rights to appraisal under Delaware law, will be entitled to receive 2 shares of the Corporation’s common stock, par value $0.001, in exchange for 3.3 shares of Lothian common stock, upon surrender of the certificates therefor and (ii) the holders of Lothian Series A and Series B Preferred Stock, par value $0.001, other than those holders who perfect their rights to appraisal under Delaware law, will receive 2 shares of the Corporation’s Series A or Series B Preferred Stock, par value $0.0001, in exchange for 3.3 shares of Lothian Series A or Series B Preferred Stock, upon surrender of the certificates therefore, is hereby approved by the majority shareholder;

RESOLVED FURTHER, that the majority shareholder hereby approves such further action and the execution and delivery of all documents, instruments and agreements to effectuate the Merger in accordance with the terms of the Merger Agreement.

APPROVAL OF REDOMICILE TO DELAWARE

WHEREAS, the majority shareholder recognizes that Delaware is considered a leader in adopting, construing and implementing comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized there; and

WHEREAS, it has been determined by the Board of Directors of this Corporation and the majority shareholder that it is in the best interests of this Corporation and its shareholders to change the Corporation’s state of incorporation from Utah to Delaware.

NOW, THEREFORE, BE IT

RESOLVED, that this Corporation create a corporation (the “Delaware Corporation”) in the State of Delaware for the purpose of changing its state of domicile after the Merger;

RESOLVED FURTHER, that the majority shareholder hereby approves such further action and the execution and delivery of all documents, instruments and agreements, including a merger agreement whereby this Corporation will be merged into the Delaware Corporation, that may appear to be necessary or desirable to carry out the change in the Corporation’s state of incorporation from Utah to Delaware.

This Written Consent taken without a meeting is directed to be filed with the minutes of this Corporation, and said Written Consent is to have the same force and effect as if a meeting of the shareholders had been held.

Lothian Oil Inc.

/s/ Kenneth Levy
KENNETH LEVY, President 3,760,000 shares of common stock

2

WRITTEN CONSENT TO ACTION

Of The

MAJORITY SHAREHOLDER

Of

UNITED HERITAGE CORPORATION
(a Utah corporation)

TAKEN WITHOUT A MEETING

The undersigned, being the majority shareholder of United Heritage Corporation, a Utah corporation (the “Corporation”), acting pursuant to the authority granted by Section 16-10a-704 of the Utah Revised Business Corporation Act and Article II, Section 2A of the Bylaws of the Corporation, does hereby adopt the following resolutions by Written Consent as of April 11, 2006.

APPROVAL OF AMENDMENT TO
MERGER AGREEMENT AND PLAN OF REORGANIZATION

WHEREAS, there has been presented to this Corporation’s Board of Directors and the majority shareholder an amendment (the “Amendment”) to the Merger Agreement and Plan of Reorganization (the Merger Agreement”), a copy of which is attached to this Written Consent as Exhibit 1, pursuant to which this Corporation will issue to each of its shareholders on the Record Date (as that date has been defined by the Board of Directors) one warrant for each share of common stock owned by such shareholders, said warrants to have a term of five years and an exercise price of $3.00 per share; and

WHEREAS, the majority shareholder has reviewed the Amendment to the Merger Agreement and has determined that it is in the best interests of the Corporation and its shareholders to approve the Amendment to the Merger Agreement and to issue the warrants as contemplated by the Amendment.

NOW, THEREFORE, BE IT

RESOLVED, that the majority shareholder regards the Amendment to the Merger Agreement as being in the best interests of the Corporation and its shareholders and approves the Amendment to the Merger Agreement;

RESOLVED FURTHER, that the issuance of the warrants, as contemplated by the Amendment to the Merger Agreement, is hereby approved by the majority shareholder;

RESOLVED FURTHER, that the majority shareholder hereby approves such further action and the execution and delivery of all documents, instruments and agreements to effectuate the terms of the Amendment to the Merger Agreement.

This Written Consent taken without a meeting is directed to be filed with the minutes of this Corporation, and said Written Consent is to have the same force and effect as if a meeting of the shareholders had been held.

Lothian Oil Inc.

/s/ Kenneth Levy
KENNETH LEVY, President 3,760,000 shares of common stock

3

Exhibit 1
Lothian Oil Inc.
500 Fifth Avenue, Suite 2600
New York, New York 10110

April 11, 2006

United Heritage Corporation
405 North Marienfeld, Suite 200
Midland, Texas 79701

Ladies and Gentlemen:

Reference is made to that certain Merger Agreement and Plan of Reorganization (the “Agreement”) made and entered into as of February 22, 2006 by and among United Heritage Corporation, a Utah corporation (“United”) and Lothian Oil Inc., a Delaware corporation (“Lothian”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Agreement.

Lothian and United hereby agree that the Agreement is hereby amended as follows:

1. Section 1.6(g) of the Agreement is deleted in its entirety and replaced with the following:

“(g) United Warrants. At the Effective Time, each holder of United Common Stock as of a record date to be fixed by United’s board of directors in accordance with applicable law or regulation (with the exception of Lothian) will receive a stock purchase warrant to purchase one share of United Common Stock for each share of United Common Stock held by such United shareholder. Each such warrant issued pursuant to this Section 1.6(g) will have a term of five years and an exercise price of $3.00 per share.”

Except as specifically amended hereby, the terms of the Agreement shall remain in full force and effect. This letter agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Please indicate your acceptance of and agreement to the foregoing by signing and returning to me a copy of this letter, which may be signed in counterparts.

Very truly yours,

Lothian Oil Inc.

By:	EXHIBIT ONLY-DO NOT SIGN
Name: Bruce Ransom Title: Chief Executive Officer

Accepted and Agreed:

Very truly yours,

United Heritage Corporation

By:	EXHIBIT ONLY-DO NOT SIGN
Name: C. Scott Wilson Title: Chief Executive Officer

4

WRITTEN CONSENT TO ACTION

Of The

MAJORITY SHAREHOLDER

Of

UNITED HERITAGE CORPORATION
(a Utah corporation)

TAKEN WITHOUT A MEETING

The undersigned, being the majority shareholder of United Heritage Corporation, a Utah corporation (the “Corporation”), acting pursuant to the authority granted by Section 16-10a-704 of the Utah Revised Business Corporation Act and Article II, Section 2A of the Bylaws of the Corporation, does hereby adopt the following resolutions by Written Consent as of September 21, 2006.

APPROVAL OF AMENDMENT TO
MERGER AGREEMENT AND PLAN OF REORGANIZATION

WHEREAS, there has been presented to this Corporation’s Board of Directors and the majority shareholder an amendment (the “Amendment”) to the Merger Agreement and Plan of Reorganization (the Merger Agreement”), a copy of which is attached to this Written Consent as Exhibit 1; and

WHEREAS, the majority shareholder has reviewed the Amendment to the Merger Agreement and has determined that it is in the best interests of the Corporation and its shareholders to approve the Amendment to the Merger Agreement.

NOW, THEREFORE, BE IT

RESOLVED, that the majority shareholder regards the Amendment to the Merger Agreement as being in the best interests of the Corporation and its shareholders and approves the form, terms and provisions of the Amendment to the Merger Agreement;

RESOLVED FURTHER, that the majority shareholder hereby approves such further action and the execution and delivery by any officer of this Corporation of all documents, instruments and agreements to effectuate the terms of the Amendment to the Merger Agreement.

This Written Consent taken without a meeting is directed to be filed with the minutes of this Corporation, and said Written Consent is to have the same force and effect as if a meeting of the shareholders had been held.

Lothian Oil Inc.

BRUCE RANSOM, Chief Executive Officer 3,760,000 shares of common stock

5

Exhibit 1
Lothian Oil Inc.
500 Fifth Avenue, Suite 2600
New York, New York 10110

September 21, 2006

United Heritage Corporation
405 North Marienfeld, Suite 200
Midland, Texas 79701

Ladies and Gentlemen:

Reference is made to that certain Merger Agreement and Plan of Reorganization (as amended, the “Agreement”) made and entered into as of February 22, 2006, by and among United Heritage Corporation, a Utah corporation (“United”) and Lothian Oil Inc., a Delaware corporation (“Lothian”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Agreement.

Lothian and United hereby agree that the Agreement is hereby amended as follows:

1.

Section 1.6(e) of the Agreement is deleted in its entirety and replaced with the following:

“(e)

Exchange Ratio. The “Exchange Ratio” shall be .80. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into United Common Stock or Lothian Capital Stock), reorganization, reclassification, recapitalization or other like change with respect to United Common Stock or Lothian Capital Stock occurring after the date hereof and prior to the Effective Time. No adjustment shall be made to the Exchange Ratio as a result of any cancellation of any Lothian Equity Security or any consideration (in any form whatsoever) received by Lothian as a result of any exercise, conversion or exchange of Lothian Equity Securities, after the Effective Time.”

2.

Section 1.6(g) of the Agreement is deleted in its entirety and replaced with the following:

“(g)

United Warrants. At the Effective Time, each holder of United Common Stock as of April 26, 2006 (with the exception of Lothian) will receive a stock purchase warrant to purchase one share of United Common Stock for each share of United Common Stock held by such United shareholder. Each such warrant issued pursuant to this Section 1.6(g) will have a term of five years and an exercise price of $3.00 per share, and will provide for early termination on 30 days written notice if the Market Price of United’s Common Stock closes above $4.50 per share for ten consecutive trading days. The exercise price and number of shares obtainable upon exercise of each such warrant shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into United Common Stock or Lothian Capital Stock), reorganization, reclassification, recapitalization or other like change with respect to United Common Stock occurring after the date hereof.”

3.

Section 8.1(b)(vi)  of the Agreement is deleted in its entirety and replaced with the following:

“(vi)

the Effective Time has not occurred before 5 p.m. (Eastern Time) on April 30, 2007, provided, however, that the right to terminate this Agreement under this Section 8.1(b)(vi) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.”

4.

Exhibit D to the Agreement, consisting of the Form of Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock of United Heritage Corporation is amended as follows:

(a)

The second introductory paragraph thereof is deleted in its entirety and replaced with the following:

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“RESOLVED, that, pursuant to authority vested in the Board of Directors of the Corporation by Article IV of the Corporation’s amended Articles of Incorporation, of the total authorized number of 5,000,000 shares of Preferred Stock of the Corporation, there shall be designated a series of 176,000 shares which shall be issued in and constitute a single series to be known as “Series A Convertible Preferred Stock”, par value $0.0001 per share (hereinafter called the “Series A Preferred”). The shares of Series A Preferred shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:”

(b)

The first sentence of Section 1(a) thereof is deleted in its entirely and replaced with the following:

“The holders of Series A Preferred shall be entitled to receive dividends at a rate of eight percent (8%) of the liquidation preference of $125.00 per share per annum, which shall be fully cumulative, prior and in preference to any declaration or payment of any dividend (payable other than in shares of common stock, $0.001 par value per share, of the Corporation (the “Common Stock”) or other distribution on the Common Stock of the Corporation.”

(c)

The last sentence of Section 3 thereof is deleted in its entirety and replaced with the following:

“For the purposes hereof, the term “Liquidation Preference(s)” shall mean $125.00 per share with respect to each of the Series A Preferred, plus any and all accrued unpaid dividends thereon.”

(d)

Section 4(a) thereof is deleted in its entirety and replaced with the following:

“All, but not less than all, of the Series A Preferred may be redeemed upon payment of $125.00 per Series A Share, plus accrued and unpaid dividends thereon (the “Redemption Price”), at any time by the Corporation at its sole discretion upon thirty (30) days’ written notice to the holders of the Series A Preferred; provided, however, the Company shall not redeem the Series A Preferred unless, at the time of such redemption, (i) the Company is a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended, and (ii) the Common Stock is traded on the NASDAQ System or in the domestic over the counter market as reported by the National Quotation Bureau, Incorporated, or the American Stock Exchange, (iii) a registration statement under the Securities Act of 1933, as amended  has been filed and is effective and covers the Common Stock issuable upon conversion of the Series A Preferred; and (iv) the Market Price as of the date of any Redemption Notice hereunder is no less than two hundred percent (200%) of the Conversion Ratio.”

(e)

Section 5(a) thereof is deleted in its entirety and replaced with the following:

“Right to Convert: Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred shall be convertible in the manner hereinafter set forth into fully paid and nonassessable shares of Common Stock. Commencing upon issuance, the Liquidation Preference of each share of Series A Preferred (a “Series A Share”) may, at the option of the holder thereof, be converted into such number of fully paid and nonassessable whole shares of Common Stock as determined by dividing the Liquidation Preference by $1.25 (the “Conversion Ratio”). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred into Common Stock and by surrender of a certificate or certificates for the shares to be so converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock.”

5.

Exhibit E to the Agreement, consisting of the Form of Certificate of Designation of Preferences and Rights of Series B Convertible Preferred Stock of United Heritage Corporation is amended as follows:

(a)

The second and third introductory paragraphs thereof are deleted in their entirety and replaced with the following:

7

“RESOLVED, that, it is in the best interest of this Corporation, that in addition to the 176,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (hereinafter call the “Series A Preferred”), to create a new series of its Preferred Stock.

RESOLVED FURTHER, that, pursuant to authority vested in the Board of Directors of the Corporation by Article IV of the Corporation’s amended Articles of Incorporation, of the total authorized number of 5,000,000 shares of Preferred Stock of the Corporation, there shall be designated a series of 40,000 shares which shall be issued in and constitute a single series to be known as “Series B-1 Convertible Preferred Stock”, par value $0.0001 per share (hereinafter called the “Series B-1 Preferred”) and there shall be designated a series of 60,000 shares which shall be issued in and constitute a single series to be known as “Series B-2 Convertible Preferred Stock”, par value $0.0001 per share (hereinafter called the “Series B-2 Preferred, and collectively with the Series B-1 Preferred, the “Series B Preferred”). The shares of Series B Preferred shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:”

(b)

The penultimate sentence of Section 3 thereof is deleted in its entirely and replaced with the following:

“For the purposes hereof, the term “Liquidation Preference(s)” for the Series A Preferred shall have the meaning provided in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock filed by the Corporation with the Utah Secretary of State simultaneously with the filing of this Certificate of Designation, and for the Series B Preferred shall mean $125.00 per share with respect to each of the Series B-1 Preferred, and $156.25 per share with respect to each of the Series B-2 Preferred, in all cases plus any and all accrued unpaid dividends thereon.”

(c)

Section 4(a) thereof is deleted in its entirety and replaced with the following:

“All, but not less than all, of the Series B-1 Preferred may be redeemed upon payment of $125.00 per share of  Series B-1 Preferred and all, but not less than all, of the Series B-2 Preferred may be redeemed upon payment of $156.25 per share, in all cases plus accrued and unpaid dividends thereon (the “Redemption Price”), at any time by the Corporation at its sole discretion upon thirty (30) days’ written notice to the holders of the applicable Series B Preferred; provided, however, the Company shall not redeem any Series B Preferred unless, at the time of such redemption, (i) the Company is a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended, and (ii) the Common Stock is traded on the NASDAQ System or in the domestic over the counter market as reported by the National Quotation Bureau, Incorporated, or the American Stock Exchange, and (iii) a registration statement under the Securities Act of 1933, as amended  has been filed and is effective and covers the Common Stock issuable upon conversion of the Series B Preferred; and (iv) the Market Price as of the date of any Redemption Notice hereunder is no less than two hundred percent (200%) of the Conversion Ratio.”

(d)

Section 5(a) thereof is deleted in its entirety and replaced with the following:

“Right to Convert: Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred shall be convertible in the manner hereinafter set forth into fully paid and nonassessable shares of Common Stock. Commencing upon issuance, each share of Series B-1 Preferred may, at the option of the holder thereof, be converted into such number of fully paid and nonassessable whole shares of Common Stock as determined by dividing the Liquidation Preference by $1.25, and each share of Series B-2 Preferred may, at the option of the holder thereof, be converted into such number of fully paid and nonassessable whole shares of Common Stock as determined by dividing the Liquidation Preference by $1.5625 (the “Conversion Ratio”). Such rights of conversion shall be exercised by the holder thereof by giving written notice to the Corporation that the holder elects to convert a stated number of shares of the applicable Series B Preferred into Common Stock and by surrender of a certificate or certificates for the shares to be so converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series B Preferred) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names, subject to compliance with applicable laws to the extent such designation shall involve a transfer, in

8

which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as possible thereafter and in no case more than three (3) business days, issue and deliver at such office to such holder of Series B Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the applicable Series B Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.”

Except as specifically amended hereby, the terms of the Agreement shall remain in full force and effect. This letter agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Please indicate your acceptance of and agreement to the foregoing by signing and returning to me a copy of this letter, which may be signed in counterparts.

Very truly yours,

Lothian Oil Inc.

By:	EXHIBIT ONLY-DO NOT SIGN
Name: Bruce Ransom Title: Chief Executive Officer

Accepted and Agreed:

Very truly yours,

United Heritage Corporation

By:	EXHIBIT ONLY-DO NOT SIGN
Name: C. Scott Wilson Title: Chief Executive Officer

9

Annex 3

ARTICLES OF MERGER

OF

LOTHIAN OIL INC.
A Delaware Corporation
(the non-surviving corporation)

and

UNITED HERITAGE CORPORATION
A Utah Corporation
(the surviving corporation)

ARTICLE I – Surviving Corporation

The name of the corporation surviving the merger (“Merger”) is United Heritage Corporation. United Heritage Corporation is a domestic corporation incorporated on April 30, 1981 and existing pursuant to the provisions of the Utah Revised Business Corporation Act.

ARTICLE II – Non-Surviving Corporations

The name of the non-surviving corporation is Lothian Oil Inc., a Delaware corporation, which was incorporated on September 22, 2004.

ARTICLE III – Plan of Merger

The Plan of Merger containing such information as required by Utah Code 16-10a-1101 is set forth in Exhibit A, attached hereto and made a part hereof.

ARTICLE IV – Amendment to Articles of Incorporation

The Articles of Incorporation of United Heritage Corporation shall, on the Merger becoming effective, be and constitute the Articles of Incorporation of the surviving corporation with the following amendment:

Article I of the Articles of Incorporation of United Heritage Corporation shall be amended to read in its entirety as follows:

Article I – Name: The name of this corporation is Lothian Oil Inc.

ARTICLE V – Manner of Adoption and Vote of Surviving Corporation

The designation of the voting group of United Heritage Corporation that voted on the Merger was Common Stock. The number of outstanding shares of United Heritage Corporation Common Stock and the number of votes entitled to be cast by the holders of such shares, as of February 22, 2006, was 6,446,850. The number of votes of the United Heritage Corporation Common Stock voting group cast for the Merger was 3,760,000 and the number of votes of the United Heritage Corporation Common Stock voting group cast against the Merger was none.

ARTICLE VI – Manner of Adoption and Vote of Non-Surviving Corporation

The designation of the voting groups of Lothian Oil Inc. that voted on the Merger was Common Stock, Series A Preferred Stock and Series B-1 Preferred Stock.

The number of outstanding shares of Lothian Oil Inc. Common Stock and the number of votes entitled to be cast by the holders of such shares, as of February 22, 2006, was 27, 299,660. The number of votes of the Lothian Oil

1

Inc. Common Stock voting group cast for the Merger was 27, 299,660 and the number of votes of the Lothian Oil Inc. Common Stock voting group cast against the Merger was none.

The number of outstanding shares of Lothian Oil Inc. Series A Preferred Stock as of February 22, 2006 was 150,000 and the number of votes entitled to be cast by the holders of such shares, as of February 22, 2006, was 15,000,000. The number of votes of the Lothian Oil Inc. Series A Preferred Stock voting group cast for the Merger was 15,000,000 and the number of votes of the Lothian Oil Inc. Series A Preferred Stock voting group cast against the Merger was none.

The number of outstanding shares of Lothian Oil Inc. Series B-1 Preferred Stock as of February 22, 2006 was 50,000 and the number of votes entitled to be cast by the holders of such shares, as of February, 2006, was 5,000,000. The number of votes of the Lothian Oil Inc. Series A Preferred Stock voting group cast for the Merger was 5,000,000 and the number of votes of the Lothian Oil Inc. Series B-1 Preferred Stock voting group cast against the Merger was none.

ARTICLE VII – Effective Date of Merger

The effective date of the Merger shall be the date upon which these Articles are filed with the Utah Division of Corporations and Commercial Code.

In witness whereof, the undersigned, being the Chief Executive Officer of the surviving corporation, executes these Articles of Merger subject to penalties of perjury that the statements contained herein are true on this _____ day of October 2006.

Kenneth Levy

2

Exhibit A

PLAN OF MERGER

This Plan of Merger (“Plan”) is entered into as of the _____ day of October 2006 by and between United Heritage Corporation, a Utah corporation (“United Heritage”) and Lothian Oil Inc., a Delaware corporation (“Lothian”).

RECITALS

A. United Heritage is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Utah.

B. Lothian is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

C. The respective Boards of Directors of United Heritage and Lothian and a majority of the issued and outstanding shares of United Heritage and Lothian deem it advisable for good and valid business reasons and for the mutual benefit of United Heritage and Lothian that Lothian be merged with and into United Heritage (the “Merger”) as a statutory merger under Section 368(a) of the Internal Revenue Code of 1986, as amended, upon the terms and subject to the conditions set forth herein and in the Merger Agreement and Plan of Reorganization between the parties hereto dated as of February 22, 2006 (the “Merger Agreement”) and in accordance with the Utah Revised Business Corporation Act (the “Act”).

D. United Heritage and Lothian and their respective Boards of Directors and, to the extent required by applicable law, their respective shareholders, have approved this Plan.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. The Merger. At the Effective Date (as hereinafter defined), in accordance with the Merger Agreement and Section 16-10a-1105(2) of the Act, Lothian shall be merged with and into United Heritage, the separate existence of Lothian shall cease, and United Heritage shall continue as the surviving corporation under the new corporate name of Lothian Oil Inc. (United Heritage and Lothian are herein sometimes referred to as the “Constituent Corporations” and United Heritage, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the “Surviving Corporation”.)

2. Effective Date. The Merger shall become effective immediately upon the later of the filing of the Articles of Merger and this Plan with the Utah Department of Corporations and Commercial Code and the Certificate of Merger with the Secretary of State of the State of Delaware. The date and time of such filing are sometimes referred to herein as the “Effective Date.”

3. Effect of the Merger. At the Effective Date, the Merger shall have the effect provided for in Section 16-10a-1106 of the Act.

4. Articles of Incorporation and Bylaws; Directors and Officers.

(a) The Articles of Incorporation and Bylaws of United Heritage, as in effect immediately prior to the Effective Date, shall, except as amended as hereinafter provided, be the Articles of Incorporation and Bylaws of the Surviving Corporation at the Effective Date and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under applicable law.

(b) Article I of the Articles of Incorporation of United shall be hereby amended effective as of the Effective Date to read as follows:

ARTICLE I – NAME

The name of this corporation is Lothian Oil Inc.

(c) The following listed individuals shall be the directors of the Surviving Corporation at the Effective Date:

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Danny Masters

Kenneth Levy

Bruce Ransom

Thomas Kelly

Larry W. Wilton

Michael Raleigh

Raoul J. Baxter

Each of these individuals will serve a term as a director expiring at the annual meeting of shareholders to be held in 2007 and until their successors shall be duly elected and qualified.

(d) The following individuals shall be the officers of the Surviving Corporation at the Effective Date:

Bruce Ransom – Chief Executive Officer

Kenneth Levy – President and Secretary

C. Scott Wilson – Chief Financial Officer

5. Conversion of Securities.

(a) At the Effective Date, by virtue of the Merger and without any further action on the part of United Heritage, Lothian or the shareholders of United Heritage or Lothian, all of the shares of common stock of Lothian issued and outstanding (the “Lothian Common Stock”) in the aggregate, shall automatically be converted into the right to receive shares of common stock of United Heritage (the “United Heritage Common Stock”) with the right of each of the holders thereof, as of the Effective Date, to be treated as a registered holder of shares of United Heritage Common Stock with all rights to dividends and other distributions made to registered holders of United Heritage Common Stock as of such date, provided that each holder of shares of Lothian common stock who would otherwise be entitled to a fraction of a share of United Heritage Common Stock (after aggregating all fractional shares of United Heritage Common Stock to be received by such holder) will receive from United Heritage an amount of cash (rounded up to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the average of the closing prices of United Heritage common stock for the 10 trading days ended on the last trading day prior to the Effective Date. On the Effective Date, each share of Lothian Common Stock will, by virtue of the Merger, be canceled and converted into the right to receive .80 of a share of United Heritage Common Stock.

(b) At the Effective Date, by virtue of the Merger and without any further action on the part of United Heritage, Lothian or the shareholders of United Heritage or Lothian, all of the shares of Series A and Series B-1 Preferred Stock of Lothian issued and outstanding (the “Lothian Series A or Series B-1 Preferred Stock,” as appropriate) shall automatically be converted into the right to receive shares of Series A or Series B-1 Preferred Stock of United Heritage (the “United Heritage Series A or Series B-1 Preferred Stock,” as appropriate) with the right of each of the holders of the Lothian Series A or Series B-1 Preferred Stock, as of the Effective Date, to be treated as a registered holder of shares of the United Heritage Series A or Series B-1 Preferred Stock with all rights to dividends and other distributions made to registered holders of United Heritage Series A or Series B-1 Preferred Stock as of such date, provided that the aggregate number of shares of United Heritage Series A or Series B-1 Preferred Stock that each of the Lothian shareholders is entitled to receive who would otherwise be entitled to a fraction of a share of United Heritage Series A or Series B-1 Preferred Stock (after aggregating all fractional shares of United Heritage Series A or Series B-1 Preferred Stock to be received by such holder) will receive from United Heritage an amount of cash (rounded up to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the original price of a single share of Lothian Series A or Series B-1 Preferred Stock paid by the holder of the fractional share. On the Effective Date, each share of Lothian Series A and Series B-1 Preferred Stock will, by virtue of the Merger, be canceled and converted into the right to receive .80 of a share of United Heritage Series A or Series B-1 Preferred Stock.

6. Termination or Abandonment. This Plan may be terminated and the Merger abandoned as provided in the Merger Agreement.

7. Other Provisions.

(a) Governing Law. This Plan shall be governed in all respects by the laws of the State of Utah.

(b) Counterparts. This Plan may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Constituent Corporations have executed this Plan by their duly authorized officers as of the date first above written.

United Heritage Corporation		Lothian Oil Inc.

By:		By:
	C. Scott Wilson, Chief Executive Officer		Bruce Ransom, Chief Executive Officer

5

Annex 4

CERTIFICATE OF MERGER

OF

LOTHIAN OIL DELAWARE, INC.
A Delaware Corporation
(the surviving corporation)

and

LOTHIAN OIL INC.
A Utah Corporation
(the non-surviving corporation)

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:  The name of the surviving corporation is Lothian Oil Delaware, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Lothian Oil Inc., a Utah corporation.

SECOND:  The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware.

THIRD:  The name of the surviving corporation is Lothian Oil Delaware Inc., a Delaware corporation.

FOURTH:  The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation with the following amendment:

Article I of the Certificate of Incorporation of Lothian Oil Delaware, Inc. shall be amended to read in its entirety as follows:

Article I – Name:  The name of this corporation is Lothian Oil Inc.

FIFTH:  The authorized stock and par value of the non-Delaware corporation is 125,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of Preferred Stock, $0.0001 par value of which 176,000 shares constitute Series A Preferred Stock, 40,000 shares constitute Series B-1 Preferred Stock and 60,000 shares constitute Series B-2 Preferred Stock.

SIXTH:  The effective date of the Merger shall be the date upon which articles of merger or a certificate of merger giving effect to the Agreement and Plan of Merger shall be duly executed and acknowledged by Lothian Oil Delaware, Inc., and thereafter (a) delivered to the Secretary of State of the State of Delaware, for filing, as provided in Delaware Law, and (b) delivered to the Utah Department of Commerce, Division of Corporations and Commercial Code, as provided in Utah law. The Merger shall become effective upon the later to occur of (a) or (b) above.

SEVENTH:  The Agreement and Plan of Merger is on file at 405 North Marienfeld, Suite 200, Midland, Texas 79701, an office of the surviving corporation.

EIGHTH:  A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, the surviving corporation, Lothian Oil Delaware, Inc., has caused this certificate to be signed by an authorized officer, this _____ day of ___________ 2006.

By:
C. Scott Wilson Chief Executive Officer and President

1

Annex 5

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

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(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

2

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

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(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

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Annex 6

January 26, 2006

C. Scott Wilson
Special Committee to the Board of Directors
United Heritage Corporation
2 North Caddo Street
Cleburne, Texas 76031

Dear Mr. Wilson:

United Heritage Corporation, a Utah corporation (“UHC” or the “Company”), and Lothian Oil Inc., a Delaware corporation (“Lothian”), propose to enter into a transaction (the “Transaction”) pursuant to which UHC will be merged with and into Lothian. UHC will issue (i) 2.0 shares of common stock in UHC for every 3.3 outstanding shares of common stock in Lothian and (ii) 2.0 shares of newly formed preferred stock (the “Preferred Stock”) in UHC for each 3.3 outstanding shares of convertible preferred stock in Lothian (the “Exchange Ratio”). The Preferred Stock will have a conversion ratio, consistent with the current provisions of the Lothian Series A Preferred Stock and Lothian Series B Preferred Stock, of 100 shares of common stock to 1 share of Preferred Stock. The currently outstanding warrants and options to purchase common stock in Lothian will be converted into warrants and options in UHC with similar terms as adjusted by the Exchange Ratio. In connection with the Transaction, each existing UHC common stockholder, exclusive of Lothian, will be granted a warrant (the “Warrant”, plural, the “Warrants”) that is exercisable into one share of common stock in UHC at an exercise price of $3.00 and has a five-year term for each share of common stock owned at the time of the Transaction. We understand UHC will promptly file a submission with the Securities and Exchange Commission to have the shares of common stock into which the Warrants are exercisable registered following the Transaction, and UHC will use its best efforts to obtain such registration of the shares.

Prior to the Transaction, Lothian held 58.3 percent of the outstanding common stock of UHC. As a result of the Transaction, UHC will issue 16,575,552 shares of UHC common stock to the Lothian common stockholders and the Preferred Stock to be issued to the Lothian Series A Preferred Stockholders and the Lothian Series B Preferred Stockholders will be convertible into 12,121, 212 shares of common stock in UHC. The existing 3,760,000 shares of common stock in UHC and warrants exercisable into (i) 953,334 shares of common stock in UHC at $3.15, (ii) 1,000,000 shares of common stock in UHC at $3.36, and (iii) 953,334 shares of common stock in UHC at $3.99 currently held by Lothian will become treasury stock following the consummation of the Transaction. The Transaction will result in the Lothian stockholders owning approximately 91.4 percent of the outstanding common stock of UHC assuming the conversion of the Preferred Stock. You have asked ns whether, in our opinion, the proposed Transaction is fair, from a financial point of view, to the disinterested common stockholders in UHC.

As part of our financial advisory activities, HFBE engages in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. We are experienced in these activities and have performed assignments similar in nature to that requested by you on numerous occasions.

In rendering our written opinion, HFBE has reviewed certain information furnished by UHC and Lothian and reviewed other publicly available information on UHC. Among other things, HFBE:

–

reviewed the draft Merger Agreement and Plan of Reorganization dated January 27, 2006 (the “Agreement”) concerning the Transaction;

1

C. Scott Wilson
Special Committee to the Board of Directors
United Heritage Corporation
January 26, 2006

–

reviewed UHC’s audited financial statements and related financial information on Form 10-K for the fiscal years ended March 31, 2001 through 2005;

–

reviewed Lothian’s internal financial statements for the year-to-date period ended November 30, 2005;

–

reviewed capitalization tables of UHC and Lothian as prepared by Lothian management;

–

reviewed reserve reports concerning UHC and Lothian’s oil and gas properties prepared by third-party engineers and Lothian internal engineers;

–

reviewed certain information relating to the business, earnings, cash flow, assets and prospects of UHC and Lothian furnished to HFBE by Lothian;

–

conducted discussions with members of senior management of UHC and Lothian concerning their respective businesses and prospects;

–

reviewed certain publicly available information for UHC;

–

reviewed the historical market prices and trading activity for UHC’s common stock;

–

analyzed certain data for merger and acquisition data involving companies and assets we deemed comparable to UHC and Lothian and their respective oil and gas properties;

–

reviewed a reverse merger proposal dated January 17, 2006; and

–

reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

In preparing our Opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to HFBE by UHC and Lothian. HFBE assumed that the reserve reports for the oil and gas properties of UHC and Lothian used in rendering our Opinion had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of UHC and Lothian and/or their respective engineering consultants. We have been informed that the financial statements of UHC and Lothian described above are the only financial statements of UHC and Lothian that are currently available. Management of UHC and Lothian asked HFBE to make certain adjustments to the latest financial statements made available to HFBE to take into consideration activities that had occurred between the date of the latest financial statements made available to HFBE and the date of the Opinion. HFBE did not independently verify such information or assumptions, including any financial forecasts, or undertake an independent appraisal of the assets of UHC or Lothian. HFBE’s opinion is based upon market, economic, financial, and other conditions as they exist and can be evaluated as of the date of the Opinion and we do not have any obligation to update, revise, or reaffirm this Opinion. In rendering our Opinion, we did not perform any procedures or analysis regarding the potential environmental liabilities of UHC or Lothian, nor did we consider the impact of changes in the regulatory environment in which UHC and Lothian operates.

The Opinion of HFBE was undertaken at the sole behest of and for the sole benefit of the Special Committee of the Board of Directors of UHC, which we understand bas been constituted and empowered to consider and pass upon the Transaction. To the extent a vote of the Company’s stockholders is required or sought, HFBE’s Opinion does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote on the Transaction. The Opinion does not address the relative merits of the Transaction or any other transaction or business strategies discussed by the Company’s Board of Directors as alternatives to the Transaction or the decision of the Company’s Board of Directors to proceed with the Transaction. HFBE bas not been requested to and did not solicit third party indications of interest in acquiring all or any part of the Company. HFBE expresses no opinion herein as to the prices as which the Company’s common stock has traded or will trade following the issuance of shares to Lothian in the Transaction.

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C. Scott Wilson
Special Committee to the Board of Directors
United Heritage Corporation
January 26, 2006

HFBE assumed that there has been no material change in the Company’s financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE also assumed that the final terms of the merger agreement governing the Transaction will not vary materially from those described in the Agreement or relevant terms described in this Opinion, including the Exchange Ratio and the Warrants, as provided to HFBE. In addition, HFBE did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company or Lothian.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to the partial analysis or summary description. Furthermore, in arriving at our Opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In our analyses, HFBE made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company or Lothian. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein.

Neither HFBE nor our employees have any present or contemplated future interest in the Company or Lothian, which might tend to prevent us from rendering a fair and unbiased opinion.

Subject to and based upon the foregoing, it is our opinion that, as of the date of this letter, the proposed Transaction is fair, from a financial point of view, to the disinterested common stockholders of UHC.

Sincerely,

HOWARD FRAZIER BARKER ELLIOTT, INC.

By:	/s/ Robert L. Moore Jr.
Robert L. Moore Jr. Managing Director

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Annex 6.2

September 21, 2006

C. Scott Wilson
Special Committee to the Board of Directors
United Heritage Corporation
405 N. Marienfeld, Suite 200
Midland, TX 79701

Dear Mr. Wilson:

United Heritage Corporation, a Utah corporation (“UHC” or the “Company”), and Lothian Oil Inc., a Delaware corporation (“Lothian”), propose to enter into a transaction (the “Transaction”) pursuant to which UHC will be merged with and into Lothian. UHC will issue (i) 1.0 share of common stock in UHC for every 1.25 outstanding shares of common stock in Lothian and (ii) 1.0 share of newly formed preferred stock (the “Preferred Stock”) in UHC for each 1.25 outstanding shares of convertible preferred stock in Lothian (the “Exchange Ratio”). The Preferred Stock will have a conversion ratio, consistent with the current provisions of the Lothian Series A Preferred Stock and Lothian Series B Preferred Stock, of 100 shares of common stock to 1 share of Preferred Stock. Management has informed us that all of the Preferred Stock will no longer be redeemable after closing of the transaction. The currently outstanding warrants and options to purchase common stock in Lothian will be converted into warrants and options in UHC with similar terms as adjusted by the Exchange Ratio. In connection with the Transaction, each existing UHC common stockholder, exclusive of Lothian, will be granted a warrant (the “Warrant”, plural, the “Warrants”) that is exercisable into one share of common stock in UHC at an exercise price of $3.00 and has a five-year term for each share of common stock owned at the time of the Transaction. The Warrants will have a provision whereby the exercise of the warrants will be required provided that the closing stock price of the Company is above $4.50 per share for ten consecutive trading days. We understand UHC will promptly file a submission with the Securities and Exchange Commission to have the shares of common stock into which the Warrants are exercisable registered following the Transaction, and UHC will use its best efforts to obtain such registration of the shares.

Prior to the Transaction, Lothian held 58.3 percent of the outstanding common stock of UHC. As a result of the Transaction, UHC will issue 22,186,689 shares of UHC common stock to the Lothian common stockholders and the Preferred Stock to be issued to the Lothian Series A Preferred Stockholders and the Lothian Series B Preferred Stockholders will be convertible into 19,982,880 shares of common stock in UHC. The existing 3,760,000 shares of common stock in UHC and warrants exercisable into (i) 953,334 shares of common stock in UHC at $3.15, (ii) 1,000,000 shares of common stock in UHC at $3.36, and (iii) 953,334 shares of common stock in UHC at $3.75 currently held by Lothian will become treasury stock following the consummation of the Transaction. The Transaction will result in the Lothian stockholders owning approximately 94.0 percent of the outstanding common stock of UHC assuming the conversion of the Preferred Stock. You have asked us whether, in our opinion, the proposed Transaction is fair, from a financial point of view, to the disinterested common stockholders in UHC.

As part of our financial advisory activities, HFBE engages in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. We are experienced in these activities and have performed assignments similar in nature to that requested by you on numerous occasions.

1

C. Scott Wilson
Special Committee to the Board of Directors
United Heritage Corporation
September 21, 2006

In rendering our written opinion, HFBE has reviewed certain information furnished by UHC and Lothian and reviewed other publicly available information on UHC. Among other things, HFBE:

–

reviewed the draft Merger Agreement and Plan of Reorganization dated January 27, 2006 (the “Agreement”) concerning the Transaction;

–

reviewed the amendment to the Merger Agreement and Plan of Reorganization dated September 15, 2006 (the “Amendment”);

–

reviewed UHC’s audited financial statements and related financial information on Form 10-KSB for the fiscal years ended March 31, 2001 through 2006 and Form 10-QSB for the three months ended June 30, 2006;

–

reviewed Lothian’s internal financial statements for the fiscal year ended March 31, 2005, the draft audited financial statements for the fiscal year ended March 31, 2006, and the year-to-date period ended June 30, 2006;

–

reviewed capitalization tables of UHC and Lothian as prepared by Lothian management;

–

reviewed reserve reports concerning UHC and Lothian’s oil and gas properties prepared by third-party engineers and Lothian internal engineers;

–

reviewed certain information relating to the business, earnings, cash flow, assets and prospects of UHC and Lothian furnished to HFBE by Lothian;

–

conducted discussions with members of senior management of UHC and Lothian concerning their respective businesses and prospects;

–

reviewed certain publicly available information for UHC;

–

reviewed the historical market prices and trading activity for UHC’s common stock;

–

analyzed certain data for merger and acquisition data involving companies and assets we deemed comparable to UHC and Lothian and their respective oil and gas properties;

–

reviewed a reverse merger proposal dated January 17, 2006 [and the amended reverse merger proposal dated September 21, 2006]; and

–

reviewed such other matters as HFBE deemed necessary, including an assessment of general economic, market and monetary conditions.

In preparing our Opinion, HFBE relied on the accuracy and completeness of all information supplied or otherwise made available to HFBE by UHC and Lothian. HFBE assumed that the reserve reports for the oil and gas properties of UHC and Lothian used in rendering our Opinion had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of UHC and Lothian and/or their respective engineering consultants. We have been informed that the financial statements of UHC and Lothian described above are the only financial statements of UHC and Lothian that are currently available. Management of UHC and Lothian asked HFBE to make certain adjustments to the latest financial statements made available to HFBE to take into consideration activities that had occurred between the date of the latest financial statements made available to HFBE and the date of the Opinion. HFBE did not independently verify such information or assumptions, including any financial forecasts, or undertake an independent appraisal of the assets of UHC or Lothian. HFBE’s opinion is based upon market, economic, financial, and other conditions as they exist and can be evaluated as of the date of the Opinion and we do not have any obligation to update, revise, or reaffirm this Opinion. In rendering our Opinion, we did not perform any procedures or analysis regarding the potential environmental liabilities of UHC or Lothian, nor did we consider the impact of changes in the regulatory environment in which UHC and Lothian operates.

2

C. Scott Wilson
Special Committee to the Board of Directors
United Heritage Corporation
September 21, 2006

The Opinion of HFBE was undertaken at the sole behest of and for the sole benefit of the Special Committee of the Board of Directors of UHC, which we understand has been constituted and empowered to consider and pass upon the Transaction. To the extent a vote of the Company’s stockholders is required or sought, HFBE’s Opinion does not constitute a recommendation to any stockholder of the Company as to how any such stockholder should vote on the Transaction. The Opinion does not address the relative merits of the Transaction or any other transaction or business strategies discussed by the Company’s Board of Directors as alternatives to the Transaction or the decision of the Company’s Board of Directors to proceed with the Transaction. HFBE has not been requested to and did not solicit third party indications of interest in acquiring all or any part of the Company. HFBE expresses no opinion herein as to the prices at which the Company’s common stock has traded or will trade following the issuance of shares to Lothian in the Transaction.

HFBE assumed that there has been no material change in the Company’s financial condition, results of operations, business or prospects since the date of the last financial statements made available to HFBE. HFBE also assumed that the final terms of the merger agreement governing the Transaction will not vary materially from those described in the Agreement or the Amendment or relevant terms described in this Opinion, including the Exchange Ratio and the Warrants, as provided to HFBE. In addition, HFBE did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company or Lothian.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to the partial analysis or summary description. Furthermore, in arriving at our Opinion, HFBE did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, HFBE believes that our  analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In our analyses, HFBE made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company or Lothian. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein.

Neither HFBE nor our employees have any present or contemplated future interest in the Company or Lothian, which might tend to prevent us from rendering a fair and unbiased opinion.

Subject to and based upon the foregoing, it is our opinion that, as of the date of this letter, the proposed Transaction is fair, from a financial point of view, to the disinterested common stockholders of UHC.

Sincerely,

/s/ HOWARD FRAZIER BARKER ELLIOTT, INC.

HOWARD FRAZIER BARKER ELLIOTT, INC.

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Annex 8

ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION OF
UNITED HERITAGE CORPORATION

To the Division of Corporations
State of Utah

Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the corporation hereinafter names (the “Corporation”) does hereby adopt the following Articles of Amendment:

1.

The name of the Corporation is United Heritage Corporation.

2.

The Effective Time and Date for the Amendment is 8:00 a.m. on, _________________ 2006.

3.

Article IV of the Articles of Incorporation of the Corporation is hereby amended to add a new subsection (d) to read as follows:

Simultaneously with the effective date of this amendment (the “Effective Date”) each share of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall automatically and without an action on the part of the holder thereof be reclassified as and changed in one-half (1/2) of a share of the Corporation’s Common Stock, par value equal to the par value of the Old Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the “Old Certificates”, whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s transfer agent for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefore equal to the average of the high and low trading prices for the Corporation’s Common Stock over the five trading days immediately prior to the Effective Date, as reported on the Nasdaq Stock Market (or in the event the Corporation’s Common Stock is not so traded on the Effective Date, such average of the high and low trading prices on the next preceding day on which the Corporation’s Common Stock was traded on the Nasdaq Stock Market). The Corporation may retain a third party to collect and pool fractional share interests, sell the same and return payment to the holders of the interests. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation’s transfer agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

The date of adoption of the aforesaid amendment by the shareholders was, _________ 2006. The record date was, _____________ 2006.

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4.

The designation, the number of outstanding shares, the number of shares entitled to be cast by the voting group on the said amendment, and the number of votes of the voting group indisputably represented at the meeting at which the said amendment was approved are as follows:

(a)

Designation of voting group: Common Stock

(b)

The number of shares of Common Stock issued and outstanding as of, 2006:

(c)

The number of shares of Common Stock entitled to vote on the amendment:

(d)

The number of shares of common stock indisputably represented at the meeting:

5.

The total number of votes cast for and against the Amendment to add Article IV(d) by the voting group entitled to vote on the said amendment is as follows:

(a)

Designation of voting group: Common Stock

(b)

The number of votes of the voting group cast for the amendment:

(c)

The number of votes of the voting group cast against the amendment:

6.

The amendment was adopted with shareholder approval as the said number of votes cast for the amendment was sufficient for the approval thereof by the said voting group.

Executed on _______________ 2006

UNITED HERITAGE CORPORATION

By:

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Annex 9

LOTHIAN OIL INC.
(formerly United Heritage Corporation)

2006 EQUITY INCENTIVE PLAN

1. NAME.

The name of the plan is “Lothian Oil Inc. 2006 Equity Incentive Plan”.

2. PURPOSE.

The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and its Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Awards. Capitalized terms not defined in the text are defined in Section 3.

3. DEFINITIONS.

As used in this Plan, the following terms will have the following meanings:

“AWARD” means any award under this Plan, including any Option, Restricted Stock or Stock Award.

“AWARD AGREEMENT” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“BOARD” means the Board of Directors of the Company.

“CAUSE” means any cause, as defined by applicable law, for the termination of a Participant’s employment with the Company or a Subsidiary of the Company.

“CODE” means the Internal Revenue Code of 1986, as amended.

“COMMITTEE” means the Committee appointed by the Board of Directors to administer and interpret this Plan as more particularly described in Section 6 of the Plan; provided, however, that the term Plan Committee will refer to the Board during such times as no Plan Committee is appointed by the Board.

“COMPANY” means Lothian Oil Inc., a Utah corporation, or any successor corporation.

“DISABILITY” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“EXERCISE PRICE” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“FAIR MARKET VALUE” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(b) if such Common Stock is quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination;

(c) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

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“INSIDER” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“OPTION” means an award of an option to purchase Shares pursuant to Section 7.

“PARTICIPANT” means a person who receives an Award under this Plan.

“PERFORMANCE FACTORS” means the factors selected by the Committee, in its sole and absolute discretion, to determine whether the performance goals applicable to Awards have been satisfied. The Committee may choose from among the following measures, but the Committee is not limited solely to the following measures:

(a) Net revenue and/or net revenue growth;

(b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c) Operating income and/or operating income growth;

(d) Net income and/or net income growth;

(e) Earnings per share and/or earnings per share growth;

(f) Total stockholder return and/or total stockholder return growth;

(g) Return on equity;

(h) Operating cash flow return on income;

(i) Adjusted operating cash flow return on income;

(j) Economic value added; and

(k) Individual business objectives.

“PERFORMANCE PERIOD” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Awards.

“PLAN” means this Lothian Oil Inc. 2006 Equity Incentive Plan, as amended from time to time.

“RESTRICTED STOCK AWARD” means an award of Shares pursuant to Section 8.

“SEC” means the Securities and Exchange Commission.

“SECURITIES ACT” means the Securities Act of 1933, as amended.

“SHARES” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 4 and 19, and any successor security.

“STOCK AWARD” means an award of Shares, or cash in lieu of Shares, pursuant to Section 9.

“SUBSIDIARY” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“TERMINATION” or “TERMINATED” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting

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suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

4. SHARES SUBJECT TO THE PLAN.

4.1 Number of Shares Available. Subject to Sections 4.2 and 19, the total aggregate number of Shares initially reserved and available for grant and issuance pursuant to this Plan will be 3,000,000 Shares and will include Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

4.2 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

5. ELIGIBILITY.

ISOs (as defined in Section 7 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Subsidiary of the Company, provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

6. ADMINISTRATION.

6.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Subsidiary of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

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(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned; and

(k) make all other determinations necessary or advisable for the administration of this Plan.

6.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

7. OPTIONS.

The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

7.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (hereinafter referred to as the “Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

7.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

7.3 Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines, provided, however, that in all events a Participant will be entitled to exercise an Option at the rate of at least 20% per year over five years from the date of grant, subject to reasonable conditions such as continued employment; and further provided that an Option granted to a Participant who is an officer, director or consultant may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

7.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (a) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (b) the Exercise Price of an Option granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 10 of this Plan.

7.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee, (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

7.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

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(a) If the Participant’s service is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO).

(b) If the Participant’s service is Terminated because of the Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative) no later than twelve (12) months after the Termination Date (or such longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO).

(c) Notwithstanding the provisions in paragraph 7.6(a) above, if the Participant’s service is Terminated for Cause, as defined by applicable law, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after Termination, whether or not after Termination the Participant may receive payment from the Company or a Subsidiary for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, subject to the foregoing, Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is Terminated.

7.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable.

7.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

7.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 7.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

7.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

8. RESTRICTED STOCK.

A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may

5

purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

8.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (the “Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise extended by the Committee.

8.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted and may not be less than 85% of the Fair Market Value of the Shares on the grant date, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price must be made in accordance with Section 10 of this Plan.

8.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and have different performance goals and other criteria.

9. STOCK AWARDS.

9.1 Awards of Stock. A Stock Award is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Subsidiary of the Company. A Stock Award will be awarded pursuant to an Award Agreement (the “Stock Award Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Award may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Stock Award Agreement (the “Performance Stock Award Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Awards may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

9.2 Terms of Stock Awards. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Award is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Award Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Award; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Award, the Committee shall determine the extent to which such Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Awards to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

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10. PAYMENT FOR SHARE PURCHASES.

10.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees of the Company and officers and directors of the Company will not be entitled to purchase Shares with a promissory note;

(d) by waiver of compensation due or accrued to the Participant for services rendered;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

10.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

11. WITHHOLDING TAXES.

11.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

11.2 Stock Withholding. When, under applicable tax laws, a participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and will be in writing in a form acceptable to the Committee.

12. PRIVILEGES OF STOCK OWNERSHIP.

12.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and will have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares

7

are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock.

12.2 Financial Statements. The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding.

13. NON-TRANSFERABILITY OF AWARDS.

Awards of Stock and Restricted Stock granted under this Plan, and any interest therein, will not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution. During the lifetime of the Participant an Award will be exercisable only by the Participant. During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

14. CERTIFICATES.

All certificates for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15. ESCROW; PLEDGE OF SHARES.

To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16. EXCHANGE OF AWARDS.

The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or

8

listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18. NO OBLIGATION TO EMPLOY.

Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary of the Company or limit in any way the right of the Company or any Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

19. CORPORATE TRANSACTIONS.

19.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 19.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 19. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

20. ADOPTION AND EFFECTIVE DATE.

This Lothian Oil Inc. 2006 Equity Incentive Plan is effective as of September 21, 2006, the date it was adopted by the Board.

9

21. STOCKHOLDER APPROVAL.

This Plan shall be approved by the stockholders of the Company within twelve (12) months before or after the date this Plan is adopted by the Board.

22. TERM OF PLAN/GOVERNING LAW.

Unless earlier terminated as provided herein, this Plan will terminate on September 21, 2016. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Texas.

23. AMENDMENT OR TERMINATION OF PLAN.

The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval under the Code, if applicable, or by any stock exchange or market on which the Common Stock of the Company is listed for trading.

24. NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

25. ACTION BY COMMITTEE.

Any action permitted or required to be taken by the Committee or any decision or determination permitted or required to be made by the Committee pursuant to this Plan shall be taken or made in the Committee’s sole and absolute discretion.

LOTHIAN OIL INC.
By:	Exhibit Only – Do not sign

10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Part 9 of the Utah Business Corporation Act empowers a corporation to indemnify its directors and officers, advance or reimburse expenses to its directors and officers, and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such indemnification is permissible in certain situations and mandatory in other situations. In cases where indemnification or advancing or reimbursing of expenses is permissible, authorization and a determination of qualification must be made in each specific case. United’s articles of incorporation and bylaws provide for the indemnification of United’s directors and officers to the full extent permitted by law.

Item 21. Exhibits and Financial Statement Schedules

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit No.	Title

2.1	Merger Agreement and Plan of Reorganization dated February 22, 2006 between the registrant and Lothian Oil Inc.(1)
2.2	Amendment to Merger Agreement and Plan of Reorganization dated March 11, 2006(2)
2.3	Amendment to Merger Agreement and Plan of Reorganization dated September 21, 2006**
3.1	Articles of Incorporation, as amended**
3.3	Bylaws, as amended**
4.1	Certificate of Designation, Preferences and Rights of Series A Preferred Stock of United Heritage Corporation(4)
4.2	Certificate of Designation, Preferences and Rights of Series B Preferred Stock of United Heritage Corporation(4)
5.	Opinion on Legality**
10.2	1998 Stock Option Plan(5)
10.3	2000 Stock Option Plan(6)
10.4	2002 Consultant Equity Plan(7)
10.5	Securities Purchase Agreement dated October 7, 2005 between United Heritage Corporation and Lothian Oil Inc.(8)
10.6	Warrant to Purchase Shares of Common Stock dated October 7, 2005 and issued by United Heritage Corporation in favor of Lothian Oil Inc.(8)
10.7	Warrant to Purchase Shares of Common Stock dated October 7, 2005 and issued by United Heritage Corporation in favor of Lothian Oil Inc.(8)
10.8	Warrant to Purchase Shares of Common Stock dated October 7, 2005 and issued by United Heritage Corporation in favor of Lothian Oil Inc.(8)
10.9

Development and Exploration Agreement dated October 7, 2005 among Lothian Oil Inc., United Heritage Corporation, UHC New Mexico Corporation, UHC Petroleum Corporation and UHC Petroleum Services Corporation(9)

10.10	Assignment and Bill of Sale dated October 7, 2005 between UHC New Mexico Corporation and Lothian Oil Inc.(9)
10.11	Operating Agreement dated October 7, 2005 among Lothian Oil Inc., United Heritage Corporation and UHC New Mexico Corporation(9)
10.12	Term Note dated October 7, 2005 executed by United Heritage Corporation and UHC New Mexico Corporation in favor of Lothian Oil Inc.(9)
10.13	Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement executed by UHC New Mexico Corporation in favor of Lothian Oil Inc.(9)
10.14	$2,500,000 Secured Credit Agreement dated March 31, 2006 between United Heritage Corporation and Lothian Oil Inc.(10)

Exhibit No.	Title

10.15	Term Note in the amount of $2,500,000 dated March 31, 2006 in favor of Lothian Oil Inc.(10)
10.16

Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement from United Heritage Corporation to Michael H. Atnipp, Trustee, for the benefit of Lothian Oil Inc. and dated March 31, 2006(10)

10.17	Development and Exploration Agreement among Lothian Oil Inc., UHC Petroleum Corporation and UHC Petroleum Services Corporation and ratified by United Heritage Corporation effective March 31, 2006(10)
10.18

Amendment and Revision to Development and Exploration Agreement effective March 31, 2006 between Lothian Oil Inc. and United Heritage Corporation, UHC Petroleum Corporation and UHC Petroleum Services Corporation(10)

10.19	Term Assignment between UHC Petroleum Corporation and Dominion Oklahoma Texas Exploration & Production, Inc.(11)
10.20	Promissory Note dated June 16, 2006 executed in favor of Sterling Bank(12)
10.21

Amended and Restated Credit Agreement dated June 16, 2006 among United Heritage Corporation, UHC New Mexico Corporation, Lothian Oil Inc., Lothian Oil (USA) Inc., Lothian Oil Texas I Inc. and Sterling Bank(12)

10.22	Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated June 16, 2006 in favor of Sterling Bank(12)
10.23	Security Agreement, Pledge and Financing Statement dated June 16, 2006 in favor of Sterling Bank(12)
10.24	Guaranty dated June 16, 2006 made by UHC Petroleum Corporation, UHC Petroleum Services Corporation and Lothian Oil Texas II Inc. in favor of Sterling Bank(12)
10.25	Stock Pledge Agreement dated June 16, 2006 between United Heritage Corporation and Sterling Bank(12)
10.26	Subordination Agreement dated June 16, 2006 among Lothian Oil Inc., United Heritage Corporation, UHC New Mexico Corporation and Sterling Bank(12)
10.27	Letter in lieu of Transfer Order dated June 16, 2006 in favor of Sterling Bank
10.28

Amendment to Term Note, Secured Credit Agreement, and Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement dated April 4, 2006 between Lothian Oil Inc., UHC New Mexico Corporation, UHC Petroleum Corporation and UHC Petroleum Services Corporation and ratified by United Heritage Corporation(13)

21.	Subsidiaries(10)
23.1	Consent of Weaver & Tidwell, LLP*
23.2	Consent of Johnson Miller & Co. CPA’s, P.C.*

——————

*

Filed herewith.

**

To be filed.

(1)

Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2006.

(2)

Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2006.

(3)

Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2006.

(4)

Incorporated by reference from the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2006.

(5)

Incorporated by reference from the registrant’s definitive proxy statement filed with the Securities and Exchange Commission on July 24, 1998.

(6)

Incorporated by reference to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission by the registrant on December 6, 2000 as document number 333-51362.

(7)

Incorporated by reference to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission by the registrant on October 25, 2002 as document number 333-100739.

(8)

Incorporated by reference to the registrant’s Quarterly Report on Form 10-QSB for the period ended September 30, 2005 which was filed with the Securities and Exchange Commission on November 14, 2005.

(9)

Incorporated by reference to the registrant’s Quarterly Report on Form 10-QSB for the period ended December 31, 2005 which was filed with the Securities and Exchange Commission on February 14, 2006.

(10)

Incorporated by reference to the registrant’s Annual Report on Form 10-KSB for the period ended March 31, 2006 which was filed with the Securities and Exchange Commission on July 14, 2006.

(11)

Incorporated by reference to the registrant’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on June 20, 2005.

(12)

Incorporated by reference to the registrant’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on June 30, 2006.

(13)

Incorporated by reference to the registrant’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on July 11, 2005.

Item 22.

Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)

include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, that the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Midland, State of Texas on the 29th day of September 2006.

UNITED HERITAGE CORPORATION
a Utah corporation

By:	/s/C. Scott Wilson
C. Scott Wilson, Chief Executive Officer and President

By:	/s/Kenneth Levy
Kenneth Levy, Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this S-4 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: September 29, 2006	/s/C. Scott Wilson
C. Scott Wilson, Chief Executive Officer, President and Director

Dated: September 29, 2006	/s/Kenneth Levy
Kenneth Levy, Chief Financial Officer, Secretary and Director

Dated: September 29, 2006	/s/Bruce Ransom
Bruce Ransom, Director

Dated: September 29, 2006	/s/Thomas Kelly
Thomas Kelly, Director

Dated: September 29, 2006	/s/Raoul Baxter
Raoul Baxter, Director

Dated: September 29, 2006	/s/Larry W. Wilton
Larry W. Wilton, Director

Dated: September 29, 2006	/s/Michael Raleigh
Michael Raleigh, Director

II-4